[The American Funds Group (r)]

PROTOTYPE DEFINED CONTRIBUTION
PLAN AND TRUST

Sponsored By
American Funds Distributors, Inc.

Basic Plan Document #01
August 1990

Copyright 1989 THE McKAY HOCHMAN COMPANY, INC.

     This document is copyrighted under the laws of the United States. Its use, duplication or reproduction, including the use of electronic means, is prohibited by law without the express consent of the author.


TABLE OF CONTENTS

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PARAGRAPH                                                           PAGE

ARTICLE I

DEFINITIONS

1.1                           Adoption Agreement                    4

1.2                           Annual Additions                      4

1.3                           Annuity Starting Date                 4

1.4                           Applicable Calendar Year              4

1.5                           Applicable Life Expectancy            4

1.6                           Break In Service                      4

1.7                           Code                                  4

1.8                           Compensation                          4

1.9                           Custodian                             4

1.10                          Defined Benefit Plan                  4

1.11                          Defined Benefit (Plan) Fraction       4

1.12                          Defined Contribution Dollar

                              Limitation                            5

1.13                          Defined Contribution Plan             5

1.14                          Defined Contribution (Plan)

                              Fraction                              5

1.15                          Designated Beneficiary                5

1.16                          Disability                            5

1.17                          Distribution Calendar Year            5

1.18                          Early Retirement Age                  5

1.19                          Earned Income                         5

1.20                          Effective Date                        5

1.21                          Election Period                       5

1.22                          Employee                              5

1.23                          Employer                              5

1.24                          Entry Date                            5

1.25                          Excess Amount                         5

1.26                          First Distribution Calendar Year      5

1.27                          Fund                                  5

1.28                          Highest Average Compensation          5

1.29                          Hour Of Service                       5

1.30                          Key Employee                          6

1.31                          Leased Employee                       6

1.32                          Limitation Year                       6

1.33                          Mandatory Contribution                6

1.34                          Master Or Prototype Plan              6

1.35                          Maximum Permissible Amount            6

1.36                          Net Profit                            6

1.37                          Normal Retirement Age                 6

1.38                          Owner-Employee                        6

1.39                          Paired Plans                          6

1.40                          Participant                           6

1.41                          Participant's Benefit                 6

1.42                          Permissive Aggregation Group          6

1.43                          Plan                                  6

1.44                          Plan Administrator                    6

1.45                          Plan Year                             6

1.46                          Present Value                         6

1.47                          Projected Annual Benefit              6

1.48                          Qualified Deferred Compensation

                              Plan                                  6

1.49                          Qualified Domestic Relations

                              Order                                 7

1.50                          Qualified Early Retirement Age        7

1.51                          Qualified Joint And Survivor

                              Annuity                               7

1.52                          Qualified Voluntary Contribution      7

1.53                          Required Aggregation Group            7

1.54                          Required Beginning Date               7

1.55                          Rollover Contribution                 7

1.56                          Self-Employed Individual              7

1.57                          Service                               7

1.58                          Shareholder Employee                  7

1.59                          Simplified Employee Pension Plan      7

1.60                          Sponsor                               7

1.61                          Spouse (Surviving Spouse)             7

1.62                          Super Top-Heavy Plan                  7

1.63                          Taxable Wage Base                     7

1.64                          Top-Heavy Determination Date          7

1.65                          Top-Heavy Plan                        7

1.66                          Top-Heavy Ratio                       7

1.67                          Transfer Contribution                 8

1.68                          Trustee                               8

1.69                          Valuation Date                        8

1.70                          Vested Account Balance                8

1.71                          Voluntary Contribution                8

1.72                          Welfare Benefit Fund                  8

1.73                          Year Of Service                       8



ARTICLE II
ELIGIBILITY REQUIREMENTS

2.1                           Participation                         8

2.2                           Change In Classification Of

                              Employment                            8

2.3                           Computation Period                    8

2.4                           Employment Rights                     8

2.5                           Service With Controlled Groups        8

2.6                           Owner-Employees                       8

2.7                           Leased Employees                      8



ARTICLE III
EMPLOYER CONTRIBUTIONS

3.1                           Amount                                9

3.2                           Expenses And Fees                     9

3.3                           Responsibility For                    9

                              Contributions

3.4                           Return Of Contributions               9



ARTICLE IV
EMPLOYEE CONTRIBUTIONS

4.1                           Voluntary Contributions               9

4.2                           Qualified Voluntary

                              Contributions                         9

4.3                           Rollover Contribution                 9

4.4                           Transfer Contribution                 9

4.5                           Employer Approval Of

                              Transfer Contributions                9



ARTICLE V
PARTICIPANT ACCOUNTS

5.1                           Separate Accounts                     9

5.2                           Adjustments To Participant

                              Accounts                              9

5.3                           Allocating Employer

                              Contributions                         9

5.4                           Allocating Investment

                              Earnings And Losses                   10

5.5                           Participant Statements                10



ARTICLE V
RETIREMENT BENEFITS AND DISTRIBUTIONS

6.1                           Normal Retirement Benefits            10

6.2                           Early Retirement Benefits             10

6.3                           Benefits On Termination

                              Of Employment                         10

6.4                           Restrictions On Immediate

                              Distributions                         10

6.5                           Normal Form Of Payment                11

6.6                           Commencement Of Benefits              11

6.7                           Claims Procedures                     11

6.8                           In-Service Withdrawals                11

6.9                           Hardship Withdrawal                   11



ARTICLE VII
DISTRIBUTION REQUIREMENTS

7.1                           Joint And Survivor Annuity

                              Requirements                          12

7.2                           Minimum Distribution

                              Requirements                          12

7.3                           Limits On Distribution

                              Periods                               12

7.4                           Required Distributions On Or

                              After The Required Beginning

                              Date                                  12

7.5                           Required Beginning Date               12

7.6                           Transitional Rule                     12

7.7                           Designation Of Beneficiary

                              For Death Benefit                     13

7.8                           Nonexistence Of Beneficiary           13

7.9                           Distribution Beginning

                              Before Death                          13

7.10                          Distribution Beginning After

                              Death                                 13



ARTICLE VIII
JOINT AND SURVIVOR ANNUITY REQUIREMENTS

8.1                           Applicability Of Provisions           13

8.2                           Payment Of Qualified Joint

                              And Survivor Annuity                  13

8.3                           Payment of Qualified Pre-

                              Retirement Survivor Annuity           13

8.4                           Qualified Election                    13

8.5                           Notice Requirements For

                              Qualified Joint And Survivor

                              Annuity                               14

8.6                           Notice Requirements For

                              Qualified Pre-Retirement

                              Survivor Annuity                      14

8.7                           Special Safe-Harbor Exception

                              For Certain Profit-Sharing

                              Plans                                 14

8.8                           Transitional Joint And

                              Survivor Annuity Rates                14

8.9                           Automatic Joint And Survivor

                              Annuity And Early Survivor

                              Annuity                               14

8.10                          Annuity Contracts                     15



ARTICLE IX
VESTING

9.1                           Employee Contributions                15

9.2                           Employer Contributions                15

9.3                           Computation Period                    15

9.4                           Requalification Prior To Five

                              Consecutive One-Year Breaks

                              In Service                            15

9.5                           Requalification After Five

                              Consecutive One-Year Breaks

                              In Service                            15

9.6                           Calculating Vested Interest           15

9.7                           Forfeitures                           15

9.8                           Amendment Of Vesting Schedule         15

9.9                           Service With Controlled

                              Groups                                15



ARTICLE X
LIMITATIONS ON ALLOCATIONS

10.1                          Participation In This Plan

                              Only                                  15

10.2                          Disposition Of Excess Annual

                              Additions                             15

10.3                          Participation In This Plan

                              And Another Prototype

                              Defined Contribution Plan,

                              Welfare Benefit Fund,

                              Individual Medical Account

                              Maintained By The Employer            16

10.4                          Disposition Of Excess Annual

                              Additions Under Two Plans             16

10.5                          Participation In This Plan

                              And Another Defined Contri-

                              bution Plan Which Is Not A

                              Master Or Prototype Plan              16

10.6                          Participation In This Plan

                              And A Defined Benefit Plan            16



ARTICLE XI
ADMINISTRATION

11.1                          Plan Administrator                    16

11.2                          Trustee                               16

11.3                          Administrative Fees And

                              Expenses                              17

11.4                          Division Of Duties And

                              Indemnification                       17



ARTICLE XII
TRUST FUND

12.1                          The Fund                              17

12.2                          Control Of Plan Assets                17

12.3                          Exclusive Benefit Rules               17

12.4                          Assignment And Alienation Of

                              Benefits                              17

12.5                          Determination Of Qualified

                              Domestic Relations Order

                              (QDRO)                                17



ARTICLE XIII
INVESTMENTS

13.1                          Fiduciary Standards                   18

13.2                          Funding Arrangement                   18

13.3                          Investment Alternatives Of

                              The Trustee                           18

13.4                          Employer Investment Direction         18

13.5                          Employee Investment Direction         18



ARTICLE XIV
TOP-HEAVY PROVISIONS

14.1                          Applicability Of Rules                18

14.2                          Minimum Contribution                  19

14.3                          Minimum Vesting                       19

14.4                          Limitations On Allocations            19



ARTICLE XV
AMENDMENT AND TERMINATION

15.1                          Amendment By Sponsor                  19

15.2                          Amendment By Employer                 19

15.3                          Termination                           19

15.4                          Qualification Of Employer's

                              Plan                                  19

15.5                          Mergers And Consolidations            19

15.6                          Resignation And Removal               20

15.7                          Qualification Of Prototype            20



ARTICLE XVI
GOVERNING LAW                                                       20


PROTOTYPE DEFINED CONTRIBUTION PLAN AND TRUST

Sponsored By
AMERICAN FUNDS DISTRIBUTORS, INC.

The Sponsor hereby establishes the following Prototype Retirement Plan and Trust for use by those of its customers who qualify and wish to adopt a qualified retirement program. Any Plan and Trust established hereunder shall be administered for the exclusive benefit of Participants and their beneficiaries under the following terms and conditions:

ARTICLE I

DEFINITIONS

1.1 ADOPTION AGREEMENT The document attached to this Plan by which an Employer elects to establish a qualified retirement plan and trust under the terms of this Prototype Plan and Trust.

1.2 ANNUAL ADDITIONS The sum of the following amounts credited to a Participant's account for the Limitation Year:

  (a) Employer Contributions,
  (b) Employee Contributions (under Article IV),
  (c) forfeitures,
   (d) amounts allocated after March 31, 1984 to an individual medical account,

as defined in Code Section 415(1)(2), which is part of a pension or annuity plan maintained by the Employer (these amounts are treated as Annual Additions to a Defined Contribution Plan though they arise under a Defined Benefit Plan), and

  (e) amounts derived from contributions paid or accrued after 1985, in taxable years ending after 1985, which are either attributable to post-retirement medical benefits, allocated to the account of a Key Employee, or a Welfare Benefit Fund maintained by the Employer are also treated as Annual Additions to a Defined Contribution Plan. For purposes of this paragraph, an Employee is a Key Employee if he or she meets the requirements of paragraph 1.30 at any time during the Plan Year or any preceding Plan Year. Welfare Benefit Fund is defined at paragraph 1.72.

Excess amounts applied in a Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year, pursuant to the provisions of Article X.

1.3 ANNUITY STARTING DATE The first day of the first period for which an amount is paid as an annuity or any other form.

1.4 APPLICABLE CALENDAR YEAR The First Distribution Calendar Year, and in the event of the recalculation of life expectancy, each succeeding calendar year. If payments commence in accordance with paragraph 7.4(e) before the Required Beginning Date, the Applicable Calendar Year is the year such payments commence. If distribution is in the form of an immediate annuity purchased after the Participant's death with the Participant's remaining interest, the Applicable Calendar Year is the year of purchase.

1.5 APPLICABLE LIFE EXPECTANCY Used in determining the required minimum distribution. The life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant's (or Designated Beneficiary's) birthday in the Applicable Calendar Year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the Applicable Life Expectancy shall be the life expectancy as so recalculated. The life expectancy of a non-Spouse Beneficiary may not be recalculated.

1.6 BREAK IN SERVICE A 12-consecutive month period during which an Employee fails to complete more than 500 Hours of Service.

1.7 CODE The Internal Revenue Code of 1986, including any amendments thereto.

1.8 COMPENSATION The total wages or salary, overtime, commissions, bonuses, and any other taxable remuneration earned while a Participant from the Employer and actually paid during the applicable period (i.e., the Plan Year, Calendar Year or taxable year ending with or within the Plan Year), as reflected on the Participant's Form W-2. If the Employer fails to pick the applicable period in Section (3)(b) of the Adoption Agreement, the Plan Year shall be used. In Nonstandardized Adoption Agreements 003 and 004, the Employer may choose to eliminate categories of Compensation which do not violate the provisions of Code Sections 401(a)(4) and 414(s) and the regulations thereunder. Beginning with 1989 Plan Years, the annual Compensation of each Participant which may be taken into account under the Plan for any year shall not exceed $200,000, as adjusted under Code Section 415(d). In determining the Compensation of a Participant for purposes of this limitation, the rules of Code Section 414(q)(6) shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the end of the year. If, as a result of the application of such rules, the adjusted $200,000 limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level if this Plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this section prior to the application of this limitation. Compensation shall not include deferred compensation other than contributions through a salary reduction agreement to a cash or deferred plan under Code Section 401(k), a Simplified Employee Pension Plan under Code Section 402(h)(1)(B), a cafeteria plan under Code Section 125 or a tax-deferred annuity under Code Section 403(b). Unless elected otherwise by the Employer in the Adoption Agreement, these deferred amounts will be considered as Compensation for Plan purposes. When applicable to a Self-Employed Individual, Compensation shall mean Earned Income.

For purposes of applying the limitations of Article X and Top-Heavy Minimums, the definition is: a Participant's Earned Income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:

   (a) Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which
contributed, or Employer contributions      under a Simplified Employee Pension
Plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation,

   (b) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture,

   (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

   (d) other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Code Section 403(b) (whether or not the amounts are actually excludable from the gross income of the Employee).

For purposes of applying the limitations of said Article, Compensation for a Limitation Year is the Compensation actually paid or includible in gross income during such Limitation Year.

1.9     CUSTODIAN The Trustee shall serve as Custodian.

1.10 DEFINED BENEFIT PLAN A Plan under which a Participant's benefit is determined by a formula contained in the Plan and no individual accounts are maintained for Participants.

1.11 DEFINED BENEFIT (PLAN) FRACTION A fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the Defined Benefit Plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under Code Sections 415(b) and (d) or 140 percent of the Highest Average Compensation, including any adjustments under Code Section 415(b).

Transitional Rule: Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after 1986, in one or more Defined Benefit Plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the Defined Benefit Plans individually and in the aggregate satisfied the requirements of
Section 415 for all Limitation Years beginning before 1987.

1.12 DEFINED CONTRIBUTION DOLLAR LIMITATION Thirty thousand dollars ($30,000) or if greater, one-fourth of the defined benefit dollar limitation set forth in Code Section 415(b)(1) as in effect for the Limitation Year.

1.13 DEFINED CONTRIBUTION PLAN A Plan under which individual accounts are maintained for each Participant to which all contributions, forfeitures, investment income and gains or losses, and expenses are credited or deducted. A Participant's benefit under such Plan is based solely on the fair market value of his or her account balance.

1.14 DEFINED CONTRIBUTION (PLAN) FRACTION A Fraction, the numerator of which is the sum of the Annual Additions to the Participant's account under all the Defined Contribution Plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible Employee contributions to all Defined Benefit Plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all Welfare Benefit Funds, as defined in paragraph 1.72 and individual medical accounts, as defined in Code Section 415(1)(2), maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of Service with the Employer (regardless of whether a Defined Contribution Plan was maintained by the Employer). The maximum aggregate amount in the Limitation Year is the lesser of 125 percent of the dollar limitation determined under Code Sections 415(b) and
(d) in effect under Code Section 415(c)(1)(A) or 35 percent of the Participant's Compensation for such year.

Transitional Rule: If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after 1986, in one or more Defined Contribution Plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before 1987, and disregarding any changes in the terms and conditions of the Plan made after May 6, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The Annual Addition for any Limitation Year beginning before 1987, shall not be re-computed to treat all Employee Contributions as Annual Additions.

1.15 DESIGNATED BENEFICIARY The individual who is designated as the beneficiary under the Plan in accordance with Code Section 401(a)(9) and the regulations thereunder.

1.16 DISABILITY An illness or injury of a potentially permanent nature, expected to last for a continuous period of not less than 12, months, certified by a physician selected by or satisfactory to the Employer which prevents the Employee from engaging in any occupation for wage or profit for which the Employee is reasonably fitted by training, education or experience.

1.17 DISTRIBUTION CALENDAR YEAR A calendar year for which a minimum distribution is required.

1.18 EARLY RETIREMENT AGE The age set by the Employer in the Adoption Agreement (but not less than 55), which is the earliest age at which a Participant may retire and receive his or her benefits under the Plan.
1.19 EARNED INCOME Net earnings from self-employment in the trade or business with respect to which the Plan is established, determined without regard to items not included in gross income and the deductions allocable to such items, provided that personal services of the individual are a material income-producing factor. Earned income shall be reduced by contributions made by an Employer to a qualified plan to the extent deductible under Code Section
404. For tax years beginning after 1989, net earnings shall be determined taking into account the deduction for one-half of self-employment taxes allowed to the Employer under Code Section 164(f) to the extent deductible.

1.20 EFFECTIVE DATE The date on which the Employer's retirement plan or amendment to such Plan becomes effective.

1.21 ELECTION PERIOD The period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from Service prior to the first day of the Plan Year in which age 35 is attained, the Election Period shall begin on the date of separation, with respect to the account balance as of the date of separation.

1.22 EMPLOYEE Any person employed by the Employer (including Self-Employed Individuals and partners), all Employees of a member of an affiliated service group [as defined in Code Section 414(m)], Employees of a controlled group of corporations [as defined in Section 414(b) of the Code], all Employees of any incorporated or unincorporated trade or business which is under common control [as defined in Section 414(c) of the Code], leased Employees [as defined in Code Section 414(n)] and any Employee required to be aggregated by Code Section 414(o). All such Employees shall be treated as employed by a single Employer.

1.23 EMPLOYER The Self-Employed Individual, partnership, corporation or other organization which adopts this Plan including any firm that succeeds the Employer and adopts this Plan. For purposes of Article X, Limitations on Allocations, Employer shall mean the Employer that adopts this Plan, and all members of a controlled group of corporations [as defined in Code Section 414(b) as modified by Section 415(h)], all commonly controlled trades or businesses [as defined in Section 414(c) as modified by Section 415(h)] or affiliated service groups [as defined in Section 414(m)] of which the adopting Employer is a part, and other entity required to be aggregated with the Employer pursuant to regulations under Code Section 414(o).

1.24 ENTRY DATE The date on which an Employee commences participation in the Plan as determined by the Employer in the Adoption Agreement. Unless the Employer specifies otherwise in the Adoption Agreement, Entry into the Plan shall be on the first day of the Plan Year or the first day of the seventh month of the Plan Year coinciding with or following the date on which an Employee meets the eligibility requirements.

1.25 EXCESS AMOUNT The excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

1.26 FIRST DISTRIBUTION CALENDAR YEAR For distributions beginning before the Participant's death, the First Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the First Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to paragraph 7.10.

1.27 FUND All contributions received by the Trustee under this Plan and Trust, investments thereof and earnings and appreciation thereon.

1.28 HIGHEST AVERAGE COMPENSATION The average Compensation for the three consecutive Years of Service with the Employer that produces the highest average. A Year of Service with the Employer is the 12-consecutive month period defined in the Adoption Agreement.

1.29    HOUR OF SERVICE

   (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed; and

   (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than $01 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

   (c) Each hour for which back pay, irrespective of mitigation of damages, is
either awarded or agreed to by the Employer. The    same Hours of Service shall
not be credited both under paragraph   (a) or paragraph (b), as the case may
be, and under this paragraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains
rather than the computation period in which the award,   agreement or payment
is made.

  (d) Hours of Service shall be credited for employment with the  Employer and
with other members of an affiliated service group     (as defined in Code
Section 414(m)], a controlled group of corporations (as defined in Code Section 414(b)1, or a group of trades or businesses under common control [as defined in Code Section 414(c)1 of which the adopting Employer is a member, and any other entity required to be aggregated with tile Employer pursuant to Code Section 414(o) and the regulations thereunder. Hours of Service shall also be credited for any individual considered an Employee for purposes of this Plan under Code
Section 414(n) or Code Section 414(o) and the regulations thereunder.

  (e) Solely for purposes of determining whether a Break in Service, as defined in paragraph 1.6, for participation and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence by reason of the pregnancy of the individual, by reason of a birth of a child of the individual, by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or in all other cases, in the following computation period. No more than 501 hours will be credited under this paragraph.

  (f) Unless specified otherwise in the Adoption Agreement, Hours of Service shall be determined on the basis of the actual hours for which an employee is paid or entitled to payment. 1.30 Key? Employee Any Employee or former Employee (and the beneficiaries of such employee) who at any time during the determination period was an officer of the Employer if such individual's annual compensation exceeds 50% of the dollar limitation under Code Section 415(b)(1)(A) (the defined benefit maximum annual benefit), an owner (or considered an owner under Code Section 318) of on(: of the ten largest interests in the employer if such individual's compensation exceeds 100% of the dollar limitation under Code Section 415(c)(1){A), a 5% owner of the Employer, or a 1% owner of the Employer who has an annual compensation of more than $150,000. For purposes of determining who is a Key Employee, annual compensation shall mean Compensation as defined for Article X, but including amounts deferred through a salary reduction agreement to a cash or deferred plan under Code Section 401(k), a Simplified Employee Pension Plan under Code
Section 402(h)(1) (B), a cafeteria plan under Code Section 125 or a tax-deferred annuity under Code Section 403(b). The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years. The determination of who is a Key Employee will be made in accordance with Code
Section 416(i)(1) and the regulations thereunder.

1.31 LEASED EMPLOYEE Any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient [or for the recipient and related persons determined in accordance with Code Section 414(n)(6)] on a substantially full-time basis for a period of at least one year, and such services are of a type historically performed by Employees in the business field of the recipient Employer.

1.32 LIMITATION YEAR The calendar year or such other 12-consecutive month period designated by the Employer in the Adoption Agreement for purposes of determining the maximum Annual Addition to a Participant's account. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

1.33 MANDATORY CONTRIBUTION An Employee contribution which was not tax-deductible when made and which was required for participation in the Plan. These contributions may no longer be made to the Plan, for Plan Years beginning after the Plan Year in which this Plan is adopted (or restated) by the Employer.

1.34 MASTER OR PROTOTYPE PLAN A plan, the form of which is the subject of a favorable opinion letter from the internal Revenue Service.
1.35 MAXIMUM PERMISSIBLE AMOUNT The maximum Annual Addition that may he contributed or allocated to a Participant's account under tile plan for any limitation Year shall not exceed the lesser of:

   (a) tile Defined Contribution Dollar Limitation, or (b) 25% of the Participant's Compensation for the Limitation Year. The compensation limitation referred to in (b) shall not apply to any contribution for medical benefits within tile meaning of Code Section 401(h) or Code Section 419A(f)(2)l which is otherwise treated as an Annual Addition under Code Section 415([)(I) or 419(d)(2). [fa short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction: Number of months in the short Limitation Year divided by 12.

1.36 NET PROFIT The current and accumulated operating earnings of the Employer before Federal and State income taxes, excluding nonrecurring or unusual items of income, and before contributions to this and any other qualified plan of the Employer. Alternatively, the Employer may fix another definition in the Adoption Agreement.

1.37 NORMAL RETIREMENT AGE The age set by the Employer in the Adoption Agreement at which a Participant may retire and receive his or her benefits under the Plan.

1.38 OWNER-EMPLOYEE A sole proprietor, or a partner owning more than 1096 of either the capital or profits interest of the partnership.

1.39 PAIRED Plans Two or more Plans maintained by the Sponsor designed so that a single or any combination of Plans adopted by an Employer will meet the antidiscrimination rules, the contribution and benefit limitations, and the Top-Heavy provisions of the Code.

1.40 PARTICIPANT Any Employee who has met the eligibility requirements and is participating in the Plan.

1.41 PARTICIPANT'S BENEFIT The account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year), increased by the amount of any contributions or forfeitures allocated to the account balance as of the dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. A special exception exists for the second distribution Calendar Year. For purposes of this paragraph, if any portion of the minimum distribution for the First Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

1.42 PERMISSIVE AGGREGATION GROUP Used for Top-Heavy testing purposes, it is the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

1.43 PLAN The Employer's retirement plan as embodied herein and in the Adoption Agreement.

1.44    PLAN ADMINISTRATOR The Employer.

1.45 PLAN YEAR The 12-consecutive month period designated by the Employer in the Adoption Agreement.

1.46 PRESENT VALUE When determining the Present Value of accrued benefits, with respect to any Defined Benefit Plan maintained by the Employer for Top-Heavy test and limitation on allocation purposes, interest and mortality rates shall be determined in accordance with the provisions of the respective plan. If applicable, interest and mortality assumptions will be specified in
Section 10 of Adoption Agreements 001 through 004 and Section 7 of Adoption Agreements 005 and 006.

1.47 PROJECTED ANNUAL BENEFIT Used to test the maximum benefit which may be obtained from a combination of retirement plans, it is the annual retirement benefit (adjusted to an actuarial equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or Qualified Joint and Survivor Annuity) to which the Participant would be entitled under the terms of a Defined Benefit Plan or plans, assuming:

   (a) the Participant will continue employment until Normal Retirement Age under the plan (or current age, if later), and

   (b) the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

1.48 QUALIFIED DEFERRED COMPENSATION PLAN Any pension, profit-sharing, stock bonus, or other plan which meets tire requirements of Code Section 401 and includes a trust exempt from tax under Code Section 501(a) and any annuity plan described in Code Section 403(a).

1.49 QUALIFIED DOMESTIC RELATIONS ORDER A QDRO is a signed Domestic Relations Order issued by a State Court which creates, recognizes or assigns to an alternate payee(s) the right to receive all or part of a Participant's Plan benefit and which meets the requirements of Code Section 414([)). An alternate payee is a Spouse, former Spouse, child, or other dependent who is treated as a beneficiary under the Plan as a result of the QDRO.

1.50 QUALIFIED EARLY RETIREMENT AGE For purposes of paragraph 8.9, Qualified Early Retirement Age is the latest of:

   (a) the earliest date, under the Plan, on which the Participant may elect to receive retirement benefits,

   (b) the first day of the 120th month beginning before the Participant reaches Normal Retirement Age, or

   (c) the date the Participant begins participation.

1.51 QUALIFIED JOINT AND SURVIVOR ANNUITY An immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant's Spouse which is at least 50% of but not more than the amount of the annuity payable during the joint lives of the Participant and the Participant's Spouse. The exact amount of the Survivor Annuity is to be specified by the Employer in the Adoption Agreement. If not designated by the Employer, the Survivor Annuity will be 50% of the amount paid to the Participant during his or her lifetime. The Qualified Joint and Survivor Annuity will be the amount of benefit which can be provided by the Participant's Vested Account Balance.

1.52 QUALIFIED VOLUNTARY CONTRIBUTION A tax-deductible voluntary Employee contribution. These contributions may no longer be made to the Plan.

1.53 REQUIRED AGGREGATION GROUP Used for Top-Heavy testing purposes, it consists of:

   (a) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and(b) any other qualified plan of the Employer which enables a plan described in (a) to meet the requirements of Code Sections 401(a)(4) or 410.

1.54 REQUIRED BEGINNING DATE The date on which a Participant is required to take his or her first minimum distribution under the Plan. The rules are set forth at paragraph 7.5.

1.55 ROLLOVER CONTRIBUTION A contribution made by a Participant of an amount distributed to such Participant from another Qualified Deferred Compensation Plan in accordance with Code Sections 402(a)(5), (6), and (7).

1.56 SELF-EMPLOYED INDIVIDUAL An individual who has Earned In- come for the taxable year from the trade or business for which the Plan is established including an individual who would have had Earned Income but for the fact that the trade or business had no Net Profits for the taxable year.

1.57 SERVICE The period of current or prior employment with the Employer. If the Employer maintains a plan of a predecessor employer, Service for such predecessor shall be treated as Service for the Employer.

1.58 SHAREHOLDER EMPLOYEE An Employee or Officer who owns lot is considered as owning within the meaning of Code Section 318(a)(i)], on any day during the taxable year of an electing small business (S Corporation) corporation, more than 5% of such corporation's outstanding stock.

1.59 SIMPLIFIED EMPLOYEE PENSION PLAN An individual retirement ac- count which meets the requirements of Code Section 408(k), and to which the Employer makes contributions pursuant to a written formula. These plans are considered for contribution limitation and Top-Heavy testing purposes.

1.60    SPONSOR American Funds Distributors, Inc.

1.61 SPOUSE (SURVIVING SPOUSE) The Spouse or Surviving Spouse of the Participant, provided that a former Spouse will be treated as the Spouse or Surviving Spouse and a current Spouse will not be treated as the Spouse or Surviving Spouse to the extent provided under a Qualified Domestic Relations Order as described in Section 414(p) of the Code.

1.62 SUPER TOP-HEAVY PLAN A Plan described at paragraph 1.65 hereof under which the Top-Heavy Ratio {as defined at paragraph 1.66] exceeds 90%.

1.63 TAXABLE WAGE BASE For plans with an allocation formula which takes into account the Employer's contribution under the Federal Insurance Contributions Act (FICA), the maximum amount of earnings which may be considered wages for such Plan Year under the Social Security Act {Code Section 3121(a)(1)1 or the amount selected by the Employer in the Adoption Agreement.

1.64 TOP-HEAVY DETERMINATION DATE For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year, the last day of that year.

1.65 TOP-HEAVY PLAN For any Plan Year beginning after 1983, the Employer's Plan is top-heavy if any of the following conditions exist:

   (a) If the Top-Heavy Ratio for the Employer's Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of Plans.

   (b) If the Employer's plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%.

   (c) If the Employer's plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.
1.66    TOP-HEAVY RATIO

   (a) If the Employer maintains one or more Defined Contribution plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any Defined Benefit Plan which during the 5-year period ending on the Determination Date(s) has alone, or for the Required or Permissive Aggregation Group as appropriate, is a fraction, (1) the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) [including any part of any account balance distributed in the 5-year period ending on the Determination Date(s)], and

    (2) the denominator of which is the sum of all account balances [including any part of any account balance distributed tn the 5-year period ending on the Determination Date(s)], both computed in accordance with Code Section 416 and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.

   (b) If the Employer maintains one or more Defined Contribution Plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more Defined Benefit Plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, (1) the numerator of which is the sum of account balances under the aggregated Defined Contribution Plan or Plans for all Key Employees, determined in accordance with (a) above, and the Present Value of accrued benefits under the aggregated Defined Benefit Plan or Plans for all Key Employees as of the Determination Date(s), and (2) the denominator of which is the sum of the account balances under the aggregated Defined Contribution Plan or Plans for all Participants, determined in accordance with (a) above, and the Present Value of accrued benefits under the Defined Benefit Plan or Plans for all Participants as of the Determination Date(s), all determined in accordance with Code Section 416 and the regulations thereunder.

    The accrued benefits under a Defined Benefit Plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the 5-year period ending on the Determination Date.

   (c) For purposes of (a) and (b) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code Section 416 and the regulations thereunder for the first and second plan years of a Defined Benefit Plan. The account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date, will be disregarded. The calculation of the Top-Heavy Ratio, and tire extent to which distributions, rollovers, and transfers are taken into account, will be made in accordance with Code Section 416 and the regulations thereunder. Qualified Voluntary Employee Contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. The accrued benefit of a Participant other than a Key Employee shall be determined under
(1) the method, if any, that uniformly applies for accrual purposes under all Defined Benefit Plans maintained by the Employer, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411 (b)(1)(C).

1.67 TRANSFER CONTRIBUTION A non-taxable transfer of a Participant's benefit directly from a Qualified Deferred Compensation Plan to this Plan.

1.68   TRUSTEE Capital Guardian Trust Company shall serve as Trustee.

1.69 VALUATION DATE The last day of the Plan Year or such other date as agreed to by the Employer and the Trustee on which Participant accounts are revalued in accordance with Article V hereof. For Top-Heavy purposes, the date selected by the Employer as of which the Top-Heavy Ratio is calculated.

1.70 VESTED ACCOUNT BALANCE The aggregate value of the Participant's vested account balances derived from Employer and Employee contributions (including Rollovers), whether vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant's life. The provisions of
Article VIII shall apply to a Participant who is vested in amounts attributable to Employer contributions, Employee contributions (or both) at the time of death or distribution.

For purposes of paragraph 8.7, Vested Account Balance shall mean, in the case of a money purchase pension plan, the Participant's separate account balance attributable solely to Qualified Voluntary Contributions. For profit-sharing plans the above definition shall apply.

1.71 VOLUNTARY CONTRIBUTION An Employee contribution which is not tax-deductible and which is not required as a condition for participation in the Plan. Such contributions are no longer permitted under this Prototype Plan, for Plan Years beginning after the Plan Year in which this Plan is adopted (or restated) by the Employer.

1.72 WELFARE BENEFIT FUND Any fund that is part of a plan of the Employer, or has the effect of a plan, through which the Employer provides welfare benefits to Employees or their beneficiaries. For these purposes, Welfare Benefits means any benefit other than those with respect to which Code Section 83(h) (relating to transfers of property in connection with the performance of services), Code Section 404 (relating to deductions for contributions to an Employees' trust or annuity and Compensation under a deferred payment plan), Code Section 404A (relating to certain foreign deferred compensation plans), and the election under Code Section 463 (relating to the accrual of vacation pay) apply. For purposes of this paragraph a "Fund" is any social club, voluntary employee benefit association, supplemental unemployment benefit trust or qualified group legal service organization described in Code Section 501(c)(7), (9), (17) or (20); any trust, corporation, or other organization not exempt from income tax, or to the extent provided in regulations, any account held for an Employer by any person.

1.73 YEAR OF SERVICE A 12-consecutive month period during which an Employee is credited with not less than 1,000 (or such lesser number as specified by the Employer in the Adoption Agreement) Hours of Service.

ARTICLE II ELIGIBILITY REQUIREMENTS

2. l    PARTICIPATION Employees who meet the eligibility requirements in the
Adoption Agreement on the Effective Date of the Plan shall become Participants as of the Effective Date of the Plan. If so elected in the Adoption Agreement, all Employees employed on the Effective Date of the Plan may participate, even if they have not satisfied the Plan's specified eligibility requirements. Other Employees shall become Participants on the Entry Date specified in the Adoption Agreement. Depending on the Plan's eligibility requirements, the entry date may actually be earlier than the date on which the Employee satisfies the eligibility requirements. The Employee must satisfy the eligibility requirements specified in the Adoption Agreement and be employed on the Entry Date to become a Participant in the Plan. In the event an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class, such Employee shall participate immediately if such Employee has satisfied the minimum age and service requirements and would have previously become a Participant had he or she been in the eligible class. A former Participant shall again become a Participant upon returning to the employ of the Employer as of the next Entry Date.

2.2 CHANGE IN CLASSIFICATION OF EMPLOYMENT In the event a Participant becomes ineligible to participate because he or she is no longer a member of an eligible class of Employees, such Employee shall participate upon his or her return to an eligible class of Employees.

2.3 COMPUTATION PERIOD To determine Years of Service and Breaks in Service for purposes of eligibility, the 12-consecutive month period si~all commence on the date on which an Employee first performs an Hour of Service for the Employer and each anniversary thereof, such that the succeeding 12-consecutive month period commences with the employee's first anniversary of employment and so on.

2.4 EMPLOYMENT RIGHTS Participation in the Plan shall not confer upon a Participant any employment rights, nor shall it interfere with the Employer's right to terminate the employment of any Employee at any time.

2.5 SERVICE WITH CONTROLLED GROUPS All Years of Service with other members of a controlled group of corporations [as defined in Code Section 414(b)], trades or businesses under common control [as defined in Code Section 414(c)], or members of an affiliated service group [as defined in Code Section 414(m)] shall be credited for purposes of determining an Employee's eligibility to participate.

2.6 OWNER-EMPLOYEES If this Plan provides contributions or benefits for one or more Owner-Employees who control both the business for which this Plan is established and one or more other trades or businesses, this Plan and the Plan established for other trades or businesses must, when looked at as a single Plan, satisfy Code Sections 401(a) and (d) for the Employees of this and all other trades or businesses.

If the Plan provides contributions or benefits for one or more Owner- Employees who control one or more other trades or businesses, the Employees of the other trades or businesses must be included in a Plan which satisfies Code Sections 401(a) and (d) and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan.

If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions or benefits of the Employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for him under the most favorable plan of the trade or business which is not controlled.

For purposes of the preceding sentences, an Owner-Employee, or two or more Owner-Employees, will be considered to control a trade or business if the Owner-Employee, or two or more Owner-Employees together:

   (a) own the entire interest in an unincorporated trade or business, or
   (b) in the case of a partnership, own more than 50% of either the capital interest or the profits interest in the partnership. For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

2.7 LEASED EMPLOYEES Any leased Employee shall be treated as an Employee of the recipient Employer, however, contributions or benefits provided by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer. A leased Employee shall not be considered an Employee of the recipient if such Employee is covered by a money purchase pension plan providing:

   (a) a non-integrated Employer contribution rate of at least 10% of Compensation, [as defined in Code Section 415(c)(3) but including amounts, contributed by the Employer pursuant to a salary reduction agreement, which are excludable from the Employee's gross income under a cafeteria plan covered by Code Section 125, a cash or deferred profit-sharing plan under Section 401(k) of the Code, a Simplified Employee Pension Plan under Code Section 402(h)(l)(B) and a tax-sheltered annuity under Code Section 403(b)1,(b) immediate participation, and

   (c) full and immediate vesting. This exclusion is only available if Leased Employees do not constitute more than twenty percent (20%) of the recipient's non-highly compensated work force.

ARTICLE III
EMPLOYER CONTRIBUTIONS

3.1 AMOUNT The Employer intends to make periodic contributions to the Plan in accordance with the formula or formulas selected in the Adoption Agreement. However, the Employer's contribution for any Plan Year shall be subject to the limitations on allocations contained in Article X.

3.2 EXPENSES AND FEES The Employer shall also be authorized to reimburse the Fund for all expenses and fees incurred in the administration of the Plan or Trust and paid out of the assets of the Fund. Such expenses shall include, but shall not be limited to, fees for professional services, printing and postage. Brokerage Commissions may not be reimbursed.

3.3 RESPONSIBILITY FOR CONTRIBUTIONS Neither the Trustee nor the Sponsor shall be required to determine if the Employer has made a contribution or if the amount contributed is in accordance with the Adoption Agreement or the Code. The Employer shall have sole responsibility in this regard. The Trustee shall be accountable solely for contributions actually received by it within the limits of Article XI.

3.4 RETURN OF CONTRIBUTIONS Contributions made to the Fund by the Employer shall be irrevocable except as provided below:

   (a) Any contribution forwarded to the Trustee because of a mistake of fact, provided that the contribution is returned to the Employer within one year of the contribution.

   (b) In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Internal Revenue Code, any contribution made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

   (c) Contributions forwarded to the Trustee are presumed to be deductible and are conditioned on their deductibility. Contributions which are determined to not be deductible will be returned to the Employer.

ARTICLE IV

EMPLOYEE CONTRIBUTIONS

4.1 VOLUNTARY CONTRIBUTIONS An Employee may no longer make Voluntary Contributions to the Plan established hereunder for Plan Years beginning after the Plan Year in which this plan is adopted or restated by the Employer. Employee Contributions for Plan Years beginning after 1986, together with any matching contributions as defined in Code Section 401(m), will be limited so as to meet the antidiscrimination test of Section 401(m). Voluntary and/or Mandatory Contributions already made may stay in the Trust Fund.

4.2 QUALIFIED VOLUNTARY CONTRIBUTIONS A Participant may no longer make Qualified Voluntary Contributions to the Plan. Amounts already contributed may stay in the Trust Fund until distributed to the Participant. Such amounts will be maintained in a separate account which will be nonforfeitable at all times. The account will share in the gains and losses of the Trust in the same manner as described at paragraph 5.4 of the Plan. No part of the Qualified Voluntary Contribution account will be used to purchase life insurance. Subject to
Article VIII, Joint and Survivor Annuity Requirements (if applicable), the Participant may withdraw any part of the Qualified Voluntary Contribution account by making a written application to the Plan Administrator.

4.3 ROLLOVER CONTRIBUTION Unless provided otherwise in the Adoption Agreement, a Participant may make a Rollover Contribution to any Defined Contribution Plan established hereunder of all or any part of an amount distributed or distributable to him or her from a Qualified Deferred Compensation Plan provided:

   (a) the amount distributed to the Participant is deposited to the Plan no later than the sixtieth day after such distribution was received by the Participant,

    (b) the distribution from the Qualified Deferred Compensation Plan constituted the Participant's entire interest in such Plan and was distributed within one taxable year to the Participant:

    (1) on account of separation from Service, a Plan termination, or in the case of a profit-sharing or stock bonus plan, a complete discontinuance of contributions under such plan within the meaning of Section 402(a)(6)(A) of the Code, or

    (2) in one or more distributions which constitute a qualified lump sum distribution within the meaning of Code Section 402(e)(4)(A), determined without reference to subparagraphs (B) and (H),

   (c) the amount rolled over does not include any amounts contributed on an after-tax basis by the Participant to the Qualified Deferred Compensation Plan. Such Rollover Contribution may also be made through an Individual Retirement Account qualified under Code Section 408 where the IRA was used as a conduit from the Qualified Deferred Compensation Plan, the Rollover Contribution is made in accordance with the rules provided under paragraph (a) through (c) and the Rollover Contribution does not include any regular IRA contributions, or earnings thereon, which the Participant may have made to the IRA. The Trustee shall not be held responsible for determining the tax-free status of any Rollover Contribution made under this Plan.

4.4 TRANSFER CONTRIBUTION Unless provided otherwise in the Adoption Agreement a Participant may, subject to the provisions of paragraph 4.5, also arrange for the direct transfer of his or her benefit from a Qualified Deferred Compensation Plan to this Plan provided that the transfer is made in accordance with paragraphs 4.3(b) and 4.3(c) hereof. For accounting and record keeping purposes, Transfer Contributions shall be treated in the same manner as Rollover Contributions.

4.5 EMPLOYER APPROVAL OF TRANSFER CONTRIBUTIONS The Employer maintaining a safe-harbor Profit-Sharing Plan in accordance with the provisions of paragraph 8.7, acting in a nondiscriminatory manner, may in its sole discretion refuse to allow Transfer Contributions to Its profit-sharing plan, if such contributions are directly or indirectly being transferred from a defined benefit plan, a money purchase pension plan (including a target benefit plan), a stock bonus plan, or another profit-sharing plan which would otherwise provide for a life annuity form of payment to the Participant.

ARTICLE V

PARTICIPANT ACCOUNTS

5.1 SEPARATE ACCOUNTS The Employer shall establish a separate bookkeeping account for each Participant showing the total value of his or her interest in the Fund. Each Participant's account shall be separated for bookkeeping purposes into the following sub-accounts:

   (a) Employer contributions.

   (b) Mandatory Contributions (if previously accepted).

   (c) Voluntary Contributions (if previously accepted), and additional amounts including, if applicable, either repayments of loans previously defaulted on and treated as "deemed distributions" [on which a tax report has been issued], and amounts paid out upon a separation from service which have been included in income and which are repaid after being re-hired by the Employer.

    (d) Qualified Voluntary Contributions (if previously accepted).

    (e) Rollover Contributions and Transfer Contributions.

5.2 ADJUSTMENTS TO PARTICIPANT ACCOUNTS As of each Valuation Date of the Plan, the Employer shall add to each account:

   (a) the Participant's share of the Employer's contribution and forfeitures as determined in the Adoption Agreement,

   (b) any Voluntary, Rollover or Transfer Contributions made by the Participant,

   (c) any repayment of amounts previously paid out to a Participant upon a separation from Service and repaid by the Participant since the last Valuation Date, and

   (d) the Participant's proportionate share of any investment earnings and increase in the fair market value of the Fund since the last Valuation Date, as determined at paragraph 5.4.

 The Employer shall deduct from each account:

   (e) any withdrawals or payments made from the Participant's account since the last Valuation Date, and

   (f) the Participant's proportionate share of any decrease in the fair market value of the Fund since the last Valuation Date, as determined at paragraph 5.4.

5.3 ALLOCATING EMPLOYER CONTRIBUTIONS The Employer's contribution shall be allocated to Participants in accordance with the allocation formula selected by the Employer in the Adoption Agreement, and the minimum contribution and allocation requirements for Top-Heavy Plans. Beginning with the 1990 Plan Year and thereafter, for plans on Standardized Adoption Agreements 001, 002, 005 and 006, Participants who are credited with more than 500 Hours of Service or are employed on the last day of the Plan Year must receive a full allocation of Employer contributions. In Nonstandardized Adoption Agreements 003 and 004, Employer contributions shall be allocated to the accounts of participants employed by the Employer on the last day of the Plan Year. In the case of a non-Top-Heavy, Nonstandardized Plan, Participants must also have completed a Year of Service unless otherwise specified in the Adoption Agreement. For Nonstandardized Adoption Agreements 003 and 004, the Employer may only apply the last day of the Plan Year and Year of Service requirements if the Plan satisfies the requirements of Code Sections 401(a)(26) and 410(b) and the regulations thereunder. If when applying the last day and Year of Service requirements the Plan fails to satisfy the aforementioned requirements, additional Participants will be eligible to receive an allocation of Employer Contributions until the requirements are satisfied. Participants who are credited with a Year of Service, but not employed at Plan Year end are the first category of additional Participants eligible to receive an allocation. If the requirements are still not satisfied, Participants credited with more than 500 Hours of Service and employed at Plan Year end are the next category of Participants eligible to receive and allocation. Finally, if necessary to satisfy the said requirements, any Participant credited with more than 500 Hours of Service will be eligible for an allocation of Employer Contributions.

5.4 ALLOCATING INVESTMENT EARNINGS AND LOSSES A Participant's share of investment earnings and any increase or decrease in the fair market value of the Fund shall be based on the proportionate value of all active accounts (other than accounts with segregated investments) as of the last Valuation Date less withdrawals since the last Valuation Date. If Employer contributions are made monthly, quarterly, or on some other systematic basis, the adjusted value of such accounts for allocation of investment income and gains or losses shall include one-half the Employer contributions for such period. If contributions are not made on a systematic basis, it is assumed that they are made at the end of the valuation period and therefore will not receive an allocation of investment earnings and gains or losses for such period. Account balances not yet forfeited shall receive an allocation of earnings and/or losses. Accounts with segregated investments shall receive only the income or loss on such segregated investments.

5.5 PARTICIPANT STATEMENTS Upon completing the allocations described above for the Valuation Date coinciding with the end of the Plan Year, the Employer shall prepare a statement for each Participant showing the additions to and subtractions from his or her account since the last such statement and the fair market value of his or her account as of the current Valuation Date. Employers so choosing may prepare Participant statements for each Valuation Date.

ARTICLE VI

RETIREMENT BENEFITS AND DISTRIBUTIONS

6.1 NORMAL RETIREMENT BENEFITS A Participant shall be entitled to receive the balance held in his or her account from Employer contributions upon reaching Normal Retirement Age or at such earlier dates as the provisions of this Article VI may allow. If the Participant elects to continue working past his or her Normal Retirement Age, he or she will continue as an active Plan Participant. Unless the Employer elects otherwise in the Adoption Agreement, distribution shall be made to such Participant at his or her request prior to his or her actual retirement date. Settlement shall be made in the normal form, or if elected, in one of the optional forms of payment provided below.

6.2 EARLY RETIREMENT BENEFITS If the Employer so provides in the Adoption Agreement, an early retirement benefit will be available to individuals who meet the age and Service requirements. An individual who meets the Early Retirement Age requirements and separates from Service, will become fully vested, regardless of any vesting schedule which otherwise might apply. If a Participant separates from Service before satisfying the age requirement, but after having satisfied the Service requirement, the Participant will be entitled to elect an Early Retirement benefit upon satisfaction of the age requirement.

6.3    BENEFITS ON TERMINATION OF EMPLOYMENT

   (a) If a Participant terminates employment prior to Normal Retirement Age, such Participant shall be entitled to receive the vested balance held in his or her account payable at Normal Retirement Age in the normal form, or if elected, in one of the optional forms of payment provided hereunder. If applicable, the Early Retirement Benefit provisions may be elected. Unless provided otherwise in the Adoption Agreement, a former Participant may make application to the Employer requesting early payment of any deferred vested and nonforfeitable benefit due.

  (b) If a Participant terminates employment, and the value of that Participant's vested account balance derived from Employer and Employee contributions is not greater than $3,500, the Participant will receive a lump sum distribution of the value of the entire vested portion of such account balance and the non-vested portion will be treated as a forfeiture. For purposes of this Article, if the value of a Participant's vested account balance is zero, the Participant shall be deemed to have received a distribution of such vested account balance. For Plan Years beginning prior to 1989, a Participant's Vested Account Balance shall not include Qualified Voluntary Contributions. Notwithstanding the above, if the Employer maintains or has maintained a policy of not distributing any amounts until the Participant's Normal Retirement Age, the Employer can continue to uniformly apply such policy.

       (c) If a Participant terminates Service with a vested account balance derived from Employer and Employee contributions in excess of $3,500, and elects (with his or her Spouse's consent) to receive 100% of the value of his or her vested account balance in a lump sum, the non-vested portion will be treated as a forfeiture. Except as provided at paragraph 6.4(c), the Participant (and his or her Spouse) must consent to any distribution, when the vested account balance described above exceeds $3,500 or if at the time of any prior distribution it exceeded $3,500. For purposes of this paragraph, for Plan Years beginning prior to 1989, a Participant's Vested Account Balance shall not include Qualified Voluntary Contributions.

  (d) Distribution of less than 100% of the Participant's vested account balance shall only be permitted if the Participant is fully vested upon termination of employment.

  (e) If a Participant who is not 100% vested receives or is deemed to receive a distribution pursuant to subsection (a), (b) or (c) of this paragraph, and such Participant's non-vested benefit is forfeited hereunder, and if such Participant resumes employment covered under this Plan, the Participant shall have the right to repay to the Plan the full amount of the distribution attributable to Employer contributions on or before the earlier of the date that the Participant incurs 5 consecutive 1-year Breaks in Service following the date of distribution or five years after the first date on which the Participant is subsequently reemployed. In such event, the Participant's forfeiture shall be restored to his or her account as of the Valuation Date at the end of the Plan Year following the date on which repayment of the distribution is received. Restoration of the forfeiture amount shall be accomplished in accordance with the procedure selected by the Employer in the Adoption Agreement.

   (f) A Participant shall also have the option, to postpone payment of his or her Plan benefits until the first day of April following the calendar year in which he or she attains age 70-1/2. Any balance of a Participant's account resulting from his or her Employee contributions not previously withdrawn, if any, may be withdrawn by the Participant immediately following separation from Service.

   (g) If a Participant ceases to be an active Employee as a result of a Disability as defined at paragraph 1.16, such Participant shall be able to make an application for a disability retirement benefit payment. The Participant's account balance will be deemed "immediately distributable" as set forth in paragraph 6.4, and will be fully vested pursuant to paragraph 9.2.

6.4   RESTRICTIONS ON IMMEDIATE DISTRIBUTIONS

   (a) An account balance is immediately distributable if any part of the account balance could be distributed to the Participant (or Surviving Spouse) before the Participant attains tor would have attained if not deceased) the later of the Normal Retirement Age or age 62.

   (b) If the value of a Participant's vested account balance derived from Employer and Employee Contributions exceeds (or at the time of any prior distribution exceeded) $3,500, and the account balance is immediately distributable, the Participant and his or her Spouse (or where either the Participant or the Spouse has died, the survivor) must consent to any distribution of such account balance. The consent of the Participant and the Spouse shall be obtained in writing within the 90-day period ending on the annuity starting date, which is the first day of the first period for which an amount is paid as an annuity or any other form. The Plan Administrator shall notify the Participant and the Participant's Spouse of the right to defer any distribution until the later of the date on which the Participant attains (or would have attained if not decreased) the Normal Retirement Age or age 62. Such notification shall include a general description of the material features, and an explanation of the relative values of the optional forms of benefit available under the plan, in a manner that would satisfy the notice requirements of Code Section 417(a)(3), and shall be provided no less than 30 days and no more than 90 days prior to the annuity starting date.

  (c) Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity while the account balance is immediately distributable. Furthermore, if payment in the form of a Qualified Joint and Survivor Annuity is not required with respect to the Participant pursuant to paragraph 8.7 of the Plan, only the Participant need consent to the distribution of an account balance that is immediately distributable. Neither the consent of the Participant nor the Participant's Spouse shall be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or Code Section 415. In addition, upon termination of this Plan, if the Plan does not offer an annuity option (purchased from a commercial provider), the Participant's account balance may, without the Participant's consent, be distributed to the Participant or transferred to another Defined Contribution Plan [other than an employee stock ownership plan as defined in Code Section 4975(e)(7)] within the same controlled group.

  (d) For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first Plan Year beginning after 1988, the Participant's vested account balance shall not include amounts attributable to Qualified Voluntary Contributions.

6.5 NORMAL FORM OF PAYMENT The normal form of payment for a profit-sharing plan satisfying the requirements of paragraph 8.7 hereof shall be a lump sum with no option for annuity payments. For all other plans, the normal form of payment hereunder shall be a Qualified Joint and Survivor Annuity as provided under Article VIII. A Participant whose vested account balance derived from Employer and Employee contributions exceed $3,500, or if at the time of any prior distribution it exceeded $3,500, shall (with the consent of his or her Spouse) have the right to receive his or her benefit in a lump sum or in monthly, quarterly, semi- annual or annual payments from the Fund over any period not extending beyond the life expectancy of the Participant and his or her Beneficiary. For purposes of this paragraph, for Plan Years beginning prior to 1989, a Participant's Vested Account Balance shall not include Qualified Voluntary Contributions. The normal form of payment shall be automatic, unless the Participant files a written request with the Employer prior to the date on which the benefit is automatically payable, electing a lump sum or installment payment option. No amendment to the Plan may eliminate one of the optional distribution forms listed above.

6.6   COMMENCEMENT OF BENEFITS

   (a) Unless the Participant elects otherwise, distribution of benefits will begin no later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

    (1) the Participant attains age 65 (or normal retirement age if earlier),

    (2) the 10th anniversary of the year in which the Participant commenced participation in the Plan, or

    (3) the Participant terminates Service with the Employer.

   (b) Notwithstanding the foregoing, the failure of a Participant and Spouse (if necessary) to consent to a distribution while a benefit is immediately distributable, within the meaning of paragraph 6.4 hereof, shall be deemed an election to defer commencement of payment of any benefit sufficient to satisfy this paragraph.

   (c) Unless the Employer provides otherwise in the Adoption Agreement, distributions of benefits will be made within 60 days following the close of the Plan Year during which a distribution is requested or otherwise becomes payable.

6.7 CLAIMS PROCEDURES Upon retirement, death, or other severance of employment, the Participant or his or her representative may make application to the Employer requesting payment of benefits due and the manner of payment. If no application for benefits is made, the Employer shall automatically pay any vested benefit due hereunder in the normal form at the time prescribed at paragraph 6.5. If an application for benefits is made, the Employer shall accept, reject, or modify such request and shall notify the Participant in writing setting forth the response of the Employer and in the case of a denial or modification the Employer shall:

   (a) state the specific reason or reasons for the denial,

   (b) provide specific reference to pertinent Plan provisions on which the denial is based,

  (c) provide a description of any additional material or information necessary for the Participant or his representative to perfect the claim and an explanation of why such material or information is necessary, and

  (d) explain the Plan's claim review procedure as contained in this paragraph. In the event the request is rejected or modified, the Participant or his or her representative may within 60 days following receipt by the Participant or representative of such rejection or modification, submit a written request for review by the Employer of its initial decision. Within 60 days following such request for review, the Employer shall render its final decision in writing to the Participant or representative stating specific reasons for such decision. If the Participant or representative is not satisfied with the Employer's final decision, the Participant or representative can institute an action in a federal court of competent jurisdiction; for this purpose, process would be served on the Employer.

6.8 IN-SERVICE WITHDRAWALS An Employee may withdraw all or any part of the fair market value of his or her Mandatory Contributions, Voluntary Contributions, Qualified Voluntary Contributions, Rollover Contributions, or Transfer Contributions upon written request to the Employer. Such request shall include the Participant's address, social security number, birthdate, and amount of the withdrawal. If at the time a distribution of Qualified Voluntary Contributions is received the Participant has not attained age 59-1/2 and is not disabled, as defined at Code Section 22(e)(3), the Participant will be subject to a federal income tax penalty, unless the distribution is rolled over to a qualified plan or individual retirement plan within 60 days of the date of distribution. A Participant may withdraw all or any part of the fair market value of his or her pre-1987 Voluntary Contributions with or without withdrawing the earnings attributable thereto. Post-1986 Voluntary Contributions may only be withdrawn along with a portion of the earnings thereon. The amount of the earnings to be withdrawn is determined by using the formula: DA[1-(V + V + E)], where DA is the distribution amount, V is the amount of Voluntary Contributions and V + E is the amount of Voluntary Contributions plus the earnings attributable thereto. A Participant withdrawing his or her other contributions prior to attaining age 59-1/2, will be subject to a federal tax penalty to the extent that the withdrawn amounts are includible in income. Unless the Employer provides otherwise in the Adoption Agreement, any Participant in a profit-sharing plan who is 100% fully vested in his or her Employer contributions may withdraw all or any part of the fair market value of any of such contributions that have been in the account at least two years, plus the investment earnings thereon, after attaining age 59-1/2 without separation from Service. Such distributions shall not be eligible for redeposit to the Fund. A withdrawal under this paragraph shall not prohibit such Participant from sharing in any future Employer Contribution he or she would otherwise be eligible to share in. A request to withdraw amounts pursuant to this paragraph must if applicable, be consented to by the Participant's Spouse. The consent shall comply with the requirements of paragraph 6.4 relating to immediate distributions.

6.9 HARDSHIP WITHDRAWAL If permitted by the Trustee and the Employer in the Adoption Agreement, a Participant in a profit-sharing plan may request a hardship withdrawal prior to attaining age 59-1/2. If the Participant has not attained age 59-1/2, the Participant may be subject to a federal income tax penalty. Such request shall be in writing to the Employer who shall have sole authority to authorize a hardship withdrawal, pursuant to the rules below. Hardship withdrawals are subject to the Spousal consent requirements contained in Code Sections 411(a)(11) and 417. Only the following reasons are valid to obtain hardship withdrawal:

   (a) deductible medical expenses [within the meaning of Code Section 213(d)] of the Participant, his or her Spouse, children and other dependents,

   (b) the purchase (excluding mortgage payments) of the principal residence for the Participant,

   (c) payment of tuition for the next quarter or semester of post-secondary education for the Participant, his or her Spouse, children or other dependents, or

   (d) the need to prevent eviction of the Employee from or a foreclosure on the mortgage of, the Employee's principal residence. Furthermore, the distribution may not be in excess of the amount of the immediate and heavy financial need [(a) through (d)] above. The Participant must certify that other assets are not available to meet the hardship.

 If a distribution is made at a time when a Participant has a nonforfeitable right to less than 100% of the account balance derived from Employer contributions and the Participant may, by virtue of continuing Service, increase the nonforfeitable percentage in the account:

   (a) a separate account will be established for the Participant's interest in the Plan as of the time of the distribution, and

   (b) at any relevant time the Participant's nonforfeitable portion of the separate account will be equal to an amount ("X") determined by the formula:

X = P[AB + (R X D)] - (R X D)

For purposes of applying the formula: "P" is the nonforfeitable percentage at the relevant time, "AB" is the account balance at the relevant time, "D" is the amount of the distribution and "R" is the ratio of the account balance at the relevant time to the account balance after distribution.

ARTICLE VII

DISTRIBUTION REQUIREMENTS

7.1 JOINT AND SURVIVOR ANNUITY REQUIREMENTS All distributions made under the terms of this Plan must comply with the provisions of Article VIII including, if applicable, the safe harbor provisions thereunder.

7.2 MINIMUM DISTRIBUTION REQUIREMENTS All distributions required under this Article shall be determined and made in accordance with the minimum distribution requirements of Code Section 401(a)(9) and the regulations thereunder, including the minimum distribution incidental benefit rules found at Section 1.401(a)(9)-2 of the Regulations. The entire interest of a Participant must be distributed, or begin to be distributed, no later than the Participant's Required Beginning Date. Life expectancy and joint and last survivor life expectancy are computed by using the expected return multiples found in Tables V and VI of Section 1.72-9 of the Income Tax Regulations.

7.3 LIMITS ON DISTRIBUTION PERIODS As of the First Distribution Calendar Year, distributions, if not made in a single-sum, may only be made over one of the following periods (or a combination thereof):

   (a) the life of the Participant,
   (b) the life of the Participant and a Designated Beneficiary,
   (c) a period certain not extending beyond the life expectancy of the Participant, or
   (d) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a Designated Beneficiary.

7.4    REQUIRED DISTRIBUTIONS ON OR AFTER THE REQUIRED BEGINNING DATE

   (a) If a participant's account balance is to be distributed over (1) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's Designated Beneficiary or (2) a period not extending beyond the life expectancy of the Designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the First Distribution Calendar Year, must at least equal the quotient obtained by dividing the Participant's account balance by the Applicable Life Expectancy.

   (b) For calendar years beginning before 1989, if the Participant's Spouse is not the Designated Beneficiary, the method of distribution selected must have required that at least 50% of the Present Value of the amount available for distribution was to be paid within the life expectancy of the Participant.

   (c) For calendar years beginning after 1988, the amount to be distributed each year, beginning with distributions for the First Distribution Calendar Year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (1) the Applicable Life Expectancy or (2) if the Participant's Spouse is not the Designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the Income Tax Regulations. Distributions after the death of the Participant shall be distributed using the Applicable Life Expectancy as the relevant divisor without regard to Regulations Section 1.40l(a)(9)-2.

    (d)The minimum distribution required for the Participant's First Distribution Calendar Year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.

   (e) If the Participant's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Code Section 401(a)(9) and the Regulations thereunder.

  (f) For purposes of determining the amount of the required distribution for each Distribution Calendar Year, the account balance to be used is the account balance determined as of the last valuation preceding the Distribution Calendar Year. This balance will be increased by the amount of any contributions or forfeitures allocated to the account balance after the valuation date in such preceding calendar year. Such balance will also be decreased by distributions made after the Valuation Date in such preceding Calendar Year.

  (g) For purposes of subparagraph 7.4(f), if any portion of the minimum distribution for the First Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

7.5    REQUIRED BEGINNING DATE

  (a) General Rule. The Required Beginning Date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70-1/2.

   (b) Transitional Rules. The Required Beginning Date of a Participant who attained age 70-1/2 before 1988, shall be determined in accordance with (1) or
(2) below:

     (1) Non-5-percent owners. The Required Beginning Date of a Participant who is not a 5-percent owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70-1/2 occurs. In the case of a Participant who is not a 5-percent owner who attains age 70-1/2 during 1988 and who has not retired as of January 1, 1989, the Required Beginning Date is April 1, 1990.

    (2) 5-percent owners. The Required Beginning Date of a Participant who is a 5-percent owner during any year beginning after 1979, is the first day of April following the later of:

      (I) the calendar year in which the Participant attains age 70-1/2, or

      (ii) the earlier of the calendar year with or within which ends the plan year in which the Participant becomes a 5-percent owner, or the calendar year in which the Participant retires.

   (c) A Participant is treated as a 5-percent owner for purposes of this Paragraph if such Participant is a 5-percent owner as defined in Code Section 416(I) (determined in accordance with Section 416 but without regard to whether the Plan is Top-Heavy) at any time during the Plan Year ending with or within the calendar year in which such Owner attains age 66-1/2 or any subsequent Plan Year.

   (d) Once distributions have begun to a 5-percent owner under this paragraph, they must continue to be distributed, even if the Participant ceases to be a 5-percent owner in a subsequent year.

7.6      TRANSITIONAL RULE

   (a) Notwithstanding the other requirements of this Article and subject to the requirements of Article VIII, Joint and Survivor Annuity Requirements, distribution on behalf of any Employee, including a 5-percent owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

     (I) The distribution by the Trust is one which would not have disqualified such Trust under Code Section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

     (ii) The distribution is in accordance with a method of distribution designated by the Employee whose interest in the Trust is being distributed or, if the Employee is deceased, by a beneficiary of such Employee.

     (iii) Such designation was in writing, was signed by the Employee or the beneficiary, and was made before 1984.

     (iv) The Employee had accrued a benefit under the Plan as of December 31, 1983.

     (v) The method of distribution designated by the Employee or the beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the beneficiaries of the Employee listed in order of priority.

   (b) A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

  (c) For any distribution which commences before 1984, but continues after 1983, the Employee, or the beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in subparagraphs (a)(I) and (v) above.

  (d) If a designation is revoked, any subsequent distribution must satisfy the requirements of Code Section 401(a)(9) and the regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code Section 401(a)(9) and the regulations thereunder, but for the section 242(b)(2) election of the Tax Equity and Fiscal Responsibility Act of 1982. For calendar years beginning after 1988, such distributions must meet the minimum distribution incidental benefit requirements in section 1.401(a)(9)-2 of the Income Tax Regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&AJ-3 of the regulations shall apply.

7.7 DESIGNATION OF BENEFICIARY FOR DEATH BENEFIT Each Participant shall file a written designation of beneficiary with the Employer upon qualifying for participation under this Plan. Such designation shall remain in force until revoked by the Participant by filing a new beneficiary form with the Employer. The Participant may elect to have a portion of his or her account balance invested in an insurance contract. If an insurance contract is purchased under the Plan the Trustee must be named as Beneficiary under the terms of the contract. However, the Participant shall designate a Beneficiary to receive the proceeds of the contract after settlement is received by the Trustee. Under a profit-sharing plan satisfying the requirements of paragraph 8.7, the Designated Beneficiary shall be the Participant's Surviving Spouse, if any, unless such Spouse properly consents otherwise.

7.8 NONEXISTENCE OF BENEFICIARY Any portion of the amount payable hereunder which is undisposed of because of the Participant's or former Participant's failure to designate a Beneficiary, or because all of the Designated Beneficiaries predeceased the Participant, shall be paid to his or her Spouse. If the Participant has no Spouse at the time of death, payment shall be made to the personal representative of his or her estate in a lump sum.

7.9 DISTRIBUTION BEGINNING BEFORE DEATH If the Participant dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

7.10 DISTRIBUTION BEGINNING AFTER DEATH If the Participant dies before distribution of his or her interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (a) or (b) below:

   (a) if any portion of the Participant's interest is payable to a Designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the Designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

   (b) if the Designated Beneficiary is the Participant's surviving Spouse, the date distributions are required to begin in accordance with (a) above shall not be earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the participant died or (2) December 31 of the calendar year in which the Participant would have attained age 70-1/2.

If the Participant has not made an election pursuant to this paragraph 7.10 by the time of his or her death, the Participant's Designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the participant. If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, then distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

For purposes of this paragraph, if the Surviving Spouse dies after the Participant, but before payments to such Spouse begin, the provisions of this paragraph with the exception of paragraph (b) herein, shall be applied as if the Surviving Spouse were the Participant. For the purposes of this paragraph and paragraph 7.9 distribution of a Participant's interest is considered to begin on the Participant's Required Beginning Date (or, if the preceding sentence is applicable, the date distribution is required to begin to the Surviving Spouse). If distribution in the form of an annuity described in paragraph 7.4(e) irrevocably commences to the Participant before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.

For purposes of paragraph 7.9 and this paragraph, any amount paid to a child of the Participant will be treated as if it had been paid to the Surviving Spouse if the amount becomes payable to the Surviving Spouse when the child reaches the age of majority.

ARTICLE VIII

JOINT AND SURVIVOR ANNUITY REQUIREMENTS

8.1 APPLICABILITY OF PROVISIONS The provisions of this Article shall apply to any Participant who is credited with at least one Hour of Service with the Employer on or after August 23, 1984 and such other Participants as provided in paragraph 8.8.

8.2 PAYMENT OF QUALIFIED JOINT AND SURVIVOR ANNUITY Unless an optional form of benefit is selected pursuant to a Qualified Election within the 90-day period ending on the Annuity Starting Date, a married Participant's Vested Account Balance will be paid in the form of a Qualified Joint and Survivor Annuity and an unmarried Participant's Vested Account Balance will be paid in the form of a life annuity. The Participant may elect to have such annuity distributed upon attainment of the Early Retirement Age under the Plan.

8.3 PAYMENT OF QUALIFIED PRE-RETIREMENT SURVIVOR ANNUITY Unless an optional form of benefit has been selected within the Election Period pursuant to a Qualified Election, if a Participant dies before benefits have commenced then the Participant's vested account balance shall be paid to the Surviving Spouse in the form of a life annuity. The Surviving Spouse may elect to have such annuity distributed within a reasonable period after the Participant's death.

 A Participant who does not meet the age 35 requirement set forth in the Election Period as of the end of any current Plan Year may make a special qualified election to waive the qualified Pre-retirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives a written explanation of the Qualified Pre-retirement Survivor Annuity in such terms as are comparable to the explanation required under paragraph 8.4. Qualified Pre-retirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this Article.

8.4 QUALIFIED ELECTION A Qualified Election is an election to either waive a Qualified Joint and Survivor Annuity or a qualified pre-retirement survivor annuity. Any such election shall not be effective unless:

   (a) the Participant's Spouse consents in writing to the election;

   (b) the election designates a specific Beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent);

    (c) the Spouse's consent acknowledges the effect of the election; and

   (d) the Spouse's consent is witnessed by a Plan representative or notary public.

Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of the Plan Administrator that there is no Spouse or that the Spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in paragraphs 8.5 and 8.6 below.

8.5 NOTICE REQUIREMENTS FOR QUALIFIED JOINT AND SURVIVOR ANNUITY The Plan Administrator shall provide each Participant a written explanation of:

   (a) the terms and conditions of a Qualified Joint and Survivor  Annuity;

   (b) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit;

   (c) the rights of a Participant's Spouse; and

   (d) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

Such notice shall be provided not less than 30 days and no more than 90 days prior to the Annuity Starting date.

8.6 NOTICE REQUIREMENTS FOR QUALIFIED PRE-RETIREMENT SURVIVOR ANNUITY The Plan Administrator shall provide each Participant a written explanation of the qualified pre-retirement survivor annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of paragraph 8.5 applicable to a Qualified Joint and Survivor Annuity. Such explanation shall be provided within whichever of the following periods ends last:

   (a) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

   (b) a reasonable period ending after the individual becomes a Participant;

   (c) a reasonable period ending after this Article first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from Service in the case of a Participant who separates from Service before attaining age 35.

For purposes of applying the preceding paragraph, a reasonable period ending after the events described in (b) and (c) is the end of the two-year period beginning one-year prior to the date the applicable event occurs, and ending one-year after that date. In the case of a Participant who separates from Service before the Plan Year in which age 35 is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Participant subsequently returns to employment with the Employer, the applicable period for such Participant shall be re-determined.

8.7   SPECIAL SAFE-HARBOR EXCEPTION FOR CERTAIN PROFIT-SHARING PLANS

   (a) This paragraph shall apply to a Participant in a profit-sharing plan, and to any distribution made on or after the first day of the first plan year beginning after 1988, from or under a separate account attributable solely to Qualified Voluntary contributions, as maintained on behalf of a Participant in a money purchase pension plan, (including a target benefit plan) if the following conditions are satisfied:

     (1) the Participant does not or cannot elect payments in the form of a life annuity; and

     (2) on the death of a Participant, the Participant's Vested Account Balance will be paid to the Participant's Surviving Spouse, but if there is no Surviving Spouse, or if the Surviving Spouse has consented in a manner conforming to a Qualified Election, then to the Participant's Designated Beneficiary.

   The Surviving Spouse may elect to have distribution of the Vested Account Balance commence within the 90-day period following the date of the Participant's death. The account balance shall be adjusted for gains or losses occurring after the Participant's death in accordance with the provisions of the Plan governing the adjustment of account balances for other types of distributions. These safe-harbor rules shall not be operative with respect to a Participant in a profit-sharing plan if that plan is a direct or indirect transferee of a Defined Benefit Plan, money purchase pension plan, a target benefit plan, stock bonus plan, or profit-sharing plan which is subject to the survivor annuity requirements of Code Section 401(a)(11) and Code Section 417, and would therefore have a Qualified Joint and Survivor Annuity as its normal form of benefit.

  (b) The Participant may waive the spousal death benefit described in this paragraph at any time provided that no such waiver shall be effective unless it satisfies the conditions (described in paragraph 8.4) that would apply to the Participant's waiver of the qualified pre-retirement survivor annuity.

  (c) If this paragraph 8.7 is operative, then all other provisions of this Article other than paragraph 8.8 are inoperative.

8.8 TRANSITIONAL JOINT AND SURVIVOR ANNUITY RULES Special transition rules apply to Participants who are not receiving benefits on August 23, 1984.

   (a) Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous paragraphs of this Article, must be given the opportunity to elect to have the prior paragraphs of this Article apply if such Participant is credited with at least one Hour of Service under this Plan or a predecessor Plan in a Plan Year beginning on or after January 1, 1976 and such Participant had at least 10 Years of Service for vesting purposes when he or she separated from Service.

   (b) Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under this Plan or a predecessor Plan on or after September 2, 1974, and who is not otherwise credited with any Service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in accordance with paragraph 8.9.

   (c) The respective opportunities to elect [as described in (a) and (b) above] must be afforded to the appropriate Participants during the period commencing on August 23, 1984 and ending on the date benefits would otherwise commence to said Participants.

8.9 AUTOMATIC JOINT AND SURVIVING ANNUITY AND EARLY SURVIVOR ANNUITY Any Participant who has elected pursuant to paragraph 8.8(b) and any Participant who does not elect under paragraph 8.8(a) or who meets the requirements of paragraph 8.8(a), except that such Participant does not have at least 10 years of vesting Service when he or she separates from Service, shall have his or her benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity.

   (a) Automatic Joint and Survivor Annuity. If benefits in the form of a life annuity become payable to a married Participant who:

    (1) begins to receive payments under the Plan on or after Normal Retirement Age, or

    (2) dies on or after Normal Retirement Age while still working for the Employer, or

    (3) begins to receive payments on or after the Qualified Early Retirement Age, or

    (4) separates from Service on or after attaining Normal Retirement (or the Qualified Early Retirement Age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits, then such benefits will be received under this Plan in the form of a Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the Election Period. The Election Period must begin at least 6 months before the Participant attains Qualified Early Retirement Age and end not more than 90 days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

   (b) Election of Early Survivor Annuity. A Participant who is employed after attaining the Qualified Early Retirement Age will be given the opportunity to elect, during the Election Period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the Spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his or her death. Any election under this provision will be in writing and may be changed by the Participant at any time. The Election Period begins on the later of:

     (1) the 90th day before the Participant attains the Qualified Early Retirement Age, or
     (2) the date on which participation begins, and ends on the date the Participant terminates employment.

8.10 ANNUITY CONTRACTS Any annuity contract distributed herefrom must be nontransferable. The terms of any annuity contract purchased and distributed by the Plan to a Participant or Spouse shall comply with the requirements of this Plan.

ARTICLE IX

VESTING

9.1 EMPLOYEE CONTRIBUTIONS A Participant shall always have a 100% vested and nonforfeitable interest in his or her Mandatory Contributions, Voluntary Contributions, Qualified Voluntary Contributions, Rollover Contributions, and Transfer Contributions plus the earnings thereon. No forfeiture of Employer related contributions (including any minimum contributions made under paragraph
14.2 hereof) will occur solely as a result of an Employee's withdrawal of any Employee contributions.

9.2 EMPLOYER CONTRIBUTIONS A Participant shall acquire a vested and nonforfeitable interest in his or her account attributable to Employer contributions in accordance with the table selected in the Adoption Agreement, provided that if a Participant is not already fully vested, he or she shall become so upon attaining Normal Retirement Age, Early Retirement Age, on death prior to normal retirement, on retirement due to Disability, or on termination of the Plan.

9.3 COMPUTATION PERIOD The computation period for purposes of determining Years of Service and Breaks in Service for purposes of computing a Participant's nonforfeitable right to his or her account balance derived from Employer contributions shall be determined by the Employer in the Adoption Agreement. If the Employer provides for other than full and immediate vesting and does not designate otherwise, the computation period shall be the Plan Year. In the event a former Participant with no vested interest in his or her Employer contribution account requalifies for participation in the Plan after incurring a Break in Service, such Participant shall be credited for vesting with all pre-break and post-break Service.

9.4 REQUALIFICATION PRIOR TO FIVE CONSECUTIVE ONE-YEAR BREAKS IN SERVICE In Service The account balance of such Participant shall consist of any undistributed amount in his or her account as of the date of re-employment plus any future contributions added to such account plus the investment earnings on the account. The vested account balance of such Participant shall be determined by multiplying the Participant's account balance (adjusted to include any distribution or redeposit made under paragraph 6.3 hereof) by such Participant's vested percentage. All Service of the Participant, both prior to and following the break, shall be counted when computing the Participant's vested percentage.

9.5 REQUALIFICATION AFTER FIVE CONSECUTIVE ONE-YEAR BREAKS IN SERVICE If such Participant is not fully vested upon re-employment, a new account shall be established for such Participant to separate his or her deferred vested and nonforfeitable account, if any, from the account to which new allocations will be made. The Participant's deferred account to the extent remaining shall be fully vested and shall continue to share in earnings and losses of the Fund. When computing the Participant's vested portion of the new account, all pre-break and post-break Service shall be counted. However, notwithstanding this provision, no such former Participant who has had five consecutive one-year Breaks in Service shall acquire a larger vested and nonforfeitable interest in his or her prior account balance as a result of requalification hereunder.

9.6 CALCULATING VESTED INTEREST A Participant's vested and nonforfeitable interest shall be calculated by multiplying the fair market value of his or her account attributable to Employer contributions on the Valuation Date preceding distribution by the decimal equivalent of the vested percentage as of his or her termination date. The amount attributable to Employer contributions for purposes of the calculation includes amounts previously paid out pursuant to paragraph 6.3 and not repaid. The Participant's vested and nonforfeitable interest, once calculated above, shall be reduced to reflect those amounts previously paid out and not repaid. The Participant's vested and nonforfeitable interest so determined shall continue to share in the investment earnings and any increase or decrease in the fair market value of the Fund up to the Valuation Date preceding or coinciding with payment.

9.7 FORFEITURES Any balance in the account of a Participant who has separated from Service to which he or she is not entitled under the foregoing provisions, shall be forfeited and applied as provided in the Adoption Agreement. If not specified otherwise in the Adoption Agreement, forfeitures will be allocated to Participants in the same manner as the Employer's contribution. A forfeiture may only occur if the Participant has received it distribution from the Plan or if the Participant has incurred five consecutive l-year Breaks in Service. Forfeitures shall inure only to the accounts of Participants of the adopting Employee's plan. If not specified otherwise in the Adoption Agreement, forfeitures shall be allocated at the end of the Plan Year during which the former Participant incurs five consecutive one-year Breaks in Service.

9.8 AMENDMENT OF VESTING SCHEDULE No amendment to the Plan shall have the effect of decreasing a Participant's vested interest determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective. Further, if the vesting schedule of the Plan is a mended, or the Plan is amended in any way that directly or indirectly affects the computation of any Participant's nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to or from a Top-Heavy vesting schedule, each Participant with at least three Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have his or her nonforfeitable percentage computed under the Plan without regard to such amendment or change. For Participants who do not have at least one Hour of Service in any Plan Year beginning after 1988, the preceding sentence shall be applied by substituting "Five Years of Service" for "Three Years of Service" where such language appears. The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the later of:

   (a) 60 days after the amendment is adopted;

   (b) 60 days after the amendment becomes effective; or

   (c) 60 days after the Participant is issued written notice of the amendment by the Employer or the Trustee. If the Trustee is asked to so notify, the Fund will be charged for the costs thereof.
No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. Notwithstanding the preceding sentence, a Participant's account balance may be reduced to the extent permitted under section 412(c)(8) of the Code (relating to financial hardships). For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit.

9.9 SERVICE WITH CONTROLLED GROUPS All Years of Service with other members of a controlled group of corporations [as defined in Code Section 414(b)], trades or businesses under common control [as defined in Code Section 414(c)], or members of an affiliated service group [as defined in Code Section 414(m)] shall be considered for purposes of determining a Participant's nonforfeitable percentage.

ARTICLE X

LIMITATIONS ON ALLOCATIONS

10.1 PARTICIPATION IN THIS PLAN ONLY If the Participant does not participate in, and has never participated in another qualified plan, a Welfare Benefit Fund (as defined in paragraph 1.72) or an individual medical account, as defined in Code Section 415(1)(2), maintained by the adopting Employer, which provides an Annual Addition as defined in paragraph 1.2, the amount of Annual Additions which may be credited to the Participant's account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount. Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

10.2 DISPOSITION OF EXCESS ANNUAL ADDITIONS If pursuant to paragraph 10.1 or as a result of the allocation of forfeitures, there is an Excess Amount, the excess will be disposed of under one of the following methods as determined in the Adoption Agreement. If no election is made in the Adoption Agreement then method "(a)" below shall apply.

   (a) Suspense Account Method

    (1) Any nondeductible Employee Voluntary Contributions, to the extent they would reduce the Excess Amount, will be returned to the Participant;

    (2) If after the application of paragraph (1) an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's account will be used to reduce Employer contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary;

    (3) If after the application of paragraph (1) an Excess Amount still exists, and the Participant is not covered by the Plan at the end of the Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions (including allocation of any forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary;

    (4) If a suspense account is in existence at any time during the Limitation Year pursuant to this paragraph, it will not participate in the allocation of investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' accounts before any Employer contributions or any Voluntary contributions may be made to the Plan for that Limitation. Year. Excess amounts may not be distributed to Participants or former Participants.

  (b) Spillover Method

    (1) Any Excess Amount which would be allocated to the account of an individual Participant under the Plan's allocation formula will be reallocated to other Participants in the same manner as other Employer contributions. No such reallocation shall be made to the extent that it will result in an Excess Amount being created in such Participant's own account.

    (2) To the extent that amounts cannot be reallocated under (1) above, the suspense account provisions of (a) above will apply.

10.3 PARTICIPATION IN THIS PLAN AND ANOTHER MASTER AND PROTOTYPE DEFINED CONTRIBUTION PLAN, WELFARE BENEFIT FUND OR INDIVIDUAL MEDICAL ACCOUNT MAINTAINED BY THE EMPLOYER The Annual Additions which may be credited to a Participant's account under this Plan for any Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant's account under the other Master or Prototype Defined Contribution Plans, Welfare Benefit Funds, and individual medical accounts as defined in Code Section 415(l)(2), maintained by the Employer, which provide an Annual Addition as defined in paragraph 1.2, for the same Limitation Year. If the Annual Additions, with respect to the Participant under other Defined Contribution Plans and Welfare Benefit Funds maintained by the Employer, are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant's account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other Defined Contribution Plans and Welfare Benefit Funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's account under this Plan for the Limitation Year. Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in paragraph 10.1. As soon as administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

10.4 DISPOSITION OF EXCESS ANNUAL ADDITIONS UNDER TWO PLANS If, pursuant to paragraph 10.3 or as a result of forfeitures, a Participant's Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated except that Annual Additions attributable to a Welfare Benefit Fund or individual medical account as defined in Code Section 415(1)(2) will be deemed to have been allocated first regardless of the actual allocation date. If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of:

   (a) the total Excess Amount allocated as of such date, times

   (b) the ratio of:

      (1)the Annual Additions allocated to the Participant for the Limitation Year as of such date under the Plan, to

     (2) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified Master or Prototype Defined Contribution Plans.

Any Excess Amount attributed to this Plan will be disposed of in the manner described in paragraph 10.2.

10.5 PARTICIPATION IN THIS PLAN AND ANOTHER DEFINED CONTRIBUTION PLAN WHICH IS NOT A MASTER OR PROTOTYPE PLAN If the Participant is covered under another qualified Defined Contribution Plan maintained by the Employer which is not a Master or Prototype Plan, Annual Additions which may be credited to the Participant's account under this Plan for any Limitation Year will be limited in accordance with paragraphs 10.3 and 10.4 as though the other plan was a Master or Prototype Plan, unless the Employer provides other limitations in the Adoption Agreement.

10.6 PARTICIPATION IN THIS PLAN AND A DEFINED BENEFIT PLAN If the Employer maintains, or at any time maintained, a qualified Defined Benefit Plan (other than Paired Plan #02001, #02002, #02003 or #02004) covering any Participant in this Plan, the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction will not exceed 1.0 in any Limitation Year. For any Plan Year during which the Plan is Top-Heavy, the Defined Benefit and Defined Contribution Plan Fractions shall be calculated in accordance with Code
Section 416(h). The Annual Additions which may be credited to the Participant's account under this Plan for any Limitation Year will be limited in accordance with the Adoption Agreement.

ARTICLE XI

ADMINISTRATION

11.1 PLAN ADMINISTRATOR The Employer shall be the named fiduciary and Plan Administrator. These duties shall include:

   (a) appointing the Plan's attorney, accountant, actuary, or any other party needed to administer the Plan,

   (b) directing the Trustee with respect to payments from the Fund,

   (c) communicating with Employees regarding their participation and benefits under the Plan, including the administration of all claims procedures,

   (d) filing any returns and reports with the Internal Revenue Service, Department of Labor, or any other governmental agency,

   (e) reviewing and approving any financial reports, investment reviews, or other reports prepared by any party appointed by the Employer under paragraph
(a),

   (f) establishing a funding policy and investment objectives consistent with the purposes of the Plan and the Employee Retirement Income Security Act of 1974, and

   (g) construing and resolving any question of Plan interpretation. The Plan Administrator's interpretation of Plan provisions including eligibility and benefits under the Plan is final, and unless it can be shown to be arbitrary and capricious will not be subject to "de novo" review.

11.2 TRUSTEE The Trustee shall be responsible for the administration of investments held in the Fund. These duties shall include:

   (a) receiving contributions under the terms of the Plan,

   (b) making distributions from the Fund in accordance with written instructions received from an authorized representative of the Employer, and

   (c) keeping accurate records reflecting its administration of the Fund and making such records available to the Employer for review and audit. Within 90 days after each Plan Year, and within 90 days after its removal or resignation, the Trustee shall file with the Employer an accounting of its administration of the Fund during such year or from the end of the preceding Plan Year to the date of removal or resignation. Such accounting shall include a statement of cash receipts and disbursements since the date of its last accounting and shall contain an asset list showing the fair market value of investments held in the Fund as of the end of the Plan Year. The value of marketable investments shall be determined using the most recent price quoted on a national securities exchange or over the counter market. The value of non-marketable investments shall be determined in the sole judgement of the Trustee which determination shall be binding and conclusive. The value of investments in securities or obligations of the Employer in which there is no market shall be determined in the sole judgement of the Employer and the Trustee shall have no responsibility with respect to the valuation of such assets. The Employer shall review the Trustee's accounting and notify the Trustee in the event of its disapproval of the report within 90 days, providing the Trustee with a written description of the items in question. The Trustee shall have 60 days to provide the Employer with a written explanation of the items in question. If the Employer again disapproves, the Trustee shall the its accounting in a court of competent jurisdiction for audit and adjudication.

   (d) employing such agents, attorney's or other professionals as the Trustee may deem necessary or advisable in the performance of its duties.

The Trustee's duties shall be limited to those described above. The Employer shall be responsible for any other administrative duties required under the Plan or hy applicable law.

11.3 ADMINISTRATIVE FEES AND EXPENSES All reasonable costs, charges and expenses incurred by the Trustee in connection with the administration of the Fund and all reasonable costs, charges and expenses incurred by the Plan Administrator in connection with the administration of the Plan (including fees for legal services rendered to the Trustee or Plan Administrator) may be paid by the Employer, but if not paid by the Employer when due, shall be paid from the Fund. Such reasonable compensation to the Trustee as may be agreed upon from time to time between the Employer and the Trustee and such reasonable compensation to the Plan Administrator as may be agreed upon from time to time between the Employer and Plan Administrator may be paid by the Employer, but if not paid by the Employer when due shall be paid by the Fund. The Trustee shall have the right to liquidate trust assets to cover its fees. Notwithstanding the foregoing, no compensation other than reimbursement for expenses shall be paid to a Plan Administrator who is the Employer or a full-time Employee of the Employer. In the event any part of the Trust becomes subject to tax, all taxes incurred will be paid from the Fund unless the Plan Administrator advises the Trustee not to pay such tax.

11.4  DIVISION OF DUTIES AND INDEMNIFICATION

   (a) The Trustee shall have the authority and discretion to manage and govern the Fund to the extent provided in this instrument, but does not guarantee the Fund in any manner against investment loss or depreciation in asset value, or guarantee the adequacy of the Fund to meet and discharge all or any liabilities of the Plan.

   (b) The Trustee shall not be liable for the making, retention or sale of any investment or reinvestment made by it, as herein provided, or for any loss to, or diminution of the Fund, or for any other loss or damage which may result from the discharge of its duties hereunder except to the extent it is judicially determined that the Trustee has failed to exercise the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and like aims.

   (c) The Employer warrants that all directions issued to the Trustee by it or the Plan Administrator will be in accordance with the terms of the Plan and not contrary to the provisions of the Employee Retirement Income Security Act of 1974 and regulations issued thereunder.

   (d) The Trustee shall not be answerable for any action taken pursuant to any direction, consent, certificate, or other paper or document on the belief that the same is genuine and signed by the proper person. All directions by the Employer, Participant or the Plan Administrator shall be in writing. The Employer shall deliver to the Trustee certificates evidencing the individual or individuals authorized to act as set forth in the Adoption Agreement or as the Employer may subsequently inform the Trustee in writing and shall deliver to the Trustee specimens of their signatures.

   (e) The duties and obligations of the Trustee shall be limited to those expressly imposed upon it by this instrument or subsequently agreed upon by the parties. Responsibility for administrative duties required under the Plan or applicable law not expressly imposed upon or agreed to by the Trustee, shall rest solely with the Employer.

   (f) The Trustee shall be indemnified and saved harmless by the Employer from and against any and all liability to which the Trustee may be subjected, including all expenses reasonably incurred in its defense, for any action or failure to act resulting from compliance with the instructions of the Employer, the employees or agents of the Employer, the Plan Administrator, or any other fiduciary to the Plan, and for any liability arising from the actions or non-actions of any predecessor Trustee or fiduciary or other fiduciaries of the Plan.

   (g) The Trustee shall not be responsible in any way for the application of any payments it is directed to make or for the adequacy of the Fund to meet and discharge any and all liabilities under the Plan.

ARTICLE XII

TRUST FUND

12.1 THE FUND The Fund shall consist of all contributions made under Article III and Article IV of the Plan and the investment thereof and earnings thereon. All contributions and the earnings thereon less payments made under the terms of the Plan, shall constitute the Fund. The Fund shall be administered as provided herein.

12.2 CONTROL OF PLAN ASSETS The assets of the Fund or evidence of ownership shall be held by the Trustee under the terms of the Plan and Trust. If the assets represent amounts transferred from another trustee under a former Plan, the Trustee named hereunder shall not be responsible for any actions of the prior fiduciary including the review of the propriety of any investment under the former plan, said review to be the responsibility of the Employer.

12.3 EXCLUSIVE BENEFIT RULES No part of the Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants, former Participants with a vested interest, and the Beneficiary or Beneficiaries of deceased Participants having a vested interest in the Fund at death.

12.4 ASSIGNMENT AND ALIENATION OF BENEFITS No right or claim to, or interest in, any part of the Fund, or any payment therefrom, shall be assignable, transferable, or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution, or levy of any kind, and the Trustee shall not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute, or anticipate the same, except to the extent required by law. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a Qualified Domestic Relations Order, as defined in Code
Section 414(p), or any domestic relations order entered before January 1, 1985 which the Plan attorney and Plan Administrator deem to be qualified.

12.5 DETERMINATION OF QUALIFIED DOMESTIC RELATIONS ORDER (QDRO) A Qualified Domestic Relations Order shall specifically state all of the following in order to be deemed a QDRO:

   (a) The name and last known mailing address (if any) of the Participant and of each alternate payee covered by the Order. However, if the QDRO does not specify the current mailing address of the alternate payee, but the Plan Administrator has independent knowledge of that address, the QDRO will still be valid.

   (b) The dollar amount or percentage of the Participant's benefit to be paid by the Plan to each alternate payee, or the manner in which the amount or percentage will be determined.

   (c) The number of payments or period for which the order applies.

   (d) The specific plan (by name) to which the Order applies. The Order shall not be deemed a QDRO if it requires the Plan to provide:

   (e) any type or form of benefit, or any option not already provided for in the Plan;

   (f) increased benefits, or benefits in excess of the Participant's vested rights;

   (g) payment of a benefit earlier than allowed by the Plan's earliest retirement provisions or in the case of a profit-sharing plan, prior to the allowability of in-service withdrawals, or

   (h) payment of benefits to an alternate payee which are required to be paid to another alternate payee under another QDRO.

Promptly, upon receipt of a Domestic Relations Order which may or may not be "Qualified", the Plan Administrator shall notify the Participant and any alternate payee(s) named in the Order of such receipt, and include a copy of this paragraph 12.5. The Plan Administrator shall then forward the Order to the Plan's legal counsel for an opinion as to whether or not the Order is in fact "Qualified" as defined in Code Section 414(p). Within a reasonable time after receipt of the Order, not to exceed 60 days, the Plan's legal counsel shall make a determination as to its "Qualified" status and the Participant and any alternate payee(s) shall be promptly notified in writing of the determination.

If the "Qualified" status of the Order is in question, there will be a delay in any payout to any payee including the Participant, until the status is resolved. In such event, the Plan Administrator shall segregate the amount that would have been payable to the alternate payee(s) if the Order had been deemed a QDRO. If the Order is not Qualified, or the status is not resolved (for example, it has been sent back to the Court for clarification or modification) within 18 months beginning with the date the first payment would have to be made under the Order, the Plan Administrator shalt pay the segregated amounts plus interest to the person(s) who would have been entitled to the benefits bad there been no Order. If a determination as to the Qualified status of the Order is made after the 18-month period described above, then the Order shall only be applied on a prospective basis. If the Order is determined to be a QDRO, the Participant and alternate payee(s) shall again be notified promptly after such determination. Once an Order is deemed a QDRO, the Plan Administrator shall pay to the alternate payee(s) all the amounts due under the QDRO, including segregated amounts plus interest which may have accrued during a dispute as to the Order's qualification.

Unless specified otherwise in the Adoption Agreement, the earliest retirement age with regard to the Participant against whom the order is entered shall be the date the order is determined to be qualified. This will only allow payouts to alternate payee(s) and not the Participant.

ARTICLE XIII

INVESTMENTS

13.1 FIDUCIARY STANDARDS The Trustee shall invest and reinvest income in the same Fund in accordance with the investment instructions provided by the Employer, provided that:

  (a) such investments are prudent under the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder,

  (b) such investments are sufficiently diversified or otherwise insured or guaranteed to minimize the risk of large losses, and

   (c) such investments are similar to those which would be purchased by another professional money manager for a like plan with similar investment objectives.

13.2 FUNDING ARRANGEMENT The Employer shall appoint Capital Guardian Trust Company to serve as Trustee of the Fund. The Fund shall be invested in any of the alternatives available to the Trustee under paragraph 13.3 herein.

13.3 INVESTMENT ALTERNATIVES OF THE TRUSTEE The Trustee shall implement and invest assets in accordance with the Employer's investment instructions and the Employee Retirement Income Security Act of 1974. In addition to powers given by law, the Trustee may:

   (a) invest the Fund in any form of property, including common and preferred stocks, exchange traded put and call options, bonds, money market instruments, mutual funds (including funds for which the Trustee or its affiliates serve as investment advisor), savings accounts, certificates of deposit, Treasury bills, insurance policies and contracts, or in any other property, real or personal, having a ready market including securities issued by the Trustee and/or affiliates of the Trustee. The Trustee may invest in its own deposits, and if applicable those of affiliates, which bear a reasonable interest rate. No portion of any Qualified Voluntary Contribution, or the earnings thereon, may be invested in life insurance contracts or, as with any Participant-directed investment, in tangible personal property characterized by the IRS as a collectible,

   (b) invest any assets of the Fund in a group or collective trust established to permit the pooling of funds of separate pension and profit-sharing trusts, provided the Internal Revenue Service has ruled such group or collective trust to be qualified under Code Section 401(a) and exempt under Code Section 501(a) (or the applicable corresponding provision of any other Revenue Act) or to any other common, collective, or commingled trust fund which has been or may hereafter be established and maintained by the Trustee and/or affiliates of the Trustee. Such commingling of assets of the Fund with assets of other qualified trusts is specifically authorized, and to the extent of the investment of the Fund in such a group or collective trust, the terms of the instrument establishing the group or collective trust shall be a part hereof as though set forth herein,

   (c) invest the Fund in the common stock, debt obligations, or any other security issued by the Employer or by an affiliate of the Employer within the limitations provided under Sections 406, 407, and 408 of the Employee Retirement Income Security Act of 1974 and further provided that such investment does not constitute a prohibited transaction under Code Section 4975. Any such investment in Employer securities shall only be made upon written direction of the Employer who shall be solely responsible for propriety of such investment,

   (d) hold cash uninvested and deposit same with any banking or savings institution, including its own banking department or the banking department of an affiliate,

  (e) join in or oppose the reorganization, recapitalization, consolidation, sale or merger of corporations or properties, including those in which it is interested as Trustee, upon such terms as it deems wise,

  (f) hold investments in nominee or bearer form,

  (g) pass proxies on to any investment manager or Participant which may have directed the investment in the equity giving rise to the proxy, or to the Employer.

  (h) exercise all ownership rights with respect to assets held in the Fund.

13.4 EMPLOYER INVESTMENT DIRECTION If agreed upon by the Trustee and approved by the Employer in the Adoption Agreement, the Employer shall have the right to direct the Trustee with respect to investments of the Fund, may appoint an investment manager (registered as an investment advisor under the Investment Advisors Act of 1940) to direct investments, or may give the Trustee sole investment management responsibility. The Employer may purchase and sell interests in a registered investment company (i.e., mutual funds) for which the Sponsor, its parent, affiliates, or successors, may serve as investment advisor and receive compensation from the registered investment company for its services as investment advisor. The Employer shall advise the Trustee in writing regarding the retention of investment powers, the appointment of an investment manager, or the delegation of investment powers to the Trustee. Any investment directive under this Plan shall be made in writing by the Employer or investment manager, as the case may be. The Trustee shall not be responsible for the propriety of any directed investment made and shall not be required to consult with or advise the Employer regarding the investment quality of any directed investment held hereunder. While the Employer may direct the Trustee with respect to Plan investments, the Employer may not:

   (a) borrow from the Fund or pledge any of the assets of the Fund as security for a loan,

   (b) buy property or assets from or sell property or assets to the Fund,

   (c) charge any fee for services rendered to the Fund, or

   (d) receive any services from the Fund on a preferential basis.

13.5 EMPLOYEE INVESTMENT DIRECTION If agreed to by the Trustee and approved by the Employer in the Adoption Agreement, Participants shall be given the option to direct the investment of their personal contributions and their share of the Employer's contribution among alternative investment funds established as part of the overall Fund. Unless otherwise specified by the Employer in the Adoption Agreement, such investment funds shall be restricted to funds acceptable to the Trustee. If investments outside the Trustee's control are allowed, Participants may not direct that investments be made in collectibles, other than U.S. Government or State issued gold and silver coins. In this connection, a Participant's right to direct the investment of any contribution shall apply only to selection of the desired fund. The following rules shall apply to the administration of such funds.

   (a) At the time an Employee becomes eligible for the Plan, he or she shall complete an investment designation form stating the percentage of his or her contributions to be invested in the available funds.

   (b) A Participant may change his or her election with respect to future contributions by filing a new investment designation form with the Employer who will deliver the instructions to the Trustee in accordance with the procedures established by the Trustee.

   (c) A Participant may elect to transfer all or part of his or her balance from one investment fund to another by filing an investment designation form with the Employer who will deliver the instructions to the Trustee in accordance with the procedures established by the Trustee.

   (d) The Employer shall be responsible when transmitting Employee and Employer contributions to show the dollar amount to be credited to each investment fund for each Employee.

   (e) Except as otherwise provided in the Plan, neither the Trustee, nor the Employer, nor any fiduciary of the Plan shall be liable to the Participant or any of his or her beneficiaries for any loss resulting from action taken at the direction of the Participant.

ARTICLE XIV

TOP-HEAVY PROVISIONS

14.1 APPLICABILITY OF RULES If the Plan is or becomes Top-Heavy in any Plan Year beginning after 1983, the provisions of this Article will supersede any conflicting provisions in the Plan or Adoption Agreement.

14.2 MINIMUM CONTRIBUTION Notwithstanding any other provision in the Employer's Plan, for any Plan Year in which the Plan is Top-Heavy, the aggregate Employer contributions and forfeitures allocated on behalf of any Participant (without regard to any Social Security contribution) under this Plan and any other Defined Contribution Plan of the Employer shall be determined as follows:

  (a) When the Employer maintains one Plan or a combination of Paired or non-paired Defined Contribution Plans and no Defined Benefit Plans which are Top-Heavy or Super Top-Heavy, the Employer will contribute the lesser of 3% of such Participant's Compensation or the largest percentage of Employer contributions and forfeitures, as a percentage of the first $200,000 of the Key Employee's Compensation, allocated on behalf of any Key Employee for that year.

  (b) Minimum Top-Heavy Contributions for Paired Defined Contribution and Defined Benefit Plans where the Plans are not Super Top-Heavy:

    (1) If an Employee participates in Paired Defined Contribution Plan #01001 or #01002 and also participates in Paired Defined Benefit Plan #02001, #02002, #02003 or #02004, the Employer shall provide a minimum non-integrated benefit of 3% of the highest 5-consecutive year average Compensation for each non-Key Employee who participates in such Defined Benefit Plan, not to exceed a cumulative accrued benefit of 30%.

    (2) If an Employee participates in Paired Defined Contribution Plan #01001 or #01002, but does not participate in Paired Defined Benefit Plan #02001, #02002, #02003 or #02004, the Employer shall make a minimum non-integrated allocation of Employer contributions and forfeitures (in the aggregate under all Defined Contribution Plans) of 4% of each eligible Participant's Top-Heavy Compensation.

   (c) Minimum Top-Heavy Contributions for Paired Defined Contribution and Defined Benefit Plans where the Plans are Super Top-Heavy:

    (1) If an Employee participates in Defined Contribution Plan #01001 or #01002 and in Paired Defined Benefit Plan #02001, #02002, #02003 or #02004, the Employer shall provide a minimum non-integrated benefit of 2% of the highest 5-consecutive year average Compensation for each non-Key Employee who participates in such Defined Benefit Plan, not to exceed a cumulative accrued benefit of 20%.

    (2) If an Employee participates in Defined Contribution Plan #01001 or #01002, but does not participate in Paired Defined Benefit Plan #02001, #02002, #02003 or #02004, the minimum contribution requirements at paragraph 14.2(b)(2) shall apply except that the minimum non-integrated allocation percentage shall be 3% instead of 4%.

   (d) If the Employer maintains or maintained a Defined Benefit Plan which is not paired, the provisions of the "Limitations on Allocations" section of the Adoption Agreement shall apply.

Each Participant who is employed by the Employer on the last day of the Plan Year shall be entitled to receive an allocation of the Employer's minimum contribution for such Plan Year. The minimum allocation applies even though under other Plan provisions the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because the Participant fails to make Mandatory Contributions to the Plan, the Participant's Compensation is less than a stated amount, or the Participant fails to complete 1,000 Hours of Service (or such lesser number designated by the Employer in the Adoption Agreement during the Plan Year.) A Paired profit-sharing plan designated to provide the minimum Top-Heavy contribution must do so regardless of profits. Unless the Employer specifies otherwise in the Adoption Agreement, the minimum Top-Heavy contribution will be allocated to the accounts of all eligible Participants, even if they are Key Employees.

For purposes of computing the minimum allocation, Compensation shah mean Compensation as defined in the second paragraph of paragraph 1.8 of the Plan.

The Top-Heavy minimum contribution does not apply to any Participant to the extent the Participant is covered under any other plan(s) of the Employer and the Employer has provided in the Adoption Agreement that the minimum allocation or benefit requirements applicable to Top-Heavy Plans will be met in the other plan(s).

14.3 MINIMUM VESTING For any Plan Year in which this Plan is Top-Heavy, the minimum vesting schedule elected by the Employer in the Adoption Agreement will automatically apply to the Plan. If the vesting schedule selected by the Employer in the Adoption Agreement is less liberal than the allowable schedule, the schedule will automatically be modified. If the vesting schedule under the Employer's Plan shifts in or out of the Top-Heavy schedule for any Plan Year, such shift is an amendment to the vesting schedule and the election in paragraph 9.8 of the Plan applies. The minimum vesting schedule applies to all benefits within the meaning of Section 411(a)(7) of the Code except those attributable to Employee contributions, including benefits accrued before the effective date of Section 416 of the Code and benefits accrued before the Plan became Top-Heavy. Further, no reduction in vested benefits may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. However, this paragraph does not apply to the account balances of any Employee who does not have an Hour of Service after the Plan initially becomes Top-Heavy and such Employee's account balance attributable to Employer contributions and forfeitures will be determined without regard to this paragraph.

14.4 LIMITATIONS ON ALLOCATIONS In any Plan Year in which the Top-Heavy Ratio exceeds 90% (i.e., the Plan becomes Super Top-Heavy), the denominators of the Defined Benefit Fraction (as defined in paragraph 1.11) and Defined Contribution Fraction (as defined in paragraph 1.14) shall be computed using 100% of the dollar limitation instead of 125%.

ARTICLE XV

AMENDMENT AND TERMINATION

15.1 AMENDMENT BY SPONSOR The Sponsor may amend any or all provisions of this Plan and Trust at any time without obtaining the approval or consent of any Employer which has adopted this Plan and Trust provided that no amendment shall authorize or permit any part of the corpus or income of the Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants and their beneficiaries, or eliminate an optional form of distribution. In the case of a mass-submitted plan, the mass-submitter shall amend the Plan on behalf of the Sponsor.

15.2 AMENDMENT BY EMPLOYER The Employer may amend any option in the Adoption Agreement, and may include language as permitted in the Adoption Agreement,

   (a) to satisfy Code Section 415, or

   (b) to avoid duplication of minimums under Section 416 of the Code, because of the required aggregation of multiple plans. The Employer may add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as individually designed.

If the Employer amends the Plan and Trust other than as provided above, including providing for a waiver of minimum funding under Code Section 412(d), the Employer's Plan shall no longer participate in this Prototype Plan and will be considered an individually designed plan for which the Employer must obtain a separate determination letter.

15.3 TERMINATION Employers shall have the right to terminate their Plans upon 60 days notice in writing to the Trustee. If the Plan is terminated, partially terminated, or if there is a complete discontinuance of contributions under a profit-sharing plan maintained by the Employer, all amounts credited to the accounts of Participants shall vest and become nonforfeitable. In the event of a partial termination, only those who separate from Service shall be fully vested. In the event of termination, the Employer shall direct the Trustee with respect to the distribution of accounts to or for the exclusive benefit of Participants or their beneficiaries. The Trustee shall dispose of the Fund in accordance with the written directions of the Plan Administrator, provided that no liquidation of assets and payment of benefits, (or provision therefor), shall actually be made by the Trustee until after it is established by the Employer in a manner satisfactory to the Trustee, that the applicable requirements, if any, of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code governing the termination of employee benefit plans, have been or are being, complied with, or that appropriate authorizations, waivers, exemptions, or variances have been, or are being obtained.

15.4 QUALIFICATION OF EMPLOYER'S PLAN If the adopting Employer fails to attain or retain Internal Revenue Service qualification, such Employer's Plan shall no longer participate in this Prototype Plan and will be considered an individually designed plan.

15.5   MERGERS AND CONSOLIDATIONS

   (a) In the case of any merger or consolidation of the Employer's Plan with, or transfer of assets or liabilities of the Employer's Plan to, any other plan, Participants in the Employer's Plan shall be entitled to receive benefits immediately after the merger, consolidation, or transfer which are equal to or greater than the benefits they would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

  (b) Any corporation into which the Trustee or any successor trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee or any successor trustee may be a party, or any corporation to which all or substantially all the trust business of the Trustee or any successor trustee may be transferred, shall be the successor of such Trustee without the filing of any instrument or performance of any further act, before any court.

15.6 RESIGNATION AND REMOVAL The Trustee may resign by written notice to the Employer which shall be effective 60 days after delivery. The Employer may discontinue its participation in this Prototype Plan and Trust effective upon 60 days written notice to the Sponsor. In such event the Employer shall, prior to the effective date thereof, amend the Plan to eliminate any reference to this Prototype Plan and Trust and appoint a successor trustee or custodian or arrange for another funding agent. The Trustee shall deliver the Fund to its successor on the effective date of the resignation or removal, or as soon thereafter as practicable, provided that this shall not waive any lien the Trustee may have upon the Fund for its compensation or expenses. If the Employer fails to amend the Plan and appoint a successor trustee, custodian, or other funding agent within the said 60 days, or such longer period as the Trustee may specify in writing, the Plan shall be deemed individually designed and the Employer deemed the successor trustee. The Employer must then obtain its own determination letter.

15.7 QUALIFICATION OF PROTOTYPE The Sponsor intends that this Prototype Plan will meet the requirements of the Code as a qualified Prototype Retirement Plan and Trust. Should the Commissioner of Internal Revenue or any delegate of the Commissioner at any time determine that the Plan and Trust fails to meet the requirements of the Code, the Sponsor will amend the Plan and Trust to maintain its qualified status.
ARTICLE XVI
GOVERNING LAW
Construction, validity and administration of the Prototype Plan and Trust, and any Employer Plan and Trust as embodied in the Prototype document and accompanying Adoption Agreement, shall be governed by Federal law to the extent applicable and to the extent not applicable by the laws of the State/Commonwealth in which the principal office of the Sponsor is located.

IRS OPINION LETTERS

Below are the Internal Revenue Service opinion letters approving the form of the American Funds Prototype Defined Contribution Plan and Trust.

Internal Revenue Service
Plan Description: Prototype Non-standardized Profit Sharing Plan
FFN: 50370211902-001
Case: 9015079 EIN: 95-2769620
BPD: 02 Plan: 001
Letter Serial No: D351790a

AMERICAN FUNDS DISTRIBUTORS, INC.
333 SOUTH HOPE STREET
LOS ANGELES CA 90071

Department of the Treasury
Washington, DC 20224

Person to Contact: Mrs. Fleming
Telephone Number: (202) 566-6421
Refer Reply to: E:EP:Q:I
Date: 08/28/90

Dear Applicant:

In our opinion, the form of the plan identified above is acceptable under section 401 of the Internal Revenue Code for use by employers for the benefit of their employees. This opinion relates only to the acceptability of the form of the plan under the Internal Revenue Code. It is not an opinion of the effect of other Federal or local statutes.

You must furnish a copy of this letter to each employer who adopts this plan. You are also required to send a copy of the approved form of the plan, any approved amendments and related documents to each Key District Director of Internal Revenue Service in whose jurisdiction there are adopting employers.

Our opinion on the acceptability of the form of the plan is not a ruling or determination as to whether an employer's plan qualifies under Code section 401
(a). Therefore, an employer adopting the form of the plan should apply for a determination letter by filing an application with the Key District Director of Internal Revenue Service on Form 5307, Short Form Application for Determination for Employee Benefit Plan.

If you, the plan sponsor, have any questions concerning the IRS processing of this case, please call the above telephone number. This number is only for use of the plan sponsor. Individual participants and/or adopting employers with questions concerning the plan should contact the plan sponsor. The plan's adoption agreement must include the sponsor's address and telephone number for inquiries by adopting employers.

If you write to the IRS regarding this plan, please provide your telephone number and the most convenient time for us to call in case we need more information. Whether you call or write, please refer to the Letter Serial Number and File Folder Number shown in the heading of this letter.

You should keep this letter as a permanent record. Please notify us if you modify or discontinue sponsorship of this plan.

Sincerely yours,
(signature)
Chief, Employee Plans Qualifications Branch

Internal Revenue Service Plan Description: Prototype Non-standardized Money Purchase Pension Plan

FFN: 50370211902-002
Case: 9015080 EIN: 95-2769620
BPD: 02 Plan: 002
Letter Serial No: D351787a

AMERICAN FUNDS DISTRIBUTORS, INC..
333 SOUTH HOPE STREET
LOS ANGELES CA 90071

Department of the Treasury
Washington. DC 20224

Person to Contact: Mrs. Fleming
Telephone Number: (202) 566-6421
Refer Reply to: E:EP:Q:I
Date: 08/28/90

Dear Applicant:

In our opinion, the form of the plan identified above is acceptable under section 401 of the Internal Revenue Code for use by employers for the benefit of their employees. This opinion relates only to the acceptability of the form of the plan under the Internal Revenue Code. It is not an opinion of the effect of other Federal or local statutes.

You must furnish a copy of this letter to each employer who adopts this plan. You are also required to send a copy of the approved form of the plan, any approved amendments and related documents to each Key District Director of Internal Revenue Service in whose jurisdiction there are adopting employers.

Our opinion on the acceptability of the form of the plan is not a ruling or determination as to whether an employer's plan qualifies under Code section 401
(a). Therefore, an employer adopting the form of the plan should apply for a determination letter by filing an application with the Key District Director of Internal Revenue Service on Form 5307, Short Form Application for Determination for Employee Benefit Plan.

If you, the plan sponsor, have any questions concerning the IRS processing of this case, please call the above telephone number. This number is only for use of the plan sponsor. Individual participants and/or adopting employers with questions concerning the plan should contact the plan sponsor. The plan's adoption agreement must include the sponsor's address and telephone number for inquiries by adopting employers.

If you write to the IRS regarding this plan, please provide your telephone number and the most convenient time for us to call in case we need more information. Whether you call or write, please refer to the Letter Serial Number and File Folder Number shown in the heading of this letter.

You should keep this letter as a permanent record. Please notify us if you modify or discontinue sponsorship of this plan.

Sincerely yours,
(signature)
Chief, Employee Plans Qualifications Branch

RETIRE-007-0991
Litho in USA I




PROTOTYPE PROFIT SHARING PLAN #003
NONSTANDARDIZED ADOPTION AGREEMENT
PROTOTYPE PROFIT-SHARING PLAN AND TRUST

Sponsored by
AMERICAN FUNDS DISTRIBUTORS, INC.

The Employer named below hereby establishes a Profit-Sharing Plan for eligible Employees as provided in this Adoption Agreement and the accompanying Prototype Plan and Trust Basic Plan Document #01.

1.   EMPLOYER INFORMATION

NOTE:    If multiple Employers are adopting the Plan, complete this section based on the lead Employer. Additional Employers may adopt this Plan by attaching executed signature pages on the back of the Employer's Adoption Agreement.
      (a) NAME AND ADDRESS:
      (b) TELEPHONE NUMBER:
      (c) FAX NUMBER:
      (d) TAX ID NUMBER:
      (e) 1. FORM OF BUSINESS:

      (i)   Sole Proprietorship
      (ii)  Partnership
      (iii) Corporation
      (iv)  "S" Corporation (formerly known as Subchapter S)
      (v)   Other:
          2. ARE YOU PART OF A CONTROLLED GROUP?
             Yes ___       No ___     Not Sure ___
      (f)  NAME OF PLAN:
      (g)  THREE-DIGIT PLAN NUMBER FOR ANNUAL RETURN/REPORT:
      (h)  DATE OF ORGANIZATION:           /            /
                                      month       day     year
2.   EFFECTIVE DATE

     (a)  This is a new Plan having an effective date of
                          /    /
               month        day        year

     (b) This is an amended Plan. The effective date of the original Plan was month / day / year

          The effective date of the amended Plan is month / day / year with the exception of Sections 6(d), 7(b), 7(c) and 11 herein which shall be effective as of the first day of the 1989 Plan Year.

3.   DEFINITIONS

    (a) "COMPENSATION": Compensation shall be determined on the basis of the:
     __ (i) Plan Year         __(ii) Employer's Taxable Year
     __ (iii) Calendar Year
     Compensation __ shall __ shall not include Employer contributions made pursuant to a Salary Savings Agreement which are not includable in the gross income of the Employee for the reasons indicated in the definition of Compensation at 1.8 of the Basic Plan Document #01.

     If the Employer chooses a non-integrated allocation formula, Compensation will exclude:
__ Overtime __ Bonuses   __ Commissions __ Accrued Compensation
__ Other Taxable Remuneration (specify)

NOTE:    Any exclusion of Compensation must satisfy the requirements of Section
1.401(a)(4) of the Income Tax Regulations and Code Section 414 (s) and the regulations thereunder.

(b)  "ENTRY DATE":

[ ] (i) The first day of the Plan Year during which an Employee meets the eligibility requirements.

[ ] (ii) The first day of the Plan Year nearest the date on which an Employee meets the eligibility requirements.

[ ] (iii) The first day of the month coinciding with or following the date on which an Employee meets the eligibility requirements.

[ ] (iv) The earlier of the first day of the Plan Year or the first day of the seventh month of the Plan Year coinciding with or following the date on which an Employee meets the eligibility requirements.

[ ] (v) The first day of the Plan Year following the date on which the Employee meets the eligibility requirements. If this election is made, the Service requirement at 4(a)(ii) may not exceed 1/2 year and the age requirement at 4(b)(ii) herein may not exceed 20-1/2.

3.   DEFINITIONS (continued)

(c) "HOURS OF SERVICE": Shall be determined on the basis of the method selected below. Only one method may be selected. The method selected shall be applied to all Employees covered under the Plan as follows:

[ ] (i) On the basis of actual hours for which an Employee is paid or entitled to payment.

[ ]  (ii) On the basis of days worked. An Employee shall be credited with ten
(10) Hours of Service if under paragraph 1.29 of the Basic Plan Document #01 such Employee would be credited with at least one (1) Hour of Service during the day.

[ ] (iii) On the basis of weeks worked. An Employee shall be credited with forty-five (45) Hours of Service if under paragraph 1.29 of the Basic Plan Document #01 such Employee would be credited with at least one (1) Hour of Service during the week.

[ ] (iv) On the basis of semi-monthly payroll periods. An Employee shall be credited with ninety-five (95) Hours of Service if under paragraph 1.29 of the Basic Plan Document #01 such Employee would be credited with at least one (1) Hour of Service during the semi-monthly payroll period.

[ ] (v) On the basis of months worked. An Employee shall be credited with one hundred ninety (190) Hours of Service if under paragraph 1.29 of the Basic Plan Document #01 such Employee would be credited with at least one (1) Hour of Service during the month.

(d) "LIMITATION YEAR": The 12-consecutive-month period commencing on ______ and ending on _____

(e)   "NET PROFIT":

[ ] (i) Not applicable (profits will not be required for contributions to the Plan)

[ ]  (ii) As defined in paragraph 1.36 of the Basic Plan Document #01

[ ]  (iii) Shall be defined as:
     ------------------------------------------------
     ------------------------------------------------
     (Only use if definition in paragraph 1.36 of the Basic Plan Document #01 is to be superseded.)

(f)   "PLAN YEAR": The 12-consecutive-month period commencing on   and ending
on If applicable, the first Plan Year will be a shod Plan Year commencing on and ending on Thereafter, the Plan Year shall be as above.

(g) "QUALIFIED EARLY RETIREMENT AGE": For purposes of making distributions under the provisions of a Qualified Domestic Relations Order, the Plan's Qualified Early Retirement Age with regard to the Participant against whom the order is entered [ ] shall [ ] shall not be the date the order is determined to be qualified. If "shall" is elected, this will only allow payout to the alternate payee(s).

(h) "QUALIFIED JOINT AND SURVIVOR ANNUITY": The safe-harbor provisions of paragraph 8.7 of the Basic Plan Document #01 [] are [] are not applicable. If not applicable, the survivor annuity shall be __% (50%, 66-2/3%, 75% or 100%) of the annuity payable during the lives of the Participant and Spouse. If no answer is specified, 50% will be used.

(i)   "TAXABLE WAGE BASE":

[ ]   (i) Not applicable- Plan is not integrated with Social Security

[ ]  (ii) The maximum earnings considered wages for such Plan Year under Code
Section 3121(a)

[ ] (iii) ___% (not more than 100%) of the amount considered wages for such Plan Year under Code Section 3121 (a)

[ ] (iv) $______, provided that such amount is not in excess of the amount determined under paragraph 3(i)(ii) above

[ ]  (v) For the 1989 Plan Year $10,000. For all subsequent Plan Years, 20% of
the maximum earnings considered wages for such     Plan Year under Code Section
3121 (a)

NOTE: Using less than the maximum may result in a change in the allocation formula in Section 7 hereof.

(j) "VALUATION DATE(S)": Allocations to Participant Accounts will be done in accordance with Article V of the Basic Plan Document #01:

[ ] (i) Daily    [ ] (iii) Bimonthly   [ ] (v) Semi-Annually

[ ] (ii) Monthly [ ] (iv) Quarterly    [ ] (vi) Annually

(k)   "YEAR OF SERVICE":

(i) For Eligibility Purposes: The 12-consecutive-month period during which an Employee is credited with ___ [not more than 1,000] Hours of Service

(ii) For Allocation Accrual Purposes: The 12-consecutive-month period during which an Employee is credited with ____ [not more than 1,000] Hours of Service

(iii) For Vesting Purposes: The 12-consecutive-month period during which an Employee is credited with ___ [not more than 1,000] Hours of Service

4.   ELIGIBILITY REQUIREMENTS

(a)  SERVICE:

[ ] (i) The Plan shall have no service requirement.

[ ] (ii) The Plan shall cover only Employees having completed at least ____ [not more than three (3)] Years of Service. If three is specified, it will automatically be deemed to be two (2) for all Plan Years beginning in 1989 and later.

NOTE: If the eligibility period exceeds one (1) Year of Service, the vesting provisions at Section 11 herein must be completed to provide a 100% vested and nonforfeitable benefit upon participation. If the Year(s) of Service selected is or includes a fractional year, an Employee will not be required to complete any specified number of Hours of Service to receive credit for such fractional year.

(b)  AGE:

[ ] (i) The Plan shall have no minimum age requirement.

[ ] (ii) The Plan shall cover only Employees having attained age ___ [not more than age 21].

(c) CLASSIFICATION: The Plan shall cover all Employees who have met the age and service requirements with the following exceptions:

[ ] (i) No exceptions

[ ] (ii) The Plan shall exclude Employees included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee Representatives, if retirement benefits were the subject of good faith bargaining. For this purpose, the term "Employee Representative" does not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer.

[ ] (iii) The Plan shall exclude Employees who are nonresident aliens and who receive no earned income from the Employer which constitutes income from sources within the United States.

[ ] (iv) The Plan shall exclude from participation any nondiscriminatory classification of Employees determined as follows:
-------------------------------------------------------------
-------------------------------------------------------------

(d)  EMPLOYEES ON EFFECTIVE DATE:

[ ] (i) Employees employed on the Plan's Effective Date do not have to satisfy the Service requirements specified above.

[ ] (ii) Employees employed on the Plan's Effective Date do not have to satisfy the Age requirements specified above.

5.   RETIREMENT AGES

(a) NORMAL RETIREMENT AGE: If the Employer imposes a requirement that Employees retire upon reaching a specified age, the Normal Retirement Age selected below may not exceed the Employer-imposed mandatory retirement age.

[ ] (i) Normal Retirement Age shall be _____ [not to exceed age 65].

[ ] (ii) Normal Retirement Age shall be the later of attaining age ____ [not to exceed age 65] or the _____ [not to exceed the 5th] anniversary of the first day of the first Plan Year in which the Participant commenced participation in the Plan.

(b)  EARLY RETIREMENT AGE:

[ ] (i) Not applicable

[ ] (ii) The Plan shall have an Early Retirement Age of __ [not less than 55] and completion of __ Years of Service.

6.   EMPLOYER CONTRIBUTIONS

[ ] (a) An amount fixed by appropriate action of the Employer as of the time prescribed by law

[ ] (b) ___% of the Employer's Net Profit. (The allocation to any one Participant shall not exceed the Maximum Permissible Amount.) ___% of Compensation of eligible Participants for the Plan Year

[ ] ___% of each eligible Participant's Compensation plus ___% of Compensation in excess of the Taxable Wage Base defined at Section 3(i) hereof. The percentage on excess compensation may not exceed the lesser of (i) the amount first specified in this paragraph or (ii) the greater of 5.7% or the percentage rate of tax under Code Section 3111(a) as in effect on the first day of the Plan Year attributable to the Old Age (OF) portion of the OASDI provisions of the Social Security Act. If the Employer specifies a Taxable Wage Base in Section 3(i) which is lower than the Taxable Wage Base for Social Security purposes (SSTWB) in effect as of the first day of the Plan Year, the percentage contributed with respect to excess Compensation must be adjusted. If the Plan's Taxable Wage Base is greater than the larger of $10,000 or 20% of the SSTWB but not more than 80% of the SSTWB, the excess percentage is 4.3%. If the Plan's Taxable Wage Base is greater than 80% of the SSTWB but less than 100% of the SSTWB, the excess percentage is 5.4%.

NOTE: Employer contributions shall be subject to the limitations of Article X of the Basic Plan Document #01. For this purpose, a contribution for a Plan Year shall be limited for the Limitation Year which ends with or within such Plan Year.

7.   ALLOCATION OF EMPLOYER CONTRIBUTION

NOTE:    The integrated allocation formulas below are for Plan Years beginning in 1989 and later. The Employer's allocation for earlier years shall be as specified in its Plan prior to Amendment for the Tax Reform Act of 1986.

[ ] (a) NON-INTEGRATED ALLOCATION FORMULA [See Minimum Contributions Under Top-Heavy Plans at Section 7(e).] The Employer's contribution for any Plan Year plus any forfeitures (only if they are reallocated to Participants under Section 9), shall be allocated to the accounts of eligible Participants in direct proportion to their respective Compensation for such Plan Year.

[ ] (b) INTEGRATED ALLOCATION FORMULA [See Minimum Contributions Under Top-Heavy Plans at Section 7(e).] The Employer's contribution for the Plan Year plus any forfeitures (only if they are reallocated to Participants under Section 9) shall be allocated to the accounts of eligible Participants as follows:

(i) First, to the extent contributions and forfeitures are sufficient, all Participants will receive an allocation equal to 3% of their Compensation.

(ii) Next, any remaining Employer Contributions and forfeitures will be allocated to Participants who have Compensation in excess of the Taxable Wage Base (excess Compensation). Each such Participant will receive an allocation in the ratio that his or her excess Compensation bears to the excess Compensation of all Participants. Participants may only receive an allocation of 3% of excess Compensation.

(iii) Next, any remaining Employer contributions and forfeitures will be allocated to all Participants in the ratio that their Compensation plus excess Compensation bears to the total Compensation plus excess Compensation of all Participants. Participants may only receive an allocation of up to 2.7% of their Compensation plus excess Compensation under this allocation method. If the Taxable Wage Base as defined at Section 3(i) above is less than the maximum but more than the greater of $10,000 or 20% of the maximum, then the 2.7% must be reduced. If the amount specified is greater than 80% but less than 100% of the maxi- mum Taxable Wage Base, the 2.7% must be reduced to 2.4%. If the amount specified is greater than the greater of $10,000 or 20% of the maximum Taxable Wage Base but not more than 80%, 2.7% must be reduced to 1.3%

NOTE:    If the Plan is not Top-Heavy, subparagraphs (i) and (ii) above may be disregarded and 5.7%, 5.4% or 4.3% may be substituted for 2.7%, 2.4% or 1.3% where it appears in (iii) above.

(iv) Next, any remaining Employer contributions and forfeitures will be allocated to all Participants (whether or not they received an allocation under the preceding paragraphs) in the ratio that each Participant's Compensation bears to all Participants' Compensation.

(c)  ALTERNATIVE INTEGRATED ALLOCATION FORMULA [See Minimum Contributions Under
Top-Heavy Plans at Section 7(e).]   The Employer's Contribution for any Plan
Year plus any forfeitures (only if they are reallocated under Section 9 below),
shall be   allocated to the accounts of eligible Participants based on the
Contribution formula described in Section 6(d) above. If this allocation formula is used for Top-Heavy Plans, the first blank may not be less than 3%.

NOTE: Only one plan maintained by the Employer may be integrated with Social Security.

(d)  ALLOCATION OF EXCESS AMOUNTS (ANNUAL ADDITIONS) In the event that the
allocation formula above results in an Excess Amount,     such excess shall be:

[ ] (i) placed in a suspense account accruing no gains or losses for the benefit of the Participant.

[ ] (ii) reallocated as additional Employer contributions to all other Participants to the extent that they do not have an Excess Amount.

If no answer is specified, the suspense account method will be used.

(e) MINIMUM CONTRIBUTIONS UNDER TOP-HEAVY PLANS Notwithstanding any other provision hereof, the Employer shall make a minimum contribution for each eligible Participant with respect to any Plan Year for which the Plan is Top-Heavy. The minimum contribution shall be determined in accordance with paragraph 14.2 of Basic Plan Document #01 for:

[ ] (i) all eligible Participants.

[ ] (ii) only eligible non-Key Employees who are Participants.

8.  ALLOCATIONS TO TERMINATED EMPLOYEES

[ ] (a) The Employer will not allocate Employer-related contributions to Employees who terminate during a Plan Year unless required to satisfy the requirements of Code Sections 401 (a)(26) and 410(b). (The requirements are effective for 1989 and subsequent Plan Years.)

[ ] (b) The Employer will allocate Employer-related contributions to Employees who terminate during the Plan Year as a result of:

[ ] (i) retirement.    [ ] (ii) Disability.    [ ] (iii) death.

[ ] (iv) other termination of employment provided that the Participant has completed a Year of Service as defined for Allocation Accrual purposes.

[ ] (v) other termination of employment even though the Participant has not completed a Year of Service.

9.   ALLOCATION OF FORFEITURES

(a)  ALLOCATION ALTERNATIVES:

[ ] (i) Forfeitures shall be allocated to Participants in the same manner as the Employer's contribution.

[ ] (ii) Forfeitures shall be applied to reduce the Employer's contribution for such Plan Year.

(b)  DATE FOR REALLOCATION:

NOTE:    If no distribution has been made to a former Participant, subsection
(i) will apply to such Participant even if the Employer elects (ii) or (iii) below as its normal administrative policy.

[ ] (i) Forfeitures shall be reallocated at the end of the Plan Year during which the former Participant incurs his or her fifth consecutive one-year Break In Service.

[ ]  (ii) Forfeitures will be reallocated immediately (as of the next Valuation
Date).

[ ] (iii) Forfeitures shall be reallocated at the end of the Plan Year during which the former Participant incurs a one-year Break in Service.

(c) RESTORATION OF FORFEITURES: If amounts are forfeited prior to five consecutive 1-year Breaks In Service, the funds for restoration of account balances will be obtained from the following resources in the order indicated (fill in the appropriate number):

[ ]  (i) Current year's forfeitures

[ ]  (ii) Additional Employer contribution

[ ]  (iii) Income or gain to the Plan

10.  LIMITATIONS ON ALLOCATIONS

[ ] This is the only Plan the Employer maintains or ever maintained; therefore, this Section is not applicable.

[ ] The Employer does maintain or has maintained another Plan (including a Welfare Benefit Fund or an individual medical account [as defined in Code
Section 415(i)(2)], under which amounts are treated as Annual Additions) and has completed the proper sections below.

Complete (a), (b) and (c) only if you maintain or ever maintained another qualified plan, including a Welfare Benefit Fund or an individual medical account [as defined in Code Section 415(1)(2)], in which any Participant in this Plan is (or was) a participant or could possibly become a participant.

(a) If the Participant is covered under another qualified Defined Contribution Plan maintained by the Employer, other than a Master or Prototype Plan:

[ ] (i) The provisions of Article X of the Basic Plan Document #01 will apply as if the other plan were a Master or Prototype Plan.

[ ] (ii) Attach provisions stating the method under which the plans will limit total Annual Additions to the Maximum Permissible Amount and will properly reduce any Excess Amounts in a manner that precludes Employer discretion.

(b) If a Participant is or ever has been a participant in a Defined Benefit Plan maintained by the Employer: Attach provisions which will satisfy the 1.0 limitation of Code Section 415(e). Such language must preclude Employer
discretion. The    Employer must also specify the interest and mortality
assumptions used in determining Present Value in the Defined Benefit Plan.

(c) The minimum contribution or benefit required under Code Section 416 relating to Top-Heavy Plans shall be satisfied by:

[ ] (i) this Plan.

[ ] (ii) -----------------------------------------------
--------------------------------------------------------
(name of other qualified plan of the Employer)

[ ] (iii) Attach provisions stating the method under which the minimum contribution and benefit provisions of Code Section 416 will be satisfied. If a Defined Benefit Plan is or was maintained, an attachment must be provided showing interest and mortality assumptions used in determining the Top-Heavy Ratio.

11.  VESTING

Each Participant shall acquire a vested and nonforfeitable percentage in his or her account balance attributable to Employer contributions and the earnings thereon under the procedures selected below except with respect to any Plan Year during which the Plan is Top-Heavy, in which case the two-twenty vesting schedule [option (iv)] shall automatically apply unless the Employer has already elected a faster vesting schedule. If the Plan is switched to option
(b)(iv), because of its Top-Heavy status, that vesting schedule will remain in effect even if the Plan later becomes non-Top-Heavy until the Employer executes an amendment of this Adoption Agreement indicating otherwise.

(a) COMPUTATION PERIOD: The computation period for purposes of determining Years of Service and Breaks in Service for purposes of computing a Participant's nonforfeitable right to his or her account balance derived from Employer contributions:


11.  VESTING (continued)

[ ]  (i) shall not be applicable since Participants are always fully vested.

[ ]  (ii) shall commence on the first day of the Plan Year during which an
Employee first performs an Hour of Service for the      Employer, and each
subsequent 12-consecutive-month period shall commence on the anniversary thereof.

A Participant shall receive credit for a Year of Service if he or she completes at least 1,000 Hours of Service [or if lesser, the number of hours specified at 3(k)(iii) of this Adoption Agreement] at any time during the 12-consecutive-month computation period. Consequently, a Year of Service may be earned prior to the end of the 12-consecutive-month computation period and the Participant need not be employed at the end of the 12-consecutive-month computation period to receive credit for a Year of Service.

(b)  VESTING SCHEDULES:

NOTE: The vesting schedules below only apply to a Participant who has at least one Hour of Service during or after the 1989 Plan Year. If applicable, Participants who separated from Service prior to the 1989 Plan Year will remain under the vesting schedule as in effect in the Plan prior to amendment for the Tax Reform Act of 1986.

[ ] (i) Full and immediate vesting

                     Years of Service
           1      2     3      4    5      6      7
         --------------------------------------------

[ ] (ii)  ___%   100%
[ ] (iii) ___%   ___%  100%
[ ] (iv)  ___%    20%   40%   60%   80%   100%
[ ] (v)    10%    20%   30%   40%   60%    80%   100%
[ ] (vi)   10%    20%   30%   40%   60%    80%   100%
[ ] (vii) ___%   ___%  ___%  ___%  100%
[ ] (viii)___%   ___%  ___%  ___%  ___%   ___%   100%

NOTE:    The percentages selected for schedule (viii) may not be less for any year than the percentages shown at schedule (v).

(c)  SERVICE DISREGARDED FOR INVESTING:

[ ] (i) Service prior to the Effective Date of this Plan or a predecessor plan shall be disregarded when computing a Participant's vested and nonforfeitable interest.

[ ] (ii)Service prior to a Participant having attained age 18 shall be disregarded when computing a Participant's vested and nonforfeitable interest.

12.  SERVICE WITH PREDECESSOR ORGANIZATION

For purposes of satisfying the Service requirements for eligibility, Hours of Service shall include Service with the following predecessor organization(s) (these hours will also be used for vesting purposes):
--------------------------------------------------------------
--------------------------------------------------------------

13.  ROLLOVER/TRANSFER CONTRIBUTIONS

a) Rollover Contributions, as described at paragraph 4.3 of the Basic Plan Document #01, [] shall [] shall not be permitted. If permitted, Employees [] may [] may not make Rollover Contributions prior to meeting the eligibility requirements for participation in the Plan.

(b) Transfer Contributions, as described at paragraph 4.4 of the Basic Plan Document #01 [] shall [] shall not be permitted. If permitted, Employees [] may

[] may not make Transfer Contributions prior to meeting the eligibility requirements for participation in the Plan.

NOTE:    Even if available, the Employer may refuse to accept such
contributions if its Plan meets the safe-harbor rules of paragraph 8.7 of the Basic Plan Document #01.

14.  HARDSHIP WITHDRAWALS

Hardship withdrawals, as provided for in paragraph 6.9 of the Basic Plan Document #01 [ ] are [ ] are not Permitted.

15.  EMPLOYER INVESTMENT DIRECTION

The Employer investment direction provisions, as set forth in paragraph 13.4 of the Basic Plan Document #01, [] shall [] shall not be applicable.

16.  EMPLOYEE INVESTMENT DIRECTION

The Employee investment direction provisions, as set forth in paragraph 13.5 of the Basic Plan Document#01, [] shall [] shall not be applicable. If applicable, Participants may direct their investments among funds acceptable to the Trustee.

NOTE:    To the extent that Employee investment direction was previously allowed, it shall continue to be allowed on those amounts and the earnings thereon.

17.  EARLY PAYMENT OPTION

(a) A Participant who separates from Service prior to retirement, death or Disability [] may [] may not make application to the Employer requesting an early payment of his or her vested account balance.

(b)  A Participant who has attained age 59-1/2 and who has not separated from
Service: [] may [] may not obtain a distribution of his or her vested Employer contributions. Distribution can only be made if the Participant is 100% vested.

(c)  A Participant who has attained the Plan's Normal Retirement Age and who
has not separated from Service [] may [] may not     receive a distribution of
his or her vested account balance.

NOTE:    If the Participant has had the right to withdraw his or her account balance in the past, this right may not be taken away. Notwithstanding the above, to the contrary, required minimum distributions will be paid. For timing of distribution, see Section 18 below.

18.  DISTRIBUTION OPTIONS

(a) TIMING OF DISTRIBUTIONS: In cases of termination for other than death, Disability or retirement, benefits shall be paid:

[ ]  (i) as soon as administratively feasible following the close of the Plan
Year during which a distribution is requested or is   otherwise payable.

[ ] (ii) as soon as administratively feasible following the date on which a distribution is requested or is otherwise payable.

[ ] (iii) as soon as administratively feasible after the close of the Plan Year during which the Participant incurs a one-year Break in Service.

[ ] (iv) only after the Participant has achieved the Plan's Normal Retirement Age, or Early Retirement Age, if applicable.

In cases of death, Disability or retirement, benefits shall be paid:

[ ]  (v) as soon as administratively feasible following the close of the Plan
Year during which a distribution is requested or is   otherwise payable.

[ ] (vi) as soon as administratively feasible following the date on which a distribution is requested or is otherwise payable.

[ ] (vii) as soon as administratively feasible after the close of the Plan Year during which the Participant incurs a one-year Break in Service.

[ ] (viii) only after the Participant has achieved the Plan's Normal Retirement Age, or Early Retirement Age, if applicable.

(b)  OPTIONAL FORMS OF PAYMENT:

[ ]  (i) Lump sum
[ ]  (ii) Installment payments
[ ]  (iii) Life annuity*
[ ]  (iv) Life annuity term certain*
          Life annuity with payments guaranteed for a __ -year period (not to exceed 20 years; specify all applicable)

[ ]  (v) Joint and [ ]50% [ ] 66-2/3%  [ ]75%
         [ ] 100% survivor  annuity* (specify all applicable)

[ ]  (vi) Other form(s) as specified: ----------------------
     -------------------------------------------------------

* Not available in Plan meeting provisions of paragraph 8.7 of Basic Plan Document #01.

(c) RECALCULATION OF LIFE EXPECTANCY: In determining required distributions under the Plan, Participants and/or their Spouse (Surviving Spouse) [ ]shall [ ] shall not have the right to have their life expectancy recalculated annually.

If "shall": [ ] only the Participant shall be recalculated.           [ ]both
the Participant and Spouse shall be recalculated.

  [ ] who is recalculated shall be determined by the Participant.

19.  SPONSOR CONTACT

Employers should direct questions concerning the language contained in and qualification of the Prototype to:

NAME ----------------------------------------------------
TITLE ---------------------------------------------------
TELEPHONE NUMBER (        ) -----------------------------

In the event that the Sponsor amends, discontinues or abandons this Prototype Plan, notification will be provided to the Employer's address provided on the first page of this Agreement.

20.   SIGNATURES

DUE TO THE SIGNIFICANT TAX RAMIFICATIONS, IT IS RECOMMENDED THAT BEFORE YOU EXECUTE THIS ADOPTION AGREEMENT, YOU CONTACT YOUR ATTORNEY OR TAX ADVISER, IF ANY.

(a) EMPLOYER: Name and address of Employer if different than specified in
Section 1 above.
--------------------------------------------------------------
--------------------------------------------------------------

The Employer has appointed the following individual(s) to act on behalf of the Employer regarding all communications and requests between the Employer and the Trustee, pursuant to the terms and conditions of the Plan. Unless otherwise directed by the Employer in written directions to the Trustee, the Trustee may act upon the instructions of any one of the persons listed below.

NAME(S) [please type or print]:   SIGNATURE(S):

1. ---------------------------    1.  ------------------------
------------------------------
Address
------------------------------

2. ---------------------------    2.  ------------------------
------------------------------
Address
------------------------------

3. ---------------------------    3.  ------------------------
------------------------------
Address
------------------------------

It is understood that the Employer, and no other party to this Adoption Agreement, is responsible for all legal and tax aspects of this Plan and Trust. The Employer will apply to the IRS for determination of the Plan's qualification and will furnish the Trustee with a copy of the IRS' approval letter. The Employer represents that it fully accepts and assumes all such responsibility and that it has counsel in connection with the adoption of this Plan and hereby agrees to abide by its terms and conditions.

The Employer hereby certifies that it has, by resolution, duly adopted the Plan and Trust, pursuant to the terms of this Adoption Agreement, and that such resolution is in full force and effect. The Employer shall ascertain that each Participant shall have received the current prospectus of the Investment Company that provides the investment media of this Plan.

The Employer may not rely on the opinion letter issued by the Internal Revenue Service National Office with respect to the qualification of this Plan and should apply to the appropriate Internal Revenue Service key district for a determination letter in order to obtain reliance.

This Agreement and the corresponding provisions of the Plan and Trust Basic Plan Document #01 were adopted by the Employer on the __ day of
_______________,19__
Signed for the Employer by:------------------------
                           (please type or print)
Title: ____________  Signature: ______________________

THE EMPLOYER UNDERSTANDS THAT ITS FAILURE TO PROPERLY COMPLETE THE ADOPTION AGREEMENT MAY RESULT IN DISQUALIFICATION OF ITS PLAN.

Employer's Reliance: The adopting Employer may not rely on an opinion letter issued by the National Office of the Internal Revenue Service as evidence that the Plan is qualified under Code Section 401. In order to obtain reliance with respect to Plan qualification, the Employer must apply to the appropriate Key District Office for a determination letter.

This Adoption Agreement may only be used in conjunction with Basic Plan Document #01.

(b) TRUSTEE: The assets of the Fund shall be invested in accordance with paragraph 13.3 of the Basic Plan Document #01 as a Trust. As such, the Employer's Plan as contained herein was accepted by Capital Guardian Trust Company, the Trustee, on the __ day of ________, 19__.

Signed for the Trustee by: --------------------------
                           (Please type or print)
Title: ------------ Signature:-------------



PROTOTYPE MONEY PURCHASE PLAN #004
NONSTANDARDIZED ADOPTION AGREEMENT
PROTOTYPE MONEY PURCHASE PLAN AND TRUST

Sponsored by
AMERICAN FUNDS DISTRIBUTORS, INC.

The Employer named below hereby establishes a Money Purchase Pension Plan for eligible Employees as provided in this Adoption Agreement and the accompanying Prototype Plan and Trust Basic Plan Document #01.

1.   EMPLOYER INFORMATION

NOTE:    If multiple Employers are adopting the Plan, complete this section based on the lead Employer. Additional Employers may adopt this Plan by attaching executed signature pages on the back of the Employer's Adoption Agreement.

      (a) NAME AND ADDRESS:
      (b) TELEPHONE NUMBER:
      (c) FAX NUMBER:
      (d) TAX ID NUMBER:
      (e) 1. FORM OF BUSINESS:

      (i)   Sole Proprietorship
      (ii)  Partnership
      (iii) Corporation
      (iv)  "S" Corporation (formerly known as Subchapter S)
      (v)   Other:
          2. ARE YOU PART OF A CONTROLLED GROUP?
             Yes ___       No ___     Not Sure ___
      (f)  NAME OF PLAN:
      (g)  THREE-DIGIT PLAN NUMBER FOR ANNUAL RETURN/REPORT:
      (h)  DATE OF ORGANIZATION:           /            /
                                      month       day     year

2.   EFFECTIVE DATE

     (a)  This is a new Plan having an effective date of
                          /    /
               month        day        year

     (b) This is an amended Plan. The effective date of the original Plan was month / day / year
          The effective date of the amended Plan is month / day / year with the exception of Sections 6(d), 6(c) and 11 which shall be effective as of the first day of the 1989 Plan Year.

3.   DEFINITIONS

    (a) "COMPENSATION": Compensation shall be determined on the basis of the:
     __ (i) Plan Year         __(ii) Employer's Taxable Year
     __ (iii) Calendar Year
     Compensation  __ shall __ shall not include Employer contributions made pursuant to a Salary Savings Agreement which are not includable in the gross income of the Employee for the reasons indicated in the definition of Compensation at 1.8 of the Basic Plan Document #01.

     If the Employer chooses a non-integrated allocation formula, Compensation will exclude:

__ Overtime __ Bonuses   __ Commissions __ Accrued Compensation
__ Other Taxable Remuneration (specify)

NOTE:    Any exclusion of Compensation must satisfy the requirements of Section
1.401(a)(4) of the Income Tax Regulations and Code Section 414 (s) and the regulations thereunder.

(b)  "ENTRY DATE":

[ ] (i) The first day of the Plan Year during which an Employee meets the eligibility requirements.

[ ] (ii) The first day of the Plan Year nearest the date on which an Employee meets the eligibility requirements.

[ ] (iii) The first day of the month coinciding with or following the date on which an Employee meets the eligibility requirements.

[ ] (iv) The earlier of the first day of the Plan Year or the first day of the seventh month of the Plan Year coinciding with or following the date on which an Employee meets the eligibility requirements.

[ ] (v) The first day of the Plan Year following the date on which the Employee meets the eligibility requirements. If this election is made, the Service requirement at 4(a)(ii) may not exceed 1/2 year and the age requirement at 4(b)(ii) herein may not exceed 20-1/2.

3.   DEFINITIONS (continued)

(c) "HOURS OF SERVICE": Shall be determined on the basis of the method selected below. Only one method may be selected. The method selected shall be applied to all Employees covered under the Plan as follows:

[ ] (i) On the basis of actual hours for which an Employee is paid or entitled to payment.

[ ]  (ii) On the basis of days worked. An Employee shall be credited with ten
(10) Hours of Service if under paragraph 1.29 of the Basic Plan Document #01 such Employee would be credited with at least one (1) Hour of Service during the day.

[ ] (iii) On the basis of weeks worked. An Employee shall be credited with forty-five (45) Hours of Service if under paragraph 1.29 of the Basic Plan Document #01 such Employee would be credited with at least one (1) Hour of Service during the week.

[ ] (iv) On the basis of semi-monthly payroll periods. An Employee shall be credited with ninety-five (95) Hours of Service if under paragraph 1.29 of the Basic Plan Document #01 such Employee would be credited with at least one (1) Hour of Service during the semi-monthly payroll period.

[ ] (v) On the basis of months worked. An Employee shall be credited with one hundred ninety (190) Hours of Service if under paragraph 1.29 of the Basic Plan Document #01 such Employee would be credited with at least one (1) Hour of Service during the month.

(d) "LIMITATION YEAR": The 12-consecutive-month period commencing on ______ and ending on _____

(e) "PLAN YEAR": The 12-consecutive-month period commencing on ___ and ending on ___.

(f) "QUALIFIED EARLY RETIREMENT AGE": For purposes of making distributions under the provisions of a Qualified Domestic Relations Order, the Plan's Qualified Early Retirement Age with regard to the Participant against whom the order is entered [ ] shall [ ] shall not be the date the order is determined to be qualified. If "shall" is elected, this will only allow payout to the alternate payee(s).

(g) "QUALIFIED JOINT AND SURVIVOR ANNUITY": The survivor annuity shall be __% (50%, 66-1/3%, 75% or 100%) of the annuity payable during the lives of the Participant and Spouse. If no answer is specified, 50% will be used.

(h)   "TAXABLE WAGE BASE":

[ ]   (i) Not applicable- Plan is not integrated with Social Security

[ ]  (ii) The maximum earnings considered wages for such Plan Year under Code
Section 3121(a)

[ ] (iii) ___% (not more than 100%) of the amount considered wages for such Plan Year under Code Section 3121 (a)

[ ] (iv) $______, provided that such amount is not in excess of the amount determined under paragraph 3(h)(ii) above

[ ]  (v) For the 1989 Plan Year $10,000. For all subsequent Plan Years, 20% of
the maximum earnings considered wages for such     Plan Year under Code Section
3121 (a)

NOTE: Using less than the maximum may result in a change in the allocation formula in Section 6 hereof.

(i) "VALUATION DATE(S)": Allocations to Participant Accounts will be done in accordance with Article V of the Basic Plan Document #01:

[ ] (i) Daily    [ ] (iii) Bimonthly   [ ] (v) Semi-Annually
[ ] (ii) Monthly [ ] (iv) Quarterly    [ ] (vi) Annually

(j)   "YEAR OF SERVICE":

(i) For Eligibility Purposes: The 12-consecutive-month period during which an Employee is credited with ___ [not more than 1,000] Hours of Service

(ii) For Allocation Accrual Purposes: The 12-consecutive-month period during which an Employee is credited with ____ [not more than 1,000] Hours of Service

(iii) For Vesting Purposes: The 12-consecutive-month period during which an Employee is credited with ___ [not more than 1,000] Hours of Service

4.   ELIGIBILITY REQUIREMENTS

(a)  SERVICE:

[ ] (i) The Plan shall have no service requirement.

[ ] (ii) The Plan shall cover only Employees having completed at least ____ [not more than three (3)] Years of Service. If three is specified, it will automatically be deemed to be two (2) for all Plan Years beginning in 1989 and later.

NOTE: If the eligibility period exceeds one (1) Year of Service, the vesting provisions at Section 11 herein must be completed to provide a 100% vested and nonforfeitable benefit upon participation. If the Year(s) of Service selected is or includes a fractional year, an Employee will not be required to complete any specified number of Hours of Service to receive credit for such fractional year.

(b)  AGE:

[ ] (i) The Plan shall have no minimum age requirement.

[ ] (ii) The Plan shall cover only Employees having attained age ___ [not more than age 21].

(c) CLASSIFICATION: The Plan shall cover all Employees who have met the age and service requirements with the following exceptions:

[ ] (i) No exceptions

[ ] (ii) The Plan shall exclude Employees included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee Representatives, if retirement benefits were the subject of good faith bargaining. For this purpose, the term "Employee Representative" does not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer.

[ ] (iii) The Plan shall exclude Employees who are nonresident aliens and who receive no earned income from the Employer which constitutes income from sources within the United States.

[ ] (iv) The Plan shall exclude from participation any nondiscriminatory classification of Employees determined as follows:
-------------------------------------------------------------
-------------------------------------------------------------

(d)  EMPLOYEES ON EFFECTIVE DATE:

[ ] (i) Employees employed on the Plan's Effective Date do not have to satisfy the Service requirements specified above.

[ ] (ii) Employees employed on the Plan's Effective Date do not have to satisfy the Age requirements specified above.

5.   RETIREMENT AGES

(a) NORMAL RETIREMENT AGE: If the Employer imposes a requirement that Employees retire upon reaching a specified age, the Normal Retirement Age selected below may not exceed the Employer-imposed mandatory retirement age.

[ ] (i) Normal Retirement Age shall be _____ [not to exceed age 65].

[ ] (ii) Normal Retirement Age shall be the later of attaining age ____ [not to exceed age 65] or the _____ [not to exceed the 5th] anniversary of the first day of the first Plan Year in which the Participant commenced participation in the Plan.

(b)  EARLY RETIREMENT AGE:

[ ] (i) Not applicable

[ ] (ii) The Plan shall have an Early Retirement Age of __ [not less than 55] and completion of __ Years of Service.

6.   EMPLOYER CONTRIBUTION AND ALLOCATION FORMULA

NOTE:    The integrated allocation formulas below are for Plan Years beginning in 1989 and later. The Employer's allocation for earlier years shall be as specified in its Plan prior to Amendment for the Tax Reform Act of 1986.

Employer Contributions will be allocated in accordance with the method selected below. If in Section 9 herein, the Employer elects to allocate forfeitures, they will be treated as additional Employer Contributions and allocated accordingly.

[ ]  (a) NON-INTEGRATED CONTRIBUTION AND ALLOCATION FORMULA [See Minimum
Contributions Under Top-Heavy Plans at Section 7.]   The Employer shall
contribute and allocate to the account of each eligible Participant __% [not
more than 25%] of such   Participant's Compensation, plus any forfeitures (only
if they are reallocated to Participants under Section 9), in such Plan Year.

[ ]  (b) INTEGRATED CONTRIBUTION AND ALLOCATION FORMULA [See Minimum
Contributions Under Top-Heavy Plans at Section 7.1   The Employer shall
contribute ___% of each Participant's Compensation for the Plan Year. Contributions plus any forfeitures (only if they are reallocated to Participants under Section 9) will be allocated to each Participant's account as follows:

(i) First, to the extent contributions and forfeitures are sufficient, all Participants will receive an allocation equal to 3% of their Compensation.

6.   EMPLOYER CONTRIBUTION AND ALLOCATION FORMULA    (continued)

(ii) Next, any remaining Employer Contributions and forfeitures will be allocated to Participants who have Compensation in excess of the Taxable Wage Base (excess Compensation). Each such Participant will receive an allocation in the ratio that his or her excess Compensation bears to the excess Compensation of all Participants. Participants may only receive an allocation of 3% of excess Compensation.

(iii)Next, any remaining Employer contributions and forfeitures will be allocated to all Participants in the ratio that their Compensa- tion plus excess Compensation bears to the total Compensation plus excess Compensation of all Participants. Participants may only receive an allocation of up to 2.7% of their Compensation plus excess Compensation under this allocation method. If the Taxable Wage Base as defined at Section 3(h) above is less than the maximum, but more than the greater of $10,000 or 20% of the maximum, then the 2.7% must be reduced. If the amount specified is greater than 80% but less than 100% of the maxi- mum Taxable Wage Base, the 2.7% must be reduced to 2.4%. If the amount specified is greater than the greater of $10,000 or 20% of the maximum Taxable Wage Base, but not more than 80%, 2.7% must be reduced to 1.3%.

NOTE: If the Plan is not Top-Heavy, subparagraphs (i) and (ii) above may be disregarded and 5.7%, 5.4% or 4.3% may be substituted for 2.7%, 2.4% or 1.3% where it appears in (iii) above.

(iv) Next, any remaining Employer contributions or forfeitures will be allocated to all Participants (whether or not they receive an allocation under the preceding paragraphs) in the ratio that each Participant's Compensation bears to all Participants' Compensation.

[ ] (c) ALTERNATIVE INTEGRATED ALLOCATION FORMULA [See Minimum Contributions Under Top-Heavy Plans at Section 7.] The Employer shall contribute and allocate to the account of each eligible Participant __% of each eligible Participant's Compensation plus __% of Compensation in excess of the Taxable Wage Base defined at Section 3(h) hereof. The percentage on excess compensation may not exceed the lesser of (i) the amount first specified in this paragraph or (ii) the greater of 5.7% or the percentage rate of tax under Code Section 311l(a) as in effect on the first day of the Plan Year attributable to the Old Age (OA) portion of the OASDI provisions of the Social Security Act. If this allocation formula is used for Top-Heavy Plans, the first blank may not be less than 3%. If the Employer specifies a Taxable Wage Base in Section 3(h) which is lower than the Taxable Wage Base for Social Security purposes (SSTWB) in effect as of the first day of the Plan Year, the percentage contributed with respect to excess Compensation must be adjusted. If the Plan's Taxable Wage Base is greater than the larger of $10,000 or 20% of the SSTWB but not more than 80% of the SSTWB, the excess percentage is 4.3%. If the Plan's Taxable Wage Base is greater than 80% of the SSTWB but less than 100% of the SSTWB, the excess percentage is 5.4%.

If forfeitures are reallocated pursuant to Section 9, they will be allocated pro rata based on the Participant's Compensation as a percentage of the Compensation of all Participants.

NOTE: Only one plan maintained by the Employer may be integrated with Social Security.

(d) ALLOCATION OF EXCESS AMOUNTS (ANNUAL ADDITIONS) In the event that the allocation formula above results in an Excess Amount, such excess shall be:

[ ] (i) placed in a suspense account accruing no gains or losses for the benefit of the Participant.

[ ] (ii) reallocated as additional Employer contributions to all other Participants to the extent that they do not have an Excess Amount. If no answer is specified, the suspense account method will be used.

7.   MINIMUM CONTRIBUTIONS UNDER TOP-HEAVY PLANS

Notwithstanding any other provision herein, the Employer shall make a minimum contribution for each eligible Participant with respect to any Plan Year for which the Plan is Top-Heavy. The minimum contribution shall be determined in accordance with paragraph 14.2 of Basic Plan Document #01 for:

[ ]  (a) all eligible Participants.

[ ]  (b) only eligible non-Key Employees who are Participants.

8.  ALLOCATIONS TO TERMINATED EMPLOYEES

[ ] (a) The Employer will not allocate Employer-related contributions to Employees who terminate during a Plan Year unless required to satisfy the requirements of Code Sections 401 (a)(26) and 410(b). (The requirements are effective for 1989 and subsequent Plan Years.)

[ ] (b) The Employer will allocate Employer-related contributions to Employees who terminate during the Plan Year as a result of:

[ ] (i) retirement.    [ ] (ii) Disability.    [ ] (iii) death.

[ ] (iv) other termination of employment provided that the Participant has completed a Year of Service as defined for Allocation Accrual purposes.

[ ] (v) other termination of employment even though the Participant has not completed a Year of Service.

9.   ALLOCATION OF FORFEITURES

(a)  ALLOCATION ALTERNATIVES:

[ ] (i) Forfeitures shall be allocated to Participants in the same manner as the Employer's contribution.

[ ] (ii) Forfeitures shall be applied to reduce the Employer's contribution for such Plan Year.

(b)  DATE FOR REALLOCATION:

NOTE:    If no distribution has been made to a former Participant, subsection
(i) will apply to such Participant even if the Employer elects (ii) or (iii) below as its normal administrative policy.

[ ] (i) Forfeitures shall be reallocated at the end of the Plan Year during which the former Participant incurs his or her fifth consecutive one-year Break In Service.

[ ]  (ii) Forfeitures will be reallocated immediately (as of the next Valuation
Date).

[ ] (iii) Forfeitures shall be reallocated at the end of the Plan Year during which the former Participant incurs a one-year Break in Service.

(c) RESTORATION OF FORFEITURES: If amounts are forfeited prior to five consecutive 1-year Breaks In Service, the funds for restoration of account balances will be obtained from the following resources in the order indicated (fill in the appropriate number):

[ ]  (i) Current year's forfeitures

[ ]  (ii) Additional Employer contribution

[ ]  (iii) Income or gain to the Plan

10.  LIMITATIONS ON ALLOCATIONS

[ ] This is the only Plan the Employer maintains or ever maintained; therefore, this Section is not applicable.

[ ] The Employer does maintain or has maintained another Plan (including a Welfare Benefit Fund or an individual medical account [as defined in Code
Section 415(1)(2)], under which amounts are treated as Annual Additions) and has completed the proper sections below.

Complete (a), (b) and (c) only if you maintain or ever maintained another qualified plan, including a Welfare Benefit Fund or an individual medical account [as defined in Code Section 415(1)(2)], in which any Participant in this Plan is (or was) a participant or could possibly become a participant.

(a) If the Participant is covered under another qualified Defined Contribution Plan maintained by the Employer, other than a Master or Prototype Plan:

[ ] (i) The provisions of Article X of the Basic Plan Document #01 will apply as if the other plan were a Master or Prototype Plan.

[ ] (ii) Attach provisions stating the method under which the plans will limit total Annual Additions to the Maximum Permissible Amount and will properly reduce any Excess Amounts in a manner that precludes Employer discretion.

(b) If a Participant is or ever has been a participant in a Defined Benefit Plan maintained by the Employer: Attach provisions which will satisfy the 1.0 limitation of Code Section 415(e). Such language must preclude Employer
discretion. The    Employer must also specify the interest and mortality
assumptions used in determining Present Value in the Defined Benefit Plan.

(c) The minimum contribution or benefit required under Code Section 416 relating to Top-Heavy Plans shall be satisfied by:

[ ] (i) this Plan.

[ ] (ii) -----------------------------------------------
--------------------------------------------------------
(name of other qualified plan of the Employer)

[ ] (iii) Attach provisions stating the method under which the minimum contribution and benefit provisions of Code Section 416 will be satisfied. If a Defined Benefit Plan is or was maintained, an attachment must be provided showing interest and mortality assumptions used in determining the Top-Heavy Ratio.

11.  VESTING

Each Participant shall acquire a vested and nonforfeitable percentage in his or her account balance attributable to Employer contributions and the earnings thereon under the procedures selected below except with respect to any Plan Year during which the Plan is Top-Heavy, in which case the Two-twenty vesting schedule [option (b)(iv)] shall automatically apply unless the Employer has already elected a faster vesting schedule. If the Plan is switched to option
(b)(iv), because of its Top-Heavy status, that vesting schedule will remain in effect even if the Plan later becomes non-Top-Heavy until the Employer executes an amendment of this Adoption Agreement indicating otherwise.

(a) COMPUTATION PERIOD: The computation period for purposes of determining Years of Service and Breaks in Service for purposes of computing a Participant's nonforfeitable right to his or her account balance derived from Employer contributions:

11.  VESTING (continued)

[ ]  (i) shall not be applicable since Participants are always fully vested.

[ ]  (ii) shall commence on the first day of the Plan Year during which an
Employee first performs an Hour of Service for the      Employer, and each
subsequent 12-consecutive-month period shall commence on the anniversary thereof.

A Participant shall receive credit for a Year of Service if he or she completes at least 1,000 Hours of Service [or if lesser, the number of hours specified at 3(j)(iii) of this Adoption Agreement] at any time during the 12-consecutive-month computation period. Consequently, a Year of Service may be earned prior to the end of the 12-consecutive-month computation period and the Participant need not be employed at the end of the 12-consecutive-month computation period to receive credit for a Year of Service.

(b)  VESTING SCHEDULES:

NOTE: The vesting schedules below only apply to a Participant who has at least one Hour of Service during or after the 1989 Plan Year. If applicable, Participants who separated from Service prior to the 1989 Plan Year will remain under the vesting schedule as in effect in the Plan prior to amendment for the Tax Reform Act of 1986.

[ ] (i) Full and immediate vesting

                     Years of Service
           1      2     3      4    5      6      7
         --------------------------------------------

[ ] (ii)  ___%   100%
[ ] (iii) ___%   ___%  100%
[ ] (iv)  ___%    20%   40%   60%   80%   100%
[ ] (v)   ___%    ___   30%   40%   60%    80%   100%
[ ] (vi)   10%    20%   30%   40%   60%    80%   100%
[ ] (vii) ___%   ___%  ___%  ___%  100%
[ ] (viii)___%   ___%  ___%  ___%  ___%   ___%   100%

NOTE:    The percentages selected for schedule (viii) may not be less for any year than the percentages shown at schedule (v).

(c)  SERVICE DISREGARDED FOR INVESTING:

[ ] (i) Service prior to the Effective Date of this Plan or a predecessor plan shall be disregarded when computing a Participant's vested and nonforfeitable interest.

[ ] (ii)Service prior to a Participant having attained age 18 shall be disregarded when computing a Participant's vested and nonforfeitable interest.

12.  SERVICE WITH PREDECESSOR ORGANIZATION
For purposes of satisfying the Service requirements for eligibility, Hours of Service shall include Service with the following predecessor organization(s) (these hours will also be used for vesting purposes):
--------------------------------------------------------------
--------------------------------------------------------------

13.  ROLLOVER/TRANSFER CONTRIBUTIONS

a) Rollover Contributions, as described at paragraph 4.3 of the Basic Plan Document #01, [] shall [] shall not be permitted. If permitted, Employees [] may [] may not make Rollover Contributions prior to meeting the eligibility requirements for participation in the Plan.

(b) Transfer Contributions, as described at paragraph 4.4 of the Basic Plan Document #01 [] shall [] shall not be permitted. If permitted, Employees [] may

[] may not make Transfer Contributions prior to meeting the eligibility requirements for participation in the Plan.

14.  HARDSHIP WITHDRAWALS

Hardship withdrawals, as provided for in paragraph 6.9 of the Basic Plan Document #01 are not Permitted.

15.  EMPLOYER INVESTMENT DIRECTION

The Employer investment direction provisions, as set forth in paragraph 13.4 of the Basic Plan Document #01, [] shall [] shall not be applicable.

16.  EMPLOYEE INVESTMENT DIRECTION

The Employee investment direction provisions, as set forth in paragraph 13.5 of the Basic Plan Document#01, [] shall [] shall not be applicable.

NOTE:    To the extent that Employee investment direction was previously allowed, it shall continue to be allowed on those amounts and the earnings thereon.

17.  EARLY PAYMENT OPTION

(a) A Participant who separates from Service prior to retirement, death or Disability [] may [] may not make application to the Employer requesting an early payment of his or her vested account balance.

(b) A Participant who has attained the Plan Normal Retirement Age and who has not separated from Service: [] may [] may not receive a distribution of his or her vested account balance.

NOTE:    If the Participant has had the right to withdraw his or her account balance in the past, this right may not be taken away. Notwithstanding the above, to the contrary, required minimum distributions will be paid. For timing of distribution, see Section 18 below.

18.  DISTRIBUTION OPTIONS

(a) TIMING OF DISTRIBUTIONS: In cases of termination for other than death, Disability or retirement, benefits shall be paid:

[ ]  (i) as soon as administratively feasible following the close of the Plan
Year during which a distribution is requested or is   otherwise payable.

[ ] (ii) as soon as administratively feasible following the date on which a distribution is requested or is otherwise payable.

[ ] (iii) as soon as administratively feasible after the close of the Plan Year during which the Participant incurs a one-year Break in Service.

[ ] (iv) only after the Participant has achieved the Plan's Normal Retirement Age, or Early Retirement Age, if applicable.
In cases of death, Disability or retirement, benefits shall be paid:

[ ]  (v) as soon as administratively feasible following the close of the Plan
Year during which a distribution is requested or is   otherwise payable.

[ ] (vi) as soon as administratively feasible following the date on which a distribution is requested or is otherwise payable.

[ ] (vii) as soon as administratively feasible after the close of the Plan Year during which the Participant incurs a one-year Break in Service.

[ ] (viii) only after the Participant has achieved the Plan's Normal Retirement Age, or Early Retirement Age, if applicable.

(b)  OPTIONAL FORMS OF PAYMENT:

[ ]  (i) Lump sum
[ ]  (ii) Installment payments
[ ]  (iii) Life annuity
[ ]  (iv) Life annuity term certain
          Life annuity with payments guaranteed for a __ -year period (not to exceed 20 years; specify all applicable)
[ ]  (v) Joint and [ ]50% [ ] 66-2/3%  [ ]75%
         [ ] 100% survivor  annuity (specify all applicable)
[ ]  (vi) Other form(s) as specified: ----------------------
     -------------------------------------------------------

(c) RECALCULATION OF LIFE EXPECTANCY: In determining required distributions under the Plan, Participants and/or their Spouse (Surviving Spouse) [ ]shall [ ] shall not have the right to have their life expectancy recalculated annually.

If "shall": [ ] only the Participant shall be recalculated.           [ ]both
the Participant and Spouse shall be recalculated.

  [ ] who is recalculated shall be determined by the Participant.

19.  SPONSOR CONTACT

Employers should direct questions concerning the language contained in and qualification of the Prototype to:

NAME ----------------------------------------------------
TITLE ---------------------------------------------------
TELEPHONE NUMBER (        ) -----------------------------

In the event that the Sponsor amends, discontinues or abandons this Prototype Plan, notification will be provided to the Employer's address provided on the first page of this Agreement.

20.   SIGNATURES

DUE TO THE SIGNIFICANT TAX RAMIFICATIONS, IT IS RECOMMENDED THAT BEFORE YOU EXECUTE THIS ADOPTION AGREEMENT, YOU CONTACT YOUR ATTORNEY OR TAX ADVISER, IF ANY.

(a) EMPLOYER: Name and address of Employer if different than specified in
Section 1 above.

--------------------------------------------------------------
--------------------------------------------------------------

The Employer has appointed the following individual(s) to act on behalf of the Employer regarding all communications and requests between the Employer and the Trustee, pursuant to the terms and conditions of the Plan. Unless otherwise directed by the Employer in written directions to the Trustee, the Trustee may act upon the instructions of any one of the persons listed below.

NAME(S) [please type or print]:   SIGNATURE(S):

1. ---------------------------    1.  ------------------------
------------------------------
Address
------------------------------

2. ---------------------------    2.  ------------------------
------------------------------
Address
------------------------------

3. ---------------------------    3.  ------------------------
------------------------------
Address
------------------------------

It is understood that the Employer, and no other party to this Adoption Agreement, is responsible for all legal and tax aspects of this Plan and Trust. The Employer will apply to the IRS for determination of the Plan's qualification and will furnish the Trustee with a copy of the IRS' approval letter. The Employer represents that it fully accepts and assumes all such responsibility and that it has consulted its legal counsel in connection with the adoption of this Plan and hereby agrees to abide by its terms and conditions.

The Employer hereby certifies that it has, by resolution, duly adopted the Plan and Trust, pursuant to the terms of this Adoption Agreement, and that such resolution is in full force and effect. The Employer shall ascertain that each Participant shall have received the current prospectus of the Investment Company that provides the investment media of this Plan.

The Employer may not rely on the opinion letter issued by the Internal Revenue Service National Office with respect to the qualification of this Plan and should apply to the appropriate Internal Revenue Service key district for a determination letter in order to obtain reliance.

This Agreement and the corresponding provisions of the Plan and Trust Basic Plan Document #01 were adopted by the Employer on the __ day of _______________,19__

Signed for the Employer by:------------------------
                           (please type or print)
Title: ____________  Signature: ______________________

THE EMPLOYER UNDERSTANDS THAT ITS FAILURE TO PROPERLY COMPLETE THE ADOPTION AGREEMENT MAY RESULT IN DISQUALIFICATION OF ITS PLAN.

Employer's Reliance: The adopting Employer may not rely on an opinion letter issued by the National Office of the Internal Revenue Service as evidence that the Plan is qualified under Code Section 401. In order to obtain reliance with respect to Plan qualification, the Employer must apply to the appropriate Key District Office for a determination letter.

This Adoption Agreement may only be used in conjunction with Basic Plan Document #01.

(b) TRUSTEE: The assets of the Fund shall be invested in accordance with paragraph 13.3 of the Basic Plan Document #01 as a Trust. As such, the Employer's Plan as contained herein was accepted by Capital Guardian Trust Company, the Trustee, on the __ day of ________, 19__.

Signed for the Trustee by: --------------------------
                           (Please type or print)
Title: ------------ Signature:-------------




[The American Funds Group(r)]

Prototype Profit-Sharing Plan #005

PROTOTYPE PROFIT-SHARING PLAN ADOPTION AGREEMENT

Sponsored by American Funds Distributors, Inc.

The Employer named below hereby establishes a Profit-Sharing Plan for eligible Employees as provided in this Adoption Agreement and the accompanying Prototype Plan and Trust Basic Document #01. The Employer should contact an attorney or tax adviser regarding tax ramifications before executing this Adoption Agreement.

1.   EMPLOYER AND PLAN INFORMATION

Employer's name

Address                    City     State       Zip

Telephone Number (      )   Tax I.D. Number

Form of Business: [ ] Sole Proprietor [ ] S Corporation
     [ ] Partnership     [ ] Corporation

Plan Year and Limitation Year: are the 12-consecutive-month periods commencing on and ending on ______ and ending on _______.

Name of Plan               Three-digit Plan Number
[ ] The Employer investment direction provisions of Plan Section 13.4 or
[ ] The Employee investment direction provisions of Plan Section 13.5 shall apply.

2.   EFFECTIVE DATE

[ ] (a) This is a new Plan having an effective date of _____.

[ ] (b)This is an amended Plan.

    (I) The effective date of the original Plan was _____

    (ii) The effective date of the amended Plan is _____ with the exception of Sections 3(a), 6(b) and 8 herein which shall be effective as of the first day of the 1989 Plan Year.

3.   ELIGIBILITY REQUIREMENTS

Employees meeting the following Service and Age requirements shall be eligible to participate in the Plan.

(a) SERVICE: __ [not more than two (2)] Years of Service. If the Years of Service selected is or includes a fractional year, an Employee will not be required to complete any specified number of Hours of Service to receive credit for such fractional year.

(b)  AGE: Attainment of age __ (no more than age 21).

(c)  INITIAL PARTICIPANTS: Employees employed on the Plan's Effective Date [ ]
do [ ] do not have to satisfy the     eligibility requirements specified above.

4.   SERVICE WITH PREDECESSOR ORGANIZATION
Years of Service with the following predecessor organization(s) will be included for purposes of eligibility:

5.   RETIREMENT AGES

(a)  Normal Retirement Age shall be 59-1/2.

(b)  Early Retirement Age:

     [X] Not applicable
     [ ] The Plan shall have an Early Retirement Age of__
(not less than 55) and completion of ____ Years of Service.

6.   EMPLOYER CONTRIBUTION AND ALLOCATION FORMULA

For purposes of Employer Contributions allocations, this Plan shall always be considered to be Top-Heavy. Employer Contributions shall be made without regard to current or accumulated Net Profits. Contributions will be determined at the sole discretion of the Employer and shall be allocated to each Participant as follows:

[ ] (a) In direct proportion to each eligible Participant's respective Compensation for such Plan Year.

[ ]  (b) Integrated with Social Security at the current Taxable Wage Base:

(I) First, to the extent Employer Contributions are sufficient, all eligible Participants will receive an allocation equal to 3% of their Compensation.

(ii) Next, any remaining Employer Contributions will be allocated to eligible Participants who have Compensation in excess of the Taxable Wage Base (Excess Compensation). Each such Participant will receive an allocation in the ratio that his or her Excess Compensation bears to the Excess Compensation of all eligible Participants. Such allocation shall not exceed 3% of each Participant's Excess Compensation.

(iii) Next, any remaining Employer Contributions will be allocated to all
eligible Participants in the ratio that          their total Compensation plus
Excess Compensation bears to the Compensation plus Excess Compensation of all eligible Participants. Participants may only receive an allocation of up to 2.7% of their Compensation plus Excess Compensation.

(iv) Next, any remaining Employer Contributions will be allocated to all eligible Participants in the ratio that each Participant's Compensation bears to all eligible Participants' Compensation.

NOTE: Only one Plan maintained by the Employer may be integrated with Social Security.

7.   LIMITATIONS ON ALLOCATIONS

THIS SECTION IS NOT APPLICABLE IF THIS IS THE ONLY PLAN YOU MAINTAIN OR EVER MAINTAINED. PLANS INCLUDE WELFARE BENEFIT FUNDS OR AN INDIVIDUAL MEDICAL ACCOUNT [AS DEFINED UNDER CODE SECTION 415(1)(2)] UNDER WHICH AMOUNTS ARE TREATED AS ANNUAL ADDITIONS.

Complete (a) if you maintain Paired Plan #01 006, The American Funds Distributors, Inc. Prototype Money Purchase Pension Plan. Paragraphs (b), (c) and (d) are only applicable if you maintain or ever maintained another qualified plan other than a Paired Plan in which any Participant in this Plan is (or was) a Participant or could possibly become a Participant.

(a) The minimum contribution required under paragraph 14.2 of Basic Plan Document #01 relating to Top-Heavy Plans shall be made to [ ] this Plan or to [ ] Paired Plan #01 006.

(b) If the Participant is covered under another qualified Defined Contribution Plan maintained by the Employer, other than a Master or Prototype Plan, the provisions of Article X of Basic Plan Document #01 will apply, as if the other plan was a Master or Prototype Plan.

(c)  If a Participant is or ever has been a Participant in a Defined Benefit
Plan, other than a Paired Plan, maintained     by the Employer, attach
provisions which will satisfy the 1.0 limitation of Code Section 415(e). Such language must preclude Employer discretion. The Employer must also specify the interest and mortality assumptions used in determining present value in the Defined Benefit Plan.

(d) The minimum contribution or benefit required under Code Section 416 relating to Top-Heavy Plans shall be satisfied by either: [ ] this Plan
        [ ]
           (Name of other qualified plan of the Employer)

If a Defined Benefit Plan is or was maintained, an attachment must be provided showing interest and mortality assumptions used in determining the Top-Heavy Ratio.

8.   VESTING

Each Participant's account balance attributable to Employer contributions and the earnings thereon shall be nonforfeitable and 100% vested at all times.

9.   RECALCULATION

In determining required distributions under the Plan, Participants and/or their Spouse (Surviving Spouse)

[ ] shall [ ] shall not

have the right to have their life expectancy recalculated annually. If life expectancy is recalculated, it will follow the Employer's administrative policy.

10.  SPONSOR CONTACT

Employers should direct questions concerning the language contained in and the qualification of the Prototype to:

American Funds Service Company, Retirement Services/Phone Number: 800/421-0180

In the event that the Sponsor amends, discontinues or abandons this Prototype Plan, notification will be provided to the Employer's address indicated on the first page of this Agreement.

11.  SIGNATURES

(a) EMPLOYER -- I hereby adopt the Plan, appoint Capital Guardian Trust Company as Trustee and direct that contributions to the Plan shall be invested in accordance with the instructions provided by me. I have read the Plan and Trust and the Adoption Agreement, agree to the terms and conditions set forth therein and have consulted with an attorney about the effect of establishing the Plan.
I further agree to the deduction of the     Trustee's fee (as set forth in the
instructions accompanying the Plan) and I understand that this fee will be deducted on the day the Trust is accepted and will be charged to the account each year. I authorize the redemption of shares for payment of any Trustee's fees due and not paid. I also understand that I will not receive an executed copy of this Adoption Agreement and that the receipt of the American Funds Service Company confirmation statement will be the confirmation of the acceptance of the Trust.

This Agreement and the corresponding provisions of the Basic Plan Document #01 were adopted by the Employer on the __ day of ____, 19__.

Signed for the Employer by (please print or type)
Title                          Signature

THE EMPLOYER UNDERSTANDS THAT ITS FAILURE TO PROPERLY COMPLETE THE ADOPTION AGREEMENT MAY RESULT IN DISQUALIFICATION OF ITS PLAN.

EMPLOYER'S RELIANCE: An Employer who maintains, or has ever maintained or who later adopts any Plan including, after December 31, 1985, a Welfare Benefit Fund, as defined in Code Section 419(e), which provides post-retirement medical benefits allocated to separate accounts for Key Employees, as defined in Code
Section 419A(d)(3) or an individual medical account, as defined in Code Section 415(l)(2) in addition to this Plan (other than Paired Plan #01 006) may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under Code Section 401. If the Employer who adopts or maintains multiple Plans wishes to obtain reliance that such Plan(s) are qualified, application for a determination letter should be made to the appropriate Key District Director of Internal Revenue. The Employer understands that its failure to properly complete the Adoption Agreement may result in disqualification of its Plan.

(b) TRUSTEE -- The assets of the fund shall be invested in accordance with the Employer's instructions and paragraph 13.3 of the Basic Plan Document #01 as a Trust. As such, the Employer's Plan, as contained herein, was accepted by the Trustee on the ___ day of __________,19__.

Signed for the Trustee by:  Michael D. Beckman                 Title: Vice
President and Treasurer

Signature: (signature)

Lit. No. BASIC-003-0193



[The American Funds Group(r)]

Prototype Money Purchase Plan #006

PROTOTYPE MONEY PURCHASE PLAN ADOPTION AGREEMENT

Sponsored by American Funds Distributors, Inc.

The Employer named below hereby establishes a Money Purchase Plan for eligible Employees as provided in this Adoption Agreement and the accompanying Prototype Plan and Trust Basic Document #01. The Employer should contact an attorney or tax adviser regarding tax ramifications before executing this Adoption Agreement.

1.   EMPLOYER AND PLAN INFORMATION

Employer's name

Address                    City     State       Zip

Telephone Number (      )   Tax I.D. Number

Form of Business: [ ] Sole Proprietor [ ] S Corporation
     [ ] Partnership     [ ] Corporation

Plan Year and Limitation Year: are the 12-consecutive-month periods commencing on and ending on ______ and ending on _______.

Name of Plan               Three-digit Plan Number

[ ] The Employer investment direction provisions of Plan Section 13.4 or
[ ] The Employee investment direction provisions of Plan Section 13.5 shall apply.

2.   EFFECTIVE DATE

[ ] (a) This is a new Plan having an effective date of _____.

[ ] (b)This is an amended Plan.

    (I) The effective date of the original Plan was _____

    (ii) The effective date of the amended Plan is _____ with the exception of Sections 3(a), 6(b) and 8 herein which shall be effective as of the first day of the 1989 Plan Year.

3.   ELIGIBILITY REQUIREMENTS

Employees meeting the following Service and Age requirements shall be eligible to participate in the Plan.

(a) SERVICE: __ [not more than two (2)] Years of Service. If the Years of Service selected is or includes a fractional year, an Employee will not be required to complete any specified number of Hours of Service to receive credit for such fractional year.

(b)  AGE: Attainment of age __ (no more than age 21).

(c)  INITIAL PARTICIPANTS: Employees employed on the Plan's Effective Date [ ]
do [ ] do not have to satisfy the     eligibility requirements specified above.

4.   SERVICE WITH PREDECESSOR ORGANIZATION

Years of Service with the following predecessor organization(s) will be included for purposes of eligibility:

5.   RETIREMENT AGES

(a)  Normal Retirement Age shall be 59-1/2.

(b)  Early Retirement Age:
     [X] Not applicable
     [ ] The Plan shall have an Early Retirement Age of__
(not less than 55) and completion of ____ Years of Service.

6.   EMPLOYER CONTRIBUTION AND ALLOCATION FORMULA

For purposes of Employer Contributions allocations, this Plan shall always be considered to be Top-Heavy. Each Plan Year the Employer shall contribute to each eligible Participant ___% (not more than 25%) of such Participant's Compensation. Contributions will be allocated as follows:

[ ]  (a) Directly to the account of each eligible Particiapnt.

[ ]  (b) Integrated with Social Security at the current Taxable Wage Base:

(I) First, to the extent Employer Contributions are sufficient, all eligible Participants will receive an allocation equal to 3% of their Compensation.

(ii) Next, any remaining Employer Contributions will be allocated to eligible Participants who have Compensation in excess of the Taxable Wage Base (Excess Compensation). Each such Participant will receive an allocation in the ratio that his or her Excess Compensation bears to the Excess Compensation of all eligible Participants. Such allocation shall not exceed 3% of each Participant's Excess Compensation.

(iii) Next, any remaining Employer Contributions will be allocated to all
eligible Participants in the ratio that          their total Compensation plus
Excess Compensation bears to the Compensation plus Excess Compensation of all eligible Participants. Participants may only receive an allocation of up to 2.7% of their Compensation plus Excess Compensation.

(iv) Next, any remaining Employer Contributions will be allocated to all eligible Participants in the ratio that each Participant's Compensation bears to all eligible Participants' Compensation.
NOTE: Only one Plan maintained by the Employer may be integrated with Social Security.

7.   LIMITATIONS ON ALLOCATIONS

THIS SECTION IS NOT APPLICABLE IF THIS IS THE ONLY PLAN YOU MAINTAIN OR EVER MAINTAINED. PLANS INCLUDE WELFARE BENEFIT FUNDS OR AN INDIVIDUAL MEDICAL ACCOUNT [AS DEFINED UNDER CODE SECTION 415(1)(2)] UNDER WHICH AMOUNTS ARE TREATED AS ANNUAL ADDITIONS.

Complete (a) if you maintain Paired Plan #01 005, The American Funds Distributors, Inc. Prototype Profit-Sharing Plan. Paragraphs (b), (c) and (d) are only applicable if you maintain or ever maintained another qualified plan other than a Paired Plan in which any Participant in this Plan is (or was) a Participant or could possibly become a Participant.

(a) The minimum contribution required under paragraph 14.2 of Basic Plan Document #01 relating to Top-Heavy Plans shall be made to [ ] this Plan or to [ ] Paired Plan #01 005.

(b) If the Participant is covered under another qualified Defined Contribution Plan maintained by the Employer, other than a Master or Prototype Plan, the provisions of Article X of Basic Plan Document #01 will apply, as if the other plan was a Master or Prototype Plan.

(c) If a Participant is or ever has been a Participant in a Defined Benefit Plan, other than a Paired Plan, maintained by the Employer, attach provisions which will satisfy the 1.0 limitation of Code Section 415(e). Such language must preclude Employer discretion. The Employer must also specify the interest and mortality assumptions used in determining present value in the Defined Benefit Plan.

(d) The minimum contribution or benefit required under Code Section 416 relating to Top-Heavy Plans shall be satisfied by either: [ ] this Plan
        [ ]
           (Name of other qualified plan of the Employer)

If a Defined Benefit Plan is or was maintained, an attachment must be provided showing interest and mortality assumptions used in determining the Top-Heavy Ratio.

8.   VESTING

Each Participant's account balance attributable to Employer contributions and the earnings thereon shall be nonforfeitable and 100% vested at all times.

9.   RECALCULATION
In determining required distributions under the Plan, Participants and/or their Spouse (Surviving Spouse)

[ ] shall [ ] shall not

have the right to have their life expectancy recalculated annually. If life expectancy is recalculated, it will follow the Employer's administrative policy.

10.  SPONSOR CONTACT

Employers should direct questions concerning the language contained in and the qualification of the Prototype to:

American Funds Service Company, Retirement Services/Phone Number: 800/421-0180

In the event that the Sponsor amends, discontinues or abandons this Prototype Plan, notification will be provided to the Employer's address indicated on the first page of this Agreement.

11.  SIGNATURES

(a) EMPLOYER -- I hereby adopt the Plan, appoint Capital Guardian Trust Company as Trustee and direct that contributions to the Plan shall be invested in accordance with the instructions provided by me. I have read the Plan and Trust and the Adoption Agreement, agree to the terms and conditions set forth therein and have consulted with an attorney about the effect of establishing the Plan.
I further agree to the deduction of the     Trustee's fee (as set forth in the
instructions accompanying the Plan) and I understand that this fee will be deducted on the day the Trust is accepted and will be charged to the account each year. I authorize the redemption of shares for payment of any Trustee's fees due and not paid. I also understand that I will not receive an executed copy of this Adoption Agreement and that the receipt of the American Funds Service Company confirmation statement will be the confirmation of the acceptance of the Trust.

This Agreement and the corresponding provisions of the Basic Plan Document #01 were adopted by the Employer on the __ day of ____, 19__.

Signed for the Employer by (please print or type)
Title                          Signature

THE EMPLOYER UNDERSTANDS THAT ITS FAILURE TO PROPERLY COMPLETE THE ADOPTION AGREEMENT MAY RESULT IN DISQUALIFICATION OF ITS PLAN.

EMPLOYER'S RELIANCE: An Employer who maintains, or has ever maintained or who later adopts any Plan including, after December 31, 1985, a Welfare Benefit Fund, as defined in Code Section 419(e), which provides post-retirement medical benefits allocated to separate accounts for Key Employees, as defined in Code
Section 419A(d)(3) or an individual medical account, as defined in Code Section 415(l)(2) in addition to this Plan (other than Paired Plan #01 005) may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under Code Section 401. If the Employer who adopts or maintains multiple Plans wishes to obtain reliance that such Plan(s) are qualified, application for a determination letter should be made to the appropriate Key District Director of Internal Revenue. The Employer understands that its failure to properly complete the Adoption Agreement may result in disqualification of its Plan.

(b) TRUSTEE -- The assets of the fund shall be invested in accordance with the Employer's instructions and paragraph 13.3 of the Basic Plan Document #01 as a Trust. As such, the Employer's Plan, as contained herein, was accepted by the Trustee on the ___ day of __________,19__.

Signed for the Trustee by:  Michael D. Beckman                 Title: Vice
President and Treasurer

Signature: (signature)

Lit. No. BASIC-003-0193




                  THE AMERICAN FUNDS GROUP (R)
     PROTOTYPE CASH OR DEFERRED PROFIT-SHARING PLAN AND TRUST
            Sponsored By American Funds Distributors, Inc.
                     Basic Plan Document #03
                         November 1993
         Copyright 1993 THE McKAY HOCHMAN COMPANY, INC.

This document is copyrighted under the laws of the United States. Its use, duplication or reproduction, including the use of electronic means, is prohibited by law without the express consent of the author.

                          TABLE OF CONTENTS

PARAGRAPH                                                               PAGE



ARTICLE I
DEFINITIONS



1.1              Actual Deferral Percentage                             4

1.2              Adoption Agreement                                     4

1.3              Aggregate Limit                                        4

1.4              Allocation Date(s)                                     4

1.5              Annual Additions                                       4

1.6              Annuity Starting Date                                  4

1.7              Applicable Calendar Year                               4

1.8              Applicable Life Expectancy                             4

1.9              Average Contribution Percentage (ACP)                  4

1.10             Average Deferral Percentage (ADP)                      4

1.11             Break In Service                                       4

1.12             Code                                                   4

1.13             Compensation                                           4

1.14             Contribution Percentage                                5

1.15             Custodian                                              5

1.16             Defined Benefit Plan                                   5

1.17             Defined Benefit (Plan) Fraction                        5

1.18             Defined Contribution Dollar Limitation                 5

1.19             Defined Contribution Plan                              5

1.20             Defined Contribution (Plan) Fraction                   5

1.21             Designated Beneficiary                                 5

1.22             Disability                                             5

1.23             Distribution Calendar Year                             6

1.24             Early Retirement Age                                   6

1.25             Earned Income                                          6

1.26             Effective Date                                         6

1.27             Election Period                                        6

1.28             Elective Deferral                                      6

1.29             Eligible Participant                                   6

1.30             Employee                                               6

1.31             Employer                                               6

1.32             Entry Date                                             6

1.33             Excess Aggregate Contributions                         6

1.34             Excess Amount                                          6

1.35             Excess Contribution                                    6

1.36             Excess Elective Deferrals                              6

1.37             Family Member                                          6

1.38             First Distribution Calendar Year                       6

1.39             Fund                                                   6

1.40             Hardship                                               6

1.41             Highest Average Compensation                           6

1.42             Highly Compensated Employee                            6

1.43             Hour Of Service                                        6

1.44             Key Employee                                           7

1.45             Leased Employee                                        7

1.46             Limitation Year                                        7

1.47             Master Or Prototype Plan                               7

1.48             Matching Contribution                                  7

1.49             Maximum Permissible Amount                             7

1.50             Net Profit                                             7

1.51             Normal Retirement Age                                  7

1.52             Owner-Employee                                         7

1.53             Paired Plans                                           7

1.54             Participant                                            7

1.55             Participant's Benefit                                  7

1.56             Permissive Aggregation Group                           7

1.57             Plan                                                   7

1.58             Plan Administrator                                     7

1.59             Plan Year                                              7

1.60             Present Value                                          7

1.61             Projected Annual Benefit                               7

1.62             Qualified Deferred Compensation Plan                   7

1.63             Qualified Domestic Relations Order                     7

1.64             Qualified Early Retirement Age                         8

1.65             Qualified Joint And Survivor Annuity                   8

1.66             Qualified Matching Contribution                        8

1.67             Qualified Non-Elective Contributions                   8

1.68             Qualified Voluntary Contribution                       8

1.69             Recordkeeper                                           8

1.70             Required Aggregation Group                             8

1.71             Required Beginning Date                                8

1.72             Rollover Contribution                                  8

1.73             Salary Savings Agreement                               8

1.74             Self-Employed Individual                               8

1.75             Service                                                8

1.76             Shareholder Employee                                   8

1.77             Simplified Employee Pension Plan                       8

1.78             Sponsor                                                8

1.79             Spouse (Surviving Spouse)                              8

1.80             Super Top-Heavy Plan                                   8

1.81             Taxable Wage Base                                      8

1.82             Top-Heavy Determination Date                           8

1.83             Top-Heavy Plan                                         8

1.84             Top-Heavy Ratio                                        8

1.85             Top-Paid Group                                         9

1.86             Transfer Contribution                                  9

1.87             Trustee                                                9

1.88             Valuation Date                                         9

1.89             Vested Account Balance                                 9

1.90             Voluntary Contribution                                 9

1.91             Welfare Benefit Fund                                   9

1.92             Year Of Service                                        9



ARTICLE II
ELIGIBILITY REQUIREMENTS



2.1              Participation                                          9

2.2              Change In Classification Of Employment                 9

2.3              Computation Period                                     9

2.4              Employment Rights                                      9

2.5              Service With Controlled Groups                         9

2.6              Owner-Employees                                        9

2.7              Leased Employees                                       9

2.8              Thrift Plans                                           10



ARTICLE III
EMPLOYER CONTRIBUTIONS



3.1              Amount                                                 10

3.2              Expenses And Fees                                      10

3.3              Responsibility For Contributions                       10

3.4              Return Of Contributions                                10



ARTICLE IV
EMPLOYEE CONTRIBUTIONS



4.1              Voluntary Contributions                                10

4.2              Qualified Voluntary Contributions                      10

4.3              Rollover Contribution                                  10

4.4              Transfer Contribution                                  10

4.5              Employer Approval Of Transfer Contributions            10

4.6              Elective Deferrals                                     10

4.7              Required Voluntary Contributions                       11

4.8              Direct Rollover Of Benefits                            11



ARTICLE V
PARTICIPANT ACCOUNTS



5.1              Separate Accounts                                      11

5.2              Adjustments To Participant Accounts                    11

5.3              Allocating Employer Contributions                      11

5.4              Allocating Investment Earnings And Losses              11

5.5              Participant Statements                                 11



ARTICLE IV
RETIREMENT BENEFITS AND DISTRIBUTIONS



6.1              Normal Retirement Benefits                             11

6.2              Early Retirement Benefits                              12

6.3              Benefits On Termination Of Employment                  12

6.4              Restrictions On Immediate Distributions                12

6.5              Normal Form Of Payment                                 12

6.6              Commencement Of Benefits                               12

6.7              Claims Procedures                                      12

6.8              In-Service Withdrawals                                 13

6.9              Hardship Withdrawal                                    13



ARTICLE VII
DISTRIBUTION REQUIREMENTS



7.1              Joint And Survivor Annuity Requirements                14

7.2              Minimum Distribution Requirements                      14

7.3              Limits On Distribution Periods                         14

7.4              Required Distributions On Or After The

                 Required Beginning Date                                14

7.5              Required Beginning Date                                14

7.6              Transitional Rule                                      14

7.7              Designation Of Beneficiary For Death Benefit           15

7.8              Nonexistence Of Beneficiary                            15

7.9              Distribution Beginning Before Death                    15

7.10             Distribution Beginning After Death                     15

7.11             Distribution Of Excess Elective Deferrals              15

7.12             Distributions Of Excess Contributions                  15

7.13             Distribution Of Excess Aggregate Contributions         15



ARTICLE VIII
JOINT AND SURVIVOR ANNUITY REQUIREMENTS



8.1              Applicability Of Provisions                            16

8.2              Payment Of Qualified Joint And

                 Survivor Annuity                                       16

8.3              Payment Of Qualified Pre-Retirement

                 Survivor Annuity                                       16

8.4              Qualified Election                                     16

8.5              Notice Requirements For Qualified Joint

                 And Survivor Annuity                                   16

8.6              Notice Requirements For Qualified Pre-

                 Retirement Survivor Annuity                            16

8.7              Special Safe-Harbor Exception For

                 Certain Profit-Sharing Plans                           16

8.8              Transitional Joint And Survivor

                 Annuity Rules                                          16

8.9              Automatic Joint And Survivor Annuity

                 And Early Survivor Annuity                             17

8.10             Annuity Contracts                                      17



ARTICLE IX
VESTING



9.1              Employee Contributions                                 17

9.2              Employer Contributions                                 17

9.3              Computation Period                                     17

9.4              Requalification Prior To Five Consecutive

                 One-Year Breaks In Service                             17

9.5              Requalification After Five Consecutive

                 One-Year Breaks In Service                             17

9.6              Calculating Vested Interest                            17

9.7              Forfeitures                                            17

9.8              Amendment Of Vesting Schedule                          17

9.9              Service With Controlled Groups                         17



ARTICLE X
LIMITATIONS ON ALLOCATIONS AND
ANTIDISCRIMINATION TESTING



10.1             Participation In This Plan Only                        17

10.2             Disposition Of Excess Annual Additions                 18

10.3             Participation In This Plan And Another Qualified

                 Master And Prototype Defined Contribution Plan,

                 Welfare Benefit Fund, Individual Medical

                 Account Or Simplified Employee Pension Plan

                 Maintained By The Employer                             18

10.4             Disposition Of Excess Annual Additions

                 Under Two Plans                                        18

10.5             Participation In This Plan And Another

                 Defined Contribution Plan Which Is Not

                 A Master Or Prototype Plan                             18

10.6             Participation In This Plan And A Defined

                 Benefit Plan                                           18

10.7             Average Deferral Percentage (ADP) Test                 18

10.8             Special Rules Renting To Application

                 Of ADP Test                                            18

10.9             Average Contribution Percentage (ACP) Test             19

10.10            Special Rules Relating To Application

                 Of ACP Test                                            19



ARTICLE XI
ADMINISTRATION



11.1             Plan Administrator                                     19

11.2             Trustee                                                20

11.3             Recordkeeper                                           20

11.4             Administrative Fees And Expenses                       20

11.5             Division Of Duties And Indemnification                 20



ARTICLE XII
TRUST FUND



12.1             The Fund                                               20

12.2             Control Of Plan Assets                                 20

12.3             Exclusive Benefit Rules                                20

12.4             Assignment And Alienation Of Benefits                  20

12.5             Determination Of Qualified Domestic

                 Relations order (QDRO)                                 20



ARTICLE XIII
INVESTMENTS



13.1             Fiduciary Standards                                    21

13.2             Funding Arrangement                                    21

13.3             Investment Alternatives of The Trustee                 21

13.4             Participant Loans                                      21

13.5             Employer Investment Direction                          22

13.6             Employee Investment Direction                          22

13.7             Appointment Of Additional Trustee And

                 Allocation Of Responsibilities Thereto                 22



ARTICLE XIV
TOP-HEAVY PROVISIONS



14.1             Applicability Of Rules                                 22

14.2             Minimum Contribution                                   22

14.3             Minimum Vesting                                        23

14.4             Limitations On Allocations                             23



ARTICLE XV
AMENDMENT AND TERMINATION



15.1             Amendment By Sponsor                                   23

15.2             Amendment By Employer                                  23

15.3             Termination                                            23

15.4             Qualification Of Employer's Plan                       23

15.5             Mergers And Consolidations                             23

15.6             Resignation And Removal                                23

15.7             Qualification Of Prototype                             23



ARTICLE XVI
ELAPSED TIME RULES AND DEFINITIONS



16.1             Application                                            23

16.2             Hour Of Service                                        23

16.3             Service Or Period of Service                           23

16.4             Year Of Service                                        23

16.5             Period Of Severance                                    23

16.6             Break In Service                                       23

16.7             Parental Leave                                         23

16.8             Computation Period                                     24

16.9             Allocating Employer Contributions                      24



ARTICLE XVII
GOVERNING LAW                                                           24


      PROTOTYPE CASH OR DEFERRED PROFIT-SHARING PLAN AND TRUST
                            Sponsored By
                AMERICAN FUNDS DISTRIBUTORS, INC.

The Sponsor hereby establishes the following Prototype Plan and Trust for use by those of its customers who qualify and wish to adopt a qualified retirement program. Any Plan and Trust established hereunder shall be administered for the exclusive benefit of Participants and their beneficiaries under the following terms and conditions:

ARTICLE I

DEFINITIONS

1.1 ACTUAL DEFERRAL PERCENTAGE The ratio (expressed as a percentage and calculated separately for each Participant) of:

  (a) the amount of Employer contributions [as defined at (c) and (d)] actually paid over to the Fund on behalf of such Participant for the Plan Year to

  (b) the Participant's Compensation for such Plan Year. Unless otherwise specified in the Adoption Agreement, Compensation will only include amounts for the period during which the Employee was eligible to participate.
Employer contributions on behalf of any Participant shall include:

   (c) any Elective Deferrals made pursuant to the Participant's deferral election, including Excess Elective Deferrals, but excluding Elective Deferrals that are either taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these
Elective      Deferrals) or are returned as excess Annual Additions, and

   (d) at the election of the Employer, Qualified Non-Elective Contributions and Qualified Matching Contributions.
For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

1.2 ADOPTION AGREEMENT The document included with this Plan by which an Employer elects to establish a qualified retirement plan and trust under the terms of this Prototype Plan and Trust.

1.3 AGGREGATE LIMIT The sum of:

   (a) 125 percent of the greater of the ADP of the non-Highly Compensated Employees for the Plan Year or the ACP of non-Highly Compensated Employees under the Plan subject to Code Section 401(m) for the Plan Year beginning with or within the Plan Year of the cash or deferred arrangement as described in Code Section 401(k) or Code Section 402(h)(1)(B), and

   (b) the lesser of 200% or two percent plus the lesser of such ADP or ACP. Alternatively, the aggregate limit can be determined by substituting "the lesser of 200% or two percent plus" for "125% of" in (a) above, and substituting "125% of" for "the lesser of 200% or two percent plus" in (b) above.

1.4 ALLOCATION DATE(S) The date or dates on which Participant's accounts are adjusted in accordance with Article V.

1.5 ANNUAL ADDITIONS The sum of the following amounts credited to a Participant's account for the Limitation Year:

   (a) Employer contributions,
   (b) Employee contributions (under Article IV),
   (c) forfeitures,
   (d) allocations under a Simplified Employee Pension Plan,
   (e) amounts allocated after March 31, 1984 to an individual medical account as defined in Code Section 415(1)(2), which is part of a pension or annuity plan maintained by the Employer (these amounts are treated as Annual Additions to a Defined Contribution Plan though they arise under a Defined Benefit Plan), and

   (f) amounts derived from contributions paid or accrued after 1985, in taxable years ending after 1985, which are either attributable to post-retirement medical benefits allocated to the account of a Key Employee or to a Welfare Benefit Fund maintained by the Employer, are also treated as Annual Additions to a Defined Contribution Plan. For purposes of this paragraph, an Employee is a Key Employee if he or she meets the requirements of paragraph 1.44 at any time during the Plan Year or any preceding Plan Year. Welfare Benefit Fund is defined at paragraph 1.91.

Excess amounts applied in a Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year, pursuant to the provisions of Article X.

1.6 ANNUITY STARTING DATE The first day of the first period for which an amount is paid as an annuity or in any other form.

1.7 APPLICABLE CALENDAR YEAR The First Distribution Calendar Year, and in the event of the recalculation of life expectancy, such succeeding calendar year. If payments commence in accordance with paragraph 7.4(e) before the Required Beginning Date, the Applicable Calendar Year is the year such payments commence. If distribution is in the form of an immediate annuity purchased after the Participant's death with the Participant's remaining interest, the Applicable Calendar Year is the year of purchase.

1.8 APPLICABLE LIFE EXPECTANCY Used in determining the required minimum distribution. The life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant's (or Designated Beneficiary's) birthday in the Applicable Calendar Year, reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the Applicable Life Expectancy shall be the life expectancy as so recalculated. The life expectancy of a non-Spouse Beneficiary may not be recalculated.

1.9 AVERAGE CONTRIBUTION PERCENTAGE (ACP) The average of the Contribution Percentages for each Highly Compensated Employee and for each non-Highly Compensated Employee.

1.10 AVERAGE DEFERRAL PERCENTAGE (ADP) The average of the Actual Deferral Percentages for each Highly Compensated Employee and for each non-Highly Compensated Employee.

1.11 BREAK IN SERVICE A 12-consecutive-month period during which an Employee fails to complete more than 500 Hours of Service.

1.12  CODE The Internal Revenue Code of 1986, including any amendments.

1.13 COMPENSATION The Employer may select one of the following two safe-harbor definitions of Compensation in the Adoption Agreement. Unless otherwise specified in the Adoption Agreement, Compensation shall only include amounts earned while a Participant if Plan Year is chosen as the determination period.

   (a) CODE SECTION 3401(a) WAGES. Compensation is defined as wages within the meaning of Code Section 3401(a) for the purposes of Federal income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed [such as the exception for agricultural labor in Code Section 3401(a)(2)].

   (b) CODE SECTION 415 COMPENSATION. Compensation is defined as Code Section 415 Compensation which is: a Participant's Earned Income, wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income [including, but not limited to, commissions paid salesmen, Compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursements or other expense allowances under a nonaccountable plan (as described in Regulation 1.62-2(c)], and excluding the following:

    1. Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a Simplified Employee Pension Plan or any distributions from a plan of deferred compensation,

    2. amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture,

    3. amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option, and

    4. other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code Section 403(b) (whether or not the contributions are actually excludible from the gross income of the Employee).

For purposes of applying the limitations of Article X and Top-Heavy Minimums, the definition of Compensation shall be Code Section 415 Compensation described in this paragraph 1.13(b). Also, for purposes of applying the limitations of
Article X, Compensation for a Limitation Year is the Compensation actually paid or made available during such Limitation Year. Notwithstanding the preceding sentence, Compensation for a Participant in a defined contribution plan who is permanently and totally disabled [as defined in Code Section 22(e)(3)] is the Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before becoming permanently and totally disabled. Such imputed Compensation for the disabled Participant may be taken into account only if the participant is not a Highly Compensated Employee [as defined in Code Section 414(q)] and contributions made on behalf of such Participant are nonforfeitable when made.

If the Employer fails to pick the determination period in Nonstandardized Adoption Agreement#002, the Plan Year shall be used. Unless otherwise specified by the Employer in the Adoption Agreement, Compensation shall be determined as provided in Code Section 3401(a) [as defined in this paragraph 1.13(a)]. In Nonstandardized Adoption Agreement#002, the Employer may choose to eliminate or exclude categories of Compensation which do not violate the provisions of Code Sections 401(a)(4), 414(s) the regulations thereunder and Revenue Procedure 89-65.

Beginning with 1989 Plan Years, the annual Compensation of each Participant which may be taken into account for determining all benefits provided under the Plan (including benefits under Article XIV) for any year shall not exceed the limitation as imposed by Code Section 401(a)(17) and as adjusted under Code
Section 415(d). In determining the Compensation of a Participant for purposes of this limitation, the rules of Code Section 414(q)(6) shall apply, except in applying such rules, the term "family" shall include only the Spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the end of the Plan Year. if, as a result of the application of such rules the adjusted annual Compensation limitation, as imposed by Code
Section 401(a)(17), is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level if this Plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this section prior to the application of this limitation.

If a Plan has a Plan Year that contains fewer than 12 calendar months, then the annual Compensation limit for that period is an amount equal to the limitation as imposed by Code Section 401(a)(17) as adjusted for the calendar year in which the Compensation period begins, multiplied by a fraction, the numerator of which is the number of full months in the short Plan Year and the denominator of which is 12. if Compensation for any prior Plan Year is taken into account in determining an Employee's contributions or benefits for the current year, the Compensation for such prior year is subject to the applicable annual Compensation limit in effect for that prior year. For this purpose, for years beginning before January 1, 1990, the applicable annual Compensation limit is $200,000. For Plan Years beginning on or after January 1, 1994, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $150,000, as adjusted for increases in the cost-of-living in accordance with Code Section 401(a)(17). The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year.

Compensation shall not include deferred Compensation other than contributions through a salary reduction agreement to a cash or deferred plan under Code
Section 401(k), a Simplified Employee Pension Plan under Code Section 402(h)(1)(B), a cafeteria plan under Code Section 125 or a tax-deferred annuity under Code Section 403(b). Unless elected otherwise by the Employer in the Adoption Agreement, these deferred amounts will be considered as Compensation for Plan purposes. These deferred amounts are not counted as Compensation for purposes of Articles X and XIV. When applicable to a Self-Employed Individual, Compensation shall mean Earned Income.

1.14 CONTRIBUTION PERCENTAGE The ratio (expressed as a percentage and calculated separately for each Participant) of:

   (a) the Participant's Contribution Percentage Amounts [as defined at
(c)-(f)] for the Plan Year, to

   (b) the Participant's Compensation for the Plan Year. Unless otherwise specified in the Adoption Agreement, Compensation will only include amounts for the period during which the Employee was eligible to participate.
 Contribution Percentage Amounts on behalf of any Participant shall include:

   (c) the amount of Employee Voluntary Contributions, Matching
Contributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year,

  (d) forfeitures of Excess Aggregate Contributions or Matching Contributions allocated to the Participant's account which shall be taken into account in the year in which such forfeiture is allocated,

  (e) at the election of the Employer, Qualified Non-Elective Contributions, and

  (f) the Employer also may elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

Contribution Percentage Amounts shall not include Matching Contributions, whether or not Qualified, that are forfeited either to correct Excess Aggregate Contributions, or because the contributions to which they relate are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions.

1.15  CUSTODIAN  The Trustee shall serve as Custodian.

1.16 DEFINED BENEFIT PLAN A plan under which a Participant's benefit is determined by a formula contained in the plan and no individual accounts are maintained for Participants.

1.17 DEFINED BENEFIT (PLAN) FRACTION A fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the Defined Benefit Plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under Code Sections 415(b) and (d) or 140 percent of the Highest Average Compensation, including any adjustments under Code Section 415(b).

Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after 1986, in one or more Defined Benefit Plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the dose of the last Limitation Year beginning before 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the Defined Benefit Plans individually and in the aggregate satisfied the requirements of Section 415 for all Limitation Years beginning before 1987.

1.18 DEFINED CONTRIBUTION DOLLAR LIMITATION Thirty thousand dollars ($30,000) or if greater, one-fourth of the defined benefit dollar limitation set forth in Code Section 415(b)(1) as in effect for the Limitation Year.

1.19 DEFINED CONTRIBUTION PLAN A plan under which individual accounts are maintained for each Participant to which all contributions, forfeitures, investment income and gains or losses, and expenses are credited or deducted. A Participant's benefit under such plan is based solely on the fair market value of his or her account balance.

1.20 DEFINED CONTRIBUTION (PLAN) FRACTION A fraction, the numerator of which is the sum of the Annual Additions to the Participant's account under all the Defined Contribution Plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible Employee contributions to all Defined Benefit Plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all Welfare Benefit Funds as defined in paragraph 1.91, individual medical accounts as defined in Code Section 415(1)(2) and Simplified Employee Pension Plans as defined in paragraph 1.77, maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a Defined Contribution Plan was maintained by the Employer). The maximum aggregate amount in the Limitation Year is the lesser of 125 percent of the dollar limitation determined under Code Sections 415(b) and (d) in effect under Code Section 415(c)(1)(A) or 35 percent of the Participant's Compensation for such year.

If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after 1986, in one or more Defined Contribution Plans maintained by the Employer which were in existence on May 6,1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of the excess of the sum of the fractions over 1.0 multiplied by the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before 1987, and disregarding any changes in the terms and conditions of the Plan made after May 6, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1,1987. The Annual Addition for any Limitation Year beginning before 1987, shall not be re-computed to treat all Employee Contributions as Annual Additions.

1.21 DESIGNATED BENEFICIARY The individual who is designated as the beneficiary of a Participant's account under the Plan in accordance with Code
Section 401(a)(9) and the regulations thereunder.

1.22 DISABILITY An illness or injury of a potentially permanent nature, expected to last for a continuous period of not less than 12 months, certified by a physician selected by or satisfactory to the Employer, which prevents the Employee from engaging in any occupation for wage or profit for which the Employee is reasonably fitted by training, education or experience.

1.23 DISTRIBUTION CALENDAR YEAR A calendar year for which a minimum distribution is required.

1.24 EARLY RETIREMENT AGE The age set by the Employer in the Adoption Agreement {but not less than 55), which is the earliest age at which a Participant may retire and receive his or her benefits under the Plan.

1.25 EARNED INCOME Net earnings from self-employment in the trade or business with respect to which the Plan is established, determined without regard to items not included in gross income and the deductions allocable to such items, provided that personal services of the individual are a material income-producing factor. Earned Income shall be reduced by contributions made by an Employer to a qualified plan to the extent deductible under Code Section
404. For tax years beginning after 1989, net earnings shall be determined taking into account the deduction for one-half of self-employment taxes allowed to the Employer under Code Section 164(f), to the extent deductible.

1.26 EFFECTIVE DATE The date on which the Employer's Plan or amendment to such Plan becomes effective. For amendments reflecting statutory and regulatory changes post Tax Reform Act of 1986, the Effective Date will be the earlier of the date upon which such amendment is first administratively applied or the first day of the Plan Year following the date of adoption of such amendment.

1.27 ELECTION PERIOD The period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which age 35 is attained, the Election Period shall begin on the date of separation, with respect to the account balance as of the date of separation.

1.28 ELECTIVE DEFERRAL Employer contributions made to the Plan at the election of the Participant, in lieu of cash Compensation. Elective Deferrals shall also include contributions made pursuant to a Salary Savings Agreement or other deferral mechanism, such as a cash option contribution. With respect to any taxable year, a Participant's Elective Deferral is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Code
Section 401(k), any simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), any eligible deferred compensation plan under Code Section 457, any plan as described under Code Section 501(c)(18), and any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a Salary Savings Agreement. Elective Deferrals shall not include any deferrals properly distributed as excess Annual Additions.

1.29 ELIGIBLE PARTICIPANT Any Employee who is eligible to make a Voluntary Contribution or an Elective Deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution. If a Voluntary Contribution or Elective Deferral is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an Eligible Participant even though no Voluntary Contributions or Elective Deferrals are made.

1.30 EMPLOYEE Any person employed by the Employer (including Self-Employed Individuals and partners), all Employees of a member of an affiliated service group [as defined in Code Section 414(m)], all Employees of a controlled group of corporations [as defined in Code Section 414(b)], all Employees of any incorporated or unincorporated trade or business which is under common control [as defined in Code Section 414(c)], leased Employees [as defined in Code
Section 414(n)] and any Employee required to be aggregated by Code Section 414(o). All such Employees shall be treated as employed by a single Employer.

1.31 EMPLOYER The Self-Employed Individual, partnership, corporation or other organization which adopts this Plan including any firm that succeeds the Employer and adopts this Plan. For purposes of Article X, Limitations on Allocations, Employer shall mean the Employer that adopts this Plan, and all members of a controlled group of corporations [as defined in Code Section 414(b) as modified by Code Section 415(h)], all commonly controlled trades or businesses [as defined in Code Section 414(c) as modified by Code Section 415(h)] or affiliated service groups [as defined in Code Section 414(m)] of which the adopting Employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under Code Section 414(o).

1.32 ENTRY DATE The date on which an Employee commences participation in the Plan as determined by the Employer in the Adoption Agreement.

1.33  EXCESS AGGREGATE CONTRIBUTIONS  The excess, with respect to any Plan
Year, of:

   (a) the aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

   (b) the maximum Contribution Percentage Amounts permitted by the ACP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

Such determination shall be made after first determining Excess Elective Deferrals pursuant to paragraph 1.36 and then determining Excess Contributions pursuant to paragraph 1.35.

1.34 EXCESS AMOUNT The excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.
1.35  EXCESS CONTRIBUTION  With respect to any Plan Year, the excess of:

  (a) the aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

  (b) the maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

1.36 EXCESS ELECTIVE DEFERRALS Those Elective Deferrals that are includible in a Participant's gross income under Code Section 402(g) to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code Section. Excess Elective Deferrals shall be treated as Annual Additions under the Plan, unless such amounts are distributed no later than the first April 15th following the close of the Participant's taxable year.

1.37 FAMILY MEMBER The Employee's Spouse, any lineal descendants and ascendants and the Spouse of such lineal descendants and ascendants. In the event of repeal of the family aggregation rules under Code Section 414(q)(6), all applications of such rules under this Plan will cease as of the effective date of such repeal.

1.38 FIRST DISTRIBUTION CALENDAR YEAR For distributions beginning before the Participant's death, the First Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the First Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to paragraph 7.10.

1.39 FUND All contributions received by the Trustee under this Plan and Trust, investments thereof and earnings and appreciation thereon.

1.40 HARDSHIP An immediate and heavy financial need of the Employee where such Employee lacks other available resources.

1.41 HIGHEST AVERAGE COMPENSATION The average Compensation for the three consecutive Years of Service with the Employer that produces the highest average. A Year of Service with the Employer is the 12-consecutive-month period defined in the Adoption Agreement, or, if not indicated in the Adoption Agreement, as defined in paragraph 1.92.

1.42 HIGHLY COMPENSATED EMPLOYEE Any Employee who performs service for the Employer during the determination year and who, during the immediate prior year:

   (a) received Compensation from the Employer in excess of $75,000 [as adjusted pursuant to Code Section 415(d)], or

   (b) received Compensation from the Employer in excess of $50,000 [as adjusted pursuant to Code Section 415(d)] and was a member of the Top- Paid Group for such year, or

   (c) was an officer of the Employer and received Compensation during such year that is greater than 50 percent of the dollar limitation in effect under Code Section 415(b)(1)(A).

Notwithstanding (a), (b) and (c), an Employee who was not Highly Compensated during the preceding Plan Year shall not be treated as a Highly Compensated Employee with respect to the current Plan Year unless such Employee is a member of the 100 Employees paid the greatest Compensation during the year for which such determination is being made.

   (d) Employees who are five percent (5%) Owners at any time during the immediate prior year or determination year.

Highly Compensated Employee includes Highly Compensated active Employees and Highly Compensated former Employees. At the election of the Employer, the calendar year, ending with or within the current determination year, may be treated as the immediate prior year. Such an election is made with respect to all plans of the Employer.

1.43  HOUR OF SERVICE

   (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed, and

   (b) each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service
shall be credited under this paragraph for any      single continuous period
(whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference, and

  (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph (a) or paragraph Co), as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains
rather than the computation period in which the     award, agreement or payment
is made.

  (d) Hours of Service shall be credited for employment with the Employer and with other members of an affiliated service group [as defined in Code Section 414(m)], a controlled group of corporations [as defined in Code Section 414(b)], or a group of trades or businesses under common control [as defined in Code Section 414(c)] of which the adopting Employer is a member, and any other
entity required to be aggregated with the       Employer pursuant to Code
Section 414(o) and the regulations thereunder. Hours of Service shall also be credited for any individual considered an Employee for purposes of this Plan under Code Section 414(n) or Code Section 414(o) and the regulations thereunder.

  (e) Solely for purposes of determining whether a Break in Service, as defined in paragraph 1.11, for participation and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence by reason of the pregnancy of the individual, by reason of a birth of a child of the individual, by reason of the placement of a child with the individual in connection with the adoption
of such child by such   individual, or for purposes of caring for such child
for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or in all other cases, in the following computation period. No more than 501 hours will be credited under this paragraph.


  (f) Hours of Service shall be determined on the basis of the method indicated in the Adoption Agreement.

1.44 KEY EMPLOYEE Any Employee or former Employee (and the beneficiaries of such Employee) who at any time during the determination period was an officer of the Employer if such individual's annual compensation exceeds 50% of the dollar limitation under Code Section 415(b)(1)(A) (the defined benefit maximum annual benefit), an owner (or considered an owner under Code Section 318) of one of the ten largest interests in the employer if such individual's compensation exceeds 100% of the dollar limitation under Code Section 415(c)(1)(A), a five-percent owner of the Employer, or a one-percent owner of the Employer who has an annual compensation of more than $150,000. For purposes of determining who is a Key Employee, annual compensation shall mean Compensation as defined in paragraph 1.12(b), but including amounts deferred through a salary reduction agreement to a cash or deferred plan under Code
Section 401(k), a Simplified Employee Pension Plan under Code Section 408(k), a cafeteria plan under Code Section 125 or a tax-deferred annuity under Code
Section 403(b). The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years. The determination of who is a Key Employee will be made in accordance with Code Section 416(0(1) and the regulations thereunder.

1.45 LEASED EMPLOYEE Any person (other than an Employee of the recipient) who, pursuant to an agreement between the recipient and any other person ("leasing organization"), has performed services for the recipient [or for the recipient and related persons determined in accordance with Code Section 414(n)(6)] on a substantially full-time basis for a period of at least one year, and such services are of a type historically performed by Employees in the business field of the recipient Employer.

1.46 LIMITATION YEAR The calendar year or such other 12-consecutive-month period designated by the Employer in the Adoption Agreement for purposes of determining the maximum Annual Addition to a Participant's account. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive-month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

1.47 MASTER OR PROTOTYPE PLAN A plan, the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

1.48 MATCHING CONTRIBUTION An Employer contribution made to this or any other defined contribution plan on behalf of a Participant on account of an Employee Voluntary Contribution made by such Participant, or on account of a Participant's Elective Deferral under a plan maintained by the Employer.

1.49 MAXIMUM PERMISSIBLE AMOUNT The maximum Annual Addition that may be contributed or allocated to a Participant's account under the Plan for any Limitation Year shall not exceed the lesser of:

   (a) the Defined Contribution Dollar Limitation, or

   (b) 25% of the Participant's Compensation for the Limitation Year.

The compensation limitation referred to in Co) shall not apply to any contribution for medical benefits [within the meaning of Code Section 401(h) or Code Section 419A(f)(2)] which is otherwise treated as an Annual Addition under Code Section 415(1)(1) or 419(d)(2). If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive-month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction: number of months in the short Limitation Year divided by 12.

1.50 NET PROFIT The current and accumulated operating earnings of the Employer before Federal and State income taxes, excluding nonrecurring or unusual items of income, and before contributions to this and any other qualified plan of the Employer.

1.51 NORMAL RETIREMENT AGE The age, set by the Employer in the Adoption Agreement, at which a Participant may retire and receive his or her benefits under the Plan.

1.52 OWNER-EMPLOYEE A sole proprietor, or a partner owning more than 10% of either the capital or profits interest of the partnership.

1.53 PAIRED PLANS Two or more plans maintained by the Sponsor designed so that a single or any combination of plans adopted by an Employer will meet the antidiscrimination rules, the contribution and benefit limitations, and the Top-Heavy provisions of the Code.

1.54 PARTICIPANT Any Employee who has met the eligibility requirements and is participating in the Plan.

1.55 PARTICIPANT'S BENEFIT The account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the account balance as of the dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. A special exception exists for the second distribution Calendar Year. For purposes of this paragraph, if any portion of the minimum distribution for the First Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

1.56 PERMISSIVE AGGREGATION GROUP Used for Top-Heavy testing purposes, it is the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

1.57 PLAN The Employer's retirement plan as embodied herein and in the Adoption Agreement.

1.58  PLAN ADMINISTRATOR  The Employer.

1.59 PLAN YEAR The 12-consecutive-month period designated by the Employer in the Adoption Agreement.

1.60 PRESENT VALUE Used for Top-Heavy test and determination purposes. When determining the Present Value of accrued benefits with respect to any Defined Benefit Plan maintained by the Employer, interest and mortality rates shall be determined in accordance with the provisions of the respective plan. If applicable, interest and mortality assumptions will be specified in the Adoption Agreement.

1.61 PROJECTED ANNUAL BENEFIT Used to test the maximum benefit which may be obtained from a combination of retirement plans, it is the annual retirement benefit (adjusted to an actuarial equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or Qualified Joint and Survivor Annuity) to which the Participant would be entitled under the terms of a Defined Benefit Plan or plans, assuming:

   (a) the Participant will continue employment until Normal Retirement Age under the plan (or current age, if later), and

   (b) the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the plan will remain constant for all future Limitation Years.

1.62 QUALIFIED DEFERRED COMPENSATION PLAN Any pension, profit-sharing, stock bonus, or other plan which meets the requirements of Code Section 401 and includes a trust exempt from tax under Code Section 501(a) or any annuity plan described in Code Section 403(a).

 An Eligible Retirement Plan is an individual retirement account (IRA) as described in section 408(a) of the Code, an individual retirement annuity (IRA) as described in section 408(b) of the Code, an annuity plan as described in section 403(a) of the Code, or a qualified trust as described in section 401(a) of the Code, which accepts Eligible Rollover Distributions. However in the case of an Eligible Rollover Distribution to a surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

1.63  QUALIFIED DOMESTIC RELATIONS ORDER  A Qualified Domestic Relations Order
(QDRO) is a signed domestic relations order issued by a State Court which creates, recognizes or assigns to an alienate payee(s) the right to receive all or part of a Participant's Plan benefit and which meets the requirements of Code Section 414(p). An alternate payee is a Spouse, former Spouse, child, or other dependent who is treated as a beneficiary under the Plan as a result of the QDRO.

1.64 QUALIFIED EARLY RETIREMENT AGE For purposes of paragraph 8.9, Qualified Early Retirement Age is the latest of:

   (a) the earliest date under the Plan on which the Participant may elect to receive retirement benefits, or

   (b) the first day of the 120th month beginning before the Participant reaches Normal Retirement Age, or

   (c) the date the Participant begins participation.

1.65 QUALIFIED JOINT AND SURVIVOR ANNUITY An immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant's Spouse which is at least one-half of but not more than the amount of the annuity payable during the joint lives of the Participant and the Participant's Spouse. The exact amount of the Survivor Annuity is to be specified by the Employer in the Adoption Agreement. If not designated by the Employer, the Survivor Annuity will be one-half of the amount paid to the Participant during his or her lifetime. The Qualified Joint and Survivor Annuity will be the amount of benefit which can be provided by the Participant's Vested Account Balance.

1.66 QUALIFIED MATCHING CONTRIBUTIONS Matching Contributions which, when made are subject to the distribution and nonforfeitability requirements under Code
Section 401(k).

1.67 QUALIFIED NON-ELECTIVE CONTRIBUTIONS Contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to Participants' accounts that the Participants may not elect to receive in cash until distributed from the Plan, that are nonforfeitable when made, and that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals and Qualified Matching Contributions.

1.68 QUALIFIED VOLUNTARY CONTRIBUTION A tax-deductible voluntary Employee contribution. These contributions may no longer be made to the Plan.

1.69 RECORDKEEPER The person or entity retained by the Plan Administrator on behalf of the Plan to provide specified administrative services to the Plan.

1.70 REQUIRED AGGREGATION GROUP Used for Top-Heavy testing purposes, it consists of:

   (a) each qualified plan of the Employer in which at least one Key Employee participates Or participated at any time during the determination period (regardless of whether the plan has terminated), and

   (b) any other qualified plan of the Employer which enables a plan described in (a) to meet the requirements of Code Sections 401(a)(4) or 410.
1.71 REQUIRED AGGREGATION DATE The date on which a Participant is required to take his or her first minimum distribution under the Plan. The rules are set forth at paragraph 7.5.

1.72 ROLLOVER CONTRIBUTION A contribution made by a Participant of an amount distributed to such Participant from another Qualified Deferred Compensation Plan in accordance with Code Sections 402(a)(5), (6), and (7).

An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Participant except that an Eligible Rollover Distribution does not include:

   (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant's Designated Beneficiary, or for a specified period of ten years or more,

   (b) any distribution to the extent such distribution is required under section 401(a)(9) of the Code, and

   (c) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

A Direct Rollover is a payment by the plan to the Eligible Retirement Plan specified by the Participant.

1.73 SALARY SAVINGS AGREEMENT An agreement between the Employer and a participating Employee where the Employee authorizes the Employer to withhold a specified percentage of his or her Compensation for deposit to the Plan on behalf of such Employee.

1.74 SELF-EMPLOYED INDIVIDUAL An individual who has Earned Income for the taxable year from the trade or business for which the Plan is established including an individual who would have had Earned Income but for the fact that the trade or business had no Net Profit for the taxable year.

1.75 SERVICE The period of current or prior employment with the Employer. If the Employer maintains a plan of a predecessor employer, Service for such predecessor shall be treated as Service for the Employer.

1.76 SHAREHOLDER EMPLOYEE An Employee or officer who owns [or is considered as owning within the meaning of Code Section 318(a)(1)], on any day during the taxable year of an electing small business corporation (S Corporation), more than five-percent of such corporation's outstanding stock.

1.77 SIMPLIFIED EMPLOYEE PENSION PLAN An individual retirement account which meets the requirements of Code Section 408(k), and to which the Employer makes contributions pursuant to a written formula. These plans are considered for contribution limitation and Top-Heavy testing purposes.

1.78 SPONSOR AMERICAN FUNDS DISTRIBUTORS, INC. or any successor(s) or assign(s).

1.79 SPOUSE (SURVIVING SPOUSE) The Spouse or Surviving Spouse of the Participant, provided that a former Spouse will be treated as the Spouse or Surviving Spouse and a current Spouse will not be treated as the Spouse or Surviving Spouse to the extent provided under a Qualified Domestic Relations Order as described in Code Section 414(p).

1.80 SUPER TOP-HEAVY PLAN A Plan described at paragraph 1.83 under which the Top-Heavy Ratio [as defined at paragraph 1.84] exceeds 90%.

1.81 TAXABLE WAGE BASE For plans with an allocation formula which takes into account the Employer's contribution under the Federal Insurance Contributions Act (FICA), the contribution and benefit base in effect under the Social Security Act [Code Section 203] at the beginning of the Plan Year, or the amount elected by the Employer in the Adoption Agreement.

1.82 TOP-HEAVY DETERMINATION DATE For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

1.83 TOP-HEAVY PLAN For any Plan Year beginning after 1983, the Employer's Plan is top-heavy if any of the following conditions exist:

  (a) if the Top-Heavy Ratio for the Employer's Plan exceeds 60% and this Plan is not part of any required Aggregation Group or Permissive Aggregation Group of Plans.

  (b) if the Employer's plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%.

  (c) if the Employer's plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

1.84  TOP-HEAVY RATIO

   (a) If the Employer maintains one or more Defined Contribution plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any Defined Benefit Plan which during the five-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone, or for the Required or Permissive Aggregation Group as appropriate, is a fraction,

    (1) the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) [including any part of any account balance distributed in the 5-year period ending on the Determination Date(s)], and

    (2) the denominator of which is the sum of all account balances [including any part of any account balance distributed in the five-year period ending on the Determination Date(s)], both computed in accordance with Code Section 416 and the regulations thereunder.
Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.

   (b) If the Employer maintains one or more Defined Contribution Plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more Defined Benefit Plans which during the five-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated Defined Contribution Plan or Plans for all Key Employees, determined in accordance with (a) above, and the Present Value of accrued benefits under the aggregated Defined Benefit Plan or Plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated Defined Contribution Plan or Plans for all Participants, determined in accordance with (a) above, and the Present Value of accrued benefits under the Defined Benefit Plan or Plans for all Participants as of the Determination Date(s), all determined in accordance with Code Section 416 and the regulations thereunder. The accrued benefits under a Defined Benefit Plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the Determination Date.

  (c) For purposes of (a) and (b) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code Section 416 and the regulations thereunder for the first and second plan years of a Defined Benefit Plan. The account balances and accrued benefits of a participant who is not a Key Employee but who was a Key Employee in a prior year, or who has not been credited with at least one hour of service with any Employer maintaining the Plan at any time during the five-year period ending on the Determination Date, will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder. Qualified Voluntary Employee Contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. The accrued benefit of a Participant other than a Key Employee shall be determined under the method, if any, that uniformly applies for accrual purposes under all Defined Benefit Plans maintained by the Employer, or if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 41100)(1)(C).

1.85 TOP-PAID GROUP The group consisting of the top 20% of Employees when ranked on the basis of Compensation paid during such year. For purposes of determining the number of Employees in the group (but not who is in it), the following Employees shall be excluded:

  (a) Employees who have not completed 6 months of Service.

  (b) Employees who normally work less than 17-1/2 hours per week.

   (c) Employees who normally work during not more than 6 months during any year.

   (d) Employees who have not attained age 21.

   (e) Employees included in a collective bargaining unit, covered by an agreement between employee representatives and the Employer, where retirement benefits were the subject of good faith bargaining and provided that 90% or more of the Employer's Employees are covered by the agreement.

   (f) Employees who are nonresident aliens and who receive no earned income which constitutes income from sources within the United States.

1.86 TRANSFER CONTRIBUTION A non-taxable transfer of a Participant's benefit directly from a Qualified Deferred Compensation Plan to this Plan.

1.87  TRUSTEE  CAPITAL GUARDIAN TRUST COMPANY shall serve as Trustee.

1.88 VALUATION DATE The last day of the Plan Year or such other date as determined by the Employer on which Participant accounts are revalued in accordance with Article V hereof. For Top-Heavy purposes, the date selected by the Employer as of which the Top-Heavy Ratio is calculated.

1.89 VESTED ACCOUNT BALANCE The aggregate value of the Participant's Vested Account Balances derived from Employer and Employee contributions (including Rollovers), whether vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant's life. The provisions of
Article VIII shall apply to a Participant who is vested in amounts attributable to Employer contributions, Employee contributions (or both) at the time of death or distribution.

1.90 VOLUNTARY CONTRIBUTION An Employee contribution made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

1.91 WELFARE BENEFIT FUND Any fund that is part of a plan of the Employer, or has the effect of a plan, through which the Employer provides welfare benefits to Employees or their beneficiaries. For these purposes, Welfare Benefit means any benefit other than those with respect to which Code Section 83(h) (relating to transfers of property in connection with the performance of services), Code
Section 404 (relating to deductions for contributions to an Employees' trust or annuity and Compensation under a deferred payment plan), Code Section 404A (relating to certain foreign deferred compensation plans) apply. A "Fund" is any social club, voluntary employee benefit association, supplemental unemployment benefit trust or qualified group legal service organization described in Code Section 501(c)(7), (9), (17) or (20); any trust, corporation, or other organization not exempt from income tax, or to the extent provided in regulations, any account held for an Employer by any person.

1.92 YEAR OF SERVICE Unless otherwise elected in Nonstandardized Adoption Agreement #002, or unless Elapsed Time is elected in either Adoption Agreement #001 or #002, a 12-consecutive-month period during which an Employee is credited with not less than 1,000 Hours of Service.

ARTICLE II

ELIGIBILITY REQUIREMENTS

2.1 PARTICIPATION Employees who meet the eligibility requirements in the Adoption Agreement on the Effective Date of the Plan shall become Participants as of the Effective Date of the Plan. If so elected in the Adoption Agreement, all Employees employed on the Effective Date of the Plan may participate, even ff they have not satisfied the Plan's specified eligibility requirements. Other Employees, upon meeting the eligibility requirements, shall become Participants on the Entry Date selected in the Adoption Agreement. The Employee must satisfy the eligibility requirements specified in the Adoption Agreement and be employed on the Entry Date to become a Participant in the Plan. In the event an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class, such Employee shall participate immediately if such Employee has satisfied the minimum age and service requirements and would have previously become a Participant had he or she been in the eligible class. A former Participant shall again become a Participant upon returning to the employ of the Employer as of the next Entry Date. For this purpose, Participant's Compensation and Service shall be considered from date of rehire.

2.2 CHANGE IN CLASSIFICATION OF EMPLOYMENT In the event a Participant becomes ineligible to participate because he or she is no longer a member of an eligible class of Employees, such Employee shall participate upon his or her return to an eligible class of Employees.

2.3 COMPUTATION PERIOD To determine Years of Service and Breaks in Service for purposes of eligibility, the 12-consecutive-month period shah commence on the date on which an Employee first performs an Hour of Service for the Employer and each anniversary thereof, such that the succeeding 12-consecutive-month period commences with the Employee's first anniversary of employment and so on. If, however, the period so specified is one year or less, the succeeding 12-consecutive-month period shall commence on the first day of the Plan Year prior to the anniversary of the date he or she first performed an Hour of Service regardless of whether the Employee is entitled to be credited with 1,000 (or such lesser number as specified by the Employer in the Adoption Agreement) Hours of Service during his or her first employment year.

2.4 EMPLOYMENT RIGHTS Participation in the Plan shall not confer upon a Participant any employment rights, nor shall it interfere with the Employer's right to terminate the employment of any Employee at any time.

2.5 SERVICE WITH CONTROLLED GROUPS All Years of Service with other members of a controlled group of corporations [as defined in Code Section 414(b)], trades or businesses under common control [as defined in Code Section 414(c)], or members of an affiliated service group [as defined in Code Section 414(m)] shall be credited for purposes of determining an Employee's eligibility to participate.

2.6 OWNER-EMPLOYEES If this Plan provides contributions or benefits for one or more Owner-Employees who control both the business for which this Plan is established and one or more other trades or businesses, this Plan and the plan established for other trades or businesses must, when looked at as a single plan, satisfy Code Sections 401(a) and (d) for the Employees of this and all other trades or businesses.

If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the Employees of the other trades or businesses must be included in a plan which satisfies Code Sections 401(a) and (d) and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan.

If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled, and the individual controls a trade or business, then the contributions or benefits of the Employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for him or her under the most favorable plan of the trade or business which is not controlled.

For purposes of the preceding sentences, an Owner-Employee, or two or more Owner-Employees, will be considered to control a trade or business if the Owner-Employee, or two or more Owner-Employees together:

   (a) own the entire interest in an unincorporated trade or business, or

   (b) in the case of a partnership, own more than 50% of either the capital interest or the profits interest in the partnership.

For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

2.7 LEASED EMPLOYEES Any leased Employee shall be treated as an Employee of the recipient Employer; however, contributions or benefits provided by the leasing organization which are attributable to services performed for the redpient Employer shall be treated as provided by the recipient Employer. A leased Employee shall not be considered an Employee of the recipient if such Employee is covered by a money purchase pension plan providing:

   (a) a non-integrated Employer contribution rate of at least 10% of Compensation, [as defined in Code Section 415(c)(3) but including amounts contributed by the Employer pursuant to a salary reduction agreement, which are excludable from tho Employee's gross income under a cafeteria plan covered by Code Section 125, a cash or deferred profit- sharing plan under Section 401(k) of the Code, a Simplified Employee Pension Plan under Code Section 402(h)(1)(B) and a tax-sheltered annuity under Code Section 403(b)],

   (b) immediate participation, and

   (c) full and immediate vesting.

This exclusion is only available if Leased Employees do not constitute more than twenty percent (20%) of the recipient's non-highly compensated work force.

2.8 THRIFT PLANS If the Employer makes an election in the Adoption Agreement to require Voluntary Contributions to participate in this Plan, the Employer shall notify each eligible Employee in writing of his or her eligibility for participation at least 30 days prior to the appropriate Entry Date. The Employee shall indicate his or her intention to join the Plan by authorizing the Employer to withhold a percentage of his or her Compensation as provided in the Plan. Such authorization shall be returned to the Employer at least 10 days prior to the Employee's Entry Date. The Employee may decline participation by so indicating on the enrollment form or by failure to return the enrollment form to the Employer prior to the Employee's Entry Date. If the Employee declines to participate, such Employee shall be given the opportunity to join the Plan on the next Entry Date. The taking of a Hardship Withdrawal under the provisions of paragraph 6.9 will impact the Participant's ability to make these contributions.

ARTICLE III

EMPLOYER CONTRIBUTIONS

3.1 AMOUNT The Employer intends to make periodic contributions to the Plan in accordance with the formula or formulas selected in the Adoption Agreement. However, the Employer's contribution for any Plan Year shall be subject to the limitations on allocations contained in Article X.

3.2 EXPENSES AND FEES The Employer shall also be authorized to reimburse the Fund for all expenses and fees incurred in the administration of the Plan or Trust and paid out of the assets of the Fund. Such expenses shall include, but shall not be limited to, fees for professional services, recordkeeping services, printing and postage. Brokerage commissions may not be reimbursed.

3.3 RESPONSIBILITY FOR CONTRIBUTIONS Neither the Trustee nor the Sponsor shall be required to determine if the Employer has made a contribution or if the amount contributed is in accordance with the Adoption Agreement or the Code. The Employer shall have sole responsibility in this regard. The Trustee shall be accountable solely for contributions actually received by it, within the limits of Article XI.

3.4 RETURN OF CONTRIBUTIONS Contributions made to the Fund by the Employer shall be irrevocable except as provided below:

   (a) any contribution forwarded to the Trustee because of a mistake of fact, provided that the contribution is returned to the Employer within one year of the contribution.

   (b) in the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Internal Revenue Code, any contribution made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

   (c) contributions forwarded to the Trustee are presumed to be deductible and are conditioned on their deductibility. Contributions which are determined by the Internal Revenue Service to not be deductible will be returned to the Employer.

ARTICLE IV

EMPLOYEE CONTRIBUTIONS

4.1 VOLUNTARY CONTRIBUTIONS An Employee may make Voluntary Contributions to the Plan established hereunder if so authorized by the Employer in a uniform and nondiscretionary manner. Such contributions are subject to the limitations on Annual Additions and are subject to antidiscrimination testing.

4.2 QUALIFIED VOLUNTARY CONTRIBUTIONS A Participant may no longer make Qualified Voluntary Contributions to the Plan. Amounts already contributed my remain in the Trust Fund until distributed to the Participant. Such amounts will be maintained in a separate account which will be nonforfeitable at all times. The account will share in the gains and losses of the Trust in the same manner as described at paragraph 5.4 of the Plan. No part of the Qualified Voluntary Contribution account will be used to purchase life insurance. Subject to Article VIII, Joint and Survivor Annuity Requirements (if applicable), the Participant may withdraw any part of the Qualified Voluntary Contribution account by making a written application to the Plan Administrator.

4.3 ROLLOVER CONTRIBUTION Unless provided otherwise in the Adoption Agreement, a Participant may make a Rollover Contribution to any Defined Contribution Plan established hereunder of all or any part of an amount distributed or distributable to him or her from a Qualified Deferred Compensation Plan provided:

   (a) the amount distributed to the Participant is deposited to the Plan no later than the sixtieth day after such distribution was received by the Participant,

   (b) the amount distributed is not one of a series of substantially equal periodic payments made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant's Designated Beneficiary, or for a specified period of ten years or more,

   (c) the amount distributed is not required under section 401(a)(9) of the Code,

   (d) if the amount distributed included property such property is rolled over, or if sold the proceeds of such property may be rolled over,

   (e) the amount distributed is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

In addition, if the Adoption Agreement allows Rollover Contributions, the Plan will also accept any Eligible Rollover Distribution (as defined at paragraph 1.72) directly to the Plan.

Rollover Contributions, which relate to distributions prior to January 1, 1993, must be made in accordance with paragraphs (a) through (e) and additionally meet the requirements of paragraph (f):

   (f) The distribution from the Qualified Deferred Compensation plan constituted the Participant's entire interest in such Plan and was distributed within one taxable year to the Participant:

    (1) on account of separation from Service, a plan termination, or in the case of a profit-sharing or stock bonus plan, a complete discontinuance of contributions under such plan within the meaning of Section 402(a)(6)(A) of the Code, or

    (2) in one or more distributions which constitute a qualified lump sum distribution within the meaning of Code Section 402(e)(4)(A), determined without reference to subparagraphs (B) and (H).

Such Rollover Contribution may also be made through an Individual Retirement Account qualified under Code Section 408 where the IRA was used as a conduit from the Qualified Deferred Compensation Plan, the Rollover Contribution is made in accordance with the rules provided under paragraphs (a) through (e) and the Rollover Contribution does not include any regular IRA contributions, or earnings thereon, which the Participant may have made to the IRA. Rollover Contributions which relate to distributions prior to January 1, 1993, may be made through an IRA in accordance with paragraphs (a) through (f) and additional requirements as provided in the previous sentence. The Trustee shall not be held responsible for determining the tax-free status of any Rollover Contribution made under this Plan.

4.4 TRANSFER CONTRIBUTION Unless provided otherwise in the Adoption Agreement a Participant may, subject to the provisions of paragraph 4.5, also arrange for the direct transfer of his or her benefit from a Qualified Deferred Compensation Plan to this Plan. For accounting and record keeping purposes, Transfer Contributions shall be treated in the same manner as Rollover Contributions.

Notwithstanding the above, the Employer may refuse to accept such Transfer Contributions.

4.5 EMPLOYER APPROVAL OF TRANSFER CONTRIBUTIONS The Employer, maintaining a Safe-Harbor Profit-Sharing Plan in accordance with the provisions of paragraph 8.7, acting in a nondiscriminatory manner, may in its sole discretion refuse to allow Transfer Contributions to its profit-sharing plan, if such contributions are directly or indirectly being transferred from a defined benefit plan, a money purchase pension plan (including a target benefit plan), a stock bonus plan, or another profit-sharing plan which would otherwise provide for a life annuity form of payment to the Participant.

4.6 ELECTIVE DEFERRALS A Participant may enter into a Salary Savings Agreement with the Employer authorizing the Employer to withhold a portion of such Participant's Compensation not to exceed $7,000 per calendar year as adjusted under Code Section 415(d) or, if lesser, the percentage of Compensation specified in the Adoption Agreement, and to deposit such amount to the Plan. No Participant shall be permitted to have Elective Deferrals made under this Plan or any other qualified plan maintained by the Employer, during any taxable year, in excess of the dollar limitation contained in Code Section 402(g) in effect at the beginning of such taxable year. Thus, the $7,000 limit may be reduced if a Participant contributes pre-tax contributions to qualified plans of this or other Employers. Any such contribution shall be credited to the Employee's Salary Savings Account. Unless otherwise specified in the Adoption Agreement, a Participant may amend his or her Salary Savings Agreement to increase, decrease or terminate the percentage on the first day of any month after providing written notice to the Employer. The Employer may also amend or terminate said agreement on written notice to the Participant. If a Participant has not authorized the Employer to withhold at the maximum rate and desires to increase the total withheld for a Plan Year, such Participant may authorize the Employer upon 30 days notice to withhold a supplemental amount up to 100% of his or her Compensation for one or more pay periods. In no event may the sum of the amounts withheld under the Salary Savings Agreement plus the supplemental withholding exceed 25% of a Participant's Compensation for a Plan Year. Elective Deferrals shall be deposited in the Trust within 30 days after being withheld from the Participant's pay.

4.7 REQUIRED VOLUNTARY CONTRIBUTIONS If the Employer makes a thrift election in the Adoption Agreement, each eligible Participant shall be required to make Voluntary Contributions to the Plan for credit to his or her account as provided in the Adoption Agreement. Such Voluntary Contributions shall be withheld from the Employee's Compensation and shall be transmitted by the Employer to the Trustee as agreed between the Employer and Recordkeeper. A Participant may discontinue participation or change his or her Voluntary Contribution percentage by so advising the Employer at least 30 days prior to the date on which such discontinuance or change is to be effective. If a Participant discontinues his or her Voluntary Contributions, such Participant may not again authorize Voluntary Contributions for a period of one year from the date of discontinuance. A Participant may voluntarily change his or her Voluntary Contribution percentage once during any Plan Year and may also agree to have a reduction in his or her contribution, if required to satisfy the requirements of the ACP test.

4.8 DIRECT ROLLOVER OF BENEFITS Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Participant's election under this paragraph, for distributions made on or after January 1, 1993, a Participant may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover. Any portion of a distribution which is not paid directly to an Eligible Retirement Plan shall be distributed to the Participant. For purposes of this Paragraph, a Surviving Spouse or a spouse or former spouse who is an alternate payee under a Qualified Domestic Relations Order as defined in section 414(p) of the Code, will be permitted to elect to have any Eligible Rollover Distribution paid directly to an individual retirement account (IRA) or an individual retirement annuity (IRA).

The plan provisions otherwise applicable to distributions continue to apply to Rollover and Transfer Contributions.

ARTICLE V

PARTICIPANT ACCOUNTS

5.1 SEPARATE ACCOUNTS The Employer shall establish a separate bookkeeping account tor each Participant showing the total value of his or her interest in the Fund. Each Participant's account shall be separated for bookkeeping purposes into the following sub-accounts:

   (a) Employer contributions.

    (1) Matching Contributions.
    (2) Qualified Matching Contributions.
    (3) Qualified Non-Elective Contributions.
    (4) Discretionary Contributions.
    (5) Elective Deferrals.

   (b) Voluntary Contributions (and additional amounts including required contributions and, if applicable, either repayments of loans previously defaulted on and treated as "deemed distributions" on which a tax report has been issued, and amounts paid out upon a separation from service which have been included in income and which are repaid after being rehired by the Employer).

   (c) Qualified Voluntary Contributions (if the Plan previously accepted these).

   (d) Rollover Contributions and Transfer Contributions.

5.2 ADJUSTMENTS TO PARTICIPANT ACCOUNTS As of each Allocation Date of the Plan, the Employer shall add to each account:

   (a) the Participant's share of the Employer's contribution and forfeitures as determined in the Adoption Agreement,

   (b) any Elective Deferrals, Voluntary, Rollover or Transfer Contributions made by the Participant,

   (c) any repayment of amounts previously paid out to a Participant upon a separation from Service and repaid by the Participant since the last Allocation Date, and

  (d) the Participant's proportionate share of any investment earnings and increase in the fair market value of the Fund since the last Allocation Date, as determined at paragraph 5.4.
The Employer shall deduct from each account:

  (e) any withdrawals or payments made from the Participant's account since the last Allocation Date, and

  (f) the Participant's proportionate share of any decrease in the fair market value of the Fund since the last Allocation Date, as determined at paragraph 5.4.

5.3 ALLOCATING EMPLOYER CONTRIBUTIONS The Employer's contribution shall be allocated to Participants in accordance with the allocation formula selected by the Employer in the Adoption Agreement, and the minimum contribution and allocation requirements for Top-Heavy Plans. Beginning with the 1993 Plan Year and thereafter, for plans on Standardized Adoption Agreement #001, Participants who are credited with more than 500 Hours of Service or are employed on the last day of the Plan Year must receive a full allocation of Employer contributions. in Nonstandardized Adoption Agreement #002, Employer contributions shall be allocated to the accounts of Participants employed by the Employer on the last day of the Plan Year unless indicated otherwise in the Adoption Agreement. In the case of a non-Top-Heavy, Nonstandardized Plan, Participants must also have completed a Year of Service unless otherwise specified in the Adoption Agreement. For Nonstandardized Adoption Agreement #002, the Employer may only apply the last day of the Plan Year and Year of Service requirements if the Plan satisfies the requirements of Code Sections 401(a)(26) and 410(b) and the regulations thereunder including the exception for 401(k) plans. If, when applying the last day and Year of Service requirements, the Plan fails to satisfy the aforementioned requirements, additional Participants will be eligible to receive an allocation of Employer contributions until the requirements are satisfied. Participants who are credited with a Year of Service, but not employed at Plan Year end, are the first category of additional Participants eligible to receive an allocation. If the requirements are still not satisfied, Participants credited with more than 500 Hours of Service and employed at Plan Year end are the next category of Participants eligible to receive an allocation. Finally, if necessary to satisfy the said requirements, any Participant credited with more than 500 Hours of Service will be eligible for an allocation of Employer contributions. The Service requirement is not applicable with respect to any Plan Year during which the Employer's Plan is Top-Heavy.

5.4 ALLOCATING INVESTMENT EARNINGS AND LOSSES All Employer contributions will be credited with an allocation of the actual investment earnings and gains and losses from the actual date of deposit of each such contribution until the end of the period. The actual investment earnings shall be credited to Participants' accounts as of the Allocation Date following date of deposit. Participants will share in the earnings of the investment fund(s) in which they have monies as of the date such earnings are either credited or accrued. Accounts with segregated investments shall receive only the income or loss on such segregated investments. In no event shall the selection of a method of allocating gains and losses be used to discriminate in favor of the Highly Compensated Employees.

Alternatively, a Participant's share of the actual investment earnings shall be based on the proportionate value of all active accounts (other than accounts with segregated investments) as of the last Allocation Date less withdrawals since the last Allocation Date. If Employer contributions are made monthly, quarterly, or on some other systematic basis, the adjusted value of such accounts for allocation of investment income and gains or losses shall include one-half the Employer contributions for such period. If Employer contributions are not made on a systematic basis, it is assumed that they are made at the end of the Allocation period and therefore will not receive an allocation of investment earnings and gains or losses for such period. Account balances not yet forfeited shall receive an allocation of earnings and/or losses. Accounts with segregated investments shall receive only the income or loss on such segregated investments.

5.5 PARTICIPANT STATEMENTS Upon completing the allocations described above for the Allocation Date coinciding with the end of the Plan Year, the Employer shall prepare a statement for each Participant showing the additions to and subtractions from his or her account since the last such statement and the fair market value of his or her account as of the current Allocation Date. Employers so choosing may prepare Participant statements for each quarterly Allocation Date.

ARTICLE VI

RETIREMENT BENEFITS AND DISTRIBUTIONS

6.1 NORMAL RETIREMENT BENEFITS A Participant shall be entitled to receive the balance held in his or her account from Employer contributions upon attaining Normal Retirement Age or at such earlier dates as the provisions of this
Article VI may allow. If the Participant elects to continue working past his or her Normal Retirement Age, he or she will continue as an active Participant and no distribution shall be made to such Participant until his or her actual retirement date unless the Employer elects otherwise in the Adoption Agreement, or a minimum distribution is required by law. Settlement shall be made in the normal form, or if elected, in one of the optional forms of payment provided below.

6.2 EARLY RETIREMENT BENEFITS If the Employer so provides in the Adoption Agreement, an Early Retirement benefit will be available to individuals who meet the age and Service requirements. An individual who meets the Early Retirement Age requirements and separates from Service will become fully vested, regardless of any vesting schedule which otherwise might apply. If a Participant separates from Service before satisfying the age requirements, but after having satisfied the Service requirement, the Participant will be entitled to elect an Early Retirement benefit upon satisfaction of the age requirement.

6.3  BENEFITS ON TERMINATION OF EMPLOYMENT

  (a) If a Participant terminates employment prior to Normal Retirement Age, such Participant shall be entitled to receive the vested balance held in his or her account payable at Normal Retirement Age in the normal form, or if elected, in one of the optional forms of payment provided hereunder. If applicable, the Early Retirement benefit provisions may be elected. Notwithstanding the preceding sentence, a former Participant may, if allowed in the Adoption Agreement, make application to the Employer requesting early payment of any deferred vested and nonforfeitable benefit due.

  (b) If a Participant terminates employment, and the value of that Participant's Vested Account Balance derived from Employer and Employee contributions is not greater than $3,500, in accordance with a consistent policy followed for all Participants the Employer may or may not require the Participant to receive a lump sum distribution of the value of the entire vested portion of such account balance and the non-vested portion will be treated as a forfeiture. The Employer shall continue to follow its consistent policy, as may be established, regarding immediate cash-outs of Vested Account Balances of $3,500 or less. For purposes of this Article, if the value of a Participant's Vested Account Balance is zero, the Participant shall be deemed to have received a distribution of such Vested Account Balance immediately following termination. Likewise, if the Participant is reemployed prior to incurring five consecutive one-year Breaks in Service he or she will be deemed to have immediately repaid such distribution. For Plan Years beginning prior to 1989, a Participant's Vested Account Balance shall not include Qualified Voluntary Contributions. Notwithstanding the above, if the Employer maintains or has maintained a policy of not distributing any amounts until the Participant's Normal Retirement Age, the Employer can continue to uniformly apply such policy.

  (c) If a Participant terminates employment with a Vested Account Balance derived from Employer and Employee contributions in excess of $3,500, and elects (with his or her Spouse's consent, if required) to receive 100% of the value of his or her Vested Account Balance in a lump sum, the non- vested portion will be treated as a forfeiture. The Participant (and his or her Spouse, if required) must consent to any distribution, when the Vested Account Balance described above exceeds $3,500 or-if at the time of any prior distribution it exceeded $3,500. For purposes of this paragraph, for Plan Years beginning prior to 1989, a Participant's Vested Account Balance shall not include Qualified Voluntary Contributions.

  (d) Distribution of less than 100% of the Participant's Vested Account Balance shall only be permitted if the Participant is fully vested upon termination of employment.

  (e) If a Participant who is not 100% vested receives or is deemed to receive a distribution pursuant to this paragraph and resumes employment covered under this Plan, the Participant shall have the right to repay to the Plan the full amount of the distribution attributable to Employer contributions on or before the earlier of the date that the Participant incurs five consecutive one-year Breaks in Service following the date of distribution or five years after the first date on which the Participant is subsequently reemployed. In such event, the Participant's account shall be restored to the value thereof at the time the distribution was made and may further be increased by the Plan's income and investment gains and/or losses on the undistributed amount from the date of distribution to the date of repayment.

  (f) A Participant shall also have the option to postpone payment of his or her Plan benefits until the first day of April following the calendar year in which he or she attains age 70-1/2. Any balance of a Participant's account resulting from his or her Employee contributions not previously withdrawn, if any, may be withdrawn by the Participant immediately following separation from Service.

  (g) If a Participant ceases to be an active Employee as a result of a Disability as defined at paragraph 1.22, such Participant shall be able to make an application for a disability retirement benefit payment. The Participant's account balance will be deemed "immediately distributable" as set forth in paragraph 6.4, and will be fully vested pursuant to paragraph 9.2.

6.4  RESTRICTIONS ON IMMEDIATE DISTRIBUTIONS

  (a) An account balance is immediately distributable if any part of the account balance could be distributed to the Participant (or Surviving Spouse) before the Participant attains (or would have attained if not deceased) the later of the Normal Retirement Age or age 62.

   (b) If the value of a Participant's Vested Account Balance derived from Employer and Employee contributions exceeds (or at the time of any prior distribution exceeded) $3,500, and the account balance is immediately distributable, the Participant and his or her Spouse (or where either the Participant or the Spouse has died, the survivor) must consent to any distribution of such account balance. The consent of the Participant and the Spouse shall be obtained in writing within the 90-day period ending on the annuity starting date, which is the first day of the first period for which an amount is paid as an annuity or any other form. The Plan Administrator shall notify the Participant and the Participant's Spouse of the right to defer any distribution until the Participant's account balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Code Section 417(a)(3), and shall be provided no less than 30 days and no more than 90 days prior to the annuity starting date.

   (c) Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity while the account balance is immediately distributable. Furthermore, if payment in the form of a Qualified Joint and Survivor Annuity is not required with respect to the Participant pursuant to paragraph 8.7 of the Plan, only the Participant need consent to the distribution of an account balance that is immediately distributable. Neither the consent of the Participant nor the Participant's Spouse shall be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or Code Section 415. In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider), the Participant's account balance may, without the Participant's consent, be distributed to the Participant or transferred to another Defined Contribution Plan [other than an employee stock ownership plan as defined in Code Section 4975(e)(7)] within the same controlled group.

   (d) For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first Plan Year beginning after 1988, the Participant's Vested Account Balance shall not include amounts attributable to Qualified Voluntary Contributions.

   (e) If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Regulations Section 1.411(a)-11(c) is given, provided that:

    (1) the Participant is clearly informed of his or her right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

    (2) the Participant, after receiving the notice, affirmatively elects to receive a distribution.

6.5 NORMAL FORM OF PAYMENT The normal form of payment for a profit-sharing plan satisfying the requirements of paragraph 8.7 hereof shall be a lump sum with no option for annuity payments. For all other plans, the normal form of payment hereunder shall be a Qualified Joint and Survivor Annuity as provided under Article VIII. A Participant whose Vested Account Balance derived from Employer and Employee contributions exceeds $3,500, or if at the time of any prior distribution it exceeded $3,500, shall (with the consent of his or her Spouse) have the right to receive his or her benefit in a lump sum or in monthly, quarterly, semi- annual or annual payments from the Fund over any period not extending beyond the life expectancy of the Participant and his or her Beneficiary. For purposes of this paragraph, for Plan Years prior to 1989, a Participant's Vested Account Balance shall not include Qualified Voluntary Contributions. The normal form of payment shall be automatic, unless the Participant files a written request with the Employer prior to the date on which the benefit is automatically payable, electing a lump sum or installment payment option. No amendment to the Plan may eliminate one of the optional distribution forms listed above.

6.6  COMMENCEMENT OF BENEFITS

   (a) Unless the Participant elects otherwise, distribution of benefits will begin no later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

    (1) the Participant attains age 65 (or normal retirement age if earlier),

    (2) the 10th anniversary of the year in which the Participant commenced participation in the Plan, or

    (3) the Participant terminates Service with the Employer.

   (4) Notwithstanding the foregoing, the failure of a Participant and Spouse (if necessary) to consent to a distribution while a benefit is immediately distributable within the meaning of paragraph 6.4 hereof, shall be deemed an election to defer commencement of payment of any benefit sufficient to satisfy this paragraph.

6.7 CLAIMS PROCEDURES Upon retirement, death, or other severance of employment, the Participant or his or her representative may make application to the Employer requesting payment of benefits due and the manner of payment. If no application for benefits is made, the Employer shall automatically pay any vested benefit due hereunder in the normal form at the time prescribed at paragraph 6.6. If an application for benefits is made, the Employer shall accept, reject, or modify such request and shall notify the Participant in writing setting forth the response of the Employer and in the case of a denial or modification the Employer shall:

     (a) state the specific reason or reasons for the denial,

     (b) provide specific reference to pertinent Plan provisions on which the denial is based,

     (c) provide a description of any additional material or information necessary for the Participant or his representative to perfect the claim and an explanation of why such material or information is necessary, and

     (d) explain the Plan's claim review procedure as contained in this Plan.

In the event the request is rejected or modified, the Participant or his or her representative may within 60 days following receipt by the Participant or representative of such rejection or modification, submit a written request for review by the Employer of its initial decision. Within 60 days following such request for review, the Employer shall render its final decision in writing to the Participant or representative stating specific reasons for such decision. If the Participant or representative is not satisfied with the Employer's final decision, the Participant or representative can institute an action in a federal court of competent jurisdiction; for this purpose, process would be served on the Employer.

6.8 IN-SERVICE WITHDRAWALS An Employee may withdraw all or any part of the fair market value of his or her thrift Contributions, Voluntary Contributions, Qualified Voluntary Contributions or Rollover Contributions, upon written request to the Employer. Transfer Contributions which originate from a plan meeting the safe-harbor provisions of paragraph 8.7, may also be withdrawn by an Employee upon written request to the Employer. Transfer Contributions not meeting the safe-harbor provisions may only be withdrawn upon retirement, death, Disability, termination or termination of the Plan, and will be subject to Spousal consent requirements contained in Code Sections 411(a)(11) and 417. A request for an In- Service Withdrawal shall include the Employee's address, social security number, birthrate, and amount of the withdrawal. If, at the time a distribution of Qualified Voluntary Contributions is received, the Participant has not attained age 59-1/2 and is not disabled as defined at Code
Section 22(e)(3), the Participant will be subject to a federal income tax penalty, unless the distribution is rolled over to a qualified plan or individual retirement plan within 60 days of the date of distribution. A Participant may withdraw all or any part of the fair market value of his or her pre- 1987 Voluntary Contributions with or without withdrawing the earnings attributable thereto. Post-1986 Voluntary Contributions may only be withdrawn along with a portion of the earnings thereon. The amount of the earnings to be withdrawn is determined by using the formula: DA [1-(V/V+E)], where DA is the distribution amount, V is the amount of Voluntary Contributions and V+E is the amount of Voluntary Contributions plus the earnings attributable thereto. A Participant withdrawing his or her other contributions prior to attaining age 59-1/2 will be subject to a federal tax penalty to the extent that the withdrawn amounts are includible in income. The Employer may provide in the Adoption Agreement, that certain actively employed Participants in a profit-sharing plan be eligible to withdraw all or any part of the fair market value of any of his or her vested Employer contributions plus the investment earnings thereon. Such distributions shall not be eligible for redeposit to the Fund. A withdrawal under this paragraph shall not prohibit such Participant from sharing in any future Employer Contribution he or she would otherwise be eligible to share in. A request to withdraw amounts pursuant to this paragraph must if applicable, be consented to by the Participant's Spouse. The consent shall comply with the requirements of paragraph 6.4 relating to immediate distributions. Elective Deferrals, Qualified Non- Elective Contributions, and Qualified Matching Contributions, and income allocable to each, are not distributable to a Participant or his or her Beneficiary or Beneficiaries, in accordance with such Participant's or Beneficiary's or Beneficiaries' election, earlier than upon separation from Service, death, or Disability. Such amounts may also be distributed upon:

     (a) termination of the Plan without the establishment of another Defined Contribution Plan other than an employee stock ownership plan [as defined in Code Sections 4975(e) or 409] or a Simplified Employee Pension Plan [as defined in Code Section 408(k)].

     (b) the disposition by a corporation to an unrelated corporation of substantially all of the assets [within the meaning of Code Section 409(d)(2)] used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets.

     (c) the disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary [within the meaning of Code Section 409(d)(3)] if such corporation continues to maintain this Plan, but only with respect to Employees who continue employment with such subsidiary.

     (d) the attainment of age 59-1/2.

     (e) on account of the Hardship withdrawal of the Participant as described in paragraph 6.9.

All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the Participant and Spousal consent requirements, if applicable, contained in Code Sections 401(a)(11) and 417. In addition, distributions after March 31, 1988 that are triggered by any of the first three events enumerated above must be made in a lump sum.

6.9 HARDSHIP WITHDRAWAL If elected by the Employer in the Adoption Agreement, a Participant may request a Hardship withdrawal, as provided in this section. If the Participant has not attained age 59-1/2, the Participant may be subject to a federal income tax penalty. Such request shall be in writing to the Employer who shall have sole authority to authorize a Hardship withdrawal pursuant to the rules below. Hardship withdrawals may include Elective Deferrals regardless of when contributed and any earnings accrued and credited thereon as of the last day of the Plan Year ending before July 1, 1989, and Employer related contributions, including but not limited to Matching Contributions plus the investment earnings thereon, to the extent vested. Qualified Matching Contributions, Qualified Non- Elective Contributions and Elective Deferrals reclassified as Voluntary Contributions plus the investment earnings thereon are only available for Hardship withdrawal prior to age 59-1/2 to the extent that they were credited to the Participant's Account as of the last day of the Plan Year ending prior to July 1, 1989. The Plan Administrator may limit withdrawals to Elective Deferrals and the earnings thereon as stipulated above. Hardship withdrawals are subject to the Spousal consent requirements contained in Code Sections 401(a)(11) and 417. Only the following reasons are valid to obtain Hardship withdrawal:

     (a) expenses incurred or necessary for medical care, [described in Code
Section 213(d)] of the Participant, his or her Spouse, children and other dependents,

     (b) the purchase (excluding mortgage payments) of the principal residence for the Participant,

     (c) payment of tuition and related educational expenses for the next twelve (12) months of post-secondary education for the Participant, his or her Spouse, children or other dependents, or

     (d) the need to prevent eviction of the Participant from or a foreclosure on the mortgage of, the Participant's principal residence.
Furthermore, the following conditions must be met in order for a withdrawal to be authorized:

     (e) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer,

     (f) the Participant's Elective Deferrals and Voluntary Contributions will be suspended for all plans maintained by the Employer (other than nondeferred benefits under Code Section 125 plans) for twelve months after the receipt of the Hardship distribution,

     (g) the distribution is not in excess of the amount of the immediate and heavy financial need [(a) through (d)] above, including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution, and

     (h) all plans maintained by the Employer provide that a Participant may not make Elective Deferrals for the Participant's taxable year immediately following the taxable year of the Hardship distribution in excess of the applicable limit under Code Section 402(g) for such taxable year, less the amount of such Participant's pre-tax contributions for the taxable year of the Hardship distribution.

If a distribution is made at a time when a Participant has a nonforfeitable right to less than 100% of the account balance derived from Employer contributions and the Participant may increase the nonforfeitable percentage in the account:

     (a) A separate account will be established for the Participant's interest in the Plan as of the time of the distribution, and

     (b) At any relevant time the Participant's nonforfeitable portion of the separate account will be equal to an amount ("X") determined by the formula:

    X= P[AB+(R X D)]-(R X D)

For purposes of applying the formula: "P" is the nonforfeitable percentage at the relevant time, "AB" is the account balance at the relevant time, "D" is the amount of the distribution and "R" is the ratio of the account balance at the relevant time to the account balance after distribution.

ARTICLE VII

DISTRIBUTION REQUIREMENTS

7.1 JOINT AND SURVIVOR ANNUITY REQUIREMENTS All distributions made under the terms of this Plan must comply with the provisions of Article VIII including, if applicable, the safe harbor provisions thereunder.

7.2 MINIMUM DISTRIBUTION REQUIREMENTS All distributions required under this Article shall be determined and made in accordance with the minimum distribution requirements of Code Section 401(a)(9) and the regulations thereunder, including the minimum distribution incidental benefit rules found at Regulations Section 1.401(a)(9)-2. The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's Required Beginning Date. Life expectancy and joint and last survivor life expectancies are computed by using the expected return multiples found in Tables V and VI of Regulations Section 1.72-9.

7.3 LIMITS ON DISTRIBUTION PERIODS As of the First Distribution Calendar Year, distributions if not made in a single-sum, may only be made over one of the following periods (or a combination thereof):

     (a) the life of the Participant,

     (b) the life of the Participant and a Designated Beneficiary,

     (c) a period certain not extending beyond the life expectancy of the Participant, or

     (d) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a Designated Beneficiary.

     (a) If a Participant's benefit is to be distributed over (l) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's Designated Beneficiary or (2) a period not extending beyond the life expectancy of the
   Designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the First Distribution Calendar Year, must at least equal the quotient obtained by dividing the Participant's benefit by the Applicable Life Expectancy.

     (b) For calendar years beginning before 1989, if the Participant's Spouse is not the Designated Beneficiary, the method of distribution selected must have assured that at least 50% of the Present Value of the amount available for distribution was to be paid within the life expectancy of the Participant.

     (c) For calendar years beginning after 1988, the amount to be distributed each year beginning with distributions for the First Distribution Calendar Year, shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (1) the Applicable Life Expectancy or
(2) if the        Participant's Spouse is not the Designated Beneficiary, the
applicable divisor determined from the table set forth in Q&A-4 of Regulations
Section 1.401(a)(9)-2. Distributions after the death of the Participant shall be distributed using the Applicable Life Expectancy as the relevant divisor without regard to Regulations Section 1.401(a)(9)-2.

     (d) The minimum distribution required for the Participant's First Distribution Calendar Year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.

     (e) If the Participant's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Code Section 401(a)(9) and the Regulations thereunder.

     (f] For purposes of determining the amount of the required distribution for each Distribution Calendar Year, the account balance to be used is the account balance determined as of the last valuation preceding the Distribution Calendar Year. This balance will be increased by the amount of any contributions or forfeitures allocated to the account balance after the
valuation date in such preceding calendar year. Such balance will also      be
decreased by distributions made after the Valuation Date in such preceding Calendar Year.

     (g) For purposes of subparagraph 7.4(f), if any portion of the minimum distribution for the First Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shah be treated as if it had been made in the immediately preceding Distribution Calendar Year.

7.5  REQUIRED BEGINNING DATE

     (a) General Rule. The Required Beginning Date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70-1/2.

     (b) Transitional Rules. The Required Beginning Date of a Participant who attains age 70-1/2 before 1988, shall be determined in accordance with (1) or
(2) below:

     (1) non-five-percent owners. The Required Beginning Date of a Participant who is not a five-percent owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70-1/2 occurs. In the case of a Participant who is not a five-percent owner who attains age 70-1/2 during 1988 and who has not retired as of January 1, 1989, the Required Beginning Date is April 1, 1990.

     (2) five-percent owners. The Required Beginning Date of a Participant who is a five-percent owner during any year beginning after 1979, is the first day of April following the later of:

     (i) the calendar year in which the Participant attains age 70-1/2, or

     (ii) the earlier of the calendar year with or within which ends the plan year in which the Participant becomes a five-percent owner, or the calendar year in which the Participant retires.

     (c) A Participant is treated as a five-percent owner for purposes of this paragraph if such Participant is a five-percent owner as defined in Code
Section 416(0 (determined in accordance with Code Section 416 but without regard to whether the Plan is Top-Heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66-1/2 or any subsequent Plan Year.

     (d) Once distributions have begun to a five-percent owner under this paragraph, they must continue to be distributed even if the Participant ceases to be a five-percent owner in a subsequent year.

7.6  TRANSITIONAL RULE

     (a) Notwithstanding the other requirements of this Article and subject to the requirements of Article VIII, Joint and Survivor Annuity Requirements, distribution on behalf of any Employee, including a five-percent owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

     (1) the distribution by the Trust is one which would not have disqualified such Trust under Code Section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984,

     (2) the distribution is in accordance with a method of distribution designated by the Employee whose interest in the Trust is being distributed or, if the Employee is deceased, by a beneficiary of such Employee,

     (3) such designation was in writing, was signed by the Employee or the beneficiary, and was made before 1984,

     (4) the Employee had accrued a benefit under the Plan as of December 31, 1983,

     (5) the method of distribution designated by the Employee or the beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the beneficiaries of the Employee listed in order of priority.

     (b) A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

     (c) For any distribution which commences before 1984, but continues after 1983, the Employee or the beneficiary to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made, if the method of distribution was specified in writing and the distribution satisfies the requirements in subparagraphs (a}(1) and (5) above.

     (d) If a designation is revoked, any subsequent distribution must satisfy the requirements of Code Section 401(a)(9) and the regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code Section 401(a)(9) and the regulations thereunder, but for the section 242(b)(2) election of the Tax Equity and Fiscal Responsibility Act of 1982. For calendar years beginning after 1988, such distributions must meet the minimum
distribution incidental benefit requirements in section     1.401(a)(9)-2 of
the Income Tax Regulations. Any changes in the   designation will be considered
to be a revocation of the designation. However, the mere substitution or addition of another beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 of the regulations shall apply.

7.7 DESIGNATION OF BENEFICIARY FOR DEATH BENEFIT Each Participant shall file a written designation of beneficiary with the Employer upon qualifying for participation in this Plan. Such designation shall remain in force until revoked by the Participant by filing a new beneficiary form with the Employer. Under a profit-sharing plan satisfying the requirements of paragraph 8.7, the Designated Beneficiary shall be the Participant's Surviving Spouse, if any, unless such Spouse properly consents otherwise.

7.8 NONEXISTENCE OF BENEFICIARY Any portion of the amount payable hereunder which is not disposed of because of the Participant's or former Participant's failure to designate a beneficiary, or because all of the Designated Beneficiaries predeceased the Participant, shall be paid to his or her Spouse. If the Participant had no Spouse at the time of death, payment shall be made to the personal representative of his or her estate in a lump sum.

7.9 DISTRIBUTION BEGINNING BEFORE DEATH If the Participant dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

7.10 DISTRIBUTION BEGINNING AFTER DEATH If the Participant dies before distribution of his or her interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death, except to the extent that an election is made to receive distributions in accordance with (a) or (b) below:

     (a) if any portion of the Participant's interest is payable to a Designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the Designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

     (b) if the Designated Beneficiary is the Participant's Surviving Spouse, the date distributions are required to begin in accordance with (a) above shall not be earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the participant died or (2) December 31 of the calendar year in which the Participant would have attained age 70-1 / 2.

If the Participant has not made an election pursuant to this paragraph 7.10 by the time of his or her death, the Participant's Designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the participant. If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, then distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

For purposes of this paragraph, if the Surviving Spouse dies after the Participant but before payments to such Spouse begin, the provisions of this paragraph with the exception of subparagraph (b) therein, shaft be applied as if the Surviving Spouse were the Participant. For the purposes of this paragraph and paragraph 7.9, distribution of a Participant's interest is considered to begin on the Participant's Required Beginning Date (or, if the preceding sentence is applicable, the date distribution is required to begin to the Surviving Spouse). If distribution in the form of an annuity described in paragraph 7.4(e) irrevocably commences to the Participant before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.

For purposes of paragraph 7.9 and this paragraph, if an amount is payable to either a minor or an individual who has been declared incompetent, the benefits shall be paid to the legally appointed guardian for the benefit of said minor or incompetent individual, unless the court which appointed the guardian has ordered otherwise.

7.11 DISTRIBUTION OF EXCESS ELECTIVE DEFERRALS

     (a) Notwithstanding any other provision of the Plan, Excess Elective Deferrals plus any income and minus any loss allocable thereto, shall be distributed no later than April 15, 1988, and each April 15 thereafter, to Participants to whose accounts Excess Elective Deferrals were allocated for the
preceding        taxable year, and who claim Excess Elective Deferrals for such taxable year. Excess Elective Deferrals shall be treated as Annual Additions under the Plan unless such amounts are distributed no later than the first April 15th following the close of the Participant's taxable year. A Participant
is        deemed to notify the Plan Administrator of any Excess Elective
Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plans of this Employer.

      (b) Furthermore, a Participant who participates in another plan allowing Elective Deferrals may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant, by notifying the Plan Administrator of the amount of the Excess Elective Deferrals to be assigned. The Participant's claim shall be in writing, shall be submitted to the Plan Administrator not later than March 1 of each year, shall specify the amount of the Participant's Excess Elective Deferrals for the preceding taxable year, and
shall be accompanied by the Participant's written   statement that if such
amounts are not distributed, such Excess Elective   Deferrals, when added to
amounts deferred under other plans or   arrangements described in Code Sections
401(k), 408(k) [Simplified   Employee Pensions], or 40~{b) [annuity programs
for public schools and charitable organizations] will exceed the $7,000 limit
as adjusted under   Code Section 415(d) imposed on the Participant by Code
Section 402(g) for the year in which the deferral occurred.

     (c) Excess Elective Deferrals shall be adjusted for any income or loss up to the end of the taxable year during which such excess was deferred. Income or loss will be calculated under the method used to calculate investment earnings and losses elsewhere in the Plan.

     (d) If the Participant receives a return of his or her Elective Deferrals, the amount of such contributions which are returned must be brought into the Participant's taxable income.

7.12 DISTRIBUTIONS OF EXCESS CONTRIBUTIONS

     (a) Notwithstanding any other provision of this Plan, Excess Contributions plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year. If such
excess amounts are distributed more than 2-1/2 months after     the last day of
the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Employees. Excess Contributions of Participants who are subject to the Family Member aggregation rules shall be allocated among the Family
Members in     proportion to the Elective Deferrals (and amounts treated as
Elective Deferrals) of each Family Member that is combined to determine the ADP.

     (b) Excess Contributions (including the amounts recharacterized) shall be treated as Annual Additions under the Plan.

     (c) Excess Contributions shall be adjusted for any income or loss up to the end of the Plan Year. Income or loss will be calculated under the method used to calculate investment earnings and losses elsewhere in the Plan.

     (d) Excess Contributions shall be distributed from the Participant's Elective Deferral account and Qualified Matching Contribution account (if applicable) in proportion to the Participant's Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year.
Excess Contributions shall be distributed from the     Participant's Qualified
Non-Elective Contribution account only to the extent that such Excess Contributions exceed the balance in the Participant's Elective Deferral account and Qualified Matching Contribution account.

7.13 DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS

     (a) Notwithstanding any other provision of this Plan, Excess Aggregate Contributions plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed, no later than the last day of each Plan Year to Participants to whose accounts such Excess
Aggregate Contributions were allocated for the preceding Plan Year.     Excess
Aggregate Contributions of Participants who are subject to the Family Member aggregation rules of Code Section 414(q)(6) shall be allocated among the Family Members in proportion to the Employee and Matching Contributions (or amounts treated as Matching Contributions) of each family member that is combined to determine the ACP. If such Excess Aggregate Contributions are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate
Contributions     shall be treated as Annual Additions under the Plan.

     (b) Excess Aggregate Contributions shall be adjusted for any income or loss up to the end of the Plan Year. The income or loss allocable to Excess Aggregate Contributions is the sum of income or loss for the Plan Year allocable to the Participant's Voluntary Contribution account, Matching Contribution account (ff any, and if all amounts therein are not used in the ADP test) and, if applicable, Qualified Non-Elective Contribution account and Elective Deferral account. Income or loss will be calculated under the method used to calculate investment earnings and losses elsewhere in the Plan.

     (c) Forfeitures of Excess Aggregate Contributions shall be applied to reduce Employer contributions at the end of the Plan Year in which they occur.

     (d) Excess Aggregate Contributions shall be forfeited if such amount is not vested. If vested, such excess shall be distributed on a pro-rata basis from the Participant's Voluntary Contribution account (and, if applicable, the Participant's Qualified Non-Elective Contribution account, Matching Contribution account, Qualified Matching Contribution account, and/or Elective Deferral account).

ARTICLE VIII

JOINT AND SURVIVOR ANNUITY REQUIREMENTS

8.1 APPLICABILITY OF PROVISIONS The provisions of this Article shall apply to any Participant who is credited with at least one Hour of Service with the Employer on or after August 23,1984 and such other Participants as provided in paragraph 8.8.

8.2 PAYMENT OF QUALIFIED JOINT AND SURVIVOR ANNUITY Unless an optional form of benefit is selected pursuant to a Qualified Election within the 90-day period ending on the Annuity Starting Date, a married Participant's Vested Account Balance will be paid in the form of a Qualified Joint and Survivor Annuity and an unmarried Participant's Vested Account Balance will be paid in the form of a life annuity. The Participant may elect to have such annuity distributed upon attainment of the Early Retirement Age under the Plan.

8.3 PAYMENT OF QUALIFIED PRE-RETIREMENT SURVIVOR ANNUITY Unless an optional form of benefit has been selected within the Election Period pursuant to a Qualified Election, if a Participant dies before benefits have commenced then the Participant's Vested Account Balance shall be paid in the form of an annuity for the life of the Surviving Spouse, such an annuity is a Qualified Pre-Retirement Survivor Annuity. The Surviving Spouse may elect to have such annuity distributed within a reasonable period after the Participant's death.

A Participant who does not meet the age 35 requirement set forth in the Election Period as of the end of any current Plan Yea. may make a special qualified election to waive the Qualified Pre-Retirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives a written explanation of the Qualified Pre-Retirement Survivor Annuity in such terms as are comparable to the explanation required under paragraph 8.5. Qualified Pre-Retirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this Article.

8.4 QUALIFIED ELECTION A Qualified Election is an election to either waive a Qualified Joint and Survivor Annuity or a Qualified Pre-Retirement Survivor Annuity. Any such election shall not be effective unless:

     (a) the Participant's Spouse consents in writing to the election,

     (b) the election designates a specific beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent),

     (c) the Spouse's consent acknowledges the effect of the election, and

     (d) the Spouse's consent is witnessed by a Plan representative or notary public.

Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without Spousal consent (or the Spouse expressly permits designations by the Participant without any further Spousal consent). If it is established to the satisfaction of the Plan Administrator that there is no Spouse or that the Spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in paragraphs 8.5 and 8.6 below.

8.5 NOTICE REQUIREMENTS FOR QUALIFIED JOINT AND SURVIVOR ANNUITY In the case of a Qualified Joint and Survivor Annuity, the Plan Administrator shall, no less than 30 days and no more than 90 days prior to the Annuity Starting date, provide each Participant a written explanation of:

     (a) the terms and conditions of a Qualified Joint and Survivor

     (b) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit,

     (c) the rights of a Participant's Spouse, and

     (d) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

8.6 NOTICE REQUIREMENTS FOR QUALIFIED PRE-RETIREMENT SURVIVOR ANNUITY In the case of a Qualified Pre-Retirement Survivor Annuity as described in paragraph 8.3, the Plan Administrator shall provide each Participant within the applicable period for such Participant a written explanation of the Qualified Pre-Retirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of paragraph 8.5 applicable to a Qualified Joint and Survivor Annuity. The applicable period for a Participant is whichever of the following periods ends last:

     (a) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35,

     (b) a reasonable period ending after the individual becomes a Participant,

     (c) a reasonable period ending after this Article first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from Service in the case of a Participant who separates from Service before attaining age 35.

For purposes of applying the preceding paragraph, a reasonable period ending after the events described in (b) and (c) is the end of the two-year period beginning one year prior to the date the applicable event occurs, and ending one year after that date. In the case of a Participant who separates from Service before the Plan Year in which age 35 is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Participant subsequently returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

8.7  SPECIAL SAFE-HARBOR EXCEPTION FOR CERTAIN PROFIT-SHARING PLAN

     (a) This paragraph shall apply to a Participant in a profit-sharing plan, and to any distribution, made on or after the first day of the first plan year beginning after 1988, from or trader a separate account attributable solely to Qualified Voluntary Contributions, as maintained on behalf of a Participant in a money purchase pension plan (including a target benefit plan), if the following conditions are satisfied:

     (1) the Participant does not or cannot elect payments in the form of a life annuity, and

     (2) on the death of a Participant, the Participant's Vested Account Balance will be paid to the Participant's Surviving Spouse, but if there is no Surviving Spouse, or if the Surviving Spouse has consented in a manner conforming to a Qualified Election, then to the Participant's Designated Beneficiary.

      The Surviving Spouse may elect to have distribution of the Vested Account Balance commence within the 90-day period following the date of the Participant's death. The account balance shall be adjusted for gains or losses occurring after the Participant's death in accordance with the provisions of the Plan governing the adjustment of account balances for other types of
distributions. These safe-harbor rules shall not be       operative with
respect to a Participant in a profit-sharing plan if that plan is a direct or indirect transferee of a Defined Benefit Plan, money purchase plan, a target benefit plan, stock bonus plan, or profit-sharing plan which is subject to the survivor annuity requirements of Code Section 401(a)(11) and Code Section 417, and would therefore have a Qualified Joint and Survivor Annuity as its normal form of benefit.

     (b) The Participant may waive the spousal death benefit described in this paragraph at any time provided that no such waiver shall be effective unless it satisfies the conditions (described in paragraph 8.4) that would apply to the
Participant's waiver of the Qualified Pre-Retirement Survivor     Annuity.

     (c) If this paragraph 8.7 is operative, then all other provisions of this Article other than paragraph 8.8 are inoperative.
8.8 TRANSITIONAL JOINT AND SURVIVOR ANNUITY RATES Special transition rules apply to Participants who were not receiving benefits on August 23, 1984.

     (a) Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous paragraphs of this Article, must be given the opportunity to elect to have the prior paragraphs of this Article apply if such Participant is credited with at least one Hour of Service under this Plan or a predecessor Plan in a Plan Year
beginning on or after January 1, 1976 and such Participant had    at least 10
Years of Service for vesting purposes when he or she separated from Service.

     (b) Any living Participant not receiving benefits on August 23,1984, who was credited with at least one Hour of Service under this Plan or a predecessor Plan on or after September 2,1974, and who is not otherwise credited with any Service in a Plan Year beginning on or after January 1, 1976, must be given the
opportunity to have his or her benefits paid in accordance with   paragraph
8.9.

     (c) The respective opportunities to elect [as described in (a) and (b) above] must be afforded to the appropriate Participants during the period commencing on August 23, 1984 and ending on the date benefits would otherwise commence to said Participants.

8.9 AUTOMATIC JOINT AND SURVIVOR ANNUITY AND EARLY SURVIVOR ANNUITY any Participant who has elected pursuant to paragraph 8.8(b) and any Participant who does not elect under paragraph 8.8(a) or who meets the requirements of paragraph 8.8(a), except that such Participant does not have at least 10 years of vesting Service when he or she separates from Service, shall have his or her benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity.

    (a) Automatic Joint and Survivor Annuity. If benefits in the form of a life annuity become payable to a married Participant who:

     (1) begins to receive payments under the Plan on or after Normal Retirement Age, or

     (2) dies on or after Normal Retirement Age while still working for the Employer, or

     (3) begins to receive payments on or after the Qualified Early Retirement Age, or


     (4) separates from Service on or after attaining Normal Retirement (or the Qualified Early Retirement Age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits, then such benefits will be received under this Plan in the form of a Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the Election Period. The Election Period must begin at least 6 months before the Participant attains Qualified
Early Retirement Age and end    not more than 90 days before the commencement
of benefits. Any election will be in writing and may be changed by the Participant at any time.

    (b) Election of Early Survivor Annuity. A Participant who is employed after attaining the Qualified Early Retirement Age will be given the opportunity to elect, during the Election Period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the Spouse
under the Qualified Joint and Survivor Annuity if the      Participant had
retired on the day before his or her death. Any election under this provision will be in writing and may be changed by the Participant at any time. The Election Period begins on the later of:

     (1) the 90th day before the Participant attains the Qualified Early Retirement Age, or

     (2) the date on which participation begins, and ends on the date the Participant terminates employment.

8.10 annuity contracts Any annuity contract distributed under this Plan must be nontransferable. The terms of any annuity contract purchased and distributed by the Plan to a Participant or Spouse shall comply with the requirements of this Plan.

ARTICLE IX

VESTING

9.1 EMPLOYEE CONTRIBUTIONS A Participant shall always have a 100% vested and nonforfeitable interest in his or her Elective Deferrals, Voluntary Contributions, Qualified Voluntary Contributions, Rollover Contributions, and Transfer Contributions plus the earnings thereon. No forfeiture of Employer related contributions (including any minimum contributions made under paragraph 14.2) will occur solely as a reset of an Employee's withdrawal of any Employee contribution.

9.2 EMPLOYER CONTRIBUTIONS A Participant shall acquire a vested and nonforfeitable interest in his or her account attributable to Employer contributions in accordance with the table selected in the Adoption Agreement, provided that if a Participant is not already fully vested, he or she shall become so upon attaining Normal Retirement Age, Early Retirement Age, on death prior to normal retirement, on retirement due to Disability, or on termination of the Plan.

9.3 COMPUTATION PERIOD The computation period for purposes of determining Years of Service and Breaks In Service for purposes of computing a Participant's nonforfeitable right to his or her account balance derived from Employer contributions shall be determined by the Employer in the Adoption Agreement. In the event a former Participant with no vested interest in his or her Employer contribution account requalifies for participation in the Plan after incurring a Break in Service, such Participant shall be credited for vesting with all pre-break and post-break Service.

9.4 REQUALIFICATION PRIOR TO FIVE CONSECUTIVE ONE-YEAR BREAKS IN SERVICE The account balance of such Participant shall consist of any undistributed amount in his or her account as of the day of re-employment plus any future contributions added to such account plus the investment earnings on the account. The vested account balance of such Participant shall be determined by multiplying the Participant's account balance (adjusted to include any distribution or redeposit made under paragraph 6.3) by such Participant's vested percentage. All Service of the Participant, both prior to and following the break, shall be counted when computing the Participant's vested percentage.

9.5 REQUALIFICATION AFTER FIVE CONSECUTIVE ONE-YEAR BREAKS IN SERVICE If such Participant is not fully vested upon re-employment, a new account shall be established for such Participant to separate his or her deferred vested and nonforfeitable account, if any, from the account to which new allocations will be made. The Participant's deferred account to the extent remaining shall be fully vested and shall continue to share in earnings and losses of the Fund. When computing the Participant's vested portion of the new account, all pre-break and post-break Service shall be counted. However, notwithstanding this provision, no such former Participant who has had five consecutive one-year Breaks in Service shall acquire a larger vested and nonforfeitable interest in his or her prior account balance as a result of requalification hereunder.

9.6 CALCULATING VESTED INTEREST A Participant's vested and nonforfeitable interest shall be calculated by multiplying the fair market value of his or her account attributable to Employer contributions on the Valuation Date concurrent with or preceding distribution by the decimal equivalent of the vested percentage as of his or her termination date. The amount attributable to Employer contributions for purposes of the calculation includes amounts previously paid out pursuant to paragraph 6.3 and not repaid. The Participant's vested and nonforfeitable interest, once calculated above, shall be reduced to reflect those amounts previously paid out to the Participant and not repaid by the Participant. The Participant's vested and nonforfeitable interest so determined shall continue to share in the investment earnings and any increase or decrease in the fair market value of the Fund up to the Valuation Date preceding or coinciding with payment.

9.7 FORFEITURES Any balance in the account of a Participant who has separated from Service to which he or she is not entitled under the foregoing provisions, shall be forfeited and applied as provided in the Adoption Agreement. A forfeiture may only occur if the Participant has received a distribution from the Plan or if the Participant has incurred five consecutive one-year Breaks in Service. For purposes of this paragraph, if the value of a Participant's vested account balance is zero, the Participant shall be deemed to have received a distribution of such Vested Account Balance. Furthermore, a Highly Compensated Employee's Matching Contributions may be forfeited, even if vested, if the contributions to which they relate are Excess Deferrals, Excess Contributions or Excess Aggregate Contributions.

9.8 AMENDMENT OF VESTING SCHEDULE No amendment to the Plan shall have the effect of decreasing a Participant's vested interest determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective. Further, if the vesting schedule of the Plan is amended, or the Plan is amended in any way that directly or indirectly affects the computation of any Participant's nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from a Top-Heavy vesting schedule, each Participant with at least three Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment, to have his or her nonforfeitable percentage computed under the Plan without regard to such amendment. For Participants who do not have at least one Hour of Service in any Plan Year beginning after 1988, the preceding sentence shall be applied by substituting "Five Years of Service" for "Three Years of Service" where such language appears. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the later of:

     (a) 60 days after the amendment is adopted,
     (b) 60 days after the amendment becomes effective, or
     (c) 60 days after the Participant is issued written notice of the amendment by the Employer or the Trustee. If the Trustee is asked to so notify, the Fund will be charged for the costs thereof.

No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. Notwithstanding the preceding sentence, a Participant's account balance may be reduced to the extent permitted under section 412(c)(8) of the Code (relating to financial hardships). For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing an accrued benefit.

9.9 SERVICE WITH CONTROLLED GROUPS All Years of Service with other members of a controlled group of corporations [as defined in Code Section 414(b)1, trades or businesses under common control [as defined in Code Section 414(c)], or members of an affiliated service group [as defined in Code Section 414(m)] shall be considered for purposes of determining a Participant's nonforfeitable percentage.

ARTICLE X

LIMITATIONS ON ALLOCATIONS AND ANTIDISCRIMINATION TESTING

10.1 PARTICIPATION IN THIS PLAN ONLY If the Participant does not participate in and has never participated in another qualified plan, a Welfare Benefit Fund as defined in paragraph 1.91, individual medical account as defined in Code
Section 415(l)(2), or a Simplified Employee Pension Plan (as defined in paragraph 1.77) maintained by the adopting Employer, which provides an Annual Addition as defined in paragraph 1.5, the amount of Annual Additions which may be credited to the Participant's account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount. Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimate of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

10.2 DISPOSITION OF EXCESS ANNUAL ADDITIONS If pursuant to paragraph 10.1 or as a result of the allocation of forfeitures, there is an Excess Amount, the excess will be disposed of under one of the following methods as determined in the Adoption Agreement. If no election is made in the Adoption Agreement then method "(a)" below shall apply.

     (a) Suspense Account Method

     (1) Any nondeductible Employee Voluntary, Required Voluntary Contributions and unmatched Elective Deferrals to the extent they would reduce the Excess Amount will be returned to the Participant. To the extent necessary to reduce the Excess Amount, non-Highly Compensated Employees will have all Elective Deferrals returned whether or not there was a corresponding match.

     (2) If after the application of paragraph (1) an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's account will be used to reduce
Employer contributions (including any allocation of forfeitures)         for
such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary.

     (3) If after the application of paragraph (1) an Excess Amount still exists, and the Participant is not covered by the Plan at the end of the Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions (including allocation of any forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

     (4) If a suspense account is in existence at any time during the Limitation Year pursuant to this paragraph, it will not participate in the allocation of investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' accounts
before any Employer Contributions or any Employee         contributions may be
made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or former Participants.

     (b) Spillover Method

     (1) Any nondeductible Employee Voluntary, Required Voluntary Contributions and unmatched Elective Deferrals to the extent they would reduce the Excess Amount will be returned to the Participant. To the extent necessary to reduce the Excess Amount, non-Highly Compensated Employees will have all Elective Deferrals returned whether or not there was a corresponding match.

     (2) Any Excess Amount which would be allocated to the account of an individual Participant under the Plan's allocation formula will be reallocated to other Participants in the same manner as other Employer contributions. No such reallocation shall be made to the extent that it will result in an Excess Amount being created in such Participant's own account.

     (3) To the extent that amounts cannot be reallocated under (1) above, the suspense account provisions of (a) above will apply.

10.3 PARTICIPATION IN THIS PLAN AND ANOTHER QUALIFIED MASTER AND PROTOTYPE DEFINED CONTRIBUTION PLAN, WELFARE BENEFIT FUND, INDIVIDUAL MEDICAL ACCOUNT OR SIMPLIFIED EMPLOYEE PENSION PLAN MAINTAINED BY THE EMPLOYER The Annual Additions which may be credited to a Participant's account under this Plan for any Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant's account under the other qualified Master or Prototype Defined Contribution Plans, Welfare Benefit Funds, individual medical accounts as defined in Code Section 415(l)(2), and Simplified Employee Pension Plans maintained by the Employer, which provide an Annual Addition as defined in paragraph 1.5 for the same Limitation Year. If the Annual Additions with respect to the Participant under other Defined Contribution Plans, Welfare Benefit Funds, individual medical accounts and Simplified Employee Pension Plans maintained by the Employer are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant's account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other Defined Contribution Plans and Welfare Benefit Funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's account under this Plan for the Limitation Year. Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in paragraph 10.1. As soon as administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

10.4 DISPOSITION OF EXCESS ANNUAL ADDITIONS UNDER TWO PLANS If, pursuant to paragraph 10.3 or as a result of forfeitures, a Participant's Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated except that Annual Additions attributable to a Simplified Employee Pension Plan will be deemed to have been allocated first followed by Annual Additions to a Welfare Benefit Fund or individual medical account as defined in Code Section 415(l)(2) will be deemed to have been allocated next regardless of the actual allocation date. If an Excess Amount was allocated to a Participant on an allocation date of this plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of:

    (a) the total Excess Amount allocated as of such date, times

    (b) the ratio of:

    (1) the Annual Additions allocated to the Participant for the Limitation Year as of such date under the Plan, to

     (2) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified Master or Prototype Defined Contribution Plans.

Any Excess Amount attributed to this Plan will be disposed of in the manner described in paragraph 10.2.

10.5 PARTICIPATION IN THIS PLAN AND ANOTHER DEFINED CONTRIBUTION PLAN WHICH IS NOT A MASTER OR PROTOTYPE PLAN If the Participant is covered under another qualified Defined Contribution Plan maintained by the Employer which is not a Master or Prototype Plan, Annual Additions which may be credited to the Participant's account under this Plan for any Limitation Year will be limited in accordance with paragraphs 10.3 and 10.4 as though the other plan were a Master or Prototype Plan.

10.6 PARTICIPATION IN THIS PLAN AND A DEFINED BENEFIT PLAN If the Employer maintains, or at any time maintained, a qualified Defined Benefit Plan covering any Participant in this Plan, the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction will not exceed 1.0 in any Limitation Year. For any Plan Year during which the Plan is Top-Heavy, the Defined Benefit and Defined Contribution Plan Fractions shall be calculated in accordance with Code Section 416(h). The Annual Additions which may be credited to the Participant's account under this Plan for any Limitation Year will be limited in accordance with the provisions set forth in the Adoption Agreement.

10.7 AVERAGE DEFERRAL PERCENTAGE (ADP) TEST With respect to any Plan Year, the Average Deferral Percentage for Participants who are Highly Compensated Employees and the Average Deferral Percentage for Participants who are non-Highly Compensated Employees must satisfy one of the following tests:

     (a) BASIC TEST - The Average Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year is not more than 1.25 times the Average Deferral Percentage for Participants who are non-Highly Compensated Employees for the same Plan Year, or

     (b) ALTERNATIVE TEST - The Average Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year does not exceed the Average Deferral Percentage for Participants who are non-Highly Compensated Employees for the same Plan Year by more than two percentage points provided that the Average Deferral Percentage for Participants who are Highly Compensated Employees is not more than 2.0 times the Average Deferral
Percentage for Participants who are non-        Highly Compensated Employees.
10.10 SPECIAL RULES RELATING TO APPLICATION OF ACP TEST

     (a) The Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) allocated to his or her accounts under two or more arrangements described in Code Section 401(k), that are maintained by the Employer, shall be determined as ff such Elective Deferrals (and, ff applicable, such Qualified Non-Elective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code Section 401(k).

     (b) In the event that this Plan satisfies the requirements of Code Sections 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this Section shall be applied by determining the Actual Deferral Percentage of Employees as if all such plans were a single plan. For Plan Years beginning after 1989, plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year.

     (c) For purposes of determining the Actual Deferral Percentage of a Participant who is a Eve-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Elective Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) and Compensation of such Participant shall include the Elective Deferrals (and, if applicable,
Qualified Non-Elective Contributions and Qualified    Matching Contributions,
or both) and Compensation for the Plan Year of Family Members as defined in paragraph 1.37 of this Plan. Family Members, with respect to such Highly Compensated Employees, shall be disregarded as separate Employees in determining the ADP both for Participants who are non-Highly Compensated Employees and for Participants who are Highly Compensated Employees. In the event of repeal of the family aggregation rules under Code Section 414(q)(6),
all       applications of such rules under this Plan will cease as of the effective date of such repeal.

    (d) For purposes of determining the ADP test, Elective Deferrals, Qualified Non-Elective Contributions and Qualified Matching Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions relate.

    (e) The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, used in such test.

    (f) The determination and treatment of the Actual Deferral Percentage amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

10.9 AVERAGE CONTRIBUTION PERCENTAGE (ACP) TEST If the Employer makes Matching Contributions or if the Plan allows Employees to make Voluntary Contributions the Plan must meet additional nondiscrimination requirements provided under Code Section 401(m). If Employee contributions (including any Elective Deferrals recharacterized as Voluntary Contributions) are made pursuant to this Plan, then in addition to the ADP test referenced in paragraph 10.7, the Average Contribution Percentage test is also applicable. The Average Contribution Percentage for Participants who are Highly Compensated Employees for each Plan Year and the Average Contribution Percentage for Participants who are non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

     (a) BASIC TEST - The Average Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average
Contribution Percentage for Participants who are non-Highly        Compensated
Employees for the same Plan Year multiplied by 1.25; or

     (b) ALTERNATIVE TEST - The Average Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Participants who are non- Highly Compensated Employees for the same Plan Year multiplied by two (2), provided that the Average Contribution Percentage for Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Participants who are non-Highly Compensated Employees by more than two (2) percentage points.

10.10 SPECIAL RULES RELATING TO APPLICATION OF ACP TEST

     (a) If one or more Highly Compensated Employees participate in both a cash or deferred arrangement and a plan subject to the ACP test maintained by the Employer and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ADP or ACP of those Highly Compensated Employees who also participate in a cash or deferred arrangement will be reduced (beginning with such Highly Compensated Employee whose ADP or ACP is the highest) as set forth in the Adoption Agreement so that the limit is not exceeded. The amount by which each Highly
Compensated        Employee's Contribution Percentage Amount is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if both the ADP and ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the non-Highly Compensated Employees.

     (b) For purposes of this Article, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in Code Section 401(a) or arrangements described in Code
Section 4Ol(k) that are maintained by the Employer, shall be determined as if
the total of such Contribution   Percentage Amounts was made under each plan.
If a Highly Compensated   Employee participates in two or more cash or deferred
arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as
separate   mandatorily disaggregated [under regulations under Code Section
401(k).

     (c) In the event that this Plan satisfies the requirements of Code Sections 401(a)(4), 401(m), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentage of Employees as ff all such plans
were a single plan. For plan years beginning after 1989, plans     may be
aggregated in order to satisfy Code Section 401(m) only if the aggregated plans have the same Plan Year.

     (d) For purposes of determining the Contribution percentage of a Participant who is a five-percent owner or one of the ten most highly paid Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such Participant shall include the Contribution Percentage Amounts and Compensation for the Plan Year of Family Members as defined in Paragraph 1.37 of this Plan. Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Contribution Percentage both for Participants who are non-Highly Compensated Employees and for Participants who are Highly Compensated Employees. In the event of repeal of the family aggregation rules under Code Section 414(q)(6),
all     applications of such rules under this Plan will cease as of the effective date of such repeal.

     (e) For purposes of determining the Contribution Percentage test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the trust. Matching Contributions and Qualified Non-Elective Contributions will be considered made for a Plan Year if made no later than the end of the twelve month period beginning on the day after the close of the Plan Year.

     (f) The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, used in such test.

     (g) The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

     (h) Qualified Matching Contributions and Qualified Non-Elective Contributions used to satisfy the ADP test may not be used to satisfy the ACP test.

ARTICLE XI

ADMINISTRATION

11.1 PLAN ADMINISTRATOR The Employer shall be the named fiduciary and Plan Administrator. The Plan Administrator's duties shall include but are not limited to:

    (a) appointing the Plan's attorney, accountant, actuary, or any other party needed to administer the Plan,

    (b) directing the Trustee or Recordkeeper with respect to payments from the Fund,

    (c) communicating with Employees regarding their participation and benefits under the Plan, including the administration of all claims procedures,

     (d) filing any returns and reports with the Internal Revenue Service, Department of Labor, or any other government agency,

     (e) reviewing and approving any financial reports, investment reviews, or other reports prepared by any party appointed by the Employer under paragraph
(a),

     (f) ensuring that any and all Plan loans are in compliance with all requirements of law, including but not limited to, the requirements of the Internal Revenue Code and the regulations thereunder and the regulations of the Department of Labor,

     (g) obtaining a legal determination of the qualified status of all Qualified Domestic Relations Orders and complying with all requirements of the law with regard thereto, in accordance with paragraph 12.5,

     (h) establishing a funding policy and investment objectives consistent with the purposes of the Plan and the Employee Retirement Income Security Act of 1974, and

     (i) construing and resolving any question of Plan interpretation. The Plan Administrator's interpretation of Plan provisions including eligibility and benefits under the Plan is final, and unless it can be shown to be arbitrary and capricious will not be subject to "de novo" review.

11.2 TRUSTEE The Trustee shall be responsible for the safekeeping of investments held in the Fund and shall act solely as a directed Trustee. The Trustee's duties shall include:

     (a) receiving contributions under the terms of the Plan,

     (b) making distributions from the Fund in accordance with written instructions received from an authorized representative of the Employer, including any Recordkeeper, and

     (c) filing with the Employer, within 90 days after each Plan Year, and within 90 days after its removal or resignation as Trustee, an accounting of its safekeeping of the Fund during such year or from the end of the preceding Plan Year to the date of removal or resignation. Such accounting shall include a statement of cash receipts and disbursements since the date of its last accounting and shall contain an asset list showing the fair market value of investments held in the Fund as of the end of the Plan Year. The value of marketable investments shall be determined using the most recent price quoted on a national securities exchange or over the counter market. The value of
non-marketable investments shall be determined in the sole     judgment of the
Trustee, which determination shall be binding and conclusive. The value of investments in securities or obligations of the Employer in which there is no market shall be determined in the sole judgement of the Employer, and the Trustee shall have no responsibility with respect to the valuation of such assets. The Employer shall review the Trust accounting and notify the Trustee in the event of its disapproval of the report within 90 days, providing the Trustee with a written description of the items in question. Upon expiration of 90 days after furnishing such Trust accounting to the Employer, the Trustee shall be forever released and discharged from all liability and accountability to anyone with respect to its acts, actions, duties, obligations or
responsibilities as shown in or     reflected by such statement, except with
respect to any such acts or transactions as to which the Employer shall have filed written objections with the Trustee within such 90-day period. The Trustee shall have 60 days to provide the Employer with a written explanation of the items in question. If the Employer again disapproves, the Trustee shall file its accounting in a court of competent jurisdiction for audit and adjudication.

     (d) employing such agents, attorneys or other professionals as the Trustee may deem necessary or advisable in the performance of its duties.
The Trustee's duties shall be limited to those described above. The Employer shall be responsible for any other duties required under the Plan or by applicable law.

11.3 RECORDKEEPER The Recordkeeper shall be responsible for maintaining Plan administrative records. The Recordkeeper's duties shall include but are not limited to:

     (a) transmitting Employer directives, as agent of the Employer, to the Trustee, (b) keeping accurate records reflecting the administration of the Fund, (c) making such records available to the Employer for review and audit,
(d) accounting of any loans made to Participants, and (e) any and all duties agreed upon between the Employer and Recordkeeper.

11.4 ADMINISTRATIVE FEES AND EXPENSES All reasonable costs, charges and expenses incurred by the Trustee in connection with its duties hereunder, and all reasonable costs, charges and expenses, including any recordkeeping fees incurred by the Plan Administrator in connection with the administration of the Plan (including fees for legal services rendered to the Trustee or Plan Administrator) may be paid by the Employer, but if not paid by the Employer when due, shall be paid from the Fund. Such reasonable compensation to the Trustee as may be agreed upon from time to time between the Employer and the Trustee and such reasonable compensation to the Plan Administrator as may be agreed upon from time to time between the Employer and Plan Administrator may be paid by the Employer, but if not paid by the Employer when due shall be paid by the Fund. The Trustee shall have the right to liquidate trust assets to cover its fees. Notwithstanding the foregoing, no compensation other than reimbursement for expenses shall be paid to a Plan Administrator who is the Employer or a full-time Employee of the Employer. In the event any part of the Trust becomes subject to tax, all taxes incurred will be paid from the Fund unless the Plan Administrator advises the Trustee not to pay such tax.

     (a) The Trustee shall have no authority except pursuant to the Employer's direction or that of any authorized agent of the Employer.

     (b) The Trustee shall not be liable for the making, retention or sale of any investment or reinvestment made by it, as herein provided, or for any loss to, or diminution of the Fund, or for any other loss or damage which may result from the discharge of its duties hereunder except to the extent it is judicially determined that the Trustee has failed to exercise the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character with like aims.

     (c) The Employer warrants that all directions issued by it to the Trustee or the Recordkeeper will be in accordance with the terms of the Plan and not contrary to the provisions of the Employee Retirement Income Security Act of 1974 and regulations issued thereunder.

    (d) Neither the Trustee nor the Recordkeeper shall be answerable for any action taken pursuant to any direction, consent, certificate, or other paper or document on the belief that the same is genuine and signed by the proper person. All directions by the Employer, Participant, or the Plan Administrator shall be in writing. The Employer shall deliver to the Trustee or Recordkeeper, if any, certificates evidencing the individual or individuals authorized to act as set forth in the Adoption Agreement or as the Employer may subsequently inform the Trustee or Recordkeeper, if any, in writing and shall deliver to the Trustee or Recordkeeper, if any, specimens of their signatures.

     (e) The duties and obligations of the Trustee and the Recordkeeper shall be limited to those expressly imposed upon it by this instrument or otherwise agreed upon in writing. Responsibility for administrative duties required under the Plan or applicable law not expressly imposed upon or agreed to by the Trustee and the Recordkeeper, shall rest solely with the Employer.

     (f) The Trustee shall be indemnified and saved harmless by the Employer from and against any and all liability to which the Trustee may be subjected, including all expenses reasonably incurred in its defense for any action or failure to act resulting from compliance with the instructions of the Employer,
the employees or agents of the Employer, the Plan     Administrator, the
Recordkeeper, or any other fiduciary to the Plan, and for any liability arising from the actions or non-actions of any predecessor Trustee or fiduciary or other fiduciaries of the Plan.

     (g) Neither the Trustee nor the Recordkeeper shall be responsible in any way for the application of any payments it is directed to make or for the adequacy of the Fund to meet and discharge any and all liabilities under the Plan.

ARTICLE XII

TRUST FUND

12.1 THE FUND The Fund shall consist of all contributions made under Article III and Article IV of the Plan and the investment thereof and earnings thereon. All contributions and the earnings thereon less payments made under the terms of the Plan, shall constitute the Fund. The Fund shall be administered as provided in this document.

12.2 CONTROL OF PLAN ASSETS The assets of the Fund or evidence of ownership shall be held by the Trustee under the terms of the Plan and Trust. If the assets represent amounts transferred from another trustee under a former plan, the Trustee named hereunder shall not be responsible for any actions of the prior fiduciary, including the review of the propriety of any investment under the former plan. Any such review is to be the responsibility of the Employer.

12.3 EXCLUSIVE BENEFIT RULES No part of the Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants, former Participants with a vested interest, and the beneficiary or beneficiaries of deceased Participants having a vested interest in the Fund at death.

12.4 ASSIGNMENT AND ALIENATION OF BENEFITS No right or claim to, or interest in, any part of the Fund, or any payment from the Fund, shall be assignable, transferable, or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution, or levy of any kind. Any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute, or anticipate the same, except to the extent required by law, shall not be recognized. The preceding sentences shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order ("Order"), unless such order is determined to be a qualified domestic relations order, as defined in Code
Section 414(p), or any Order entered before January 1, 1985 determined to be qualified.

12.5 DETERMINATION OF QUALIFIED DOMESTIC RELATIONS ORDER (QDRO) An Order shall specifically state all of the following to be deemed a Qualified Domestic Relations Order ("QDRO"):

     (a) the name and last known mailing address (if any) of the Participant and of each alternate payee covered by the QDRO. However, if the QDRO does not specify the current mailing address of the alternate payee, but the Plan Administrator has independent knowledge of that address, the QDRO will still be valid,

     (b) the dollar amount or percentage of the Participant's benefit to be paid by the Plan to each alternate payee, or the manner in which the amount or percentage will be determined,

    (c) the number of payments or period for which the order applies,

    (d) the specific plan (by name) to which the Order applies.
The Order shall not be deemed a QDRO if it requires the Plan to provide:

    (e) any type or form of benefit, or any option not already provided for in the Plan,

    (f) increased benefits, or benefits in excess of the Participant's vested rights,

    (g) payment of a benefit earlier than allowed by the Plan's earliest retirement provisions or in the case of a profit-sharing plan, prior to the allowability of in-service withdrawals, or

     (h) payment of benefits to an alternate payee which are required to be paid to another alternate payee under another QDRO.

Promptly, upon receipt of an Order which may or may not be qualified, the Plan Administrator shall notify the Participant and any alternate payee(s) named in the Order of such receipt, and include a copy of this paragraph 12.5. The Plan Administrator shall then obtain a legal determination as to whether or not the Order is in fact qualified as defined in Code Section 414(p). Within a reasonable time after receipt of the Order, not to exceed 60 days, a legal determination shall be made as to its qualified status and the Participant and any alternate payee(s) shall be promptly notified in writing of the determination.

If the qualified status of the Order is in question, there will be a delay in any payout to any payee including the Participant, until the status is resolved. In such event, the Plan Administrator shall segregate the amount that would have been payable to the alternate payee(s) if the Order had been deemed a QDRO. If the Order is not qualified, or the status is not resolved (for example, it has been sent back to the Court for clarification or modification) within 18 months beginning with the date the first payment would have to be made under the Order, the Plan Administrator shall pay the segregated amounts plus interest to the person(s) who would have been entitled to the benefits had there been no Order. If a determination as to the qualified status of the Order is made after the 18-month period described above, then the Order shall only be applied on a prospective basis. If the Order is determined to be a QDRO, the Participant and alternate payee(s) shall again be notified promptly after such determination. Once an Order is deemed a QDRO, the Plan Administrator shall pay to the alternate payee(s) all the amounts due under the QDRO, including segregated amounts plus interest which may have accrued during a dispute as to the Order's qualification.

Unless specified otherwise in the Adoption Agreement, the earliest retirement age with respect to the Participant against whom the Order is entered shall be the date the Order is determined to be qualified. This will only allow payments to the alternate payee(s) and not the Participant.

ARTICLE Xiii

INVESTMENTS

13.1 FIDUCIARY STANDARDS The Trustee shall invest and reinvest principal and income in the same Fund in accordance with the investment objectives established by the Employer, provided that:

     (a) such investments are prudent under the Employee Retirement Income Security Act of 1974 and the regulations thereunder,

     (b) such investments are sufficiently diversified or otherwise insured or guaranteed to minimize the risk of large losses, and

     (c) such investments are similar to those which would be purchased by another professional money manager for a like plan with similar investment objectives.

13.2 FUNDING ARRANGEMENT The Employer shall appoint Capital Guardian Trust Comply to serve as Trustee of the Fund. The Fund shall be invested in any of the alternatives available to the Trustee under paragraph 13.3 herein.

13.2 INVESTMENT ALTERNATIVES OF THE TRUSTEE The Trustee shall invest assets in accordance with the Employer's investment instructions and the Employee Retirement Income Security Act of 1974. In addition to powers given by law, the Trustee may:

    (a) invest the Fund in any form of property, including common and preferred stocks, exchange traded put and call options, bonds, money market instruments, mutual funds (including funds for which the Trustee or any of its affiliates serve as investment advisor), savings accounts, certificates of deposit, Treasury bills, insurance policies and group annuity or other contracts, or in any other property, real or personal, having a ready market including securities issued by the Trustee and/or affiliates of the Trustee; provided, however, that the Trustee must consent to investments other than mutual funds or insurance policies and contracts issued by an insurer acceptable to the Trustee. The Trustee may invest in its own deposits and, if applicable, those of affiliates, which bear a reasonable interest rate. No portion of any Qualified Voluntary Contribution, or the earnings thereon, may be invested in life insurance contracts or, as with any Participant-directed investment, in tangible personal property characterized by the IRS as a collectible.

     (b) invest any assets of the Fund in a group or collective trust established to permit the pooling of funds of separate pension and profit-sharing trusts, provided the Internal Revenue Service has ruled such group or collective trust to be qualified under Code Section 401(a) and exempt under Code Section 501(a) (or the applicable corresponding provision of any other Revenue Act) or to any other common, collective, or commingled trust fund which has been or may hereafter be established and maintained by the Trustee and/or affiliates of the Trustee. Such commingling of assets of the Fund with assets of other qualified trusts is specifically authorized, and to the extent of the investment of the Fund in such a group or collective trust, the terms of the instrument establishing the group or collective trust shall be a part hereof as though set forth herein, (c) invest up to 100% of the Fund in the common stock (Qualifying Employer Securities), debt obligations, or any other
security issued by the Employer     or by an affiliate of the Employer within
the limitations provided under Sections 406, 407, and 408 of the Employee Retirement Income Security Act of 1974 and further provided that such investment does not constitute a prohibited transaction under Code Section 4975. Any such investment in Employer securities shall only be made upon
written direction of the     Employer who shall be solely responsible for
propriety of such investment,

     (d) hold cash uninvested and deposit same with any banking or savings institution, including its own banking department or the banking department of an affiliate,

     (e) join in or oppose the reorganization, recapitalization, consolidation, sale or merger of corporations or properties, including those in which it is interested as Trustee, upon such terms as it deems wise,

     (f) hold investments in nominee or bearer form,

     (g) vote proxies and, if appropriate, pass them On to any investment manager which may have directed the investment in the equity giving rise to the proxy; however, with regard to registered investment company shares advised by an affiliate of the Trustee, deliver to the Employer, and the Employer will in
turn deliver to the Participants, copies of any notices of     shareholder
meetings, prospectuses, proxies and proxy information and such shareholder reports which are received by the Trustee with respect to such investment company shares. The Trustee shall not vote any of such shares except in accordance with the written instructions of the Employer.

     (h) exercise all ownership rights with respect to assets held in the Fund.

13.4 PARTICIPANT LOANS If agreed upon by the Trustee and permitted by the Employer in the Adoption Agreement, a Participant may make application to the Employer requesting a loan from the Fund. The Employer shall have the sole right and responsibility of approving or disapproving Participant applications. Loans shall be made available to all Participants on a reasonably equivalent basis. Loans shall not be made available to Highly Compensated Employees [as defined in Code Section 414(q)] in an amount greater than the amount made available to other Employees. Any loan granted under the Plan shall be made subject to the following rules:

     (a) no loan, when aggregated with any outstanding Participant loan(s), shall exceed the lesser of (i) $50,000 reduced by the excess, if any, of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made or (ii) one-half of the fair market value of a Participant's Vested Account Balance built up from Employer contributions, Voluntary Contributions, and Rollover Contributions. For the purpose of the above limitation, all loans from all plans of the Employer and other members of a group of employers described in Code Sections 414(b), 414(c), and 414(m) are aggregated. An assignment or pledge of any portion of the Participant's interest in the Plan will be treated as a loan under this paragraph.

     (b) all applications must be made on forms provided by the Employer and must be signed by the Participant.

     (c) any loan shall bear interest at a rate reasonable at the time of application, considering the purpose of the loan and the rate being charged by representative commercial banks in the local area for a similar loan unless the Employer sets forth a different method for determining loan interest rates in its loan procedures. The loan agreement shall also provide that the payment of principal and interest be amortized in level payments not less than quarterly.

     (d) the term of such loan shall not exceed five years except in the case of a loan for the purpose of acquiring any house, apartment, condominium, or mobile home (not used on a transient basis) which is used or is to be used within a reasonable time as the principal residence of the Participant. The term of such loan shall be determined by the Employer considering the maturity
dates quoted by representative commercial banks in the local      area for a
similar loan.

     (e) the principal and interest paid by a Participant on his or her loan shall be credited to the Fund in the same manner as for any other Plan investment. Loans are treated as segregated investments of the individual Participants. This provision is not available if its election will result in
discrimination in    operation of the Plan.

     (f) if a Participant's loan application is approved by the Employer, such Participant shall be required to sign a note, loan agreement, and assignment of 50% of his or her interest in the Fund as collateral for the loan. The Participant, except in the case of a profit-sharing plan satisfying the requirements of paragraph 8.7, must obtain the consent of his or her Spouse, if any, within the 90-day period before the time his or her account balance is used as security for the loan. A new consent is required if the account balance is used for any renegotiation, extension, renewal or other revision of the loan, including an increase in the amount thereof. The consent must be written, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent shall subsequently be binding with respect to the consenting Spouse or any subsequent Spouse.

     (g) if a valid Spousal consent has been obtained, then, notwithstanding any other provision of this Plan, the portion of the Participant's Vested Account Balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of
determining the amount of the account balance payable at the      time of death
or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's Vested Account Balance (determined without regard to the preceding sentence) is payable to the Surviving Spouse, then the account balance shall be adjusted by first reducing the Vested Account Balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the Surviving Spouse.

     (h) a Participant's loan shall immediately become due and payable if such Participant terminates employment for any reason or fails to make a principal and/or interest payment as provided in the loan agreement. If such Participant terminates employment, the Employer shall immediately request payment of principal and interest on the loan. If the Participant refuses payment
following termination, the Employer shall reduce the      Participant's Vested
Account Balance by the remaining principal and interest on his or her loan. If the Participant's Vested Account Balance is less than the amount due, the Employer shall take whatever steps are necessary to collect the balance due directly from the Participant. However, no foreclosure on the Participant's note or attachment of the Participant's account balance will occur until a distributable event occurs in the Plan.

     (i) no loans will be made to Owner-Employees (as defined in paragraph 1.52) or Shareholder-Employees (as defined in paragraph 1.76), unless the Employer obtains a prohibited transaction exemption from the Department of Labor.

13.5 EMPLOYER INVESTMENT DIRECTION If elected by the Employer in the Adoption Agreement, the Employer, or the Recordkeeper shall have the right to direct the Trustee with respect to investments of the Fund or, the Employer may appoint an investment manager (registered as an investment advisor under the Investment Advisors Act of 1940) to direct investments. Such investments shall be restricted to investments acceptable to the Trustee. The Employer may purchase and sell interests in a registered investment company (i.e., mutual funds) for which the Sponsor, its parent, affiliates, or successors, may serve as investment advisor and for which the Sponsor receives compensation from the registered investment company for its services as investment advisor. The Employer shall advise the Trustee in writing regarding the retention of investment powers or the appointment of an investment manager. Any investment directly under this Plan shall be made in writing by the Employer or investment manager, as the case may be. Such instructions regarding the delegation of investment responsibility shall remain in force until revoked or amended in writing. The Trustee shall not be responsible for the propriety of any investment made at the direction of the Employer or Recordkeeper and shall not be required to consult with or advise the Employer regarding the investment quality of any investment held hereunder. If the Employer or Recordkeeper does not issue investment directions, the Trustee shall invest the assets in cash, cash-equivalents or a money market mutual fund advised by an affiliate of the Trustee until the Employer designates an investment. While the Employer may direct the Trustee or Recordkeeper with respect to Plan investments, the Employer may not:

     (a) borrow from the Fund or pledge any of the assets of the Fund as security for a loan,

     (b) buy property or assets from or sell property or assets to the Fund,

     (c) charge any fee for services rendered to the Fund, or


     (d) receive any services from the Fund on a preferential basis.

13.6 EMPLOYEE INVESTMENT DIRECTION If elected by the Employer in the Adoption Agreement, Participants shall be given the option to direct the investment of their personal contributions and their share of the Employer's contribution among alternative investment funds established as part of the overall Fund. Such investment funds shall be restricted to funds acceptable to the Trustee. If investments outside the Trustee's control are allowed, Participants may not direct that investments be made in collectibles. In this connection, a Participant's right to direct the investment of any contribution shall apply only to selection of the desired fund. The following rules shall apply to the administration of such funds.

     (a) At the time an Employee becomes eligible to participate in the Plan, he or she shall complete an investment designation form stating the percentage of his or her contributions to be invested in the selected funds.

     (b) A Participant may change his or her election with respect to future contributions by filing a new investment designation form with the Employer in accordance with the procedures established by the Plan Administrator.

     (c) A Participant may elect to transfer all or part of his or her balance from one investment fund to another by filing an investment designation form with the Employer in accordance with the procedures established by the Plan Administrator.

    (d) The Employer shall be responsible, when transmitting Employee and Employer contributions, to show the dollar amount to be credited to each investment fund for each Employee.

    (e) Except as otherwise provided in the Plan, neither the Trustee, the Employer, the Recordkeeper nor any fiduciary of the Plan shall be liable to the Participant or any of his or her beneficiaries for any loss resulting from action taken at the direction of the Participant.

13.7 APPOINTMENT OF ADDITIONAL TRUSTEE AND ALLOCATION OF RESPONSIBILITIES THERETO If the Employer selects Qualifying Employer Securities or other specific investments for which the Trustee is not serving as trustee, as an investment of the Plan, then an additional trustee will be appointed by the Employer to serve as trustee of the Qualifying Employer Securities or other specific investments. In the event that an additional trustee is appointed for the Plan to serve as the trustee of Qualifying Employer Securities or other specific investments which are permitted by the Plan, but for which this Trustee is not serving as trustee, this Trustee shall have no responsibilities to these assets other than as set forth herein. The duties of the Trustee shall be limited to the assets held in the Fund and the Trustee shall have no duties with respect to assets held by any other person including, without limitation, any other trustee for the Plan. Inversely, any other trustee of the Plan shall have no duties with respect to assets held in the Fund by the Trustee.

ARTICLE XIV

TOP-HEAVY PROVISIONS

14.1 APPLICABILITY OF RULES If the Plan is or becomes Top-Heavy in any Plan Year beginning after 1983, the provisions of this Article will supersede any conflicting provisions in the Plan or Adoption Agreement.

14.2 MINIMUM CONTRIBUTION Notwithstanding any other provision in the Employer's Plan, for any Plan Year in which the Plan is Top-Heavy or Super Top- Heavy, the aggregate Employer contributions and forfeitures allocated on behalf of any Participant (without regard to any Social Security contribution) under this Plan and any other Defined Contribution Plan of the Employer shall be lesser of three percent of such Participant's Compensation or the largest percentage of Employer contributions and forfeitures, as a percentage of the Participant's Compensation as imposed by Code Section 401(a)(17) and, as adjusted under Code
Section 415(d), of the Key Employee's Compensation, allocated on behalf of any Key Employee for that year.

Each Participant who is employed by the Employer on the last day of the Plan Year shall be entitled to receive an allocation of the Employer's minimum contribution for such Plan Year. The minimum allocation applies even though under other Plan pro- visions the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because the Participant fails to make Mandatory Contributions to the Plan, the Participant's Compensation is less than a stated amount, or the Participant fails to complete 1,000 Hours of Service (or such lesser number as may be required in Section 3(k)(ii) of Adoption Agreement #002) during the Plan Year. A Paired profit-sharing plan designated to provide the minimum Top-Heavy contribution must do so regardless of profits. An Employer may make the minimum Top-Heavy contribution available to all Participants or just non-Key Employees.

For purposes of computing the minimum allocation, Compensation shall mean Compensation as defined in the second paragraph of paragraph 1.13 of the Plan.

The Top-Heavy minimum contribution does not apply to any Participant to the extent the Participant is covered under any other plan(s) of the Employer and the Employer has provided in the Adoption Agreement that the minimum allocation or benefit requirements applicable to Top-Heavy Plans will be met in the other plan(s).

If a Key Employee makes an Elective Deferral or has an allocation of Matching Contributions made to his or her account, a Top-Heavy minimum will be required for non-Key Employees who are Participants, however, neither Elective Deferrals by nor Matching Contributions to non-Key Employees may be taken into account for purposes of satisfying the Top-Heavy minimum contribution requirement.

14.3 MINIMUM VESTING For any Plan Year in which this Plan is Top-Heavy, the minimum vesting schedule elected by the Employer in the Adoption Agreement will automatically apply to the Plan. If the vesting schedule selected by the Employer in the Adoption Agreement is less liberal than the allowable schedule, the schedule will automatically be modified. If the vesting schedule under the Employer's Plan shifts in or out of the Top-Heavy schedule for any Plan Year, such shift is an amendment to the vesting schedule and the election in paragraph 9.8 of the Plan applies. The minimum vesting schedule applies to all accrued benefits within the meaning of Code Section 411(a)(7) except those attributable to Employee contributions, including benefits accrued before the effective date of Code Section 416 and benefits accrued before the Plan became Top-Heavy. Further, no reduction in vested benefits may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. However, this paragraph does not apply to the account balances of any Employee who does not have an Hour of Service after the Plan initially becomes Top-Heavy and such Employee's account balance attributable to Employer contributions and forfeitures will be determined without regard to this paragraph.

14.4 LIMITATIONS ON ALLOCATIONS In any Plan Year in which the Top-Heavy Ratio exceeds 90% (i.e., the Plan becomes Super Top-Heavy), the denominators of the Defined Benefit Fraction (as defined in paragraph 1.17) and Defined Contribution Fraction (as defined in paragraph 1.20) shall be computed using 100% of the dollar limitation instead of 125%.

ARTICLE XV

AMENDMENT AND TERMINATION

15.1 AMENDMENT BY SPONSOR The Sponsor may amend any or all provisions of this Plan and Trust at any time without obtaining the approval or consent of any Employer which has adopted this Plan and Trust provided that no amendment shall authorize or permit any part of the corpus or income of the Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants and their beneficiaries, or eliminate an optional form of distribution. In the case of a mass-submitted plan, the mass-submitter shall amend the Plan on behalf of the Sponsor.

15.2 AMENDMENT BY SPONSOR The Employer may amend any option in the Adoption Agreement, and may include language as permitted in the Adoption Agreement,

     (a) to satisfy Code Section 415, or

     (b) to avoid duplication of minimums under Code Section 416 because of the required aggregation of multiple plans.

The Employer may add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as an individually designed plan for which the Employer must obtain a separate determination letter. If the Employer amends the Plan and Trust other than as provided above, the Employer's Plan shall no longer participate in this Prototype Plan and will be considered an individually designed plan.

15.3 TERMINATION Employers shall have the right to terminate their Plans upon 60 days notice in writing to the Trustee. If the Plan is terminated, partially terminated, or if there is a complete discontinuance of contributions under a profit- sharing plan maintained by the Employer, all amounts credited to the accounts of Participants shall vest and become nonforfeitable. In the event of a partial termination, only those who are affected by such partial termination shall be fully vested. In the event of termination, the Employer or Recordkeeper shall direct the Trustee with respect to the distribution of accounts. The Trustee shall dispose of the Fund in accordance with the written directions of the Plan Administrator or Recordkeeper, provided that no liquidation of assets and payment of benefits, (or provision therefor), shall actually be made by the Trustee until after it is established by the Employer in a manner satisfactory to the Trustee, that the applicable requirements, if any, of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code governing the termination of employee benefit plans, have been or are being, complied with, or that appropriate authorizations, waivers, exemptions, or variances have been, or are being obtained.

15.4 QUALIFICATION OF EMPLOYER'S PLAN If the adopting Employer fails to attain or retain Internal Revenue Service qualification, such Employer's Plan shall no longer participate in this Prototype Plan and will be considered an individually designed plan.

15.5 MERGERS AND CONSOLIDATIONS

     (a) In the case of any merger or consolidation of the Employer's Plan with, or transfer of assets or liabilities of the Employer's Plan to, any other plan, Participants in the Employer's Plan shall be entitled to receive benefits immediately after the merger, consolidation, or transfer which are equal to or greater than the benefits they would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

     (b) Any corporation into which the Trustee or any successor trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee or any successor trustee may be a party, or any corporation to which all or substantially all the trust
business of the Trustee or any successor trustee may be            transferred,
shall be the successor of such Trustee without the filing of any instrument or performance of any further act, before any court.

15.6 RESIGNATION AND REMOVAL The Trustee may resign by written notice to the Employer which shall be effective 60 days after delivery. The Employer may discontinue its participation in this Prototype Plan and Trust effective upon 60 days written notice to the Sponsor. In such event the Employer shall, prior to the effective date thereof, amend the Plan to eliminate any reference to this Prototype Plan and Trust and appoint a successor trustee or arrange for another funding agent. The Trustee shall deliver the Fund to its successor on the effective date of the resignation or removal, or as soon thereafter as practicable, provided that this shall not waive any lien the Trustee may have upon the Fund for its compensation or expenses. If the Employer fails to amend the Plan and appoint a successor trustee, or other funding agent within the said 60 days, or such longer period as the Trustee may specify in writing, the Plan shall be deemed individually designed and the Employer shall be deemed the successor trustee. The Employer must then obtain its own determination letter.

15.7 QUALIFICATION OF PROTOTYPE The Sponsor intends that this Prototype Plan will meet the requirements of the Code as a qualified Prototype Retirement Plan and Trust. Should the Commissioner of Internal Revenue or any delegate of the Commissioner at any time determine that the Plan and Trust fails to meet the requirements of the Code, the Sponsor will amend the Plan and Trust to maintain its qualified status.

ARTICLE XVI

ELAPSED TIME RULES AND DEFINITIONS

16.1 APPLICATION If the Adoption Agreement specifies the Elapsed Time method of determining Service, the rules and definitions provided in this Article XVI shall supersede the corresponding provisions of the Plan to the extent provided herein.

16.2 HOUR OF SERVICE In lieu of the provisions of paragraph 1.43(a), (b) and
(c), an Hour of Service shall mean an hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer.

16.3 SERVICE OR PERIOD In lieu of the provisions of paragraph 1.75, Service shall mean the aggregate of all years and fractions of years of an Employee's employment by the Employer. Fractions of a year shall be expressed In terms of days. A Period of Service shall mean the period beginning on the date on which the Employee first performs an Hour of Service upon employment or reemployment, and ending on the date on which a Period of Severance begins. A Period of Service shall also include any Periods of Severance of less than 12 consecutive months.

16.4 YEAR OF SERVICE In lieu of the provisions of paragraph 1.92, a Year of Service shall mean a Period of Service of 12 months, whether or not consecutive.

16.5 PERIOD OF SEVERANCE A Period of Severance shall mean a continuous period during which the Employee is not employed by the Employer. A Period of Severance shall begin on the earlier of:

     (a) the date on which the Employee retires, dies, quits or is discharged, or

     (b) the first 12-month anniversary of the date on which the Employee is first absent from employment for reasons other than retirement, death, quit or discharge;
provided, however, that in the case of an Employee who is absent from employment beyond the first 12-month anniversary of the first day of absence by reason of Parental Leave, the Period of Severance shall begin on the second 12-month anniversary of the date of such absence. The period between the first and second 12- month anniversaries of the first day of absence from employment shall be neither a Period of Service nor a Period of Severance.

A Period of Severance shall end on the date on which the Employee again performs an Hour of Service.

16.6 BREAK IN SERVICE In lieu of the provisions of paragraph 1.11, a Break in Service shall mean a Period of Severance of 12 consecutive months.

16.7 PARENTAL LEAVE For purposes of paragraph 16.5 and in lieu of the provisions of paragraph 1.43(e), Parental Leave shall mean any period during which an individual is absent from employment,

     (a) by reason of the pregnancy of the individual,

     (b) by reason of the birth of a child of the individual,

     (c) by reason of placement of a child with the individual in connection with the adoption of such child by the individual, or

     (d) for purposes of caring for such child for a period beginning immediately following the birth or placement.
An absence from employment shall not be a Parental Leave unless the Employee furnishes to the Employer such timely information as the Employer may reasonably require in order to establish that the nature and period of absence from employment meet the requirements of this paragraph 16.7. Nothing contained in this Article XVI shall be construed to establish an Employer leave policy or treat a Parental Leave as an authorized leave of absence.

16.8 COMPUTATION PERIOD In lieu of the provisions of paragraphs 2.3 and 9.3, Years of Service and Breaks in Service shall be determined as provided below:

    (a) all Periods of Service shall be aggregated so that a Year of Service shall be completed as of the date that the Employee completes 12 months of Service (30 days shall be considered to be one month in the case of aggregation of fractional months), and

    (b) all Breaks in Service shall be determined in accordance with paragraph 16.6.

16.9 ALLOCATING EMPLOYER CONTRIBUTIONS In lieu of the provisions of paragraph 5.3, the Employer's contribution shall be allocated to Participants in accordance with the allocation formula selected by the Employer in the Adoption Agreement and the minimum contribution and allocation requirements for Top-Heavy Plans; provided, however, that each Participant shall share in Employer contributions for the period beginning on the date on which the Participant begins participation under the Plan and ending on the earlier of:

    (a) the date on' which the Participant severs employment with the Employer, or

    (b) the date on which the Participant is no longer a member of an eligible class of Employees.

ARTICLE XVII

GOVERNING LAW

Construction, validity and administration of the Prototype Plan and Trust, and any Employer Plan and Trust as embodied in the Prototype document and accompanying Adoption Agreement, shall be governed by Federal law to the extent applicable and to the extent not applicable by the laws of the State in which the principal office of the Sponsor is located.


IRS OPINION LETTERS

Below are the Internal Revenue Service opinion letters approving the form of The American Funds Prototype Defined Contribution Plan and Trust.

INTERNAL REVENUE SERVICE       Department of the Treasury
Plan Description: Prototype Standardized Profit Sharing Plan with CODA
FFN: 50270211903-001
Case: 9307908  EIN: 95-2769620      Washington, DC 20224
BPD: 03 Plan: 001
Letter Serial No: D261759a          Person to Contact: Mr. Dua
                   Telephone Number: (202) 622-8380

AMERICAN FUNDS DISTRIBUTORS INC      Refer Reply to: CP:E:EP:Q:3
333 SOUTH HOPE STREET                Date: 01/26/94
LOS ANGELES, CA 90071

Dear Applicant:

In our Opinion, the form of the plan identified above is acceptable under section 401 of the Internal Revenue Code for use by employers for the benefit of their employees. This opinion relates only to the acceptability of the form of the plea under the Internal Revenue Code. It is not an opinion of the effect of other Federal or local statutes.

You must furnish a copy of this letter to each employer who adopts this plan. You are also required to send a copy of the approved form of the plan, any approved amendments and related documents to each Key District Director of Internal Revenue Section in whose jurisdiction there are adopting employers.

Our opinion on the acceptability of the form of the plea is not a ruling or determination as to whether an employer's plan qualifies under Code section 401(a). An employer who adopts this plan will he considered to have a plan qualified under Code section 401 (a) provided all the terms of the plan are followed, and the eligibility requirements and contribution or benefit provisions are not more favorable for highly compensated employees than for other employees. Except as stated below, the Key District Director will not issue a determination letter with regard to this plan.

Our opinion does not apply to the form of the plan for purposes of Code section 401(a)(16) if: (1) an employer ever maintained another qualified plan for one or more employees who are covered by this plan, other than a specified paired plan within the meaning of section 7 of Rev. Proc. 89-9,1989-1 C.B. 780; or (2) after December 31,1985, the employer maintains a welfare benefit fund defined in Code section 419(e), which provides postretirement medical benefits allocated to separate accounts for key employees as defined in Code section 419(d)(3).

An employer that has adopted a standardized plan may not rely on this opinion letter with respect to: (1) whether any amendment or series of amendments to the plan satisfies the nondiscrimination requirements of section 1.401
(a)(4)-5(a) of the regulations, except with respect to plan amendments granting past service that meet the safe harbor described in section 1.401(a)(4)-5(a)(5) and are not part of a pattern of amendments that significantly discriminates in favor of highly compensated employees; or (2) whether the plan satisfies the effective availability requirement of section 1.401 (a)(4)-4(c) of the regulations with respect to any benefit, right or feature.

An employer that has adopted a standardized plan as an amendment to a plan other than a standardized plan may not rely on this opinion letter with respect to whether a benefit, right or other feature that is prospectively eliminated satisfies the current availability requirements of section 1.401 (a)-4 of the regulations.

The employer may request a determination (1) ea to whether the plan, considered with all related qualified plans and, if appropriate, welfare benefit funds, satisfies the requirements of Code section 401 (a)(16) as to limitations on benefits and contributions in Code section 415; (2) regarding the nondiscriminatory effect of grants of past service; and (3) with respect to whether a prospectively eliminated benefit, right or feature satisfies the current availability requirements.

Our opinion does not apply to the form of the plan for purposes of section 401(a) of the Code unless the terms of the plan, as adopted or amended, that pertain to the requirements of sections 401(a)(4), 401 (a)(5), 401 (a)(17), 401
(l), 410(b) and 414(s) of the Code, as amended by the Tax Reform Act of 1986 or subsequent legislation, (a) are made effective retroactively to the first day of the first plan year beginning after December 31, 1988 (or such other date on which these requirements first became effective with respect to this plan); or
(b) are made effective no later than the first day on which the employer is no longer entitled, under regulations, to rely on a reasonable, good faith interpretation of these requirements, and the prior provisions of the plan constitute such an interpretation.

Because you submitted this plan for approval after March 31, 1991, the continued, interim and extended reliance provisions of sections 13 and 17.03 of Rev. Proc. 89-9, 1989-1 C.B. 780, are not applicable.

If you, the sponsoring organization, have any questions concerning the IRS processing of this case, please call the above telephone number. This number is only for use of the sponsoring organization. Individual participants and/or adopting employers with questions concerning the plan should contact the sponsoring organization. The plan's adoption agreement must include the sponsoring organization's address and telephone number for inquiries by adopting employers.

If you write to the IRS regarding this plan, please provide your telephone number and the most convenient time for us to call in case we need more information. Whether you call or write, please refer to the Letter Serial Number and File Folder Number shown in the heading of this letter.

You should keep this letter as a permanent record. Please notify us if you modify or discontinue sponsorship of this plan.

Sincerely your,

(signature)

Chief, Employee Plans Qualifications Branch




INTERNAL REVENUE SERVICE           Department of the Treasury
Plan Description: Prototype Non-standardized Profit Sharing Plan with CODA
FFN: 50370211903-002
Case: 9307909 EIN: 95-2769620             Washington, DC 20224 BPD: 03 Plan:
002
Letter Serial No: O361760a            Person to Contact: Mr. Dua
                                 Telephone Number: (202) 622-8380

AMERICAN FUNDS DISTRIBUTORS INC       Refer Reply to: CP:E:EP:Q:3
333 SOUTH HOPE STREET                  Date: 01/26/94
LOS ANGELES, CA 90071

Dear Applicant:

In our opinion, the form of the plan identified above is acceptable under section 401 of the Internal Revenue Code for use by employers for the benefit of their employees. This opinion relates only to the acceptability of the form of the plan under the Internal Revenue Code. It is not in opinion of the effect of other Federal or local statutes.

You must furnish a copy of this letter to each employer who adopts this plan. You are also required to send a copy of the approved form of the plan, any approved amendments and related documents to each Key District Director of Internal Revenue Service in whose jurisdiction there are adopting employers.

Our opinion on the acceptability of the form of the plan is not a ruling or determination as to whether an employer's plan qualifies under Code section 401(a). Therefore, an employer adopting the form of the plan should apply for a determination latter by filing an application with the Key District Director of Internal Revenue Service on Form 5307, Short Form Application for Determination for Employee Benefit Plan.

Because you submitted this plan for approval after March 31, 1991, the continued, interim and extended reliance provisions of sections 13 and 17.03 of Rev. Proc. 89-9,1989-1 C.B. 780, are not applicable.

If you, the sponsoring organization, have any questions concerning the IRS processing of this case please call the above telephone number. This number is only for use of the sponsoring organization. Individual participants and/or adopting employers with questions concerning the plan should contact the sponsoring organization. The plan's adoption agreement must include the sponsoring organization's address and telephone number for inquiries by adopting employers.

If you write to the IRS regarding this plan, please provide your telephone number and the most convenient time for us to call in case we need more information. Whether you call or write please refer to the Letter Serial Number and File Folder Number shown in the heading of this letter.

You should keep this letter as a permanent record. Please notify us if you modify or discontinue sponsorship of this plan.

Sincerely yours,

(signature)
Chief, Employee Plans Qualifications Branch

Litho un USA CLA
Lit. No. BASIC-010-0594





                                       Prototype Cash or Deferred
                          Profit-Sharing Plan #001

                    STANDARDIZED ADOPTION AGREEMENT
       PROTOTYPE CASH OR DEFERRED PROFIT-SHARING PLAN AND TRUST

                            Sponsored by
                  AMERICAN FUNDS DISTRIBUTORS, INC.

The Employer named below hereby establishes a Cash or Deferred Profit-Sharing Plan for eligible Employees as provided in this Adoption Agreement and the accompanying Basic Prototype Plan and Trust/Basic Plan Document #03 (the "Plan"). If multiple Employers are adopting the Plan, complete Section 1 based on the lead Employer. Additional Employers may adopt this Plan by attaching executed signature pages to the back of the Employer's Adoption Agreement.

1. EMPLOYER INFORMATION

EMPLOYER'S NAME:

ADDRESS:

PRINCIPAL ADDRESS (if different):

TELEPHONE NUMBER: (   )

TAX ID NUMBER:

EMPLOYER'S FISCAL YEAR:

FORM OF BUSINESS:
  [] Sole Proprietor
  [] Partnership
  [] "S" Corporation
  [] Corporation
  [] Other

MEMBER OF:
  [] Controlled Group
  [] Affiliated Service Group
  [] Group of trades of businesses under common control

DATE OF INCORPORATION:

NAME OF PLAN:

THREE DIGIT PLAN NUMBER FOR ANNUAL RETURN/REPORT:

2. EFFECTIVE DATE

(a) This is a new Plan having an effective date of

(b) This is an amended Plan.
    The effective date of the original plan was The effective date of the amended Plan is

(c) If different from above, the Effective Date for the Plan's Elective Deferral provisions shall be

3. DEFINITIONS

(a) "ALLOCATION DATE(S)" Allocations to Participant Accounts will be done in accordance with Article V of the Plan:

    [] (i) daily.
    [] (ii)monthly.
    [] (iii)quarterly.
    [] (iv)semi-annually.
    [] (v) annually.

(b) "COMPENSATION" Compensation shall be determined on the basis of the Plan
Year.

     Compensation [] shall [] shall not include Employer contributions made pursuant to a Salary Savings Agreement, for this Plan or any other plan, which are not includable in the gross income of the Employee for the reasons indicated in the definition of Compensation at paragraph 1.13 of the Plan.

    Compensation [] shall [] shall not be limited to Compensation earned while a Participant in the Plan.

    Compensation shall be determined on the basis of the following safe-harbor definition of Compensation in IRS Regulation Section 1.414(s)-1 (c):

     [] (i) Code Section 3401(a)- W-2 income subject to income tax withholding.

     [] (ii) Code Section 415- W-2 income, share of profits and other taxable income.
(c) "ENTRY DATE"

   [] (i) The first day of the Plan Year nearest the date on which an Employee meets the eligibility requirements.

   [] (ii) The earlier of the first day of the Plan Year or the first day of the seventh month of the Plan Year coinciding with or following the date on which an Employee meets the eligibility requirements.

   [] (iii) The first day of the Plan Year following the date on which the Employee meets the eligibility requirements. If this election is made, the Service requirement at 4(a) may not exceed 1/2 year and the age requirement at 4(b) may not exceed 20-1/2.

   [] (iv) The first day of the month or if earlier the first day of the Plan Year coinciding with or following the date on which an Employee meets the eligibility requirements.

   [] (v) The first day of the Plan Year, or the first day of the fourth, seventh or tenth month of the Plan Year coinciding with or following the date on which an Employee meets the eligibility requirements.

(d) "HOURS OF SERVICE" shall be determined on the basis of the method selected below. Only one method may be selected. The method selected shall be applied to all Employees covered under the Plan as follows:

   [] (i) on the basis of actual hours for which an Employee is paid or entitled to payment.

   [] (ii) on the basis of days worked.

      An Employee shall be credited with ten (10) Hours of Service if under paragraph 1.43 of the Plan such Employee would be credited with at least one
(1) Hour of Service during the day.     [] (iii) on the basis of weeks worked.

      An Employee shall be credited with forty-five (45) Hours of Service if under paragraph 1.43 of the Plan such Employee would be credited with at least one (1) Hour of Service during the week.

   [] (iv) on the basis of semi-monthly payroll periods.

      An Employee shall be credited with ninety-five (95) Hours of Service if under paragraph 1.43 of the Plan such Employee would be credited with at least one (1) Hour of Service during the semi-monthly payroll period.

   [] (v) on the basis of months worked.

      An Employee shall be credited with one-hundred-ninety (190) Hours of Service if under paragraph 1.43 of the Plan such Employee would be credited with at least one (1) Hour of Service during the month.

   [] (vi) on the basis of Elapsed Time, as provided in Article XVI of the Plan.

(e) "LIMITATION YEAR" The 12-consecutive-month period commencing on___________and ending on___________________.

If applicable, the Limitation Year will be a short Limitation Year commencing on_______________and ending on___________.

Thereafter, the Limitation Year shall end on the date last specified.

(f) "NET PROFIT"

  [] (i) Not applicable. Profits will not be required for any contributions to the Plan.

  [] (ii) As defined in paragraph 1.50 of the Plan.

(g) "PLAN YEAR" The 12-consecutive-month period commencing on___________ and ending on_____________.

If applicable, the Plan Year will be a short Plan Year commencing on_______________and ending on_____________.

Thereafter, the Plan Year shall end on the date last specified.

(h) "QUALIFIED EARLY RETIREMENT AGE" For purposes of making distributions under the provisions of a Qualified Domestic Relations Order, the Plan's Qualified Early Retirement Age with regard to the Participant against whom the Order is entered shall be the date the Order is determined to be qualified. This will only allow payout to the alternate payee(s).

(i) "QUALIFIED JOINT AND SURVIVOR ANNUITY" The safe-harbor provisions of paragraph 8.7 of the Plan [] are [] are not applicable. If not applicable, the survivor annuity shall be_____% (50%, 66-2/3%, 75% or 100%) of the annuity payable during the lives of the Participant and Spouse. If no answer is specified, 50% will be used.

(j) "TAXABLE WAGE BASE" [paragraph 1.81]

   [] (i) Not applicable - Plan is not integrated with Social Security.

   [] (ii) The maximum earnings considered wages for such Plan Year under Code
Section 3121(a).

   [] (iii) _____% (not more than 100%) of the amount considered wages for such Plan Year under Code Section 3121(a).

   [] (iv) $______, provided that such amount is not in excess of the amount determined under subsection (ii) above.

   [] (v) For the 1989 Plan Year $10,000. For all subsequent Plan Years, 20% of
the maximum earnings considered wages for such     Plan Year under Code Section
3121(a).

4. ELIGIBILITY REQUIREMENTS

Employees meeting the following Service and Age requirements shall be eligible to participate in the Plan:

(a) SERVICE:_________________[not more than one (1)] Year of Service. [A Year of Service is a 12-consecutive-month period during which a Participant is credited with 1,000 hours.] If the Year of Service selected is a fractional year, an Employee will not be required to complete any specified number of Hours of Service to receive credit for such fractional year.

(b) AGE:  Attainment of age____ (not more than age 21).

(c) INITIAL PARTICIPANTS: Employees employed on the Plan's Effective Date [] do [] do not have to satisfy the eligibility requirements specified above.

NOTE: Employees covered under the terms of a collective bargaining agreement (the agreement should indicate that retirement benefits were the subject of good faith bargaining and the agreement should benefit Employees of whom two percent or less are professionals, as defined in Section 1.410(b)-9 of the Regulations) between the Employer and Employee representatives (does not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer) and nonresident aliens [within
the meaning of       Section 770(b)(1)(B)] with no U.S. income [within the
meaning of Section 911(d)(2)] from the Employer which constitutes income from sources within the United States [within the meaning of Section 86(a)(3)] are excluded from Plan participation.

5.  RETIREMENT AGES

If the Employer imposes a requirement that Employees retire upon reaching a specified age, the Normal Retirement Age selected below may not exceed the Employer-imposed mandatory retirement age.

(a) Normal Retirement Age shall be ____ (not to exceed age 65).

(b) Normal Retirement Age shall be the later of attaining age ____ (not to exceed age 65) or the ____ (not to exceed the 5th) anniversary of the first day of the first Plan Year in which the Participant commenced participation in the Plan.

(c) Early Retirement Age:

    [] (i) Not applicable.
    [] (ii) The Plan shall have an Early Retirement Age _______ (not less than
55) and completion of ____Years of Service.

6. EMPLOYEE CONTRIBUTIONS

[] (a) Participants shall be permitted to make Elective Deferrals in any amount from __ % up to __ % of their Compensation. Participants may amend their Salary Savings Agreements to change the contribution percentage as provided below:

  [] (i) on the first day of each month of the Plan Year.

  [] (ii) on the first day of the Plan Year and on the first day of the fourth, seventh, and tenth months of the Plan Year.

  [] (iii) on the first day of the Plan Year and on the first day of the seventh month of the Plan Year.

[] (b) Participants shall be required to make after-tax Voluntary Contributions as follows (Thrift Savings Plan):

  [] (i) in any amount from __ % up to_____% of Compensation.

  [] (ii) a percentage determined by the Employee on his or her enrollment form.

NOTE: Elective Deferrals may not be recharacterized as Voluntary Contributions for purposes of the Average Deferral Percentage (ADP) Test. The ADP Test will apply to contributions under (a) above. The Average Contribution Percentage
(ACP) Test will apply to contributions under (b) above, and may apply to (a).

7. EMPLOYER CONTRIBUTIONS AND ALLOCATION

The Employer shall make contributions to the Plan in accordance with the formula or formulas selected below. The Employer's contribution shall be subject to the limitations contained in Articles III and X of the Plan. For this purpose, a contribution for a Plan Year shall be limited for the Limitation Year which ends with or within such Plan Year. Also, the integrated allocation formulas below are for Plan Years beginning in 1989 and later. The Employer's allocation for earlier years shall be as specified in its Plan prior to amendment for the Tax Reform Act of 1986.

[] (a) PROFITS REQUIREMENT:

    Current or Accumulated Net Profits are not required unless otherwise indicated below:

    [] (i) Matching Contributions.

    [] (ii) Qualified Non-Elective Contributions.

    [] (iii) Discretionary contributions.

NOTE: Elective Deferrals can always be contributed regardless of profits. Complete this Section in conjunction with Section 3(f).

[] (b) SALARY SAVINGS AGREEMENT:

    The Employer shall contribute and allocate to each Participant's account an amount equal to the amount withheld from the Compensation of such Participant pursuant to his or her Salary Savings Agreement. If applicable, the maximum percentage is specified in Section 6 above.

An Employee who has terminated his or her election under the Salary Savings Agreement other than for hardship reasons may not make another Elective
Deferral:

    [] (i) until the first day of the next Plan Year.                  [] (ii)
for a period of __month(s) (not to exceed 12 months).

(c) MATCHING CONTRIBUTION [See Sections (g) and (h)]:

    [] (i) PERCENTAGE MATCH ON ELECTIVE DEFERRALS: The Employer shall contribute and allocate to each eligible Participant's account an amount equal to ______% of the amount contributed and allocated in accordance with Section 7(b) above. The Employer shall not match Participant Elective Deferrals as provided above in excess of $________ or in excess of ______% of the Participant's Compensation.

    [] (ii) PERCENTAGE MATCH ON VOLUNTARY CONTRIBUTIONS: The Employer shall contribute and allocate to each eligible Participant's account an amount equal to ______% of the amount of Voluntary Contributions (if provided for under Section 6(b) or 6(c) above) made in accordance with paragraphs 4.1 or 4.7 of the Plan. The Employer shall not match Voluntary Contributions in excess of $_________ or in excess of ____% of the Participant's Compensation.

     [] (iii) DISCRETIONARY MATCH: The Employer shall contribute and allocate to each eligible Participant's account a percentage of the Participant's Elective Deferral contributed and allocated in accordance with Section 7(b) above. The Employer shall set such percentage prior to the end of the Plan Year. The Employer shall not match Participant Elective Deferrals in excess of $______ or in excess of _____% of the Participant's Compensation.

     [] (iv) QUALIFIED MATCH: Matching Contributions will be treated as Qualified Matching Contributions to the extent specified below:

        [] (A) all Matching Contributions.
        [] (B) none.
        [] (C) the amount necessary to meet:
            [] the ADP Test,
            [] the ACP Test,
            [] both the ADP and ACP Tests.

     [] (v) ELIGIBILITY FOR MATCHING CONTRIBUTIONS: Matching Contributions, whether or not Qualified, will only be made on Employee contributions:

       [] (A) not withdrawn prior to the end of the valuation period.
       [] (B) not withdrawn prior to the end of the Plan Year.
       [] (C) without regard to their withdrawal.                      [] (vi)
MATCHING CONTRIBUTION COMPUTATION PERIOD: The time period upon which Matching
Contributions will be based shall be:          [] (A) weekly.
       [] (B) bi-weekly.
       [] (C) semi-monthly.
       [] (D) monthly.
       [] (E) quarterly.
       [] (F) semi-annually.
       [] (G) annually.

[] (d) QUALIFIED NON-ELECTIVE EMPLOYER CONTRIBUTION - [See Sections (g) and
(h)]:

These contributions are fully vested when contributed. The Employer shall have the right to make an additional discretionary contribution which shall be allocated to each eligible Employee in proportion to his or her Compensation as a percentage of the Compensation of all eligible Employees. This part of the Employer's contribution and the allocation thereof shall be unrelated to any
Employee contributions made hereunder.          The amount of Qualified
Non-Elective Contributions taken into account for purposes of meeting the ADP or ACP Test requirements is:

       [] (i) all such Qualified Non-Elective Contributions.
       [] (ii) none.
       [] (iii) the amount necessary to meet:
           [] the ADP Test,
           [] the ACP Test,
           [] both the ADP and ACP Tests.

Qualified Non-Elective Contributions will be allocated to:                []
(iv) all Employees eligible to participate.

       [] (v) only non-Highly Compensated Employees eligible to participate.

[] (e) ADDITIONAL EMPLOYER CONTRIBUTION OTHER THAN QUALIFIED NON-ELECTIVE CONTRIBUTIONS- NON-INTEGRATED [See Sections (g) and (h)]:

The Employer shall have the right to make an additional discretionary contribution which shall be allocated to each eligible Employee in proportion to his or her Compensation as a percentage of the Compensation of all eligible Employees. This part of the Employer's contribution and the allocation thereof shall be unrelated to any Employee contributions made hereunder.

[] (f) ADDITIONAL EMPLOYER CONTRIBUTION - INTEGRATED ALLOCATION FORMULA [See Sections (g) and (h)]:

    The Employer shall have the right to make an additional discretionary contribution. The Employer's contribution for the Plan Year plus any forfeitures shall be allocated to the accounts of eligible Participants as follows:

    (i) First, to the extent contributions and forfeitures are sufficient, all Participants will receive an allocation equal to 3% of their Compensation.
    (ii) Next, any remaining Employer contributions and forfeitures will be allocated to Participants who have Compensation in excess of the Taxable Wage Base (excess Compensation). Each such Participant will receive an allocation in the ratio that his or her excess Compensation bears to the excess Compensation of all Participants. Participants may only receive an allocation of 3% of excess Compensation.

    (iii) Next, any remaining Employer contributions and forfeitures will be allocated to all Participants in the ratio that their Compensation plus excess Compensation bears to the total Compensation plus excess Compensation of all Participants. Participants may only receive an allocation of up to 2.7% of their Compensation plus excess Compensation, under this allocation method. If the Taxable Wage Base defined at Section 3(j) is less than or equal to the greater of $10,000 or 20% of the maximum, the 2.7% need not be reduced. If the amount specified is greater than the greater of $10,000 or 20% of the maximum Taxable Wage Base, but not more than 80%, 2.7% must be reduced to 1.3%. If the amount specified is greater than 80% but less than 100% of the maximum Taxable Wage Base, the 2.7% must be reduced to 2.4%.

NOTE: If the Plan is not Top-Heavy or if the Top-Heavy minimum contribution or benefit is provided under another Plan [see Section 11 (c)(ii)] covering the same Employees, subsections (i) and (ii) above may be disregarded and 5.7%, 4.3% or 5.4% may be substituted for 2.7%, 1.3% or 2.4% where it appears in
(iii) above.

    (iv) Next, any remaining Employer contributions and forfeitures will be allocated to all Participants (whether or not they received an allocation under the preceding paragraphs) in the ratio that each Participant's Compensation bears to all Participants' Compensation.

NOTE: Only one plan maintained by the Employer may be integrated with Social Security.

[] (g) ALLOCATION OF EXCESS AMOUNTS (ANNUAL ADDITIONS):

    In the event that the allocation formula above results in an Excess Amount, such excess shall be distributed to the Participant to the extent such excess does not exceed the Participant's Elective Deferrals, non-deductible Employee Voluntary Contributions and Required Voluntary Contributions. To the extent the Excess Amount exceeds the sum of the aforementioned Employee contributions, such excess shall be:

   [] (i) placed in a suspense account accruing no gains or losses for the benefit of the Participant.

   [] (ii) reallocated as additional Employer contributions to all other Participants to the extent that they do not have any Excess Amount.

[] (h) MINIMUM EMPLOYER CONTRIBUTION UNDER TOP-HEAVY PLANS:    For any Plan
Year during which the Plan is Top-Heavy, the sum of the contributions and forfeitures as allocated to eligible Employees under Sections 7(e), 7(f) and 9 of this Adoption Agreement shall not be less than the amount required under paragraph 14.2 of the Plan. Top-Heavy minimums will be allocated to:

   [] (i) all eligible Participants.
   [] (ii) only eligible non-Key Employees who are Participants.

[] (i) RETURN OF EXCESS CONTRIBUTIONS AND/OR EXCESS AGGREGATE CONTRIBUTIONS:

    In the event that one or more Highly Compensated Employees is subject to both the ADP and ACP tests and the sum of such tests exceeds the Aggregate Limit, the limit will be satisfied by reducing the ADP and/or the ACP of the affected Highly Compensated Employees.

8. ALLOCATIONS TO TERMINATED EMPLOYEES
(This option is not applicable if Hours of Service are determined on the basis of Elapsed Time selected under Section 3(d)(vi) above.)

(a) For Plan Years beginning prior to 1993:

    [] (i) the Employer will not allocate Employer-related contributions to any Participant who terminates employment during the Plan Year.

    [] (ii) the Employer will allocate Employer-related contributions to Employees who terminate during the Plan Year as a result of:

        [] (A) retirement.
        [] (B) Disability.
        [] (C) death.
        [] (D) other termination provided that the Participant has completed a Year of Service.

        [] (E) other termination.

(b) For Plan Years beginning in 1993 and thereafter, the Employer will allocate Employer-related contributions, except Matching Contributions, to any Participant who is (i) credited with more than 500 Hours of Service, or (ii) employed on the last day of the Plan Year without regard to the number of Hours of Service. The Employer will also allocate Employer-related contributions to
any Participant who terminates during the Plan Year without     accruing the
necessary Hours of Service if he or she terminates as a result of:

   [] (i) retirement.
   [] (ii) Disability.
   [] (iii)death.

Matching Contributions will be allocated to each Participant without regard to whether he or she is employed on the last day of the Plan Year and without regard to his or her Hours of Service.

9. ALLOCATION OF FORFEITURES

NOTE: Forfeitures of Excess Aggregate Contributions shall be applied at the end of the Plan Year in which they occur to reduce Employer contributions. Subsections (a), (b) and (c) below apply to forfeitures of amounts other than Excess Aggregate Contributions.

 (a) ALLOCATION ALTERNATIVES:

     Forfeitures shall be applied to reduce the Employer's contribution for such Plan Year. If forfeitures were reallocated, pursuant to a prior document's provisions, they will continue to be reallocated in the same manner until the end of the Plan Year in which this Adoption Agreement is signed.

(b) DATE FOR REALLOCATION OF FORFEITURES:

NOTE: If no distribution has been made to a former Participant, subsection (i) below will automatically apply to such Participant.

     [] (i) Forfeitures shall be applied to reduce the Employer's contribution at the end of the Plan Year during which the former Participant incurs his or her fifth consecutive one-year Break in Service.

     [] (ii) Forfeitures shall be applied to reduce the Employer's contribution at the end of the next Plan Year during which the Participant has received distribution of his or her vested interest.

(c) RESTORATION OF FORFEITURES:   If amounts are forfeited prior to five
consecutive one-year Breaks in Service, the Funds for restoration of account
balances will be obtained from the   following resources in the order indicated
(fill in the appropriate number):

___(i) current year's forfeitures.
___(ii) additional Employer contributions.

10. LIMITATIONS ON ALLOCATIONS

THIS SECTION IS NOT APPLICABLE IF THIS IS THE ONLY PLAN THE EMPLOYER MAINTAINS OR EVER MAINTAINED. PLANS INCLUDE WELFARE BENEFIT FUNDS AS DESCRIBED IN CODE
SECTION 419(e) OR AN INDIVIDUAL MEDICAL ACCOUNT AS DEFINED UNDER CODE SECTION 415(l)(2) UNDER WHICH AMOUNTS ARE TREATED AS ANNUAL ADDITIONS.

[] (a) If the Participant is covered under another qualified Defined Contribution Plan maintained by the Employer, other than a Master or Prototype Plan, the provisions of Article X of the Plan will apply as if the other plan were a Master or Prototype Plan.

[] (b) If a Participant is or ever has been a Participant in a Defined Benefit Plan maintained by the Employer, attach provisions which will satisfy the 1.0 limitation of Code Section 415(e). Such language must preclude Employer discretion. The Employer must also specify the interest and mortality assumptions used in determining Present Value in the Defined Benefit Plan.

[] (c) The minimum contribution or benefit required under Code Section 416 relating to Top-Heavy Plans shall be satisfied by either:

[] this Plan or []___________________________(Name of other qualified plan of the Employer). If a Defined Benefit Plan is or was maintained, an attachment must be provided showing interest and mortality assumptions used in determining the Top-Heavy Ratio.

11. VESTING

(a) COMPUTATION PERIOD: (This option is not applicable if Hours of Service are determined on the basis of Elapsed Time selected under Section 3(d)(vi) above.) The computation period for purposes of determining Years of Service and Breaks in Service for purposes of computing a Participant's nonforfeitable right to his or her account balance derived from Employer contributions:

   [] (i) shall not be applicable since Participants are always fully vested.
   [] (ii) shall commence on the first day of the Plan Year during which an

Employee first performs an Hour of Service for the Employer and each such subsequent 12-consecutive-month period shall commence on the anniversary thereof.

A Participant shall receive credit for a Year of Service if he or she completes at least 1,000 Hours of Service at any time during the 12-consecutive-month computation period. Consequently, a Year of Service may be earned prior to the end of the 12-consecutive-month computation period and the Participant need not be employed at the end of the 12-consecutive-month computation period to receive credit for a Year of Service.

(b) VESTING SCHEDULES:

    Contributions under Sections 6(a),(b),(c), 7(c)(iv) and (d) are always fully vested.

NOTE: The vesting schedules below only apply to a Participant who has at least one Hour of Service during or after the 1989 Plan Year. If applicable, Participants who separated from Service prior to the 1989 Plan Year will remain under the vesting schedule as in effect in the Plan prior to amendment for the Tax Reform Act of 1986.

[ ] (i) Full and immediate Vesting.

                     Years of Service
           1      2     3      4    5      6      7
         --------------------------------------------

[ ] (ii)  ___%   100%
[ ] (iii) ___%   ___%  100%
[ ] (iv)  ___%    20%   40%   60%   80%   100%
[ ] (v)   ___%   ___%   20%   40%   60%    80%   100%
[ ] (vi)   10%    20%   30%   40%   60%    80%   100%
[ ] (vii) ___%   ___%  ___%  ___%  100%
[ ] (viii)___%   ___%  ___%  ___%  ___%   ___%   100%

NOTE: The percentages selected for schedule (viii) may not be less for any year than the percentages shown at schedule (v).

    [] (A) All contributions other than those which are fully vested when contributed will vest under schedule ____ above.

    [] (B) All Matching Contributions will vest under schedule ____ above. All other Employer contributions other than those which are fully vested when contributed will vest under schedule ____ above.

(c) SERVICE DISREGARDED FOR VESTING:

    [] (i) Not applicable. All Service shall be considered.
    [] (ii) Service prior to the Effective Date of this Plan or a predecessor plan shall be disregarded when computing a Participant's vested and nonforfeitable interest.

    [] (iii) Service prior to a Participant having attained age 18 shall be disregarded when computing a Participant's vested and nonforfeitable interest.

(d) TOP-HEAVY VESTING:

    Each Participant shall acquire a vested and nonforteitable percentage in his or her account balance attributable to Employer contributions and the earnings thereon under the procedures selected above except with respect to any Plan Year during which the Plan is Top-Heavy, in which case the [] Two-twenty vesting schedule [Section 11(b)(iv)] or [] Three-Year Cliff vesting schedule [Section 11(b)(iii)] shall automatically apply unless the Employer has already elected a faster vesting schedule. If the Plan is switched to Section 11
(b)(iii) or 11 (b)(iv) because of its Top-Heavy status, that vesting schedule will remain in effect, even if the Plan later becomes non-Top-Heavy, until the Employer executes an amendment of this Adoption Agreement indicating otherwise.

12. SERVICE WITH PREDECESSOR ORGANIZATION

For purposes of satisfying the Service requirements for Eligibility and Vesting, Hours of Service shall include Service with the following predecessor organization(s):

13. ROLLOVER/TRANSFER CONTRIBUTIONS

(a) Rollover Contributions, as described at paragraph 4.3 of the Plan, [] shall

[] shall not be permitted. If permitted, Employees [] may [] may not make Rollover Contributions prior to meeting the eligibility requirements for padicipation in the Plan.

(b) Transfer Contributions, as described at paragraph 4.4 of the Plan, [] shall

[] shall not be permitted. If permitted, Employees [] may [] may not make Transfer Contributions prior to meeting the eligibility requirements for participation in the Plan.

NOTE: Even if available, the Employer may refuse to accept such contributions if its Plan meets the safe-harbor rules of paragraph 8.7 of the Plan.

14. HARDSHIP WITHDRAWALS Hardship withdrawals, as provided for in paragraph 6.9 of the Plan, [] are [] are not permitted.

15. PARTICIPANT LOANS Participant loans, as provided for in paragraph 13.4 of the Plan, [] are [] are not permitted. If permitted, repayments of principal and interest shall be repaid to the Participant's segregated account.

16. EMPLOYER INVESTMENT DIRECTION The Employer investment direction provisions, as set forth in paragraph 13.5 of the Plan, [] shall [] shall not be applicable.

17. EMPLOYEE INVESTMENT DIRECTION The Employee investment direction provisions, as set forth in paragraph 13.6 of the Plan, [] shall [] shall not be applicable.

NOTE: To the extent that Employee investment direction was previously allowed, the Trustee shall have the right to either make the assets part of the general Trust, or leave them as separately invested subject to the provisions of paragraph 13.6 of the Plan.

18. EARLY PAYMENT OPTION A Participant who separates from Service prior to retirement, death or Disability may make application to the Employer requesting an early payment of his or her vested account balance. Amounts under $3,500 [] will [] will not be cashed out immediately.

(a) A Participant who has not separated from Service [] may [] may not obtain a distribution of his or her vested Employer contributions. Distribution can only be made if the Participant has completed five Years of Service.

(b) A Participant who has attained age 59-1/2 and has not separated from Service [] may [] may not obtain a distribution of his or her vested Employer contributions.

(c) A Participant who has attained the Plan's Normal Retirement Age and who has not separated from Service [] may [] may not receive a distribution of his or her vested account balance.

NOTE: If the Participant has had the right to withdraw his or her account balance in the past, this right may not be taken away. Required minimum distributions will be paid regardless of the option selected above. For timing of distributions, see Section 19(a) below.

19. DISTRIBUTION OPTION

(a) TIMING OF DISTRIBUTIONS:

    In cases of termination including death, Disability or retirement, benefits shall be paid:

    [] (i) as soon as administratively feasible following the close of the Plan Year during which a distribution is requested or is otherwise payable.

    [] (ii) as soon as administratively feasible following the date on which a distribution is requested or is otherwise payable.

    [] (iii) as soon as administratively feasible after the close of the Plan Year during which the Participant incurs a one-year Break in Service.

(b) OPTIONAL FORMS OF PAYMENT:

    [] (i) Lump Sum.
    [] (ii) Installment Payments.
    [] (iii) Other form(s) as previously provided (indicate all forms that apply):

(c) RECALCULATION OF LIFE EXPECTANCY:

In determining required distributions under the Plan, a Participant and/or Spouse (Surviving Spouse) [] shall [] shall not have the right to have their life expectancy recalculated annually. If life expectancy is recalculated, it will follow the Employer's administrative policy.

20. SPONSOR CONTACT Employers should direct questions concerning the language contained in and the qualification of the Prototype to:

Capital Guardian Trust Company
Corporate Employee Benefits Department
Phone Number: 714/671-7000

In the event that the Sponsor amends, discontinues or abandons this Prototype Plan, notification will be provided to the Employer at the address provided on the first page of this Adoption Agreement.

21. SIGNATURES

DUE TO THE SIGNIFICANT TAX RAMIFICATIONS, THE SPONSOR RECOMMENDS THAT BEFORE THE EMPLOYER EXECUTES THIS ADOPTION AGREEMENT, THE EMPLOYER CONTACT ITS ATTORNEY OR TAX ADVISOR.

(a) EMPLOYER DELEGATE OR COMMITTEE APPOINTMENT:

    The Employer has appointed the following individual(s) to act on behalf of the Employer regarding all communications and requests between the Employer and the Recordkeeper, pursuant to the terms and conditions of the Plan. Unless otherwise directed by the Employer in written directions to the Recordkeeper, the Recordkeeper may act upon the instructions of any one of the persons listed below.

Name(s) (please type or print)   Signature(s)

1.___________________________    1.____________________________
Address______________________
_____________________________

2.___________________________    2.____________________________
Address______________________
_____________________________

3.___________________________    3.____________________________
Address______________________
_____________________________

(b) EMPLOYER:

    Name and address of Employer if different than specified in Section 1 above.

    The Employer hereby adopts the Plan, appoints Capital Guardian Trust Company as Trustee and directs that contributions to the Plan shall be invested in accordance with the instructions provided by it. The Employer has read the Plan and Trust and Adoption Agreement, agrees to the terms and conditions set forth therein and has consulted with an attorney about the effect of establishing the Plan.

    This agreement and the corresponding provisions of the Plan and Trust Basic
Plan Document #03 were adopted by the Employer     the___________________ day
of __________________,19__.

    Signed for the Employer by: _______________________
    Title:_____________________________________________
    Signature:_________________________________________

    THE EMPLOYER UNDERSTANDS THAT ITS FAILURE TO PROPERLY COMPLETE THE ADOPTION AGREEMENT MAY RESULT IN DISQUALIFICATION OF ITS PLAN.

     Employer's Reliance: An Employer who has ever maintained or who later adopts any plan (including a welfare benefit fund, as defined in Section 419(e) of the Code, which provides post-retirement medical benefits allocated to separate accounts for Key Employees, as defined in Section 419A(d)(3) of the Code, or an individual medical account, as defined in Section 415(l)(2) of the
Code)in addition to this Plan may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under Section 401 of the Internal Revenue Code. If the employer who adopts or maintains multiple plans wishes to obtain reliance that his or her plan(s) are qualified, application for a determination letter should be made to the appropriate Key District Director of Internal Revenue.

    This Adoption Agreement may only be used in conjunction with Basic Plan Document #03.

(c) TRUSTEE APPOINTMENT AND ACCEPTANCE:

    The Employer hereby appoints Capital Guardian Trust Company to serve as Trustee, and such Trustee hereby confirms acceptance of the appointment and duties pursuant to the accompanying Plan and this Adoption Agreement.

    Capital Guardian Trust Company hereby accepts appointment as Trustee the________________ day of ________________, 19 __.

Signed for the Trustee by:______________________________________
Title:__________________________________________________________

Signature:______________________________________________________

NOTE: In accordance with paragraph 13.7 of Basic Plan Document #03 an additional trustee may be appointed to govern Plan assets held outside the Fund. If so, the additional trustee shall be appointed in a separate trust agreement.

Litho in USA CGD/CLA/2982
(c)1996 American Funds Distributors, Inc.
Lit. No. RP401(k)-001-0696



                                       Prototype Cash or Deferred
                          Profit-Sharing Plan #002

                    NONSTANDARDIZED ADOPTION AGREEMENT
       PROTOTYPE CASH OR DEFERRED PROFIT-SHARING PLAN AND TRUST

                            Sponsored by
                  AMERICAN FUNDS DISTRIBUTORS, INC.

The Employer named below hereby establishes a Cash or Deferred Profit-Sharing Plan for eligible Employees as provided in this Adoption Agreement and the accompanying Basic Prototype Plan and Trust/Basic Plan Document #03 (the "Plan"). If multiple Employers are adopting the Plan, complete Section 1 based on the lead Employer. Additional Employers may adopt this Plan by attaching executed signature pages to the back of the Employer's Adoption Agreement.

1. EMPLOYER INFORMATION

EMPLOYER'S NAME:

ADDRESS:

PRINCIPAL ADDRESS (if different):

TELEPHONE NUMBER: (   )

TAX ID NUMBER:

EMPLOYER'S FISCAL YEAR:

FORM OF BUSINESS:
  [] Sole Proprietor
  [] Partnership
  [] "S" Corporation
  [] Corporation
  [] Other

MEMBER OF:
  [] Controlled Group
  [] Affiliated Service Group
  [] Group of trades of businesses under common control

DATE OF INCORPORATION:

NAME OF PLAN:

THREE DIGIT PLAN NUMBER FOR ANNUAL RETURN/REPORT:

2. EFFECTIVE DATE

(a) This is a new Plan having an effective date of

(b) This is an amended Plan.
    The effective date of the original plan was The effective date of the amended Plan is

(c) If different from above, the Effective Date for the Plan's Elective Deferral provisions shall be

3. DEFINITIONS

(a) "ALLOCATION DATE(S)" Allocations to Participant Accounts will be done in accordance with Article V of the Plan:

    [] (i) daily.
    [] (ii)monthly.
    [] (iii)quarterly.
    [] (iv)semi-annually.
    [] (v) annually.

(b) "COMPENSATION" Compensation shall be determined on the basis of the:

    [] (i) Plan Year.
    [] (ii) Employer's taxable year.
    [] (iii) calendar year.

     Compensation [] shall [] shall not include Employer contributions made pursuant to a Salary Savings Agreement, for this Plan or any other plan, which are not includable in the gross income of the Employee for the reasons indicated in the definition of Compensation at paragraph 1.13 of the Plan.

    Compensation [] shall [] shall not be limited to Compensation earned while a Participant in the Plan. "Shall" may only be elected if Plan Year is chosen as a computation period at 3(b).

    Compensation shall be determined on the basis of the following safe-harbor definition of Compensation in IRS Regulation Section 1.414(s)-1 (c):

     [] (iv) Code Section 3401(a)- W-2 income subject to income tax withholding.

     [] (v) Code Section 415- W-2 income, share of profits and other taxable income.

For purposes of the Plan, Compensation shall be limited to $_____, the maximum amount which wil be considered for Plan purposes. [If an amount is specified, it will limit the amount of contributions allowed on behalf of higher compensated Employees. Completion of this section is not intended to coordinate with the limitation on Compensation under Code Section 401(a)(17), thus the amount should be less than such limitation as adjusted for cost-of-living increases.]

Exclusions From Compensation:

     [] (vi) overtime.
     [] (vii) bonuses.
     [] (viii) commissions.
     [] (ix)_______________________

NOTE: Any exclusion of Compensation only applies to Employer discretionary contributions under Section 7(e) and does not apply to any contribution which is qualified or subject to antidiscrimination testing. Such exclusions must also satisfy the requirements of Section 1.401(a)(4) of the Income Tax Regulations and Code Section 414(s) and the regulations thereunder.
(c) "ENTRY DATE"

   [] (i) The first day of the Plan Year nearest the date on which an Employee meets the eligibility requirements.

   [] (ii) The earlier of the first day of the Plan Year or the first day of the seventh month of the Plan Year coinciding with or following the date on which an Employee meets the eligibility requirements.

   [] (iii) The first day of the Plan Year following the date on which the Employee meets the eligibility requirements. If this election is made, the Service requirement at 4(a)(ii) may not exceed 1/2 year and the age requirement at 4(b)(ii) may not exceed 20-1/2.

   [] (iv) The first day of the month or if earlier the first day of the Plan Year coinciding with or following the date on which an Employee meets the eligibility requirements.

   [] (v) The first day of the Plan Year, or the first day of the fourth, seventh or tenth month of the Plan Year coinciding with or following the date on which an Employee meets the eligibility requirements.

(d) "HOURS OF SERVICE" shall be determined on the basis of the method selected below. Only one method may be selected. The method selected shall be applied to all Employees covered under the Plan as follows:

   [] (i) on the basis of actual hours for which an Employee is paid or entitled to payment.

   [] (ii) on the basis of days worked.

      An Employee shall be credited with ten (10) Hours of Service if under paragraph 1.43 of the Plan such Employee would be credited with at least one
(1) Hour of Service during the day.     [] (iii) on the basis of weeks worked.

      An Employee shall be credited with forty-five (45) Hours of Service if under paragraph 1.43 of the Plan such Employee would be credited with at least one (1) Hour of Service during the week.

   [] (iv) on the basis of semi-monthly payroll periods.

      An Employee shall be credited with ninety-five (95) Hours of Service if under paragraph 1.43 of the Plan such Employee would be credited with at least one (1) Hour of Service during the semi-monthly payroll period.

   [] (v) on the basis of months worked.

      An Employee shall be credited with one-hundred-ninety (190) Hours of Service if under paragraph 1.43 of the Plan such Employee would be credited with at least one (1) Hour of Service during the month.

   [] (vi) on the basis of Elapsed Time, as provided in Article XVI of the Plan.

(e) "LIMITATION YEAR" The 12-consecutive-month period commencing on___________and ending on___________________.

If applicable, the Limitation Year will be a short Limitation Year commencing on_______________and ending on___________.

Thereafter, the Limitation Year shall end on the date last specified.

(f) "NET PROFIT"

  [] (i) Not applicable. Profits will not be required for any contributions to the Plan.

  [] (ii) As defined in paragraph 1.50 of the Plan.

  [] (iii) Shall be defined as:___________
     (Use only if the definition in paragraph 1.50 of the Plan is to be superseded.)

(g) "PLAN YEAR" The 12-consecutive-month period commencing on___________ and ending on_____________.

If applicable, the Plan Year will be a short Plan Year commencing on_______________and ending on_____________.

Thereafter, the Plan Year shall end on the date last specified.

(h) "QUALIFIED EARLY RETIREMENT AGE" For purposes of making distributions under the provisions of a Qualified Domestic Relations Order, the Plan's Qualified Early Retirement Age with regard to the Participant against whom the Order is entered [] [] shall [] shall not be the date the Order is determined to be qualified. If "shall" is elected, this will only allow payout to the alternate payee(s).

(i) "QUALIFIED JOINT AND SURVIVOR ANNUITY" The safe-harbor provisions of paragraph 8.7 of the Plan [] are [] are not applicable. If not applicable, the survivor annuity shall be_____% (50%, 66-2/3%, 75% or 100%) of the annuity payable during the lives of the Participant and Spouse. If no answer is specified, 50% will be used.

(j) "TAXABLE WAGE BASE" [paragraph 1.81]

   [] (i) Not applicable - Plan is not integrated with Social Security.

   [] (ii) The maximum earnings considered wages for such Plan Year under Code
Section 3121(a).

   [] (iii) _____% (not more than 100%) of the amount considered wages for such Plan Year under Code Section 3121(a).

   [] (iv) $______, provided that such amount is not in excess of the amount determined under subsection (ii) above.

   [] (v) For the 1989 Plan Year $10,000. For all subsequent Plan Years, 20% of
the maximum earnings considered wages for such     Plan Year under Code Section
3121(a).

NOTE: Using less than the maximum at subsection (ii) may result in a change in the allocation formula in Section 7(f) hereof.

(k) "YEAR OF SERVICE" (This option is not applicable if Hours of Service are determined on the basis of Elapsed Time selected under Section 3(d)(vi) above.)

  (i) For Eligibility Purposes: The 12-consecutive-month period during which an Employee is credited with _______ (not more than 1,000) Hours of Service.

  (ii) For Allocation Accrual Purposes: The 12-consecutive-month period during which an Employee is credited with _______ (not more than 1,000) Hours of Service.

  (iii) For Vesting Purposes: The 12-consecutive-month period during which an Employee is credited with _______ (not more than 1,000) Hours of Service.

4. ELIGIBILITY REQUIREMENTS

Employees meeting the following Service and Age requirements shall be eligible to participate in the Plan unless excluded under Section 4(c) below.

(a) SERVICE:

   [] (i) The Plan shall have no Service requirement.
   [] (ii) The Plan shall cover only Employees having completed at least
_______ [not more than three (3)] Years of Service. If more than one (1) is specified, for Plan Years beginning in 1989 and later, the answer will be deemed to be one (1).

NOTE: If the eligibility period selected is less than one year, an Employee will not be required to complete any specified number of Hours of Service to receive credit for such period.

(b) AGE:

   [] (i) The Plan shall have no minimum age requirement.

   [] (ii) The Plan shall cover only Employees having attained age __________ (not more than age 21).

(c) CLASSIFICATION:

The Plan shall cover all Employees who have met the age and Service requirements with the following exceptions:

   [] (i) no exceptions.

   [] (ii) the Plan shall exclude Employees included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee Representatives. If retirement benefits were the subject of good faith bargainin and the agreement benefits Employees of whom two percent or less are professionals, as defined in Section 1.410(b)-9 of the Regulations. For this purpose, the term "Employee Representative" does not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer.

   [] (iii) the Plan shall exclude Employees who are nonresident aliens [within the meaning of Section 7701(b)(1)(B)] and who receive no earned income [within the meaning of Section 911(d)(2)] from the Employer which constitutes income from sources within the United States [within the meaning of Section 861(a)(3)].

   [] (iv) the Plan shall exclude from participation any nondiscriminatory classification of Employees determined as follows:

(d) INITIAL PARTICIPANTS:

   [] (i) Employees employed on the Plan's Effective Date will be required to satisfy both the age and Service requirements specified above.

   [] (ii) Employees employed on the Plan's Effective Date do not have to satisfy the Service requirements specified above.

   [] (iii) Employees employed on the Plan's Effective Date do not have to satisfy the age requirements specified above.

5.  RETIREMENT AGES

(a) NORMAL RETIREMENT AGE:

If the Employer imposes a requirement that Employees retire upon reaching a specified age, the Normal Retirement Age selected below may not exceed the Employer-imposed mandatory retirement age.

   [] (i) Normal Retirement Age shall be ____ (not to exceed age 65).

   [] (ii) Normal Retirement Age shall be the later of attaining age ____ (not to exceed age 65) or the ____ (not to exceed the 5th) anniversary of the first day of the first Plan Year in which the Participant commenced participation in the Plan.

(b) Early Retirement Age:

    [] (i) Not applicable.
    [] (ii) The Plan shall have an Early Retirement Age _______ (not less than
55) and completion of ____Years of Service.

6. EMPLOYEE CONTRIBUTIONS

[] (a) Participants shall be permitted to make Elective Deferrals in any amount from __ % up to __ % of their Compensation. If (a) is applicable, participants may amend their Salary Savings Agreements to change the contribution percentage as provided below:

  [] (i) on the first day of each month of the Plan Year.

  [] (ii) on the first day of the Plan Year and on the first day of the fourth, seventh, and tenth months of the Plan Year.

  [] (iii) on the first day of the Plan Year and on the first day of the seventh month of the Plan Year.

[] (b) Participants shall be permitted to make after tax Voluntary
Contributions.

[] (c) Participants shall be required to make after tax Voluntary Contributions as follows (Thrift Savings Plan):

  [] (i) in any amount from __ % up to_____% of Compensation.

  [] (ii) a percentage determined by the Employee on his or her enrollment form.

NOTE: Elective Deferrals may not be recharacterized as Voluntary Contributions for purposes of the Average Deferral Percentage (ADP) Test. The ADP Test will apply to contributions under (a) above. The Average Contribution Percentage
(ACP) Test will apply to contributions under (b) and (c) above and may apply to
(a).

7. EMPLOYER CONTRIBUTIONS AND ALLOCATION

The Employer shall make contributions to the Plan in accordance with the formula or formulas selected below. The Employer's contribution shall be subject to the limitations contained in Articles III and X of the Plan. For this purpose, a contribution for a Plan Year shall be limited for the Limitation Year which ends with or within such Plan Year. Also, the integrated allocation formulas below are for Plan Years beginning in 1989 and later. The Employer's allocation for earlier years shall be as specified in its Plan prior to amendment for the Tax Reform Act of 1986.

[] (a) PROFITS REQUIREMENT:

    Current or Accumulated Net Profits are not required unless otherwise indicated below:

    [] (i) Matching Contributions.
    [] (ii) Qualified Non-Elective Contributions.
    [] (iii) Discretionary contributions.

NOTE: Elective Deferrals can always be contributed regardless of profits. Complete this Section in conjunction with Section 3(f).

[] (b) SALARY SAVINGS AGREEMENT:

    The Employer shall contribute and allocate to each Participant's account an amount equal to the amount withheld from the Compensation of such Participant pursuant to his or her Salary Savings Agreement. If applicable, the maximum percentage is specified in Section 6 above.

An Employee who has terminated his or her election under the Salary Savings Agreement other than for hardship reasons may not make another Elective
Deferral:

    [] (i) until the first day of the next Plan Year.                  [] (ii)
for a period of __month(s) (not to exceed 12 months).
(c) MATCHING CONTRIBUTION [See Sections (g) and (h)]:

    [] (i) PERCENTAGE MATCH ON ELECTIVE DEFERRALS: The Employer shall contribute and allocate to each eligible Participant's account an amount equal to ______% of the amount contributed and allocated in accordance with Section 7(b) above. The Employer shall not match Participant Elective Deferrals as provided above in excess of $________ or in excess of ______% of the Participant's Compensation.

    [] (ii) PERCENTAGE MATCH ON VOLUNTARY CONTRIBUTIONS: The Employer shall contribute and allocate to each eligible Participant's account an amount equal to ______% of the amount of Voluntary Contributions (if provided for under Section 6(b) or 6(c) above) made in accordance with paragraphs 4.1 or 4.7 of the Plan. The Employer shall not match Voluntary Contributions in excess of $_________ or in excess of ____% of the Participant's Compensation.

     [] (iii) DISCRETIONARY MATCH: The Employer shall contribute and allocate to each eligible Participant's account a percentage of the Participant's Elective Deferral contributed and allocated in accordance with Section 7(b) above. The Employer shall set such percentage prior to the end of the Plan Year. The Employer shall not match Participant Elective Deferrals in excess of $______ or in excess of _____% of the Participant's Compensation.

     [] (iv) TIERED MATCH: The Employer shall contribute and allocate to each Participant's account as amount equal to _____% of the first _______% of the Participant's Compensation, to the extent deferred.

________% of the next _______% of the Participant's Compensation, to the extent deferred.

________% of the next _______% of the Participant's Compensation, to the extent deferred.

NOTE: Percentages specified in subsection (iv) above may not increase as the percentage of Participant's contribution increases.

     [] (v) QUALIFIED MATCH: Matching Contributions will be treated as Qualified Matching Contributions to the extent specified below:

        [] (A) all Matching Contributions.
        [] (B) none.
        [] (C) the amount necessary to meet:
            [] the ADP Test,
            [] the ACP Test,
            [] both the ADP and ACP Tests.

     [] (vi) ELIGIBILITY FOR MATCHING CONTRIBUTIONS: Matching Contributions, whether or not Qualified, will only be made on Employee contributions:

       [] (A) not withdrawn prior to the end of the valuation period.
       [] (B) not withdrawn prior to the end of the Plan Year.

       [] (C) without regard to their withdrawal.                      [] (vi)
MATCHING CONTRIBUTION COMPUTATION PERIOD: The time period upon which Matching
Contributions will be based shall be:          [] (A) weekly.

       [] (B) bi-weekly.
       [] (C) semi-monthly.
       [] (D) monthly.
       [] (E) quarterly.
       [] (F) semi-annually.
       [] (G) annually.

[] (d) QUALIFIED NON-ELECTIVE EMPLOYER CONTRIBUTION - [See Sections (g) and
(h)]:

These contributions are fully vested when contributed. The Employer shall have the right to make an additional discretionary contribution which shall be allocated to each eligible Employee in proportion to his or her Compensation as a percentage of the Compensation of all eligible Employees. This part of the Employer's contribution and the allocation thereof shall be unrelated to any
Employee contributions made hereunder.          The amount of Qualified
Non-Elective Contributions taken into account for purposes of meeting the ADP or ACP Test requirements is:

       [] (i) all such Qualified Non-Elective Contributions.
       [] (ii) none.
       [] (iii) the amount necessary to meet:
           [] the ADP Test,
           [] the ACP Test,
           [] both the ADP and ACP Tests.
Qualified Non-Elective Contributions will be allocated to:                []
(iv) all Employees eligible to participate.

       [] (v) only non-Highly Compensated Employees eligible to participate.

[] (e) ADDITIONAL EMPLOYER CONTRIBUTION OTHER THAN QUALIFIED NON-ELECTIVE CONTRIBUTIONS- Non-integrated [See Sections (g) and (h)]:

The Employer shall have the right to make an additional discretionary contribution which shall be allocated to each eligible Employee in proportion to his or her Compensation as a percentage of the Compensation of all eligible Employees. This part of the Employer's contribution and the allocation thereof shall be unrelated to any Employee contributions made hereunder.

[] (f) ADDITIONAL EMPLOYER CONTRIBUTION - Integrated Allocation Formula [See Sections (g) and (h)]:

    The Employer shall have the right to make an additional discretionary contribution. The Employer's contribution for the Plan Year plus any forfeitures shall be allocated to the accounts of eligible Participants as follows:

    (i) First, to the extent contributions and forfeitures are sufficient, all Participants will receive an allocation equal to 3% of their Compensation.

    (ii) Next, any remaining Employer contributions and forfeitures will be allocated to Participants who have Compensation in excess of the Taxable Wage Base (excess Compensation). Each such Participant will receive an allocation in the ratio that his or her excess Compensation bears to the excess Compensation of all Participants. Participants may only receive an allocation of 3% of excess Compensation.

    (iii) Next, any remaining Employer contributions and forfeitures will be allocated to all Participants in the ratio that their Compensation plus excess Compensation bears to the total Compensation plus excess Compensation of all Participants. Participants may only receive an allocation of up to 2.7% of their Compensation plus excess Compensation, under this allocation method. If the Taxable Wage Base defined at Section 3(j) is less than or equal to the greater of $10,000 or 20% of the maximum, the 2.7% need not be reduced. If the amount specified is greater than the greater of $10,000 or 20% of the maximum Taxable Wage Base, but not more than 80%, 2.7% must be reduced to 1.3%. If the amount specified is greater than 80% but less than 100% of the maximum Taxable Wage Base, the 2.7% must be reduced to 2.4%.

NOTE: If the Plan is not Top-Heavy or if the Top-Heavy minimum contribution or benefit is provided under another Plan [see Section 11 (c)(ii)] covering the same Employees, subsections (i) and (ii) above may be disregarded and 5.7%, 4.3% or 5.4% may be substituted for 2.7%, 1.3% or 2.4% where it appears in
(iii) above.

    (iv) Next, any remaining Employer contributions and forfeitures will be allocated to all Participants (whether or not they received an allocation under the preceding paragraphs) in the ratio that each Participant's Compensation bears to all Participants' Compensation.

NOTE: Only one plan maintained by the Employer may be integrated with Social Security.

[] (g) ALLOCATION OF EXCESS AMOUNTS (ANNUAL ADDITIONS):

    In the event that the allocation formula above results in an Excess Amount, such excess shall be distributed to the Participant to the extent such excess does not exceed the Participant's Elective Deferrals, non-deductible Employee Voluntary Contributions and Required Voluntary Contributions. To the extent the Excess Amount exceeds the sum of the aforementioned Employee contributions, such excess shall be:

   [] (i) placed in a suspense account accruing no gains or losses for the benefit of the Participant.

   [] (ii) reallocated as additional Employer contributions to all other Participants to the extent that they do not have any Excess Amount.

[] (h) MINIMUM EMPLOYER CONTRIBUTION UNDER TOP-HEAVY PLANS:    For any Plan
Year during which the Plan is Top-Heavy, the sum of the contributions and forfeitures as allocated to eligible Employees under Sections 7(e), 7(f) and 9 of this Adoption Agreement shall not be less than the amount required under paragraph 14.2 of the Plan. Top-Heavy minimums will be allocated to:

   [] (i) all eligible Participants.
   [] (ii) only eligible non-Key Employees who are Participants.

[] (i) RETURN OF EXCESS CONTRIBUTIONS AND/OR EXCESS AGGREGATE CONTRIBUTIONS:

    In the event that one or more Highly Compensated Employees is subject to both the ADP and ACP tests and the sum of such tests exceeds the Aggregate Limit, the limit will be satisfied by reducing the ADP and/or the ACP of the affected Highly Compensated Employees.

8. ALLOCATIONS TO TERMINATED EMPLOYEES

(This option is not applicable if Hours of Service are determined on the basis of Elapsed Time selected under Section 3(d)(vi) above.)

[] (a) The Employer will not allocate Employer-related contributions to Employees who terminate during a Plan Year, unless required to satisfy the requirements of Code Section 401(a)(26) and 410(b). (These requirements are effective for the 1993 Plan Year and for subsequent Plan Years.)

[] (b) The Employer will allocate Employer matching and other related contributions as indicated below to Employees who terminate during the Plan Year as a result of:

MATCHING   OTHER

  []        [] (i) retirement.
  []        [] (ii) Disability.
  []        [] (iii) death.
  []        [] (iv) other termination of employment provided that
                the Participant has completed a Year of Service as defined for Allocation Accrual Purposes.
  []        [] (v) other termination of employment even though
                the Participant has not completed a Year of
                Service.
  []        [] (vi) termination of employment (for any reason)
                provided that the Participant had completed a Year of Service for Allocation Accrual Purposes.

9. ALLOCATION OF FORFEITURES

NOTE: Forfeitures of Excess Aggregate Contributions shall be applied at the end of the Plan Year in which they occur to reduce Employer contributions. Subsections (a), (b), (c) and (d) below apply to forfeitures of amounts other than Excess Aggregate Contributions.

(a) ALLOCATION ALTERNATIVES:

If forfeitures are allocated to Particpants, such allocation shall be done in the same manner as the Employer's contribution.

    [] (i) Not applicable. All contributions are always fully vested.

    [] (ii) Forfeitures shall be applied to reduce the Employer's contribution for such Plan Year.

    [] (iii) Forfeitures shall be allocated to Participants in the same manner as the Employer's contribution.

       (A) Amount attributable to Employer discretionary contributions and Top-Heavy minimums will be allocated to:

          [] all eligible Participants under the Plan.

          [] only those Participants eligible for an allocation of matching contributions in the current year.

       (B) Amounts attributable to Employer Matching contributions will be allocated to:

          [] all eligible Participants.

          [] only those Participants eligible for allocations of matching contributions in the current year.

(b) REALLOCATION DATE FOR PLANS using daily valuations shall be the end of the next Plan Year immediately following receipt of a cash out distribution.
(c) DATE FOR REALLOCATION (for Plans using other than daily valuations):

    [] (i) Forfeitures shall be reallocated at the end of the Plan Year during which the former Participant incurs his or her fifth consecutive one-year Break in Service.

    [] (ii) Forfeitures will be reallocated as of the next Valuation Date.

    [] (iii) Forfeitures shall be reallocated at the end of the Plan Year during which the former Employee incurs a one-year Break in Service.

    [] (iv) Forfeitures will be reallocated as the Plan Year end.

(d) RESTORATION OF FORFEITURES:

If amounts are forfeited prior to five consecutive one-year Breaks in Service, the Funds for restoration of account balances will be obtained from the following resources in the order indicated (fill in the appropriate number):

___(i) current year's forfeitures.
___(ii) additional Employer contributions.
___(iii) income or gain to the Plan.
10. CASH OPTION

[] (a) The Employer may permit a Participant to elect to defer to the Plan an amount not to exceed ____% of any Employer paid cash bonus made for such Participant for any year. A Participant must file an election to defer such contribution at least fifteen (15) days prior to the end of the Plan Year. If the Employee fails to make such an election, the entire Employer paid cash bonus to which the Pariticipant would be entitled shall be paid as cahs and not to the Plan. Amounts deferred under this section shall be treated for all purposes as Elective Deferrals. Notwithstanding the above, the election to defer must be made before the bonus is made available to the Participant.

[] (b) Not applicable.

11. LIMITATIONS ON ALLOCATIONS

THIS SECTION IS NOT APPLICABLE IF THIS IS THE ONLY PLAN THE EMPLOYER MAINTAINS OR EVER MAINTAINED. PLANS INCLUDE WELFARE BENEFIT FUNDS AS DESCRIBED IN CODE
SECTION 419(e) OR AN INDIVIDUAL MEDICAL ACCOUNT AS DEFINED UNDER CODE SECTION 415(l)(2) UNDER WHICH AMOUNTS ARE TREATED AS ANNUAL ADDITIONS.

[] (a) If the Participant is covered under another qualified Defined Contribution Plan maintained by the Employer, other than a Master or Prototype Plan

    [] (i) the provisions of Article X of the Plan will apply, as if the other plan were a Master or Prototype Plan.

    [] (ii) Attach provisions stating the method under wich the plans will limit total Annual Additoins to the Maximum Permissible Amount, and will properly reduce any Excess Amounts, in a manner that precludes Employer discretion.

[] (b) If a Participant is or ever has been a Participant in a Defined Benefit Plan maintained by the Employer:

Attach provisions which will satisfy the 1.0 limitation of Code Section 415(e). Such language must preclude Employer discretion. The Employer must also specify the interest and mortality assumptions used in determining Present Value in the Defined Benefit Plan.

[] (c) The minimum contribution or benefit required under Code Section 416 relating to Top-Heavy Plans shall be satisfied by either:

    [] (i) this Plan.

    [] (ii) ___________________________(Name of other qualified plan of the
Employer).

    [] (iii) Attach provisions stating the method under which the minimum contribution and benefit provisions of Code Section 416 will be satisfied. If a Defined Benefit Plan is or was maintained, an attachment must be provided showing interest and mortality assumptions used in determining the Top-Heavy Ratio.

12. VESTING

(a) COMPUTATION PERIOD: (This option is not applicable if Hours of Service are determined on the basis of Elapsed Time selected under Section 3(d)(vi) above.)

The computation period for purposes of determining Years of Service and Breaks in Service for purposes of computing a Participant's nonforfeitable right to his or her account balance derived from Employer contributions:

   [] (i) shall not be applicable since Participants are always fully vested.

   [] (ii) shall commence on the first day of the Plan Year during which an Employee first performs an Hour of Service for the Employer and each such subsequent 12-consecutive-month period shall commence on the anniversary thereof.

A Participant shall receive credit for a Year of Service if he or she completes at least 1,000 Hours of Service [or if lesser, the number of hours specified at 3(k)(iii) of this Adoption Agreement] at any time during the 12-consecutive-month computation period. Consequently, a Year of Service may be earned prior to the end of the 12-consecutive-month computation period and the Participant need not be employed at the end of the 12-consecutive-month computation period to receive credit for a Year of Service.

(b) VESTING SCHEDULES:

    Contributions under Sections 6(a),(b),(c), 7(c)(v) and (d) are always fully vested.

NOTE: The vesting schedules below only apply to a Participant who has at least one Hour of Service during or after the 1989 Plan Year. If applicable, Participants who separated from Service prior to the 1989 Plan Year will remain under the vesting schedule as in effect in the Plan prior to amendment for the Tax Reform Act of 1986.

[ ] (i) Full and immediate Vesting.

                     Years of Service
           1      2     3      4    5      6      7
         --------------------------------------------

[ ] (ii)  ___%   100%
[ ] (iii) ___%   ___%  100%
[ ] (iv)  ___%    20%   40%   60%   80%   100%
[ ] (v)   ___%   ___%   20%   40%   60%    80%   100%
[ ] (vi)   10%    20%   30%   40%   60%    80%   100%
[ ] (vii) ___%   ___%  ___%  ___%  100%
[ ] (viii)___%   ___%  ___%  ___%  ___%   ___%   100%

NOTE: The percentages selected for schedule (viii) may not be less for any year than the percentages shown at schedule (v).

    [] (A) All contributions other than those which are fully vested when contributed will vest under schedule ____ above.

    [] (B) All Matching Contributions will vest under schedule ____ above. All other Employer contributions other than those which are fully vested when contributed will vest under schedule ____ above.

(c) SERVICE DISREGARDED FOR VESTING:

    [] (i) Not applicable. All Service shall be considered.

    [] (ii) Service prior to the Effective Date of this Plan or a predecessor plan shall be disregarded when computing a Participant's vested and nonforfeitable interest.

    [] (iii) Service prior to a Participant having attained age 18 shall be disregarded when computing a Participant's vested and nonforfeitable interest.

(d) TOP-HEAVY VESTING:

    Each Participant shall acquire a vested and nonforteitable percentage in his or her account balance attributable to Employer contributions and the earnings thereon under the procedures selected above except with respect to any Plan Year during which the Plan is Top-Heavy, in which case the [] Two-twenty vesting schedule [Section 12(b)(iv)] or [] Three-Year Cliff vesting schedule [Section 12(b)(iii)] shall automatically apply unless the Employer has already elected a faster vesting schedule. If the Plan is switched to Section 12
(b)(iii) or 12 (b)(iv) because of its Top-Heavy status, that vesting schedule will remain in effect, even if the Plan later becomes non-Top-Heavy, until the Employer executes an amendment of this Adoption Agreement indicating otherwise.

13. SERVICE WITH PREDECESSOR ORGANIZATION

For purposes of satisfying the Service requirements for Eligibility and Vesting, Hours of Service shall include Service with the following predecessor organization(s):

14. ROLLOVER/TRANSFER CONTRIBUTIONS

(a) Rollover Contributions, as described at paragraph 4.3 of the Plan, [] shall

[] shall not be permitted. If permitted, Employees [] may [] may not make Rollover Contributions prior to meeting the eligibility requirements for padicipation in the Plan.

(b) Transfer Contributions, as described at paragraph 4.4 of the Plan, [] shall

[] shall not be permitted. If permitted, Employees [] may [] may not make Transfer Contributions prior to meeting the eligibility requirements for participation in the Plan.

NOTE: Even if available, the Employer may refuse to accept such contributions if its Plan meets the safe-harbor rules of paragraph 8.7 of the Plan.

15. HARDSHIP WITHDRAWALS Hardship withdrawals, as provided for in paragraph 6.9 of the Plan, [] are [] are not permitted.

16. PARTICIPANT LOANS Participant loans, as provided for in paragraph 13.4 of the Plan, [] are [] are not permitted. If permitted, repayments of principal and interest shall be repaid to the Participant's segregated account.

17. EMPLOYER INVESTMENT DIRECTION The Employer investment direction provisions, as set forth in paragraph 13.5 of the Plan, [] shall [] shall not be applicable.

18. EMPLOYEE INVESTMENT DIRECTION The Employee investment direction provisions, as set forth in paragraph 13.6 of the Plan, [] shall [] shall not be applicable.

NOTE: To the extent that Employee investment direction was previously allowed, the Trustee shall have the right to either make the assets part of the general Trust, or leave them as separately invested subject to the provisions of paragraph 13.6 of the Plan.

19. EARLY PAYMENT OPTION

(a) A Participant who separates from Service prior to retirement, death or Disability [] may [] may not make application to the Employer requesting an early payment of his or her vested account balance. Amounts under $3,500 [] will [] will not be cashed out immediately.

(b) A Participant who has not separated from Service [] may [] may not obtain a distribution of his or her vested Employer contributions. Distribution can only be made if the Participant has completed five Years of Service.

(c) A Participant who has attained age 59-1/2 and has not separated from Service [] may [] may not obtain a distribution of his or her vested Employer contributions.

(d) A Participant who has attained the Plan's Normal Retirement Age and who has not separated from Service [] may [] may not receive a distribution of his or her vested account balance.

NOTE: If the Participant has had the right to withdraw his or her account balance in the past, this right may not be taken away. Notwithstanding the above to the contrary, required minimum distributions will be paid. For timing of distributions, see Section 20(a) below.

20. DISTRIBUTION OPTION

(a) TIMING OF DISTRIBUTIONS:

    In cases of termination for other than death, Disability or retirement, benefits shall be paid:

    [] (i) as soon as administratively feasible following the close of the valuation period during which a distribution is requested or is otherwise payable.

    [] (ii) as soon as administratively feasible following the close of the Plan Year during which a distribution is requested or is otherwise payable.

    [] (iii) as soon as administratively feasible following the date on which a distribution is requested or is otherwise payable.

    [] (iv) as soon as administratively feasible after the close of the Plan Year during which the Participant incurs a one-year Break in Service.

    [] (v) only after the Participant has achieved the Plan's normal Retirement Age, or Early Retirement Age, if applicable.
In cases of death, Disability or retirement, benefits shall be paid:

    [](vi) as soon as administratively feasible following the cloase of the valuation period during which a distribution is requested or is otherwise payable.

    [] (vii) as sson as administratively feasible following the cloase of the Plan Year during which a distribution is requested or is otherwise payable.

    [] (viii) as soon as administratively feasible following the date on which a distribution is requested or is otherwise payable.

(b) OPTIONAL FORMS OF PAYMENT:

    [] (i) Lump Sum.

    [] (ii) Installment Payments.

    [] (iii) Other form(s) as previously provided (indicate all forms that apply):

(c) RECALCULATION OF LIFE EXPECTANCY:

In determining required distributions under the Plan, a Participant and/or Spouse (Surviving Spouse) [] shall [] shall not have the right to have their life expectancy recalculated annually.

If "shall",

    [] only the Participant shall be recalculated.
    [] both the Participant and Spouse shall be recalculated.
    [] who is recalculated shall be determined by the Participant.

21. SPONSOR CONTACT Employers should direct questions concerning the language contained in and the qualification of the Prototype to:

Capital Guardian Trust Company
Corporate Employee Benefits Department
Phone Number: 714/671-7000

In the event that the Sponsor amends, discontinues or abandons this Prototype Plan, notification will be provided to the Employer at the address provided on the first page of this Adoption Agreement.

22. SIGNATURES

DUE TO THE SIGNIFICANT TAX RAMIFICATIONS, THE SPONSOR RECOMMENDS THAT BEFORE THE EMPLOYER EXECUTES THIS ADOPTION AGREEMENT, THE EMPLOYER CONTACT ITS ATTORNEY OR TAX ADVISOR.

(a) EMPLOYER DELEGATE OR COMMITTEE APPOINTMENT:

    The Employer has appointed the following individual(s) to act on behalf of the Employer regarding all communications and requests between the Employer and the Recordkeeper, pursuant to the terms and conditions of the Plan. Unless otherwise directed by the Employer in written directions to the Recordkeeper, the Recordkeeper may act upon the instructions of any one of the persons listed below.

Name(s) (please type or print)   Signature(s)

1.___________________________    1.____________________________
Address______________________
_____________________________

2.___________________________    2.____________________________
Address______________________
_____________________________

3.___________________________    3.____________________________
Address______________________
_____________________________

(b) EMPLOYER:

    Name and address of Employer if different than specified in Section 1 above.

    The Employer hereby adopts the Plan, appoints Capital Guardian Trust Company as Trustee and directs that contributions to the Plan shall be invested in accordance with the instructions provided by it. The Employer has read the Plan and Trust and Adoption Agreement, agrees to the terms and conditions set forth therein and has consulted with an attorney about the effect of establishing the Plan.

    This agreement and the corresponding provisions of the Plan and Trust Basic
Plan Document #03 were adopted by the Employer     the___________________ day
of __________________,19__.

    Signed for the Employer by: _______________________
    Title:_____________________________________________
    Signature:_________________________________________

    THE EMPLOYER UNDERSTANDS THAT ITS FAILURE TO PROPERLY COMPLETE THE ADOPTION AGREEMENT MAY RESULT IN DISQUALIFICATION OF ITS PLAN.

     Employer's Reliance: The adopting Employer may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that the Plan is qualified under Section 401. In order to obtain reliance with respect to Plan qualification, the Employer must apply to the appropriate Key District Office for a determination letter.

    This Adoption Agreement may only be used in conjunction with Basic Plan Document #03.

(c) TRUSTEE APPOINTMENT AND ACCEPTANCE:

    The Employer hereby appoints Capital Guardian Trust Company to serve as Trustee, and such Trustee hereby confirms acceptance of the appointment and duties pursuant to the accompanying Plan and this Adoption Agreement.

Signed for the Trustee by:______________________________________
Title:__________________________________________________________
Signature:______________________________________________________

NOTE: In accordance with paragraph 13.7 of Basic Plan Document #03 an additional trustee may be appointed to govern Plan assets held outside the Fund. If so, the additional trustee shall be appointed in a separate trust agreement.

Litho in USA CGD/CLA/2982
(c)1996 American Funds Distributors, Inc.
Lit. No. RP401(k)-002-0696



SIMPLE INDIVIDUAL RETIREMENT TRUST ACCOUNT

DO NOT File
With the Internal
Revenue Service

Name of participant__________________________________________

Date of birth of participant_________________________________

Social security number _________________________________

Address of Participant _______________________________

Check if transfer SIMPLE IRA  [ ]

Check if amendment [ ]

Name of trustee

CAPITAL GUARDIAN TRUST COMPANY
Address or principal place of business of trustee
333 S. HOPE STREET, LOS ANGELES, CA 90071

 The participant whose name appears above is establishing a savings incentive match plan for employees of small employers individual retirement account (SIMPLE IRA) under sections 408(a) and 408(p) of the Internal Revenue Code to provide for his or her retirement and for the support of his or her beneficiaries after death.

 The trustee named above has given the participant the disclosure statement required under Regulations section 1.408-6.

 The participant and the trustee make the following agreement:

                                   ARTICLE I

 The trustee will accept cash contributions made on behalf of the participant by the participant's employer under the terms of a SIMPLE plan described in section 408(p). In addition, the trustee will accept transfers or rollovers from other SIMPLE IRAs of the participant. No other contributions will be accepted by the trustee.

                                   ARTICLE II

 The participant's interest in the balance in the trust account is nonforfeitable.

                                  ARTICLE III

 1. No part of the trust funds may be invested in life insurance contracts, nor may the assets of the trust account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

 2. No part of the trust funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3), which provides an exception for certain gold and silver coins and coins issued under the laws of any state.

                                   ARTICLE IV

 1. Notwithstanding any provision of this agreement to the contrary, the distribution of the participant's interest in the trust account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401
(a)(9)-2, the provisions of which are herein incorporated by reference.

 2. Unless otherwise elected by the time distributions are required to begin to the participant under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the participant and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

 3. The participant's entire interest in the trust account must be, or begin to be, distributed by the participant's required beginning date (April 1 following the calendar year end in which the participant reaches age 70~/2). By that date, the participant may elect, in a manner acceptable to the trustee, to have the balance in the trust account distributed in:

 (a) A single sum payment.

 (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the participant.

 (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the participant and his or her designated beneficiary.

 (d) Equal or substantially equal annual payments over a specified period that may not be longer than the participant's life expectancy.

 (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the participant and his or her designated beneficiary.

 4. If the participant dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

 (a) If the participant dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.

 (b) If the participant dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the participant or, if the participant has not so elected, at the election of the beneficiary or beneficiaries, either

 (i) Be distributed by the December 31 of the year containing the fifth anniversary of the participant's death, or

 (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the participant's death. If, however, the beneficiary is the participant's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the participant would have reached age 70 1/2.

 (c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the participant's required beginning date, even though payments may actually have been made before that date.

 (d} If the participant dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

 5. In the case of a distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the participant's entire interest in the trust account as of the close of business on December 31 of the preceding year by the life expectancy of the participant (or the joint life and last survivor expectancy of the participant and the participant's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the participant and designated beneficiary as of their birthdays in the year the participant reaches age 70 1/2. In the case of a distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

 6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

                                   ARTICLE V

 1. The participant agrees to provide the trustee with information necessary for the trustee to prepare any reports required under sections 408(i) and 4080(I)(2) and Regulations section 1.408-5 and 1.408-6.

 2. The trustee agrees to submit reports to the Internal Revenue Service and the participant as prescribed by the Internal Revenue Service.

 3. The trustee also agrees to provide the participant's employer the summary description described in section 408(I)(2) unless this SIMPLE IRA is a transfer SIMPLE IRA.

                                   ARTICLE VI

 Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with sections 408(a) and 408(p) and related regulations will be invalid.

                                  ARTICLE VII

 This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear below.

                                  ARTICLE VIII

SECTION I - ESTABLISHMENT OF ACCOUNT

 By executing the American Funds SIMPLE IRA Application ("Application") the Participant (as defined in IRS Form 5305-S) thereby establishes the Account, which shall hold all assets deposited with the Trustee, for the exclusive benefit of the Participant and the Participant's beneficiaries under the IRS Form 5305-S trust provisions and the terms in this Article VIII Agreement ("Agreement").

SECTION 2 - INVESTMENT OF ACCOUNT ASSETS

 Pursuant to the Participant's written instructions, or the written instructions of the employer on behalf of the Participant under a payroll deduction plan, each cash contribution to the Account shall be applied to the purchase of shares of the Fund or Funds currently designated by the Participant ("Fund" or "Funds") at the applicable offering price in accordance with the terms of such Fund's prospectus and/or to the purchase of the designated annuity contract acceptable to the Trustee. If no Fund is designated, the contribution will be invested in The Cash Management Trust of America until such time as the Participant, or the employer on behalf of the Participant shall designate a Fund. The Participant, or if the Participant is deceased, the beneficiary, may from time to time change the designation of the Fund for investment of Account assets hereunder and may instruct the Trustee to exercise the exchange privilege set forth in the Fund's prospectus. All dividends and capital gain distributions shall be reinvested in Fund shares unless directed otherwise by the Participant if the Participant has reached age 59 1/2. Dividends received from any annuity contract shall be applied to the purchase of paid-up additions to such policy's cash value. No part of an Account shall be invested in life insurance contracts. No annuity contract acquired by the Trustee shall have a fixed premium. Any refund of premiums (other than those attributable to excess contributions) will be applied, before the close of the calendar year following the year of the refund, toward the payment of future premiums or the purchase of additional benefits. No annuity contract shall be transferable by the Participant.

 Fund shares and annuity contracts acquired by the Trustee shall be owned by and registered in the name of the Trustee or of its registered nominee. The assets of the Account will not be commingled with other Trustee property and the purchase of Fund shares shall not be considered commingling.

SECTION 3 - TRANSFER OF ACCOUNT ASSETS

 If the Trustee is the designated financial institution of the Participant's employer's SIMPLE IRA Plan, the Participant may transfer contributions (both the Participant's deferrals and the Participant's employer's contributions) to another financial institution, trustee or custodian without cost or penalty by notifying Capital Guardian Trust Company when the Participant initially establishes the Account, or at any other time, by using an applicable form provided by the Trustee. These transfer requests will be processed without cost or penalty provided the Participant (i) provides the dollar amount to be transferred (the request may not be stated as a percent of the account balance); (ii) the frequency of such transfer (e.g., monthly, quarterly, annually); and (iii) prior to the transfer, the contributions (both salary deferrals and employer's contribution) to be transferred, which are initially received by the Trustee, may only be invested in The Cash Management Trust of America ("CMTA"). If the contribution to be transferred (including existing balances that may be transferred) was not invested in CMTA, but in another investment for which a charge (either a sales charge, contingent deferred sales charge, surrender charge or other charge) ("Charge") was imposed, the transfer cannot be made without cost or penalty, and the Trustee is not obligated to refund such charge. The election will continue in force until the Participant revokes it.

 If the Trustee is not the designated financial institution of the SIMPLE IRA Plan, a transfer of contributions to another financial institution may be made at any time, but such a transfer is not required to be without cost or penalty. If the Participant's contribution was invested in a mutual fund subject to a Charge, then the Charge will not be refunded.

SECTION 4 - DISTRIBUTION OF ACCOUNT ASSETS

 The Trustee has no duty to determine a Participant's eligibility for distribution or to commence distribution until receipt of written instructions from the Participant satisfactory to the Trustee.

 The Participant, or if the Participant is deceased, the beneficiary, beneficiaries or legal representative of the Participant, shall notify the Trustee, in writing. of any request for distribution and such notice shall set forth the amount and the date distributions shall commence and the requested method of distribution.

SECTION 5 - BENEFICIARY DESIGNATION

 The Participant shall have the right to designate or change a beneficiary to receive any benefit from the Account to which such Participant may be entitled in the event of the Participant's death prior to complete distribution of the Account. If no such designation is in effect at the time of the Participant's death, the Participant's beneficiary shall be the Participant's estate. The Participant may designate or change a beneficiary only by written notice to the Trustee in a form acceptable to the Trustee, or other manner acceptable to the Trustee, but the Trustee shall have no responsibility to determine the validity of a beneficiary designation.

 The designation or change will, upon recording by the Trustee, take effect as of the time the written notice was signed, whether or not the Participant is living at the time of recording but without liability as to any payment or other settlement made by the Trustee before recording the designation or change. Notwithstanding the foregoing, no such designation or change shall take effect with respect to any annuity contract held in the Account until accepted by the insurance company issuing such annuity contract. Payment by the Trustee made in good faith to any person who claims to be entitled to such payment pursuant to a designation by the Participant, the terms of the Account or applicable law shall relieve the Trustee of any further liability for such payment.

SECTION 6 - CONCERNING THE TRUSTEE

 The Trustee, or its designated agent ("Agent"), is authorized to establish share accumulation accounts and systematic withdrawal plans (as described in the prospectus of the Fund, and as customarily entered into with other shareholders of the Fund) for the purpose of receiving and investing the contributions made hereunder and reinvesting income dividends and capital gain distributions. Upon each contribution or redemption the Trustee shall furnish to the Participant a statement of the Account, showing amounts invested or redeemed and the number and price of such shares. The Trustee is authorized to deposit certificates for shares with itself or the Agent for the purpose of safekeeping or otherwise, or to permit shares to be credited to the Trustee. The Trustee shall not be obligated to secure certificates for such shares, and in its discretion may permit such shares to remain unissued. The Trustee is not liable for any act or failure to act of such Agent.

 The Trustee is authorized to sell or redeem shares and to surrender annuity contracts at the direction of the Participant, the Participant's legal representative or the designated beneficiary.

 The Trustee shall furnish an annual calendar-year statement to the Participant setting forth receipts, investments, disbursements, and other transactions. Upon expiration of 45 days after forwarding such statement, the Trustee shall be forever released and discharged from all liability and accountability to anyone with respect to its acts, transactions, duties, obligations, or responsibilities as shown in or reflected by such statement, except with respect to any such acts or transactions as to which the Participant, or the beneficiary of a deceased Participant, shall have filed written objections with the Trustee within such 45-day period.

 The Trustee shall furnish to the Participant, either directly or indirectly, notices, prospectuses, financial statements, proxies, and proxy-soliciting materials relating to all assets credited to the Account. Any notification to the Participant provided for under this Agreement shall be effective if sent by first-class mail to the Participant's last address of record. The Trustee shall not vote any of the Fund shares held in the Account except in accordance with prior written instructions of the Participant.

 The Trustee shall file such reports relating to the Account with the appropriate government agency as the Trustee is required to file by law. The Participant shall furnish such information to the Trustee which is necessary to complete such reports and shall be responsible for all other records and reports which the Trustee has not agreed, in writing, to prepare.

 The Trustee shall not be liable to the Participant or beneficiaries for any depreciation or similar loss of assets or for the failure of the Account to produce any or larger net earnings. The Trustee shall not be liable for any act or failure to act of itself, its agents, employees, or attorneys, so long as it exercises good faith, is not guilty of negligence or willful misconduct, and has selected such agents, employees, and attorneys with reason- able diligence. The Trustee shall have no responsibility for the determination or verification of the premium rates for any annuity contract or the offering or redemption prices or net asset values of Fund shares, and shall be entitled to rely for such rates, prices and net asset values upon statements issued by or on behalf of the respective insurance company or Fund. The Trustee shall have no duty to inquire into the investment practices of the Fund; the Fund shall have the exclusive right to control the investment of its assets in accordance with its stated policies; and the investments shall not be restricted to securities of the character now or hereafter authorized for trustees by law or rules of court. The Trustee shall not be liable or responsible for any omissions, mistakes, acts or failures to act of the Fund, the insurance company issuing any annuity contract provided for herein, or their successors, assigns or agents.

 The Trustee shall not be responsible in any way for the purpose or propriety of any distribution made pursuant to instructions satisfactory to the Trustee, the collection of contributions provided for hereunder, or any action or nonaction taken pursuant to the request of the Participant, beneficiary or legal representative of the Participant. The Trustee shall have no duty to determine whether contributions made to the Account satisfy the applicable limits set forth in Article I of IRS Form 5305-S. The Trustee shall have no obligation to give advice to anyone on the deductibility of any contributions or the tax due, if any, on payments made hereunder or to determine the amount of any excess contribution and the net income attributable thereto. It the Participant has authorized telephone exchanges under the Application or other form provided by the Trustee, the Trustee may make investment exchanges for this Account or any other account with the same registration in accordance with the instructions received from any person by telephone, telecopier or other electronic means and shall have no obligation to question any instructions so received or liability for the transactions it performs pursuant to such instructions.

SECTION 7 - TRUSTEE FEE AND EXPENSES OF THE ACCOUNT

 Any income taxes or other taxes of any kind whatsoever that may be levied or assessed upon or in respect of the Account shall be paid from the assets of the Account. The compensation of the Trustee, any transfer taxes incurred in connection with the investment and reinvestment of the assets of the Account, and all administrative expenses incurred by the Trustee in the performance of its duties, including fees for legal ser- vices rendered to the Trustee, shall either be deducted from contributions and charged to the Account, or shall be paid by redeeming or surrendering the necessary assets credited to the Account, unless otherwise paid by the Participant, but until paid shall constitute a lien upon the assets of the Account.

 The compensation of the Trustee shall be such fees as the Trustee shall advise the Participant in writing. There may be additional charges for further services requested of the Trustee.

SECTION 8 - AMENDMENT AND TERMINATION

 The Participant, by establishing this Account, delegates to the Trustee the power to amend, retroactively or prospectively, the Trust Agreement as necessary to conform the Trust Agreement to the Code, other laws, or other reasonable reason as determined in good faith by the Trustee, including the power to appoint a successor trustee, and by doing so shall be deemed to have consented to each such amendment or modification. No amendment shall be made which would have the effect of allowing any part of the Account to be used for any purpose other than for the exclusive benefit of the Participant or Participant's beneficiary.

 This Agreement may, at Trustee's option, terminate upon the transfer or complete distribution of the Account, or at the discretion of the Trustee at any time upon 30-days prior written notice to the Participant.

SECTION 9 - RESIGNATION OR REMOVAL OF THE TRUSTEE

 The Trustee may resign at any time upon 30 days' prior written notice to the Participant, and may be removed by the Participant at any time upon 30 days' prior written notice to the Trustee. Upon such resignation or removal, the Participant shall appoint a qualified successor to the Trustee, and at the request of the Participant, the Trustee shall transfer and pay over to such successor the assets of the Account or the proceeds from the sale of such assets. The Trustee may, in its discretion, make an independent determination as to such successor's qualified status. The Trustee is authorized, however, to reserve such sum of money as it may deem advisable for payment of any liability constituting a charge against the assets of the Account or against the Trustee, with any balance remaining after the payment of all such items to be paid over to such successor.

 If, within 30 days after the Trustee's resignation or removal a qualified successor has not been appointed, the Trustee shall distribute the assets in a lump sum to the Participant.

SECTION 10 - MISCELLANEOUS

 This Agreement shall bind and inure to the benefit of the representatives, successors, and assigns of the Participant and the Trustee.

 Neither the assets nor the benefits provided for hereunder shall be subject to alienation, anticipation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected shall not be recognized. The Participant shall have no right to assign, transfer or pledge any interest in the Account, and the Participant's interest in the Account shall not be subject to any claims of creditors. However, to the extent permitted by applicable law, the Trustee is authorized to redeem Fund shares and forward the proceeds to any governmental agency which may place a garnishment, levy, or other related action against the Account's assets.

 In the event a distribution is payable to a minor, the Trustee may transfer the proceeds to a custodian selected by the Trustee under the applicable state's Uniform Gifts to Minors Act or Uniform Transfers to Minors Act.

 The Account shall be construed in accordance with the laws of the state wherein the Trustee is domiciled. In the case of any conflict between the provisions of the Trust Agreement and the Application, the Trust Agreement shall control.

Participant's signature ..................................
Date ......................................

(If an individual other than the participant signs this form for the participant, indicate the individual's relationship to the participant.)

Trustee's signature /s/ Michael D. Beckman
Date ......................................

Witness............................................................

(use only if signature of the participant or the trustee is required to be witnessed.)

GENERAL INSTRUCTIONS
Section references are to the Internal Revenue Code unless otherwise noted.

PURPOSE OF FORM

 Form 5305-S is a model trust account agreement that meets the requirements of sections 408(a) and 408(p) and has been automatically approved by the IRS. An individual retirement account (IRA) is established after the form is fully executed by both the individual (participant) and the trustee. This account must be created in the United States for the exclusive benefit of the participant or his or her beneficiaries.

 Individuals may rely on regulations for the Tax Reform Act of 1986 to the extent specified in those regulations.

 Do not file Form 5305-S with the IRS. Instead, keep it for your records.

 For more information on IRAs, including the required disclosures the trustee must give the participant, get Pub. 590, Individual Retirement Arrangements
(IRAs).

DEFINITIONS

PARTICIPANT.--The participant is the person who establishes the trust account.
TRUSTEE.--The trustee must be a bank or savings and loan association, as defined in section 408(n), or any person who has the approval of the IRS to act as trustee.

TRANSFER SIMPLE IRA

This SIMPLE IRA is a "transfer SIMPLE IRA" if it is not the original recipient of contributions under any SIMPLE plan. The summary description requirements of section 408(I)(2) do not apply to transfer SIMPLE IRAs.

SPECIFIC INSTRUCTIONS

ARTICLE IV.--Distributions made under this article may be made in a single sum, periodic payment, or a combination of both. The distribution option should be reviewed in the year the participant reaches age 70 1/2 to ensure that the requirements of section 408(a)(6) have been met.

ARTICLE VIII.--Article VIII and any that follow it may incorporate additional provisions that are agreed to by the participant and trustee to complete the agreement. They may include, for example, definitions, investment powers, voting rights, exculpatory provisions, amendment and termination, removal of the trustee, trustee's fees, state law requirements, beginning date of distributions, accepting only cash, treatment of excess contributions, prohibited transactions with the participant, etc. Use additional pages if necessary and attach them to this form.

NOTE: Form 5305-S may be reproduced and reduced in size.

THE AMERICAN FUNDS
SIMPLE INDIVIDUAL RETIREMENT ACCOUNT DISCLOSURE STATEMENT
(TO BE USED WITH IRS FORM 5305-S)

 You may revoke your SIMPLE Individual Retirement Account ("SIMPLE IRA") by notice of revocation within seven days after the establishment of your account. Your SIMPLE IRA is established and accepted on the date you execute the Form 5305-S SIMPLE Individual Retirement Account Application form. An oral notice of revocation may be made by telephoning the Retirement Plan Services Department at this number: 800-421-0180, ext. 3. Alternatively, you may mail your revocation to Capital Guardian Trust Company, P.O. Box 4600, Brea, CA 92822-4600. The revocation will be considered given as of the postmark date. Upon revocation the entire amount of your contribution will be returned to you without adjustment for administrative expenses or fluctuations in market value.

 The following is a brief summary of some of the financial and tax consequences of establishing a SIMPLE IRA.

I. CONTRIBUTIONS TO THE TRUST ACCOUNT

  1. LIMITATION ON AMOUNT OF CONTRIBUTIONS. Contributions to the SIMPLE IRA may be either salary deferral contributions or employer contributions. Contributions must be made in cash and cannot exceed the maximum amount allowed under the Internal Revenue Code.

 Contributions deferred by you from salary on a pre-tax basis made to your SIMPLE IRA are limited to $6,000. In addition, your employer may either (i) make a dollar-for-dollar match of up to 3% of your compensation or (ii) make a nonelective contribution on your behalf, equal to 2% of your compensation (compensation for this nonelective contribution is limited to $160,000). No other contributions may be made to your SIMPLE IRA. Rollovers into your SIMPLE IRA may only be made from another SIMPLE IRA.

  2. EXCESS CONTRIBUTIONS. If contributions to your SIMPLE IRA for any taxable
year are greater than the maximum amount, the excess amount      will be
subject to an annual 6% excise tax. However, this tax can be avoided if you withdraw your excess contributions plus any earnings on the excess on or before the due date, including extensions, for your federal tax return for the year in which the excess contributions are made.

  3. INVESTMENT OF CONTRIBUTIONS. Under the terms of the Trust Agreement, your
contributions will be invested by the Trustee, Capital Guardian      Trust
Company, in accordance with your written instructions or the written instructions of your employer on your behalf. These investment instructions must direct the Trustee to invest your contributions to the SIMPLE
IRA in shares of the mutual fund you designate. If you fail to      make such
designation, your contributions will be invested in The Cash Management Trust
of America until the Trustee receives from you a      proper designation. No
part of your SIMPLE IRA will be invested in life insurance contracts.

 Any dividends or refund of premiums received from any annuity contract held in
your SIMPLE IRA will be applied in the next year toward the    payment of
future annuity premiums or to purchase additional benefits.

 The Trust Agreement provides that your entire interest in the assets held in
your SIMPLE IRA is nonforfeitable at all times and that such    assets will not
be commingled with other property.

  4. TRANSFER OF CONTRIBUTIONS WITHOUT COST OR PENALTY. If Capital Guardian
Trust Company is the designated financial institution of your      employer's
SIMPLE IRA Plan, you may transfer your contributions received by Capital Guardian Trust Company (both your deferrals and your employer's contributions) to another financial institution, trustee or custodian without cost or penalty by notifying Capital Guardian Trust Company when you initially establish your SIMPLE IRA account, or at any other time, by using Capital Guardian Trust Company's SIMPLE Transfer Election Form. Capital Guardian Trust Company will process this request without cost or penalty provided you meet the following transfer requirements. All contributions to be transferred (including any prior contributions) which are initially received by Capital Guardian Trust Company must be invested only in The Cash Management Trust of America (CMTA), as other funds may be subject to a sales charge that is not refundable. When requesting a transfer, you must provide the dollar amount to be transferred (the request may not be stated as a percent of the account balance) and the frequency of such transfer (e.g. monthly, quarterly, annually). The election will continue in force until you revoke it. If you elect not to invest in CMTA but
in an American Funds mutual fund for which a sales charge is      applicable,
you may also transfer these contributions but the transfer cannot be made
without cost or penalty, since the sales charge will      not be refunded.

 If Capital Guardian Trust Company is not the designated financial institution
of your employer's SIMPLE IRA Plan, you may also transfer    your contributions
to another financial institution at any time, but such a transfer is not required to be without cost or penalty. To initiate such a transfer, contact the new trustee or custodian to obtain the appropriate forms. Capital Guardian Trust Company will complete a "trustee to trustee," or similar transfer, of all or a portion of your SIMPLE IRA account balance upon receipt of the recipient institution's acceptance of the SIMPLE IRA account. If your contribution was invested in a mutual fund subject to a sales charge, then the sales charges will not be refunded.

 II, DISTRIBUTIONS FROM THE SIMPLE IRA

  1. TAXATION OF DISTRIBUTIONS. Distributions from your SIMPLE IRA are taxed as ordinary income. Provisions for 5- and 10-year income averaging and capital gain treatment are not available for "lump sum distributions" from IRAs, including SIMPLE IRAs.

  2. PENALTY TAX ON PREMATURE DISTRIBUTIONS. Except in the case of death, disability, certain rollovers, the return of excess contributions, distributions for certain catastrophic medical expenses or after an extended
period of unemployment to cover health insurance premiums, or      payments
made in substantially equal installments, any distribution made before you reach age 59 1/2 will be subject to a penalty tax of 10% of the amount of the distribution. However, the 10% penalty increases to 25% for those distributions taken before you have participated in the SIMPLE for at least two years.

  3. REQUIRED DISTRIBUTIONS. Your entire interest must be distributed beginning April 1 of the calendar year following the year in which you reach age 70 1/2, over the life expectancy of yourself, the life expectancies of yourself and your designated beneficiary, or the life expectancy of your designated beneficiary, whichever is applicable. Your entire account balance must be distributed by the end of the final year of your life (or joint life) expectancy(is).

  4. PENALTY TAX FOR INSUFFICIENT DISTRIBUTIONS. Distributions of amounts less
than the minimum required to be distributed after the individual      reaches
age 70 1/2 will be subject to a 50% penalty tax on the difference between the amount required to be distributed and the amount actually distributed in that year. The Internal Revenue Service (IRS) can waive the 50% penalty tax if the insufficient distribution was due to reasonable error and steps are taken to correct the underdistribution.

 5. EXCISE TAX ON EXCESS DISTRIBUTIONS. A 15% excise tax is imposed on
distributions received in a taxable year from all retirement plans to     the
extent the amounts exceed the greater of:-(1) $112,500, indexed for inflation, or (2) $150,000. Upon death, the tax is imposed on the amount by which the value of all retirement plan interests on the date of death exceed the present value of $112,500, as indexed (or $150,000), received over life expectancy.

 6. DISTRIBUTIONS UPON YOUR DEATH. If you die before your entire interest is distributed, the remaining portion of your account must be distributed at least as rapidly as under the distribution method in effect prior to death. If distributions have not begun before death, they must be paid out in a five-year period, with the following two exceptions: 1) benefits may be paid out over the life expectancy of a nonspouse beneficiary, provided such benefits begin no later than December 31 of the year following the year of death and 2) benefits may be distributed to your surviving spouse over the life expectancy of the spouse, provided that the distributions start no later than December 31 of the year in which you would have reached age 70 1/2. Your spouse, as beneficiary, may treat the SIMPLE IRA as his or her own by completing a new IRA application.

 7. ESTATE AND GIFT TAXES. Upon your death, distributions from your SIMPLE IRA are subject to federal estate taxes under Sec. 2039(a) of the Internal Revenue Code unless the account is left to a surviving spouse in a form which qualifies the bequest for the unlimited marital deduction. Any estate taxes will be increased by 15% of a deceased account holder's excess accumulation upon the date of death.
 For gift tax purposes, beneficiary designations will not be treated as gifts.

  8. ROLLOVERS OR TRUSTEE-TO-TRUSTEE TRANSFERS. The proceeds of your SIMPLE IRA
may be used as a rollover or a trustee-to-trustee transfer to       another IRA
or annuity, after you have completed two years of participation in the SIMPLE, or to another SIMPLE IRA if you have not completed two years of participation in the SIMPLE. A rollover or trustee-to-trustee transfer from your SIMPLE IRA into another IRA or annuity that is not a SIMPLE IRA or annuity, before you complete the two years of participation, will not be considered a valid rollover or tax-free transfer, but a distribution from your SIMPLE IRA and a contribution to the other IRA or annuity that does not qualify as a rollover contribution.

III. TAX STATUS OF TRUST ACCOUNT

  1. TAX-EXEMPT STATUS. Generally, any contributions and earnings thereon held in your SIMPLE IRA are exempt from federal income tax and will only be taxed when distributed to you, unless the tax-exempt status of the plan is revoked. Form 5305-S is an approved form released by the Internal Revenue Service to meet the requirements of Sec. 408(p) of the Internal Revenue Code. Such approval is a determination as to the SIMPLE IRA terms only and is not a determination of the merits of the SIMPLE IRA as an investment.

  2. LOSS OF EXEMPTION. The tax-exempt status of the SIMPLE IRA will be revoked
if you engage in any of the prohibited transactions listed in      Sec. 4975(c)
of the Internal Revenue Code, such as borrowing money from the SIMPLE IRA. The fair market value of the SIMPLE IRA will be includable in your taxable income in the year in which such prohibited transaction takes place and may also be subject to a 10% penalty tax.

 In addition, the SIMPLE IRA will lose its tax-exempt status if you use all or
part of your interest in the SIMPLE IRA as security for a loan.    Any portion
of the SIMPLE IRA used as security for a loan will be treated as a distribution
in the year in which such use occurs. If you are    under age 59 1/2, the
amount of the loan will also be subject to a 10% (or 25%, as applicable) tax penalty as a premature distribution.

IV. ADDITIONAL TAX INFORMATION

 1. For years in which excess contributions have been made to your SIMPLE IRA,
or you received from your account premature distributions,      or
underdistributions after reaching age 70 1/2, you are required to file with the
IRS Form 5329 "Return for Additional Taxes Attributable to      Qualified
Retirement Plans (including IRAs), Annuities and Modified Endowment Contracts"
along with your individual tax return for that      year.

 2. Further information about your SIMPLE IRA can be obtained from any district office of the IRS.

V. FINANCIAL INFORMATION

 When calculating earnings on the account, reinvested dividends and capital
gain distributions are purchased at net asset value ("NAV") on   the
reinvestment date. The number of shares in the account at the end of the period
is multiplied by the NAV per share at the end of the   period to determine the
ending value. The difference between the ending value and the initial investment equals the earnings for the period.

 If $1,000 is invested in any fund other than The Cash Management Trust of America, (CMTA) or The U.S. Treasury Money Fund of America (CTRS) and a reduced sales charge is not available, the highest sales charge would be $57.50, or 5.75% of the contribution. See the prospectus of each fund for further details. If $1000 is invested in CMTA or CTRS, no sales charge would be imposed. In addition, there is a $10 annual trustee fee which may be paid by your employer or deducted from your account. The future growth results of your investment in mutual fund shares cannot be guaranteed or projected.

Printed on recycled paper

          Litho in USA CGD/WPG/3277 $1997 American Funds Distributors, Inc. Lit. No. RPSB-007-0197

FORM 5305-SIMPLE                                OMB No. 1545-1502
(October 1996)                                   DO NOT File with
Department of the Treasury                           the Internal
Internal Revenue Service                          Revenue Service





                   SAVINGS INCENTIVE MATCH PLAN FOR
                 EMPLOYEES OF SMALL EMPLOYERS (SIMPLE)
          (for Use With a Designated Financial Institution)

________________________________establishes the following SIMPLE
      Name of Employer

plan under section 408(p) of the Internal Revenue Code and pursuant to the instructions contained in this form.

ARTICLE I - EMPLOYEE ELIGIBILITY REQUIREMENTS (Complete appropriate box(es) and blanks - see instructions.)

1. GENERAL ELIGIBILITY REQUIREMENTS. The Employer agrees to permit salary reduction contributions to be made in each calendar year to the SIMPLE individual retirement account or annuity established at the designated financial institution (SIMPLE IRA) for each employee who meets the following requirements (select either la or lb):

    a [] FULL ELIGIBILITY. All employees are eligible.

    b [] LIMITED ELIGIBILITY. Eligibility is limited to employees who are described in both (i) and (ii) below:

              (i) CURRENT COMPENSATION. Employees who are reasonably expected to receive at least $___________ in compensation (not to exceed $5,000) for the calendar year.

             (ii) PRIOR COMPENSATION. Employees who have received at least $____________ in compensation (not to exceed $5,000) during any _______ calendar year(s) (insert O, 1, or 2) preceding the calendar year.

2.  EXCLUDABLE EMPLOYEES (OPTIONAL)

    [] The Employer elects to exclude employees covered under a collective bargaining agreement for which retirement benefits were the subject of good faith bargaining.

ARTICLE II - SALARY REDUCTION AGREEMENTS (Complete the box and blank, if appropriate - see instructions.)

1. SALARY REDUCTION ELECTION. An eligible employee may make a salary reduction election to have his or her compensation for each pay period reduced by a percentage. The total amount of the reduction in the employee's compensation cannot exceed $6,000* for any calendar year.

2.  TIMING OF SALARY REDUCTION ELECTIONS

 a For a calendar year, an eligible employee may make or modify a salary reduction election during the 60-day period immediately preceding January 1 of that year. However, for the year in which the employee becomes eligible to make salary reduction contributions, the period during which the employee may make or modify the election is a 60-day period that includes either the date the employee becomes eligible or the day before.

 b In addition to the election periods in 2a, eligible employees may make salary reduction elections or modify prior elections __________________________________________ (If the Employer
    chooses this option, insert a period or periods (e.g. semi-annually, quarterly, monthly, or daily) that will apply uniformly to all eligible employees.)

 c No salary reduction election may apply to compensation that an employee received, or had a right to immediately receive, before execution of the salary reduction election.

 d An employee may terminate a salary reduction election at any time during the calendar year. [] If this box is checked, an employee who terminates a salary reduction election not in accordance with 2b may not resume salary reduction contributions during the calendar year.

Article III - CONTRIBUTIONS (Complete the blank, if appropriate - see instructions.)

1. SALARY REDUCTION CONTRIBUTIONS. The amount by which the employee agrees to reduce his or her compensation will be contributed by the Employer to the employee's SIMPLE IRA.

2.  OTHER CONTRIBUTIONS

 a  MATCHING CONTRIBUTIONS

         (i) For each calendar year, the Employer will contribute a matching coniribution to each eligible employee's SIMPLE IRA equal to the employee's salary reduction contributions up to a limit of 3% of the employee's compensation for the calendar year.

        (ii) The Employer may reduce the 3% limit for the calendar year in (i) only if:

            (1) The limit is not reduced below 1%; (2) The limit is not reduced for more than 2 calendar years during the 5-year period ending with the calendar year the reduction is effective; and (3) Each employee is notified of the reduced limit within a reasonable period of time before the employees' 60-day election period for the calendar year (described in Article II, item
2a).

 b  NONELECTIVE CONTRIBUTIONS

         (i) For any calendar year, instead of making matching contributions, the Employer may make nonelective contributions equal to 2% of compensation for the calendar year to the SIMPLE IRA of each eligible employee who has at least $_____________ (not more than $5,000) in compensation for the calendar year. No more than $160,000* in compensation can be taken into account in determining the nonelective contribution for each eligible employee.

       (ii) For any calendar year, the Employer may make 2% nonelective contributions instead of matching contributions only if:

         (1) Each eligible employee is notified that a 2% nonelective contribution will be made instead of a matching contribution; and

         (2) This notification is provided within a reasonable period of time before the employees' 60-day election period for the calendar year (described in Article II, item 2a).

3.  TIME AND MANNER OF CONTRIBUTIONS

 a The Employer will make the salary reduction contributions (described in I above) to the designated financial institution for the IRAs established under this SIMPLE plan no later than 30 days after the end of the month in which the money is withheld from the employee's pay. See instructions.

 b The Employer will make the matching or nonelective contributions (described in 2a and 2b above) to the designated financial institution for the IRAs established under this SIMPLE plan no later than the due date for filing the Employer's tax return, including extensions, for the taxable year that includes the last day of the calendar year for which the contributions are made.

FOR PAPERWORK REDUCTION ACT NOTICE, SEE INSTRUCTIONS.
Cat. No. 23063F                          Form 5305-SIMPLE (10-96)

_________________________________________________________________
Form 5305-SIMPLE (10-96)                                   Page 2

Article IV - OTHER REQUIREMENTS AND PROVISIONS

1. Contributions in General. The Employer will make no contributions to the SIMPLE IRAs other than salary reduction contributions (described in Article III, item 1) and matching or nonelective contributions (described in Article III, items 2a and 2b).

2. VESTING REQUIREMENTS. All contributions made under this SIMPLE plan are fully vested and nonforfeitable.

3. NO WITHDRAWAL RESTRICTIONS. The Employer may not require the employee to retain any portion of the contributions in his or her SIMPLE IRA or otherwise impose any withdrawal restrictions.

4. NO COST OR PENALTY FOR TRANSFERS. The Employer will not impose any cost or penalty on a participant for the transfer of the participant's SIMPLE IRA balance to another IRA.

5. AMENDMENTS TO THIS SIMPLE PLAN. This SIMPLE plan may not be amended except to modify the entdes inserted in the blanks or boxes provided in Articles I, II, III, VI, and VII.

6.  EFFECTS OF WITHDRAWALS AND ROLLOVERS

  a An amount withdrawn from the SIMPLE IRA is generally includible in gross income. However, a SIMPLE IRA balance may be rolled over or transferred on a tax-free basis to another IRA designed solely to hold funds under a SIMPLE plan. In addition, an individual may roll over or transfer his or her SIMPLE IRA balance to any IRA on a tax-free basis after a 2-year period has expired since the individual first participated in a SIMPLE plan. Any rollover or transfer must comply with the requirements under section 408.

  b If an individual withdraws an amount from a SIMPLE IRA during the 2-year period beginning when the individual first participated in a SIMPLE plan and the amount is subject to the additional tax on early distributions under section 72(t), this additional tax is increased from 10% to 25%.

Article V - DEFINITIONS

1.  COMPENSATION

  a General Definition of Compensation. Compensation means the sum of the wages, tips, and other compensation from the Employer subject to federal income tax withholding (as described in section 6051(a)(3)) and the employee's salary reduction contributions made under this plan, and, if applicable, elective deferrals under a section 401(k) plan, a SARSEP, or a section 403(b) annuity contract and compensation deferred under a section 457 plan required to be reported by the Employer on Form W-2 (as described in section 6058(a)(8)).

  b Compensation for Self-Employed Individuals. For self-employed individuals, compensation means the net earnings from self-employment determined under section 1402(a) prior to subtracting any contributions made pursuant to this plan on behalf of the individual.

2. EMPLOYEE. Employee means a common-law employee of the Employer. The term employee also includes a self-employed individual and a leased employee described in section 414(n) but does not include a nonresident alien who received no earned income from the Employer that constitutes income from sources within the United States.

3. ELIGIBLE EMPLOYEE. An eligible employee means an employee who satisfies the conditions in Article I, item 1 and is not excluded under Article I, item 2.

4. DESIGNATED FINANCIAL INSTITUTION. A designated financial institution is a trustee, custodian, or insurance company (that issues annuity contracts) for the SIMPLE plan that receives all contributions made pursuant to the SIMPLE plan and deposits those contributions to the SIMPLE IRA of each eligible employee.

Article VI - PROCEDURES FOR WITHDRAWAL

Capital Guardian Trust Company is the designated financial institution of the Employer's SIMPLE IRA Plan. If an eligible employee participating in the plan ("Participant") wishes to transfer an existing investment or subsequent contributions (both deferrals and Employer's contributions) received by Capital Guardian Trust Company to another financial institution, trustee or custodian without cost or penalty, the Participant may notify Capital Guardian Trust Company when the Participant initially establishes a SIMPLE IRA account, or at any other time, by using Capital Guardian Trust Company's SIMPLE Transfer Election Form. Capital Guardian Trust Company will process this request without cost or penalty provided certain transfer requirements are met:

- Prior to the transfer, the existing investment or subsequent contributions (both deferrals and Employer's contribution) that the Participant will transfer may be invested only in The Cash Management Trust of America (CMTA), so that the transfer may occur without cost or penalty. If the Participant elects not to invest in CMTA but in an American Funds mutual fund for which a sales charge is applicable, the Participant may also transfer these contributions, but the transfer cannot be made without cost or penalty, since the sales charge will not be refunded.

- When requesting a transfer, the Participant must provide the dollar amount to be transferred (the request may not be stated as a percent of the account balance) and the frequency of such transfer (e.g., monthly, quarterly, annually). The election will continue in force until the Participant revokes it.

_________________________________________________________________
Form 5305-SIMPLE (10-96)                                 Page 3

Article VII - EFFECTIVE DATE

This SIMPLE plan is effective_______________ .(See instructions.)

_________________________________  ______________________________
Name of Employer                    By:   Signature          Date

_________________________________  ______________________________
Address of Employer                 Name and title

The undersigned agrees to serve as designated financial institution, receiving all contributions made pursuant to this SIMPLE plan and depositing those contributions to the SIMPLE IRA of each eligible employee as soon as practicable. Upon the request of any participant, the undersigned also agrees to transfer the participant's balance in a SIMPLE IRA established under this SIMPLE plan to another IRA without cost or penalty to the participant.

CAPITAL GUARDIAN TRUST COMPANY  /s/Michael D. Beckman
______________________________  ________________________________
Name of designated              By: Signature     Date
financial institution

333 S. Hope Street     Michael D. Beckman, Senior Vice President
Los Angeles, CA 90071                 and Treasurer
_____________________  _________________________________________
 Address                               Name and title

*This amount will be adjusted to reflect any annual cost-of-living increases announced by the IRS.

Cut Here
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

              MODEL NOTIFICATION TO ELIGIBLE EMPLOYEES

I.  OPPORTUNITY TO PARTICIPATE IN THE SIMPLE PLAN

    You are eligible to make salary reduction contributions to the SIMPLE plan. This notice and the attached summary description provide you with information that you should consider before you decide whether to start, continue, or change your salary reduction agreement.

II.  EMPLOYER CONTRIBUTION ELECTION

     For the _____ calendar year, the employer elects to contribute to your SIMPLE IRA (employer must select either (1), (2), or (3)):

   [] (1) A matching contribution equal to your salary reduction contributions up to a limit of 3% of your compensation for the year;

   [] (2) A matching contribution equal to your salary reduction contributions
up to a limit of________% (employer must insert      a number from 1 to 3 and
is subject to certain restrictions) of your compensation for the year; or

   [] (3) A nonelective contribution equal to 2% of your compensation for the year (limited to $160,000*) if you are an employee who makes at least $ ________________ (employer must insert an amount that is $5,000 or less) in compensation for the year.

III. ADMINISTRATIVE PROCEDURES

     If you decide to start or change your salary reduction agreement, you must complete the salary reduction agreement and return it to__________________________________ (employer should designate a place or individual)by __________________ (employer should insert a date that is not less than 60 days after notice is given).



                  MODEL SALARY REDUCTION AGREEMENT

I. SALARY REDUCTION ELECTION

   Subject to the requirements of the SIMPLE plan of ____________ (name of employer) I authorize ____ % or
           $__________________ (which equals _______% of my current rate of pay) to be withheld from my pay for each pay period and contributed to my SIMPLE IRA as a salary reduction contribution.

II.  MAXIMUM SALARY REDUCTION

     I understand that the total amount of my salary reduction contributions in any calendar year cannot exceed $6,000.*
III.  DATE SALARY REDUCTION BEGINS

      I understand that my salary reduction contributions will start as soon as permitted under the SIMPLE plan and as soon as administratively feasible or, if later,_______________________ (Fill in the date you want the salary reduction contributions to begin. The date must be after you sign this agreement.)

IV.  DURATION OF ELECTION

     This salary reduction agreement replaces any earlier agreement and will remain in effect as long as I remain an eligible employee under the SIMPLE plan or until I provide my employer with a request to end my salary reduction contributions or provide a new salary reduction agreement as permitted under this SIMPLE plan.

Signature of employee   __________________________________
Date                    __________________________________

*This amount will be adjusted to reflect any annual cost-of-living increases announced by the IRS.


Printed on recycled paper
Litho in USA CGD/WPG/3277
(c) 1997 American Funds Distributors, Inc.
Lit. No. RPSB-010-0297




[The American Funds Group(r)]

403(B) RETIREMENT PLAN AND CUSTODY AGREEMENT

TERMS AND CONDITIONS

ARTICLE I -- INTRODUCTION

This Agreement is intended to establish a Retirement Plan in accordance with Sec. 403(b)(7) of the Code and shall be construed accordingly.
This Agreement shall take effect upon its execution by the Employer named on the Application.

ARTICLE II -- Definitions As used in this Agreement, the following terms shall have the meaning hereinafter set forth, unless a different meaning is plainly required by the context:

1.   "ACCOUNT" means the separate account(s) the Plan      Administrator or the
Custodian, if separate sub-accounts are established by the Employer, maintains for each Participant under the Plan.

2.   "ACCOUNT BALANCE" means the value of the Participant's    Account or
multiple Accounts as of any date.

3. "AGREEMENT" means the American Funds 403(b) Retirement Plan and Custody Agreement.

4. "APPLICATION" means the accompanying instrument executed by the Employer whereby the terms and conditions of the Agreement are adopted. The Application is hereby made a part of the Agreement as if set forth herein.

5.   "CODE" means the Internal Revenue Code of 1986, as amended.

6. "COMPENSATION" means the remuneration received by an Employee which is includable in gross income for the taxable year of the Employee. For Plan Years beginning on and after January 1, 1994, Compensation shall not exceed the Omnibus Budget Reconciliation Act of 1993 (OBRA '93) annual compensation limit of $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Sec. 401(a)(17)(B). The cost of living in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. "Includable Compensation" means, for the Employee's Taxable Year, the total Compensation paid to an Employee for services rendered to the Employer which the Employee must include in gross income for his Taxable Year. Includable Compensation specifically does not include any amount excludable from the Employee's gross income under this Plan, or any other amount
excludable from the    Employee's gross income for federal income tax purposes.

7. "CUSTODIAL ACCOUNT" means the custodial account established under the terms of this Agreement pursuant to Code Sec. 403(b)(7) to hold Designated Investment Company(ies) shares and/or cash.

8. "CUSTODIAN" means Capital Guardian Trust Company, or any successor thereto.

9. "DESIGNATED INVESTMENT COMPANY(IES)" means one or more of the regulated investment companies (as the term "Regulated Investment Company" is defined pursuant to Sec. 403(b)(7)(C) of the Code) for which Capital Research and Management Company or an affiliate serves as investment adviser.

10. "EFFECTIVE DATE" means the date on which the Employer's Plan or amendment to such Plan becomes effective.

11. "ELECTIVE DEFERRAL" means any employer contributions made at the election of the Employee to this Custodial Account or another plan. This includes any employer contributions made on behalf of an Employee under Code Sec. 403(b) pursuant to a salary reduction agreement and any contributions made on behalf
of an Employee     pursuant to an election to defer compensation under any Sec.
401(k), Sec. 408(k), Sec. 457 or Sec. 403(b) plan.

12.  "EMPLOYEE" means any employee of the Employer.

13. "EMPLOYER" is the Employer named in the Application. The Employer shall be an organization described in Sec. 403(b)(1)(A) of the Code.

14. "EXCESS ELECTIVE DEFERRAL" means those Elective Deferrals that are includable in an Employee's gross income under Code Sec. 402(g) to the extent the Employee's Elective Deferrals for a taxable year exceed the dollar limitation thereunder.

15. "HIGHLY COMPENSATED EMPLOYEE" means an Employee who, during the Plan Year or during the preceding 12-month period:

(a) has Compensation in excess of $75,000 (as adjusted by the Commissioner of Internal Revenue for the relevant year);

(b) has Compensation in excess of $50,000 (as adjusted by the Commissioner of Internal Revenue for the relevant year) and is part of the top-paid 20% group of employees (based on Compensation for the relevant year); or

(c)  has Compensation in excess of 50% of the dollar      amount prescribed in
Code Sec. 415(b)(1)(A) and is an officer of the Employer.

If the Employee satisfies the definition in clause (a), (b) or (c) in the Plan Year but does not satisfy clause (a), (b) or (c) during the preceding 12-month period, the Employee is a Highly Compensated Employee only if he is one of the 100 most highly compensated Employees for the Plan Year. If no Employee satisfies the Compensation requirement in clause (c) for the relevant year, the Plan Administrator will treat the highest paid officer as satisfying clause (c) for that year.

For purposes of this section 15, "Compensation" means Compensation as defined in section 6 above, except Compensation must include "elective deferrals" (as defined in section 11 above). The Plan Administrator must make the determination of who is a Highly Compensated Employee, including the determinations of the number and identity of the top-paid 20% group, the top 100 paid Employees, and the relevant Compensation, consistent with Code Sec. 414(q) and the regulations issued thereunder. The Employer may make a calendar year election to determine the Highly Compensated Employees for the Plan Year, as prescribed by Treasury regulations. A calendar year election must apply to
all   plans and arrangements of the Employer. For purposes of   applying any
nondiscrimination test required under the Plan or the Code, in a manner consistent with applicable Treasury regulations, the Plan Administrator will treat a Highly Compensated Employee and all family members (a spouse, a lineal ascendent or descendant, or a spouse of a lineal ascendant or descendant) as a single Highly Compensated Employee, but only if the Highly Compensated Employee is one of the 10 highly Compensated Employees with the greatest Compensation for the Plan Year. This aggregation rule applies to a family member even if the family member is a highly Compensated Employee without family aggregation. In
the event of repeal of the family aggregation rules under Code   Sec.
414(q)(6), all applications of such rules under this   Plan will cease as of
the effective date of such repeal.

Highly Compensated Employee includes Highly Compensated active Employees and Highly Compensated former Employees.

16.  "HOUR OF SERVICE" means:

(a) each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment, for the performance of duties. The Plan Administrator credits Hours of Service under this paragraph (a) to the Employee for the computation period in which
the      Employee performs the duties, irrespective of when paid;

(b) each Hour of Service for back pay, irrespective of mitigation of damages, to which the Employer has agreed or for which the Employee has received an award. The Plan Administrator credits Hours of Service under this paragraph (b) to the Employee for the computation period(s) to which the award or agreement pertains rather than for the computation period in which the award, agreement or payment is made; and

(c) each Hour of Service for nonperformance of duties as required to be credited in accordance with Department of Labor regulations section 2530.200b-2(b).

17.  "PARTICIPANT" is an Employee who is eligible to be and     becomes a
Participant in accordance with the provisions of Article Ill.

18. "PLAN ADMINISTRATOR" shall be the Employer unless the    Employer
designates another person to hold the position of Plan Administrator.

19. "PLAN ENTRY DATE" means the date an Employee commences participation in the Plan with respect to Employer contributions, other than Elective Deferrals. The Employer shall specify the Entry Date in the Application; if no date is specified, Plan Entry Date will mean the first day of the Plan Year and the first day of the seventh month of the Plan Year.

20."Plan Year" shall be the calendar year or such other 12-month period as selected by the Employer in the Application.

21. "QUALIFIED DOMESTIC RELATIONS ORDER (QDRO)" shall mean a signed domestic relations order issued by a State Court which creates, recognizes or assigns to an alternate payee(s) the right to receive all or part of an Employee's interest in his or her Custodial Account, and which meets the requirements of Code Sec. 414(p). An alternate payee is a spouse, former spouse, child, or other dependent who is treated as a beneficiary under the Account as a result of the QDRO.

22. "SPONSOR" shall mean American Funds Distributors, Inc. or any successor thereto.

23.  "TAXABLE YEAR" means the taxable year of the Employee.

ARTICLE III -- PARTICIPATION IN PLAN

ELECTIVE DEFERRALS. Each Employee becomes eligible to make Elective Deferrals on the Deferral Entry Date (if employed on that date) immediately following his/her Employment Commencement Date. "Deferral Entry Date" means the Effective Date and the first day of every month thereafter. "Employment Commencement Date" means the date on which the Employee first performs an Hour of Service for the Employer. For purposes of this section, an Employer may exclude:

(1) employees whose contributions under the Plan's maximum percentage would be less than $200;

(2)  nonresident aliens described in Code Sec. 410(b)(3)(C);

(3) employees who are students performing services described in Code Sec. 3121(b)(10); and

(4)  students who normally work less than 20 hours per week.

EMPLOYER CONTRIBUTIONS. Employees who meet the eligibility requirements in the Application on the Effective Date of the Plan shall become Participants on the Effective Date of the Plan. If so elected in the Application, all Employees employed on the Effective Date of the Plan may participate, even if they have not satisfied the Plan's specified eligibility requirements. Other Employees, upon meeting the eligibility requirements, shall become Participants in the Plan on the Plan Entry Date selected in the Application, if employed on that date.

CORRECTION OF ADMINISTRATIVE ERROR;, SPECIAL CONTRIBUTION. Notwithstanding anything to the contrary herein, if the Employer determines that an error has been made in crediting contributions to the Account of any Participant, the Employer may make a special contribution to the Account of said Participant and the Employer may take any other administrative action which it deems necessary or appropriate to correct such error. If in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution for the year has been made by the Employer, the Employer shall make a subsequent contribution with respect to the omitted Employee in the amount (other than salary deferrals which could have been made) which the said Employer would have contributed with respect to the Employee had he not been omitted.

ARTICLE IV -- ESTABLISHMENT OF CUSTODIAL ACCOUNT

By executing the Application, the Employer shall open and maintain with the Custodian a Custodial Account or Accounts in accordance with the provisions of Sec. 403(b)(7) of the Code. Such Account(s) shall be used exclusively to hold title to Designated Investment Company shares and/or cash for the benefit of the Participants.

ARTICLE V -- RECEIPT AND INVESTMENT OF CONTRIBUTIONS

For each Plan Year, the Employer will contribute to the Custodial Account(s) the amount by which the Participant has elected to reduce his/her Compensation ("Elective Deferrals") for the Plan Year under the salary reduction agreement on file with the Employer. Elective Deferrals shall be deposited in the Custodial Account(s) within 30 days after being withheld from the Participant's pay.

In addition, the Employer will contribute to the Custodial Account(s) any of the following amounts as selected by the Employer on the Application:

1.   MATCHING CONTRIBUTIONS.

The Employer may contribute an amount equal to a percentage the Employer may from time to time deem advisable of the Participant's Elective Deferrals.
Elective   Deferrals do not include Elective Deferrals which are Excess
Elective Deferrals under section 2 of Article VI. For this purpose: (a) Excess Elective Deferrals relate first to Elective Deferrals for the Plan Year not otherwise eligible for a matching contribution; and (b) if the Plan Year is not a calendar year, the Excess Elective Deferrals for a Plan Year are the last deferrals made for a calendar year. The Employer will determine the amount of its matching contributions by disregarding Participants not entitled to an allocation of matching contributions.

2.   DISCRETIONARY EMPLOYER CONTRIBUTIONS.

The amount the Employer may from time to time deem advisable. Discretionary Employer Contributions may be made in addition to the Matching Contributions or in lieu of the Matching Contributions, as selected by the Employer in the Application. If the Employer elects to make both a matching contribution and a discretionary additional contribution, the matching contribution will be made first, up to the maximum amount specified in the Application. Employer contributions in excess of the maximum match amount will be allocated to all eligible Participants in proportion to his or her Compensation as a percentage of the Compensation of all eligible Participants. All contributions shall be accompanied by written instructions specifying the Custodial Account number(s) to which they are to be credited and the Designated Investment Company shares to be purchased.

The Employer contributes to this Plan on the condition its contribution is not due to mistake of fact. The Custodian, upon written request from the employer, must return to the Employer the amount of the Employer's contribution made by the Employer by mistake of fact.

Participants shall be given the option to direct the investments of their Accounts among alternative investment funds established as part of the overall Custodial Account on forms prescribed by the Employer. Pursuant to the Employer's written instructions, the Custodian shall invest and reinvest contributions credited to the Custodial Account(s) in Designated Investment Company shares. The Account(s) shall be credited with the profits or losses of the investment in such Account. The amount of each contribution credited to an Account to be applied to the purchase of Designated Investment Company shares shall be invested by the Custodian at the applicable offering price as described in the Designated Investment Company's prospectus. The Custodian shall have no discretionary investment responsibility and in no event be liable to any person for following investment instructions given in the manner provided herein.

The Participant shall be the beneficial owner of such Participant's interest in an Account, and the Participant (or if the Participant is deceased, the beneficiary) may be given the opportunity to direct the specific investment(s) for the Participant's interest in accordance with the terms of this Agreement.

All dividends and capital gain distributions received on the Designated Investment Company shares held in the Custodial Account(s) shall be reinvested in such shares and shall be credited to the Custodial Account(s). If any distribution on Designated Investment Company shares may be received at the election of the shareholder in additional shares or in cash or other property, the Custodian shall elect to receive it in additional shares.

Except as provided in Article IX, upon receipt of proper instructions from the Employer, the Custodian shall sell, redeem, purchase or exchange shares held in the Custodial Account, provided that the shares held in such Account shall be limited to, and any subsequent investments arising within such Custodial Account shall be invested solely in, shares of the Designated Investment Companies.

ARTICLE VI -- LIMITS ON CONTRIBUTIONS

1. CODE SEC. 415 LIMITATIONS. Notwithstanding anything to the contrary contained in this Agreement, the total contributions made on behalf of a Participant for any year will not exceed the limits imposed by Code Sec. 415, as they may be adjusted from time to time. The limits of Code Sec. 415 are herein incorporated by reference.

For purposes of applying the Code Sec. 415 limitation, "Compensation" means
compensation as defined in   Section 6, Article II except Compensation does not
include Elective Deferrals. The limitation year is the calendar year. If, in any Taxable Year, the Employer contributes an amount which exceeds the Employee's Code Sec. 415 limit, the Plan will not treat the excess contribution as a contribution to a Sec. 403(b) Plan. however, in calculating the Employee's
exclusion allowance for future   Taxable Years, the Plan treats the excess
contribution as an amount contributed by the Employer to a Sec. 403(b) Plan, to
the extent not returned to the Participant under   the next paragraph.
Accordingly, for future Taxable Years the Employee must reduce his/her exclusion allowance by the amount of any excess contribution under Code Sec. 415 made in prior Taxable Years.

Notwithstanding anything to the contrary contained in this Agreement, if, as a result of a reasonable error in estimating a Participant's annual Compensation or a reasonable error in determining the amount of Elective Deferrals that may be made with respect to a Participant under the limits of this section 1, or under other facts and circumstances to which Regulation 1.415-6(b)(6) shall apply, the annual additions under this Plan for the Participant would cause the limitations of this Section for the limitation year to be exceeded, the Plan may distribute to the Participant any Elective Deferrals to the extent that such return would reduce the excess amounts in such Participant's account. Excess amounts attributable to Elective Deferrals under this Plan shall not be deemed annual additions in that limitation year to the extent that such excess amounts are distributed to the Participant. For purposes of this section, "excess amounts" shall mean the annual additions credited to the Participant that exceed the limitations of this section. Any excess amounts distributed to the Participant under this section will be disregarded for purposes of Code Sec. 402(g). Any Matching Contributions attributable to such returned Elective Deferrals shall be forfeited. Such forfeiture shall be used to reduce Employer contributions for the following Plan Year.

2. LIMITATIONS ON ELECTIVE DEFERRALS. The amount of Elective Deferrals for any Taxable Year made to this Custodial Account and all other plans, contracts or arrangements of the Participant shall not exceed the dollar limit in effect under Code Sec. 402(g) at the beginning of such Taxable Year. In the event that a Participant has Excess Elective Deferrals, he or she may designate Elective Deferrals made during a Taxable Year to this Custodial Account as Excess Elective Deferrals by notifying the Employer on or before March 1 of the amount of Excess Elective Deferrals. Notwithstanding any other provision of this Agreement, the Employer shall direct the Custodian to distribute Excess Elective Deferrals, adjusted to reflect any credited investment experience up to the date of distribution, no later than April 15 to any Participant who designates Elective Deferrals as Excess Elective Deferrals for such Taxable Year.

3. EXCLUSION ALLOWANCE LIMITATION. The exclusion allowance for an Employee for any Taxable Year is an amount equal to the excess of:

(a)  the amount determined by multiplying 20% of his/her     Includable
Compensation by the number of Years of Service, over

(b) the aggregate of the amount contributed by the Employer to the Employee's Account and excludable from the Employee's gross income for any prior Taxable Year.

In computing the aggregate of amounts contributed by the Employer to the Employee's Account under section the Employee will include:

(c) amounts excludable from the Employee's Compensation under Code Sec. 457(a) for any prior Taxable Year taken into account as a Year of Service, and

(d) contributions made by the Employer to a qualified trust described in Code Sec. 401(a) and exempt from tax under Code Sec. 501(a) for any prior Taxable Year taken into account as a Year of Service.

For purposes of an Employee's exclusion allowance, "Year of Service" means each Taxable Year during which the Employee is a full-time Employee for the entire Taxable Year. The Employer will make its determination as to whether an Employee is a full-time Employee in accordance with Treasury regulations. The Employee will receive credit for a fraction of a Year of Service for each Taxable Year during which he/she is a full-time Employee for part of a Taxable Year, or for each Taxable Year during which he/she is a part-time Employee for the entire Taxable Year or for a part of a Taxable Year. The Plan will compute fractional Years of Service in a manner consistent with the applicable Treasury regulations.

In no event may the exclusion allowance exceed the Code Sec. 415 limitation in section 1 above.

4. SPECIAL ELECTIONS. An Employee of an educational organization, a hospital, home health service agency, a health welfare service agency, a church, a convention or association of churches, or an organization described in Code Sec. 414(e)(3)(B)(ii) may elect to substitute one of the three alternative exclusion allowances for the limitation described in section 3 above:

(a) For the Taxable Year in which an Employee separates from service, the Employee calculates his exclusion allowance under section 3 above without regard to the 25% limitation of the Plan. However, in determining this limitation, the Employee may take into account only Years of Service for the
Employer and     contributions made by the Employer during the period of Years of Service (not exceeding 10) ending on the date of his or her separation from service.

(b) For any Taxable Year, the Employee may elect to exclude the least of the following amounts:

(i)  25% of Includable Compensation plus $4,000;

(ii) the amount of the exclusion allowance determined for the Taxable Year under section 3 above;

(iii)$15,000.

(c) For any Taxable Year, the Employee may elect to exclude the lesser of $30,000 or 25% of Includable Compensation.

(d)  An election by an Employee to have any one of the      alternative
exclusion allowances under this section 4 apply precludes an election to have any other alternative exclusion allowance apply for future Taxable Years. Any election made under this section 4 is irrevocable.

(e)  For purposes of applying this section 4, the following       definitions
will apply:

(i) An "educational organization" means an educational organization described in Code Sec. 170(b)(1)(A)(ii).

(ii) A "home health service agency" means an organization described in Code Sec. 501(c)(3) which is exempt from tax under Code Sec. 501(a) and which the Secretary of Health, Education, and Welfare has determined is a home health agency as defined in Sec. 1861(o) of the Social Security Act.

(iii)A "church" or a "convention or association of churches" has the same meaning as prescribed by Code Sec. 414(c).

ARTICLE VII -- MATCHING CONTRIBUTIONS DISCRIMINATION TEST

PARTICIPANT MATCHING CONTRIBUTIONS -- SPECIAL DISCRIMINATION TEST. The Plan Administrator must determine whether the Participant matching contributions described in section 1 of Article V of the Plan satisfy either of the following average contribution percentage ("ACP") tests:

1. the ACP for the Highly Compensated Group does not exceed 1.25 times the ACP of the Nonhighly Compensated Group; or

2. the ACP for the Highly Compensated Group does not exceed the ACP for the Nonhighly Compensated Group by more than two percentage points and the ACP for the Highly Compensated Group is not more than twice the ACP for the Nonhighly Compensated Group.

DEFINITIONS:

For purposes of applying this section, the following definitions apply:

3. "HIGHLY COMPENSATED EMPLOYEE" means an Eligible Employee who satisfies the definition of Section 15 of Article II of the Plan.

4. "NONHIGHLY COMPENSATED EMPLOYEE" means an Eligible Employee who is not a Highly Compensated Employee (as defined in section 15 of Article II of the
Plan) and who is not a family member treated as a Highly Compensated Employee.

5. "ELIGIBLE EMPLOYEE" means a Participant who is eligible to receive matching contributions (or would be eligible if he made the type of contributions necessary to receive an allocation of matching contributions.)

6. "HIGHLY COMPENSATED GROUP" means the group of Eligible Employees who are Highly Compensated Employees for the Plan Year.

7. "NONHIGHLY COMPENSATED GROUP" means the group of Eligible Employees who are Nonhighly Compensated Employees for the Plan Year.

8. "COMPENSATION" means, except as specifically provided in this section, Compensation as defined in Code Sec. 414(s). The Plan may limit Compensation taken into account to Compensation received only for that portion of the Plan Year in which the Employee was an Eligible Employee and only for the portion of the Plan Year in which the Plan was in effect.

9. "EXCESS AGGREGATE CONTRIBUTIONS" means the excess, if any, of the aggregate contribution percentage amounts taken into account in computing the numerator of the contribution percentage actually made on behalf of Highly Compensated Employees over the maximum contribution percentage amounts permitted by the ACP test. Such determination shall be made after first
determining    Excess Elective Deferrals pursuant to Article VI, section 2.

Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, distributed no later than the last day of the Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. If such Excess Aggregate Contributions are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10 percent excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as annual additions under the Plan. Excess Aggregate Contributions shall be adjusted for any income or loss up to the end of the Plan Year. Income or loss will be calculated under the method used to calculate investment earnings and losses elsewhere in the Plan.

ARTICLE VIII -- NORMAL RETIREMENT AGE -- NONFORFEITABLE  ACCOUNT

1. NORMAL RETIREMENT AGE. A Participant's Normal Retirement Age is 65 years of age, unless an earlier age is specified in the Application.

2. NONFORFEITABLE ACCOUNT. The interest of any Participant in the balance of his Account is at all times 100% vested and nonforfeitable.

ARTICLE IX -- PAYMENT OF BENEFITS

1. PAYMENT OF BENEFITS. The amount credited on behalf of an Participant to the Custodial Account shall be distributed to the Participant or commence to be distributed to the Participant in accordance with the Employer's written instructions to the Custodian, provided that no amounts shall be distributed, paid or made available to a Participant before the Participant dies, attains age 59-1/2, separates from service with the Employer, becomes disabled (within
the meaning of the next paragraph) or     encounters financial hardship. The
Custodian may require satisfactory evidence of eligibility for distribution.
 Distributions may also be made pursuant to a QDRO. For purposes of making distributions under the provisions of a QDRO, the qualified early retirement age with regard to the Participant against whom the QDRO is entered shall be the date the QDRO is determined to be qualified. This will only allow payout to the alternate payee(s).

 2. DISABILITY DISTRIBUTION. A Participant shall be considered to be permanently disabled if he or she is unable to engage in any substantial gainful activity because of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration. The Custodian shall not be required to make distribution under this section until it has received appropriate medical evidence to that effect.

3.    HARDSHIP DISTRIBUTION. Any request for a distribution       based on
"financial hardship" shall be accompanied by a       supporting affidavit from
the Participant stating that the       Participant has incurred a "financial
hardship" within the       meaning of Sec. 403(b)(7)(A)(ii) of the Code and any
rules       and regulations promulgated thereunder. The Custodian may
conclusively rely upon the statements in the Participant's affidavit. The Participant's Elective Deferral contributions will be suspended for all plans maintained by the Employer (other than nondeferred benefits under Code Sec. 128 plans) for twelve months after the receipt of the hardship distribution.

4.   FORM OF DISTRIBUTION. The form of distribution shall be    made in
accordance with the Participant's election as approved by the Employer and filed with the Custodian and may be paid in cash or kind, in any one or more of the following ways:

(a)  a single sum payment;

(b)  equal or substantially equal payments over the life of the Participant;

(c) equal or substantially equal payments over the lives of the Participant and his or her designated beneficiary;

(d) equal or substantially equal payments over a specified period that may not be longer than the Participant's life expectancy; or

(e) equal or substantially equal payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Participant and his or her designated beneficiary.

5.   MINIMUM DISTRIBUTION REQUIREMENTS. Distributions shall    commence from
benefits accrued after December 31, 1986 (the "applicable amount") no later than April 1 of the calendar year following the year in which the Participant attains age 70-1/2 (the "required beginning date"). For each succeeding year, a distribution must be made on or before December 31. By the required beginning date the Participant may elect to have the applicable amount in the Account distributed in a form described in section 4 above.

The minimum amount to be distributed each year (commencing with the required beginning date and each year thereafter) must be at least an amount equal to the quotient obtained by dividing the prior year-end value of the applicable amount of the Custodial Account, expressed in either dollars or units, by the life expectancy of the Participant or joint life and last survivor expectancy of the Participant and the Participant's designated beneficiary, whichever is
applicable. For determining such life   expectancy, the expected return
multiples in Sec. 1.72-9 of      the Federal Income Tax Regulations, as
amended, shall be used.

If the Participant dies before his or her applicable amount is distributed or before such distribution has been completed, then the amount credited to the Custodial Account which accrued on or after January 1, 1987 shall be distributed as follows:

(a)  if the Participant dies after the distribution of his or     her interest
has commenced, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

(b) if the Participant dies prior to the time benefit payments begin, any portion of his or her interest payable to (or for the benefit of) a designated beneficiary will be paid as follows:

(i)  by December 31 of the year containing the fifth     anniversary of the
Participant's death; or

(ii) in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Participant's death. If, however, the beneficiary is the Participant's surviving spouse, then this distribution is
not      required to begin before December 31 of the year in which the
Participant would have reached age 70-1/2.

(C) unless otherwise elected by the Participant prior to the commencement of distributions or, if applicable, by the surviving spouse where the Participant dies before distributions have commenced, life expectancies of the Participant or spouse beneficiary shall be recalculated annually for purposes of distributions under Sec. 5(a) and Sec. 5(b). An election not to recalculate shall be irrevocable and shall apply to all subsequent years. The life
expectancy of a non-spouse    beneficiary shall not be recalculated.

(d) for purposes of this section, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving. spouse when the child reaches the age of majority. An individual may satisfy the minimum distribution requirements under Sec. 401(a)(9) of the Code by receiving a distribution from one custodial account that is equal to the amount required to satisfy the minimum distribution requirements for two or more custodial accounts. For this purpose, the Employee of two or more custodial accounts may use the 'alternative method' described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above.

Notwithstanding any provision of this Agreement to the contrary, the distribution of an individual's interest shall be made in accordance with the minimum distribution requirements of Sec. 403(b)(10) of the Code and the regulations thereunder, including the incidental death benefit provisions of Sec. 1.401(a)(9)-2 of the proposed regulations, all of which are herein incorporated by reference.

The Custodian has no duty to determine a Participant's eligibility for distribution or to commence distribution until receipt of written instructions from the Employer satisfactory to the Custodian.

The Employer shall notify the Custodian in writing of any request for distributions and such notice shall set forth the amount and the date distributions shall commence and the requested method of distribution.

6. DESIGNATION OF BENEFICIARY. A Participant shall have the right to designate or change a beneficiary to receive any benefit from the Account to which such Participant may be entitled in the event of the Participant's death prior to complete distribution of the Account. If no such designation is in effect at the time of the Participant's death, the Participant's beneficiary shall be the Participant's estate. The Participant may designate or change a beneficiary only by written notice to the Custodian in a form acceptable to the Custodian, but the Custodian shall have no responsibility to determine the validity of a beneficiary designation.

The designation or change will, upon recording by the Custodian, take effect as of the time the written notice was signed, whether or not the Participant is living at the time of recording but without liability as to any payment or other settlement made by the Custodian before recording the designation or change. If no such designation is in effect, or if the designation is incomplete or ineffective then the Participant's beneficiary shall be the Participant's estate. To the extent permitted by law, the Custodian shall not be liable for any payment to a designated beneficiary or Participant's estate made in good faith.

7.   DIRECT ROLLOVER OF ELIGIBLE ROLLOVER DISTRIBUTIONS.

(a) This provision applies to distributions made on or after January 1, 1993. Notwithstanding any provision of this Agreement to the contrary that would otherwise limit a distributee's election under this Agreement, a distributee may elect, at the time and in the manner prescribed by law, to have any portion
   of an eligible rollover distribution paid directly to an     eligible
retirement plan specified by the distributee in a direct rollover.
For purposes of this section, the following definitions apply:

(i) "ELIGIBLE ROLLOVER DISTRIBUTION" shall mean any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Sec. 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income.

(II) "ELIGIBLE RETIREMENT PLAN" shall mean an individual retirement account described in Sec. 408(a) of the Code, an individual retirement annuity described in Sec. 408(b) of the Code, an annuity plan described in Sec. 403(a) of the Code, or a custodial account described in Sec. 403(b) of the Code, that accepts the Employee's eligible rollover distribution. However, in the ease of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or an individual retirement annuity.

(iii)"DISTRIBUTEE" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former
Employee's spouse or former spouse   who is an alternate payee under a QDRO, as
defined in Sec. 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(iv) "DIRECT ROLLOVER" shall mean a payment by the        Custodian to the
eligible retirement plan specified by the distributee.

(b) For distributions on and after January 1, 1994, if such distribution is one to which Sec. 401(a)(11) and Sec. 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Sec. 1.411(a)-ll(c) of the Regulations is given, provided that:

(i) the distributee is informed that the distributee has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(ii) the distributee, after receiving the notice, affirmatively elects a distribution.

8. APPEAL PROCEDURE FOR DENIAL OF BENEFITS. A Participant or a beneficiary ("Claimant") may file with the Plan Administrator a written claim for benefits, if the Claimant determines the distribution procedures of the Plan have not provided him or her the proper nonforfeitable Account Balance. The Plan Administrator must render a decision on the claim within 60 days of the Claimant's written claim for benefits. The Plan Administrator must provide adequate notice in writing to the Claimant whose claim for benefits under the Plan the Plan Administrator has denied. The Plan Administrator's notice to the Claimant must set forth:

(a)  The specific reason for the denial;

(b) Specific references to pertinent Plan provisions on which the Plan Administrator based its denial;

(c) A description of any additional material and information needed for the Claimant to perfect his or her claim and an explanation of why the material or information is needed; and

(d)  That any appeal the Claimant wishes to make of the       adverse
determination must be in writing to the Plan       Administrator within 75 days
after receipt of the Plan       Administrator's notice of denial of benefits.
The Plan       Administrator's notice must further advise the Claimant that his or her failure to appeal the action of the Plan Administrator in writing within the 75-day period will render the Plan Administrator's determination final, binding and conclusive.

If the Claimant should appeal to the Plan Administrator the Claimant, or his or her duly authorized representative, may submit in writing whatever issues and comments Claimant or his or her duly authorized representative feels are pertinent. The Claimant or his or her duly authorized representative, may review pertinent Plan documents. The Plan Administrator will re-examine all
facts related to the appeal and make a final determination   as to whether the
denial of benefits is justified under the   circumstances. The Plan
Administrator must advise the Claimant of its decision within 60 days of the Claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the 60-day limit unfeasible, but in no event may the Plan Administrator render a decision respecting a denial for a claim for benefits later than 120 days after its receipt of a request for review.

The Plan Administrator's notice of denial of benefits must clearly identify the name of each member of the Plan Administrator and the name and address of the Plan Administrator member to whom the Claimant may forward his appeal.

ARTICLE X -- OWNERSHIP OF SECURITIES

All securities in a form necessitating registration may be registered in the name of the Custodian or its nominee, or in such other manner as may be acceptable to the Custodian, and the Employee agrees to hold the Custodian or any such nominee harmless from any liability as a holder of record. The Custodian shall have the power in its reasonable discretion to leave any securities or cash in its custody hereunder, for safekeeping or on deposit with such banks, transfer agents, or other custodians as the Custodian may select, provided that the entity with custody of the assets shall at all times identify such assets as belonging to the Account, and provided, further, that such entity must be qualified to act as a custodian under applicable law. Nothing herein shall be construed to restrict the Custodian's authority not to require the issuance of certificates when ownership of unissue shares of a Designated Investment Company is permitted. The Custodian shall hold all assets delivered to it, and all income attributable thereto, separate from its own assets, identify them in its books and records as assets of the Account, and shall invest, disburse, hold and otherwise dispose of such assets, and the proceeds thereof, in accordance with this Agreement.

ARTICLE XI -- VOTING SECURITIES

The Custodian may deliver to the Employer copies of any notices of shareholder meetings, prospectuses, proxies and proxy information and such shareholder reports which are received by the Custodian with respect to Designated Investment Company shares held in the Custodial Account. The Custodian shall not vote any of such shares except in accordance with the written instructions of the Employer.

ARTICLE XII -- AMENDMENT AND TERMINATION

The Employer, by the establishment of this Account, delegates to the Custodian the power to make any retroactive or prospective modification of, or amendment to, this Agreement which is necessary to conform the Agreement to, or satisfy the conditions of, any law, governmental regulation or ruling, and any prospective amendment which is desirable for the administration of this Agreement, and by doing so shall be deemed to have consented to each such amendment or modification. Notwithstanding the preceding sentence, no amendment shall be made which would have the effect of allowing any part of the Account to be used for any purpose other than for the exclusive benefit of the Participant or beneficiary nor shall any amendment increase or decrease the duties or liabilities of the Custodian without its consent. The Custodian has no affirmative obligation to amend the Agreement for any purpose.

If the Employer adopts this Agreement as a continuation of a similar prior agreement maintained by the Employer under Sec. 403(b) of the Code, such prior agreement may be deemed to have been amended in its entirety if the Employer requests such action in writing to the Custodian. Following acceptance of such request, the Custodian shall accept from the prior custodian the cash proceeds or designated shares of Designated Investment Company of such prior account and all records pertaining thereto. If the Employer adopts another agreement qualified and maintained under Sec. 403(b) of the Code, as a continuation of this Agreement, such other agreement may be deemed to have entirely amended this Agreement if the Employer requests such action in writing to the Custodian. Following such request, the Custodian shall deliver to the successor custodian all assets in the Account.

This Agreement shall terminate upon the complete distribution of all Accounts to the Participant, beneficiaries, a successor custodian under an agreement or program described in Sec. 403(b) of the Code, or to a trustee under an account described in Sec. 408(a) of the Code. The Custodian shall have the right to terminate this Agreement upon 60 days' prior written notice to the Employer. In such event, upon expiration of such period, the Custodian shall distribute the Account to such successor custodian as the Employer shall designate; provided, however, that if such successor does not provide the Custodian with formal notice of its willingness to accept such assets, or, if the Employer fails to designate a successor custodian prior to the expiration of such period, then the Custodian shall distribute the Account to the Employer.

ARTICLE XIII -- CONCERNING THE CUSTODIAN

The Custodian shall be under no duty to take any action other than as herein specified with respect to the Custodial Account unless the Employer shall furnish the Custodian with instructions in proper form and such instructions shall have been specifically agreed to by the Custodian in writing. Unless otherwise expressly mandated by law, the Custodian shall not be required to defend or engage in any suit with respect to the Custodial Account unless the Custodian shall have first agreed in writing to do so and shall have been fully indemnified to the satisfaction of the Custodian. The Custodian may conclusively rely upon and shall be protected in acting upon any written order from the Employer permitted by this Agreement or any other notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have properly executed, and, so long as it acts reasonably in good faith, in taking or omitting to take any other action. The Custodian may retain assets in cash or cash balances pending receipt of proper investment instructions and shall not be liable for interest on any such cash or cash balances.

The Custodian shall have no responsibility for determining the amount of any contribution to be made to the Account nor for the collection of such contributions. Any reports or instructions prepared by or on behalf of the Custodian for the Employer shall be solely for the convenience of the Employer. The Employer shall be solely responsible for deter- mining and having the Employer remit to the Custodian the correct amount of contribution.

The Employer shall have the sole authority to enforce this Agreement on behalf of any and all persons having or claiming any interest in the Custodial Account by virtue of this Agreement.

ARTICLE XIV -- REPORTS OF THE CUSTODIAN

The Custodian shall keep accurate and detailed records of all receipts, investments, disbursements and other transactions required to be performed hereunder. The Custodian shall file with the Employer statements reflecting the receipts, disbursements and other transactions effected by it. Upon the expiration of 45 days after furnishing such statement to the Employer, the Custodian shall be forever released and dis- charged from all liability (excluding negligence or intentional misconduct) and accountability to anyone with respect to its acts, actions, duties, obligations or responsibilities as shown in or reflected by such statement, except with respect to any such acts or transactions as to which the Employer shall have filed written objections with the Custodian within such 45-day period.

The Employee, the Employer and the Custodian shall furnish to one another such information relevant to this Agreement and Custodial Account as may be required under the Code and any regulations issued or forms adopted by the Treasury Department thereunder.

The Custodian shall file with the Internal Revenue Service such returns and other information concerning the Custodial Account as may be required of it under the Code, and any regulations issued by the Treasury Department, but shall not be required to prepare, file or provide any reports except as may be expressly required in this Agreement.

ARTICLE XV -- RESIGNATION OR REMOVAL OF CUSTODIAN

The Custodian may resign as the Custodian under the Agreement at any time upon 60 days' notice in writing to the Employer and the Employer may remove the Custodian at any time, upon written notice, provided however, to the extent necessary, the Custodian shall continue to be authorized to complete and settle any outstanding transactions in process prior to the Custodian receiving such notice. Upon such resignation or removal the Employer shall appoint a qualified successor and the Custodian shall file with the Employer a written report as required by Article XIV. Should the Custodian resign as the custodian under the Plan, the Sponsor shall appoint a qualified successor, upon giving 60 days' prior notice in writing to each Employer.

Upon receipt by the Custodian of written acceptance of appointment by a qualified successor to the Custodian (in the case of all resignations or removals pursuant to this Article XV), the Custodian shall transfer and pay over to such successor the assets of the Account. Following the notice of removal of the Custodian, the Custodian shall act promptly to, and shall have a reasonable period of time in which to settle the accounts prior to transferring the Account assets after receipt by the Custodian of written acceptance of appointment by a qualified successor Custodian. The Custodian is authorized, however, to reserve such sum of money or property as it may deem advisable for payment of all its fees, compensations, costs and expenses, or for payment of any other liabilities constituting a charge on or against the Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor. The successor to the Custodian shall not be responsible for the acts, or the failures to act, of any predecessor custodian and shall hold the assets paid over to it under terms similar to those of this Agreement.

If within 30 days after the effective date of the Custodian's resignation or removal a qualified successor to the Custodian has not been appointed or has not accepted such appointment, the Custodian shall either appoint such successor itself or terminate the agreement. Upon such termination the Custodian shall distribute all assets in the Account to the Employer. The Custodian shall not be required to see to the performance of any successor of its duties hereunder.

ARTICLE XVI -- MISCELLANEOUS

1.   NO DIVERSION. At no time shall it be possible for any part    of the
assets of the Custodial Account to be used for or    diverted to purposes other
than for the exclusive benefit of the Participant or the beneficiary except as specifically provided for in this Agreement. The Participant's rights to the assets of the Custodial Account shall be nonforfeitable at all times.

2. NOTICES. Any notice from the Custodian to the Employer or any other party pursuant to this Agreement shall be effective if sent by first-class mail to the last address on the Custodian's records. Any notice to the Custodian pursuant to this Agreement shall be by first-class mail.

3. TRANSFERS. The Custodian may accept the transfer of cash from a Participant's existing custodial account and/or existing annuity contract which are/is established under Sec. 4(}3(b) of the Code to the Participant's Custodial Account established under this Agreement, unless expressly prohibited by the documents governing such custodial accounts and/or such annuity. The Participant may also transfer cash or assets from this Custodial Account to any other custodial account and/or annuity contract permitted under Sec. 403(b) of the Code.

4. TERMINOLOGY. Any masculine terminology used in the Agreement shall include the feminine.

5. INALIENABILITY OF BENEFITS. Notwithstanding anything to the contrary in this Agreement the Participant shall not have the right to assign, transfer or pledge his or her interest in the Account, and the Participant's interest in the Account shall not he subject to any claims of creditors.

No benefit or interest available hereunder will be subject       to assignment
or alienation, either voluntarily or involuntarily. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any
benefit       payment with respect to a Participant pursuant to a
domestic relations order, unless such order is a Qualified       Domestic
Relations Order.

6. CONDITION OF AGREEMENT. The Participant shall took solely to the assets of the Custodial Account for the payment of any benefit to which he is entitled under the agreement.

7. NECESSITY OF QUALIFICATION. This Agreement is established with the intent that it shall qualify under Sec. 403(b) of the Code and any amendments to that section. Notwithstanding any other provisions contained in this Agreement, if the Internal Revenue Service determines that because of some inadequacy in the provisions of this original Agreement, it initially fails to so qualify, all of the assets of the Custodial Account shall be distributed to the Employer or transferred in accordance with section 3 of this Article XVI and the Agreement shall be considered to be rescinded and of no force and effect unless such inadequacy is removed by a retroactive amendment. The Sponsor forthwith shall notify the Custodian in writing of any determination with respect to the qualified status of the Agreement. The Employer understands the necessity of seeking independent legal counsel with respect to the effect of establishing this Agreement and further understands that the Agreement has not been approved by the Internal Revenue Service and that, except as set forth in this Agreement, neither the Custodian nor the Sponsor, nor anyone acting on behalf of the Custodian or Sponsor, may make any representations as to the tax qualifications or effect thereof.

8. CUSTODIAN ACCEPTANCE AND FEE SCHEDULE. The Custodian accepts appointment as Custodian for the Custodial Account established pursuant to the Application and will charge a setup fee in the year that the Account is established, and an annual fee for maintenance of the Account for every year thereafter. The fee with respect to the Employer's Account shall be charged to such Account. The Custodian is empowered to redeem

Designated Investment Company shares held in the Account and to transfer to itself the proceeds from such redemption and any cash held in the Account in payment of its fees. The compensation of the Custodian shall be such fees as the Custodian shall advise the Employer in writing. There may be additional charges for further services requested of the Custodian.

9. CREDITOR REDEMPTION. Notwithstanding anything to the contrary in this Custodial Agreement, including section 5 of this Article XVI, to the extent permitted by applicable law, the Custodian, upon receipt of an order of attachment, garnishment, levy, or other similar order from any court, the Internal Revenue Service, any state taxing authority, or any other entity lawfully entitled to issue such orders, against the Participant or Account
(individually and collectively "Order"), may redeem shares, with    or without
notice, of the Designated Investment Company(ies) in the Account, and forward the proceeds to satisfy such an Order. The Custodian may redeem the shares on a pro rata basis in the Designated Investment Company(lea). Except as otherwise provided by applicable law, the Custodian shall not be liable for any action taken in good faith and in exercise of due care.

10.  MISCELLANEOUS.

(a)  INVESTMENTS. Notwithstanding any provisions of this       Agreement to the
contrary, investments will be limited to those permitted under Sec. 403 of the Code.

(b)  COMPLIANCE. The parties intend that this Agreement be consistent with all
requirements of the Code.      Notwithstanding anything to the contrary in this
Agreement, if any provision of this Agreement is determined not to comply with any requirements of the Code, such provision shall be enforceable only to the
extent it is in compliance with such requirements     and shall otherwise be
deemed to be inapplicable; provided, further, the Custodian shall perform all duties to be performed by the Custodian pursuant to the Code.

(c) The Custodian shall exercise and discharge its powers and duties in the following manner:

(i) by acting solely in the interest of the Participant and Participant's beneficiaries;

(ii) by acting for the exclusive purpose of providing        benefits to the
Participant and Participant's beneficiaries and defraying reasonable expenses of administering the Account;

Except as provided in the Agreement, no part of the principal or income of an Account shall be used for, or diverted to, purposes other than the exclusive benefit of the Participant or Participant's beneficiaries or for the reasonable expenses of administering the Account until all liabilities for benefits due the Participant or Participant's beneficiaries have been satisfied.

(d) HEADINGS. The headings of the paragraphs and sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

11.  GOVERNING LAW. This Agreement shall be construed in     accordance with
the laws of the State of California.



[The American Funds Group(r)]


EMPLOYER-SPONSORED 403(B) APPLICATION FORM

1.   EMPLOYER INFORMATION

Employer name:

Address:

Employer tax I.D. number:

Employer contact:

Telephone number:

Plan name:                  Plan year:           through

2.   EFFECTIVE DATE

(SELECT ONE)

a.   [] This is a new Plan with an effective date of

b.   [] This is an amended Plan:
     The effective date of the original plan was The effective date of the amended Plan is

3.   ELIGIBILITY REQUIREMENTS
(FOR EMPLOYER CONTRIBUTIONS ONLY: DOES NOT APPLY TO SALARY REDUCTION CONTRIBUTIONS)

a.   Age:     [] No requirement
              [] Minimum age ------ (not over 21)

b.   Service: [] No requirement
              [] Minimum service ----- (not more than one year)

c.   Initial Participants:

[]   Employees employed on the Plan's effective date must satisfy both age and service requirements.

[]   Employees employed on the Plan's effective date need not satisfy the age requirement specified above.

[]   Employees employed on the Plan effective date need not satisfy the service requirement specified above.

4.   ENTRY DATE
(SELECT ONE)

a. [] SEMI-ANNUALLY. After meeting Plan eligibility requirements, an Employee may enter the Plan on the first day of the Plan Year or the first day of the Plan Year's seventh month whichever falls sooner or on either, of those dates should one coincide with the Employee's eligibility date.

b.   [] QUARTERLY. After meeting Plan eligibility requirements, an Employee may
enter the Plan on the     first day of the Plan Year or the first day of the
Plan Year's fourth, seventh or tenth month whichever     falls sooner or on any
of those dates should one coincide with the Employee's eligibility date.

c. [] MONTHLY. After meeting Plan eligibility requirements, an Employee may enter the Plan on the first day of the Plan Year or the first day of the month whichever falls sooner or on either of those dates should one coincide with the Employee's eligibility date.

5.   NORMAL RETIREMENT AGE AND VESTING
Normal Retirement Age shall be __ (not less than age 59-1/2 and not to exceed age 65). All Participants are 100% vested in the balance of their accounts at all times.

6.   DISCRETIONARY EMPLOYER CONTRIBUTIONS

a.   [] Matching Contribution:
     The Employer shall have the right to contribute and allocate to each eligible Participant's account an amount equal to a percentage of the Participant's elective deferral, as determined by the Employer. The Employer shall not match Participant elective deferrals as provided above in excess of $__ or in excess of ___% of the Participant's compensation.

h.   [] Employer Contribution:
     The Employer shall have the right to make a discretionary contribution which shall be allocated to each eligible Participant in proportion to his or her compensation as a percentage of the compensation of all eligible Participants. This contribution and the allocation thereof shall be unrelated
to    any Participant contributions made hereunder.

7.   ACCOUNT SET-UP AND INVESTMENT INSTRUCTIONS

a. The Employer hereby instructs the Custodian (Capital Guardian Trust Company) to establish:

     1. [] One subaccount for each Participant

     2. [] One omnibus account for the Plan (additional record keeping will be required)

b. [] The enclosed check for $____ (payable to Capital Guardian Trust Company) hall be invested in accordance with the attached Employer-Sponsored 403(b) Transmittal Form.

c. [] Transfer Request. One or more accounts are being established to transfer assets from an existing 403(b) account. A Request for Transfer of Assets is attached.

8.   DEALER INFORMATION
     FOR DEALER USE ONLY.

Dealer name (as it appears on Selling Group Agreement)
Address of home office
City               State                  Zip Code
Authorized signature of dealer
Address of office serving account
City               State                  Zip Code
Registered representative's name and number (exactly as it
appears on firm's registration)
Registered representative's telephone number (   )

9.   CUSTODIAN FEE

The Custodian charges a one-time set-up fee to establish the account(s) and an annual fee for maintenance of each Employee's account. Currently each fee is $10.00 for each account. The annual maintenance fee will be deducted from each account at the end of the year. The set-up fee will be deducted the month following the date the account(s) are initially established unless the fee accompanies this application.

10.  AUTHORIZATION

The Employer named above hereby establishes an American Funds Employer-Sponsored 403(b) Retirement Plan, appoints Capital Guardian Trust Company as custodian of the accounts and directs that contributions be invested in accordance with the attached Employer-Sponsored 403(b) Transmittal Form. A current prospectus for each selected fund and a copy of the Summary Plan Description have been received by each participating Employee. The Employer has read The American Funds Employer-Sponsored 403(b) Retirement Plan and Custody Agreement and completed the application, agrees to the terms and conditions set forth therein and has consulted with legal counsel about the effect of establishing this program. Participant loans are not permitted under the terms of this Plan.

Employer:

By:

                     Authorized Signature

11.  CUSTODIAN ACCEPTANCE

We accept appointment as custodian in accordance with the terms of The American Funds Employer- Sponsored 403(b) Retirement Plan and Custody Agreement.

Capital Guardian Trust Company

PLEASE MAIL THIS FORM WITH THE TRANSMITTAL FORM TO THE APPROPRIATE REGIONAL ADDRESS SHOWN TO THE RIGHT.

[map]   Western Region
        American Funds Service Company
        P.O. Box 4600
        Brea, California
        92622-4600

[map]   West Central Region
        American Funds Service Company
        P.O. Box 659522
        San Antonio, Texas
        78265-9522

[map]   East Central Region
        American Funds Service Company
        P.O. Box 6164
        Indianapolis, Indiana
        46206-6164

[map]   Eastern Region
        American Funds Service Company
        P.O. Box 2280
        Norfolk. Virginia
        23501-2280




403(b) RETIREMENT PLAN AND CUSTODY AGREEMENT

TERMS AND CONDITIONS

ARTICLE I - INTRODUCTION

This Agreement is intended to establish a Custodial Account in accordance with section 403(b)(7) of the Code and shall be construed accordingly.

This Agreement shall take effect upon its execution by the Employee named on the Application.

ARTICLE II - DEFINITIONS

As used in this Agreement, the following terms shall have the meanings hereinafter set forth, unless a different meaning is plainly required by the context:

  1. "Agreement" shall mean the American Funds 403(b} Retirement Plan and Custody Agreement.

  2. "Application" shall mean the accompanying instrument executed by the Employee whereby the terms and conditions of the Agreement are adopted. The Application is hereby made a part of the Agreement as if set forth herein.

  3. "Code" shall mean the Internal Revenue Code of 1986, as amended.

  4. "Compensation" shall mean the remuneration received by an Employee which is includible in gross income for the taxable year of the Employee. For Plan Years beginning on and after January 1, 1994, Compensation shall not exceed the Omnibus Budget Reconciliation Act of 1993 (OBRA $93) annual compensation limit of $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Sec. 401(a)(17)(B). The cost of living in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA $93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

  5. "Custodial Account" or "Account" shall mean the account established under
Article III.

  6. "Custodian" shall mean Capital Guardian Trust Company, or any successor thereto.

 7. "Designated Investment Company(ies)" shall mean one or more of the regulated investment companies (as the term "Regulated Investment Company" is defined pursuant to 403(b)(7)(C) of the Code) for which Capital Research and Management Company or an affiliate serves as investment adviser.

  8. "Elective Deferral" shall mean any employer contributions made at the election of the Employee to this Custodial Account or another plan. This includes any employer contributions made on behalf of any Employee under Code 403(b) pursuant to a salary reduction agreement and any contributions made on behalf of an Employee pursuant to an election to defer compensation under any 401(k), 408(k), 457 or 403(b) plan.

  9. "Employee" shall mean a person who performs services, directly or indirectly, for an Employer, and who has entered into a salary reduction agreement with the Employer pursuant to which the Employer will adjust the Employee's Compensation by the amount specified in such agreement and forward the amount to the Custodian for investment in accordance with this Agreement.

  10. "Employer" shall mean the Employer named in the Application. The Employer shall be an organization described in 403(b)(1)(A) of the Code.

  11. "Excess Elective Deferral" shall mean those Elective Deferrals that are includible in an Employee's gross income under Code 402(g) to the extent the Employee's's Elective Deferrals for a taxable year exceed the dollar limitation thereunder.

  12. "Qualified Domestic Relations Order (QDRO)" shall mean a signed domestic relations order issued by a State Court which creates, recognizes or assigns to an alternate payee(s) the right to receive all or part of an Employee's interest in his or her Custodial Account, and which meets the requirements of Code 414(p). An alternate payee is a spouse, former spouse, child, or other dependent who is treated as a beneficiary under the Account as a result of the QDRO.

  13. "Plan Year" shall be the calendar year.

  14. "Sponsor" shall mean American Funds Distributors,"inc. or any successor thereto.

ARTICLE III - ESTABLISHMENT OF CUSTODIAL ACCOUNT

By executing the Application, the Employee shall open and maintain with the Custodian a Custodial Account in accordance with the provisions of 403(b)(7) of the Code. Such Account shall be used exclusively to hold title to Designated Investment Company shares cash for the benefit of the Employee. The Employee shall be the beneficial owner of all assets held in or credited to said Account.

ARTICLE IV- RECEIPT AND INVESTMENT OF CONTRIBUTIONS

For each plan year, the Employer will contribute to the Custodial Account the amount by which the Employee has elected to reduce his/her compensation for the plan year under the salary reduction agreement on file with the Employer. All such contributions shall be accompanied by written instructions specifying the Custodial Account number to which they are to be credited and the Designated Investment Company shares to be purchased.

Pursuant to the Employee's written instructions, the Custodian shall invest and reinvest contributions credited to the Custodial Account in Designated Investment Company shares. The Account shall be credited with the profits or losses of the investment in such Account. The amount of each contribution credited to the Account to be applied to the purchase of Designated Investment Company shares shall be invested by the Custodian at the applicable offering price as described in the Designated Investment Company's prospectus. The Custodian shall have no discretionary investment responsibility and in no event be liable to any person for following investment instructions given in the manner provided herein.

The Employee shall be the beneficial owner of such Employee's interest in the Account, and the Employee (or if the Employee is deceased, the beneficiary) shall have the right to direct the specific investment(s) the Employee's interest in accordance with the terms of this Agreement.

All dividends and capital gain distributions received on the Designated Investment Company shares held in the Account shall be reinvested in such shares and shall be credited to the Account. The Custodian, in its discretion, may establish a procedure to accept Employee direction to distribute dividends and capital gains distributions if the Employee has attained age 59 1/2. If any distribution on Designated Investment Company shares may be received at the election of the shareholder in additional shares or in cash or other property, the Custodian shall elect to receive it in additional shares.

Except as provided in Article VI, upon receipt of proper instructions from the Employee, the Custodian shall sell, redeem, purchase or exchange shares held in the Custodial Account, provided that the shares held in such Account shall be limited to, and any subsequent investments arising within such Account shall be invested solely in, shares of the Designated Investment Companies.

ARTICLE V - LIMITS ON CONTRIBUTIONS

 1. CODE 415 LIMITATIONS. Notwithstanding anything to the contrary contained in this Agreement, the total contributions made on behalf of an Employee for any year will not exceed the limits imposed by Code 415, as they may be adjusted from time to time. The limits of Code 415 are herein incorporated by reference.

If the limitations are exceeded because the Employee is also participating in another plan required to be aggregated with this Custodial Account for the purposes of Code 415, then the extent to which annual contributions under this Custodial Account will be reduced, as compared with the extent to which annual benefits or contributions under any other plans will be reduced, shall be determined by the Employee.

 2. LIMITATIONS ON ELECTIVE DEFERRALS. The amount of Elective Deferrals for any taxable year made to this Custodial Account and all other plans, contracts or arrangements of the Employee shall not exceed the dollar limit in effect under Code 402(g) at the beginning of such taxable year. In the event that an Employee has Excess Elective Deferrals, he or she may designate Elective Deferrals made during a taxable year to this Custodial Account as Excess Elective Deferrals by notifying the Custodian on or before March 1 of the amount of Excess Elective Deferrals. Notwithstanding any other provision of this Agreement, Excess Elective Deferrals, adjusted to reflect any credited investment experience up to the date of distribution, will be distributed no later than April 15 to any Employee who designates Elective Deferrals as Excess Elective Deferrals for such taxable year.

 3. EXCLUSION ALLOWANCE LIMITATION. The amount of contributions made to this Custodial Account is subject to the limitations of Code 403(b), which arc herein incorporated by reference.

ARTICLE VI - PAYMENT OF BENEFITS

 1. PAYMENT OF BENEFITS. The amount credited on behalf of an Employee to the Custodial Account shall be distributed to the Employee or commence to be distributed to the Employee in accordance with the Employee's written instructions to the Custodian, provided that no amounts shall be distributed, paid or made available to an Employee before the Employee dies, attains 59 1/2, separates from service with the Employer, becomes disabled (within the meaning of the next paragraph) or encounters financial hardship. The Custodian may require satisfactory evidence of eligibility for distribution. Distributions may also be made pursuant to a QDRO. For purposes of making distributions under the provisions of a QDRO, the qualified early retirement age with regard to the Employee against whom the QDRO is entered shall be the date the QDRO is determined to be qualified. This will only allow payout to the alternate payee(s).

 2. DISABILITY DISTRIBUTION. An Employee shall be considered to be permanently disabled if he or she is unable to engage in any substantial gainful activity because of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration. The Custodian shall not be required to make distribution under this section until it has received appropriate medical evidence to that effect.

 3. HARDSHIP DISTRIBUTION. Any request for a distribution based on "financial hardship" shall be accompanied by a supporting affidavit from the Employee stating that the Employee has incurred a "financial hardship" within the meaning of 403(b)(7)(A)(ii) of the Code and any rules and regulations promulgated thereunder. The Custodian may conclusively rely upon the statements in the Employee's affidavit.

 4. FORM OF DISTRIBUTION. The form of distribution shall be made in accordance with the Employee's election filed with the Custodian and may be paid in cash or kind, in any one or more of the following ways:

    (a) a single stun payment;

    (b) equal or substantially equal payments over the life of the Employee;

    (c) equal or substantially equal payments over the lives of the Employee and his or her designated beneficiary:

    (d) equal or substantially equal payments over a specified period that may not be longer than the Employee's life expectancy; or

    (e) equal or substantially equal payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Employee and his or her designated beneficiary.

  5. MINIMUM DISTRIBUTION REQUIREMENTS. Distributions shall commence from benefits accrued after December 31, 1986 (the "applicable amount") no later than April 1 of the calendar year following the year in which the Employee attains age 70 1/2 (the "required beginning date"). For each succeeding year, a distribution must be made on or before December 31. By the required beginning date the Employee may elect to have the applicable amount in the Account distributed in a form described in Section 4 above.

The minimum amount to be distributed each year (commencing with the required beginning date and each year thereafter) must be at least an amount equal to the quotient obtained by dividing the prior year-end value of the applicable amount of the Custodial Account, expressed in either dollars or units, by the life expectancy of the Employee or joint life and last survivor expectancy of the Employee and the Employee's designated beneficiary, whichever is applicable. For determining such life expectancy, the expected return multiples in Sec. 1.72-9 of the Federal Income Tax Regulations, as amended, shall be used.

If the Employee dies before his or her applicable amount is distributed or before such distribution has been completed, then the amount credited to the Custodial Account which accrued on or after January 1, 1987 shall be distributed as follows:

  (a) if the Employee dies after the distribution of his or her interest has commenced, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Employee's death.

  (b) if the Employee dies prior to the time benefit payments begin, any portion of his or her interest payable to (or for the benefit of) a designated beneficiary will be paid as follows:

   (i) by December 31 of the year containing the fifth   anniversary of the
Employee's death; or

   (ii) in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Employee's death. If, however, the beneficiary is the Employee's surviving spouse, then this distribution is not
required to   begin before December 31 of the year in which the Employee would have reached age 70 1/2.

  (c) unless otherwise elected by the Employee prior to the commencement of distributions or, if applicable, by the surviving spouse where the Employee dies before distributions have commenced, life expectancies of the Employee or spouse beneficiary shall be recalculated annually for purposes of distributions under Sec. 5(a) and 5(b). An election not to recalculate shall be irrevocable and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary shall not be recalculated.

 (d) for purposes of this section, any amount paid to a child of the Employee will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

An individual may satisfy the minimum distribution requirements under 401(a)(9) of the Code by receiving a distribution from one custodial account that is equal to the amount required to satisfy the minimum distribution requirements for two or more custodial accounts. For this purpose, the Employee of two or more custodial accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above.

Notwithstanding any provision of this Agreement to the contrary, the distribution of au individual's interest shall be made in accordance with the minimum distribution requirements of 403(b)(10) of the Code and the regulations thereunder, including the incidental death benefit provisions of 1.401(a)(9)-2 of the proposed regulations, all of which are herein incorporated by reference.

The Custodian has no duty to determine an Employee's eligibility for distribution or to commence distribution until receipt of written instructions from the Employee satisfactory to the Custodian. The Employee, or if the Employee is deceased, the beneficiary, beneficiaries or legal representative of the Employee, shall notify the Custodian in writing of any request for distributions and such notice shall set forth the amount and the date distributions shall commence and the requested method of distribution.

 6. DESIGNATION OF BENEFICIARY. An Employee shall have the right to designate or change a beneficiary to receive any benefit from the Account to which such Employee may be entitled in the event of the Employee's death prior to complete distribution of the Account. If no such designation is in effect at the time of the Employee's death, the Employee's beneficiary shall be the Employee's estate. The Employee may designate or change a beneficiary only by written notice to the Custodian in a form acceptable to the Custodian, but the Custodian shall have no responsibility to determine the validity of a beneficiary designation.

The designation or change will, upon recording by the Custodian, take effect as of the time the written notice was signed, whether or not the Employee is living at the time of recording but without liability as to any payment or other settlement made by the Custodian before recording the designation or change. Payment by the Custodian made in good faith to any person who claims to be entitled to such payment pursuant to a designation by the Employee, the terms of the Account or applicable law shall relieve the Custodian of any further liability for such payment.

7.   DIRECT ROLLOVER OF ELIGIBLE ROLLOVER DISTRIBUTIONS.

a) This provision applies to distributions made on or after January 1, 1993. Notwithstanding any provision of this Agreement to the contrary that would otherwise limit a distributee's election under this Agreement, a distributee may elect, at the time and in the manner prescribed by law, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

For purposes of this section, the following definitions apply:

     (I) "Eligible rollover distribution" shall mean any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of 10 years or more; any distribution to the extent such distribution is required under 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income.

     (ii) "Eligible retirement plan" shall mean an individual retirement account described in 408(a) of the Code, an individual retirement annuity described in 408(b) of the Code, an annuity plan described in 403(a) of the Code, or a custodial account described in 403(b) of the Code, that accepts the Employee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or an individual retirement annuity.

     (iii) "Distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is alternate payee under a QDRO, as defined in Sec. 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

     (iv) "Direct rollover" shall mean a payment by the Custodian to the eligible retirement plan specified by the distributee.

(b) For distributions on and after January 1, 1994, if such distribution is one to which 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under 1.411(a)-11(c) of the Regulations is given, provided that:

     (I) the distributee is informed that the distributee has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (ii) the distributee, after receiving the notice, affirmatively elects a distribution.

ARTICLE VII - OWNERSHIP OF SECURITIES

All securities in a form necessitating registration may be registered in the name of the Custodian or its nominee, or in such other manner as may be acceptable to the Custodian, and the Employee agrees to hold the Custodian or any such nominee harmless from any liability as a holder of record. The Custodian shall have the power in its reasonable discretion to leave any securities or cash in its custody hereunder, for safekeeping or on deposit with such banks, transfer agents, or other custodians as the Custodian may select, provided that the entity with custody of the assets shall at all times identify such assets as belonging to the Account, and provided, further, that such entity must be qualified to act as a custodian under applicable law. Nothing herein shall be construed to restrict the Custodian's authority not to require the issuance of certificates when ownership of unissued shares of a Designated Investment Company is permitted. The Custodian shall hold all assets delivered to it, and all income attributable thereto, separate from its own assets, identify them in its books and records as assets of the Account, and shall invest, disburse, hold and otherwise dispose of such assets, and the proceeds thereof, in accordance with this Agreement.

ARTICLE VIII - VOTING SECURITIES

The Custodian shall deliver, or cause to be executed and delivered, to the Employee or the Employee's beneficiary, all notices, prospectuses, financial statements, proxies and proxy soliciting materials received by it relating to Designated Investment Company shares held in the Employee's Custodian Account. The Custodian shall vote the shares of any such Designated Investment Companies in accordance with the written instructions of the Employee or the beneficiary if the Employee is deceased.

ARTICLE IX - AMENDMENT AND TERMINATION

The Employee, by the establishment of this Account, delegates to the Custodian the power to make any retroactive or prospective modification of, or amendment to, this Agreement which is necessary to conform the Agreement to, or satisfy the conditions of, any law, governmental regulation or ruling, and any prospective amendment which is desirable for the administration of this Agreement, and by doing so shall be deemed to have consented to each such amendment or modification. Notwithstanding the preceding sentence, no amendment shall be made which would have the effect of allowing any part of the Account to be used for any purpose other than for the exclusive benefit of the Employee or beneficiary nor shall any amendment increase or decrease the duties or liabilities of the Custodian without its consent. The Custodian has no affirmative obligation to amend the Agreement for any purpose.

If the Employee adopts this Agreement as a continuation of a similar prior agreement maintained for the Employee under 403(b) of the Code, such prior agreement may be deemed to have been amended in its entirety if the Employee requests such action in writing to the Custodian. Following acceptance of such request, the Custodian shall accept from the prior custodian the cash proceeds or designated shares of Designated Investment Company of such prior account and all records pertaining thereto. If the Employee adopts another agreement qualified and maintained under 403(b) of the Code, as a continuation of this Agreement, such other agreement may be deemed to have entirely amended this Agreement if the Employee requests such action in writing to the Custodian. Following such request, the Custodian shall deliver to the successor custodian all assets in the Account.

This Agreement shall terminate upon the complete distribution of the Account to the Employee, beneficiaries, a successor custodian under an agreement or program described in 403(b) of the Code, or to a trustee under an account described in 408(a) of the Code. The Custodian shall have the right to terminate this Agreement upon 60 days' prior written notice to the Employee.
In such event, upon expiration of such period, the Custodian shall distribute the Account to such successor custodian as the Employee shall designate; provided, however, that if such successor does not provide the Custodian with formal notice of its willingness to accept such assets, or, if the Employee fails to designate a successor custodian prior to the expiration of such period, then the Custodian shall distribute the Account to the Employee.

ARTICLE X - CONCERNING THE CUSTODIAN

The Custodian shall be under no duty to take any action other than as herein specified with respect to the Custodial Account unless the Employee shall furnish the Custodian with instructions in proper form and such instructions shall have been specifically agreed to by the Custodian in writing. Unless otherwise expressly mandated by law, the Custodian shall not be required to defend or engage in any suit with respect to the Custodian Account unless the Custodian shall have first agreed in writing to do so and shall have been fully indemnified to the satisfaction of the Custodian. The Custodian may conclusively rely upon and shall be protected in acting upon any written order from the Employee permitted by this Agreement or any other notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have properly executed, and, so long as it acts reasonably in good faith, in taking or omitting to take any other action. The Custodian may retain assets in cash or cash balances pending receipt of proper investment instructions and shall not be liable for interest on any such cash or cash balances.

The Custodian shall have no responsibility for determining the amount of any contribution to be made to the Account nor for the collection of such contributions. Any reports or instructions prepared by or on behalf of the Custodian for the Employee shall be solely for the convenience of the Employee. The Employee shall be solely responsible for determining and having the Employer remit to the Custodian the correct amount of contribution.

The Employee shall have the sole authority to enforce this Agreement on behalf of any and all persons having or claiming any interest in the Custodian Account by virtue of this Agreement.

ARTICLE XI - REPORTS OF THE CUSTODIAN

The Custodian shall keep accurate and detailed records of all receipts, investments, disbursements and other transactions required to be performed hereunder. The Custodian shall file with the Employee statements reflecting the receipts, disbursements and other transactions effected by it. Upon the expiration of 45 days after furnishing such statement to the Employee, the Custodian shall be forever released and discharged from all liability (excluding negligence or intentional misconduct) and accountability to anyone with respect to its acts, actions, duties, obligations or responsibilities as shown in or reflected by such statement, except with respect to any such acts or transactions as to which the Employee shall have filed written objections with the Custodian within such 45-day period.

The Employee, the Employer and the Custodian shall furnish to one another such information relevant to this Agreement and Custodial Account as may be required under the Code and any regulations issued or forms adopted by the Treasury Department thereunder.

The Custodian shall file with the Internal Revenue Service such returns and other information concerning the Custodial Account as may be required of it under the Code, any regulations issued by the Treasury Department, but shall not be required to prepare, file or provide any reports except as may be expressly required in this Agreement.

ARTICLE XII - RESIGNATION OR REMOVAL OF CUSTODIAN

The Custodian may resign as the Custodian under the Agreement at any time upon 60 days' notice in writing to the Employee and the Employee may remove the Custodian at any time, upon written notice, provided however, to the extent necessary, the Custodian shall continue to be authorized to complete and settle any outstanding transactions in process prior to the Custodian receiving such notice. Upon such resignation or removal the Employee shall appoint a qualified successor and the Custodian shall file with the Employee a written report as required by Article XI. Should the Custodian resign as the custodian under the Plan, the Sponsor shall appoint a qualified successor, upon giving 60 days' prior notice in writing to each Employee.

Upon receipt by the Custodian of written acceptance of appointment by a qualified successor to the Custodian (in the case of all resignations or removals pursuant to this Article XII), the Custodian shall transfer and pay over to such successor the assets of the Account. Following the notice of removal of the Custodian, the Custodian shall act promptly to, and shall have a reasonable period of time in which to settle the accounts prior to transferring the Account assets after receipt by the Custodian of written acceptance of appointment by a qualified successor Custodian. The Custodian is authorized, however, to reserve such sum of money or property as it may deem advisable for payment of all its fees, compensations, costs and expenses, or for payment of any other liabilities constituting a charge on or against the Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor. The successor to the Custodian shall not be responsible for the acts, or the failures to act, of any predecessor custodian and shall hold the assets paid over to it under terms similar to those of this Agreement.

If within 30 days after the effective date of the Custodian's resignation or removal a qualified successor to the Custodian has not been appointed or has not accepted such appointment, the Custodian shall either appoint such successor itself or terminate the agreement. Upon such termination the Custodian shall distribute all assets in the Account to the Employee or, if the Employee is deceased, to the beneficiary. The Custodian shall not be required to see to the performance of any successor of its duties hereunder.

ARTICLE XIII - MISCELLANEOUS

1. NO DIVERSION. At no time shall it be possible for any part of the assets of the Custodial Account to be used for or diverted to purposes other than for the exclusive benefit of the Employee or the beneficiary except as specifically provided for in this Agreement. The Employee's rights to the assets of the Custodian Account shall be nonforfeitable at all times.

2. NOTICES. Any notice from the Custodian to the Employee or any other party pursuant to this Agreement shall be effective if sent by first-class mail to the last address on the Custodian's records. Any notice to the Custodian pursuant to this Agreement shall be by first-class mail.

3. TRANSFERS. The Custodian may accept the transfer of cash from the Employee's existing custodial account and/or existing annuity contract which are/is established under 403(b) of the Code to the Employee's Custodial Account established under this Agreement, unless expressly prohibited by the documents governing such custodial accounts and/or such annuity. The Employee may also transfer cash or assets from this Custodial Account to any other custodial account and/or annuity contract permitted under 403(b) of the Code.

4. TERMINOLOGY. Any masculine terminology used in the Agreement shall include the feminine.

5. INALIENABILITY OF BENEFITS. The Employee shall not have the right to assign, transfer or pledge his or her interest in the Account, and the Employee's interest in the Account shall not be subject to any claims of creditors.

No benefit or interest available hereunder will be subject to assignment or alienation, either voluntarily or involuntarily. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payment with respect to an Employee pursuant to a domestic relations order, unless such order is a Qualified Domestic Relations Order.

6. CONDITION OF AGREEMENT. The Employee shall look solely to the assets of the Custodial Account for the payment of any benefit to which he is entitled under the agreement.

7. NECESSITY OF QUALIFICATION. This Agreement is established with the intent that it shall qualify under 403(b) of the Code and any amendments to that Section. Notwithstanding any other provisions contained in this Agreement, if the Internal Revenue Service determines that because of some inadequacy in the provisions of this original Agreement, it initially fails to so qualify, all of the assets of the Custodial Account shall be distributed to the Employee or transferred in accordance with Section 3 of this Article XIII and the Agreement shall be considered to be rescinded and of no force and effect unless such inadequacy is removed by a retroactive amendment. The Sponsor forthwith shall notify the Custodian in writing of any determination with respect to the qualified status of the Agreement. The Employee understands the necessity of seeking independent legal counsel with respect to the effect of establishing this Agreement and further understands that the Agreement has not been approved by the Internal Revenue Service and that, except as set forth in this Agreement, neither the Custodian nor the Sponsor, nor anyone acting on behalf of the Custodian or Sponsor, make any representations as to the tax qualifications or effect thereof.

8.   CUSTODIAN'S ACCEPTANCE AND FEE SCHEDULE.

The Custodian accepts appointment as Custodian for the Custodial Account established pursuant to the Application and will charge a setup fee in the year that the Account is established, and an annual fee for maintenance of the Account for every year thereafter. The fee with respect to the Employee's Account shall be charged to such Account. The Custodian is empowered to redeem Designated Investment Company shares held in the Account and to transfer to itself the proceeds from such redemption and any cash held in the Account in payment of its fees. The compensation of the Custodian shall be such fees as the Custodian shall advise the Employee in writing. There may be additional charges for further services requested of the Custodian.

9.   MISCELLANEOUS.

(a) Investments. Notwithstanding any provisions of this Agreement to the contrary, investments will be limited to those permitted under Sec. 403 of the Code.

(b) Compliance. The parties intend that this Agreement be consistent with all requirements of the Code. Notwithstanding anything to the contrary in this Agreement, if any provision of this Agreement is determined not to comply with any requirements of the Code, such provision shall be enforceable only to the extent it is in compliance with such requirements and shall otherwise be deemed to be inapplicable; provided, further, the Custodian shall perform all duties to be performed by the Custodian pursuant to the Code.

(c) The Custodian shall exercise and discharge its powers and duties in the following manner:

     (I) by acting solely in the interest of the Employee and Employee's beneficiaries;

     (ii) by acting for the exclusive purpose of providing benefits to the Employee and Employee's beneficiaries and defraying reasonable expenses of administering the Account;

     (iii) except as provided in the Agreement, no part of the principal or income of an Account shall be used for, or diverted to, purposes other than the exclusive benefit of the Employee or Employee's beneficiaries or for the reasonable expenses of administering the Account until all liabilities for benefits due the Employee or Employee's beneficiaries have been satisfied.

10. GOVERNING LAW. This agreement shall be construed in accordance with the laws of the State of California.







The American Funds Group (R)

403(b) Retirement Plan Application
(map)

Please mail this form to:

AMERICAN FUNDS SERVICE COMPANY
(refer to map and choose the appropriate regional address)

A. P.O. Box 4900, Brea, California 92622-4900

B. P.O. Box 659522, San Antonio, Texas 78265-9522

C. P.O. Box 6164, Indianapolis, lndiana 46206-6164

D. P.O. Box 2280, Norfolk, Virginia 23501-2280

1.  EMPLOYEE INFORMATION

Employee name_______________________________________________
Street address______________________________________________
City_________________________State_____________Zip__________
Date of birth (Mo./Day/Yr.) ______________
Daytime phone number (     )______________
Social Security __________-_______-_______

2. EMPLOYER INFORMATION

   You cannot use this form if employer contributions are made. Employee name_______________________________________________
Street address______________________________________________
City_________________________State_____________Zip__________
Daytime phone number (     )______________
Social Security __________-_______-_______

3.  FUND SELECTION

    More than one fund may be selected if at least $25 is allocated per month, per fund. IF THIS APPLICATION IS TO
    CHANGE EXISTING INVESTMENT INSTRUCTIONS, YOU MUST ALSO
    NOTIFY, YOUR EMPLOYER OF THE CHANGE(S).

PLEASE ALLOCATE MY MONTHLY INVESTMENTS AS SHOWN:

AMCAP Fund                                $______
American Balanced Fund                     ______
American High-Income Trust                 ______
American Mutual Fund                       ______
Bond Fund of America                       ______
Capital Income Builder                     ______
Capital World Bond Fund                    ______
Capital World Growth and Income Fund       ______
Cash Management Trust of America           ______
EuroPacific Growth Fund                    ______
Fundamental Investors                      ______
Growth Fund of America                     ______
Income Fund of America                     ______
Intermediate Bond Fund of America          ______
Investment Company of America              ______
New Economy Fund                           ______
New Perspective Fund                       ______
SMALLCAP World Fund                        ______
U.S. Government Securities Fund            ______
U.S. Treasury Money Fund of America        ______
Washington Mutual Investors Fund           ______

[] NEW ACCOUNT

[] INVESTMENT CHANGE ONLY (To exchange existing assets, please call
800/421-0180.)

4.  BENEFICIARY DESIGNATION

WARNING: This Beneficiary Designation may have important tax and/or legal consequences. You are encouraged to consult with your own adviser before completing this form. Neither the trustee nor any affiliate of the trustee shall be liable for any claim, loss, damage or expense arising out of or in any manner connected with a distribution pursuant to this completed Beneficiary Designation. You should periodically review and update your Beneficiary Designation.

I revoke all prior 403(b) Beneficiary Designations. Reserving the right to revoke or change this Beneficiary Designation, I direct that all fund accounts be distributed upon my death as follows:

PRIMARY BENEFICIARY(IES): IF YOU ARE MARRIED, SEE BELOW.*

Full legal name__________________________________________________
Relationship_____________ Date of birth______________ %__________

Full legal name__________________________________________________
Relationship_____________ Date of birth______________ %__________

(ATTACH ADDITIONAL SHEET IF NECESSARY)

If no Primary Beneficiary listed above survives me, I direct that all fund accounts be distributed upon my death to the Contingent Beneficiary(ies) listed bdow.

CONTINGENT BENEFICIARY(IES):

Full legal name_________________________________________________
Relationship_________________________Date of birth_______________

(ATTACH ADDITIONAL SHEET IF NECESSARY)

In the event no Primary Beneficiary or Contingent Beneficiary survives me, I direct that all fund accounts be distributed upon my death to my estate.

TRUST BENEFICIARY: If you choose to name a trust as a Primary and/or Contingent Beneficiary, please describe the trust by the name of the present trustee, the name of the trust (if any) and the date of the trust. Example: "John Davis (or his successor), as Trustee of the Davis Family Trust dated December 1, 1994."

NOTE: EXCEPT AS OTHERWISE PROVIDED ABOVE, EACH PRIMARY BENEFICIARY, SO DESIGNATED SHALL RECEIVE AN EQUAL SHARE. IN THE EVENT A PRIMARY BENEFICIARY DOES NOT SURVIVE YOU, SUCH PRIMARY BENEFICIARY'S SHARE SHALL BE DISTRIBUTED PRO RATA TO THE SURVIVING PRIMARY BENEFICIARY(IES). IF ANY PRIMARY BENEFICIARY SURVIVES YOU BUT FAILS TO SURVIVE DISTRIBUTION OF HIS OR HER ENTIRE SHARE, THEN THE REMAINING PORTION OF SUCH PRIMARY BENEFICIARY'S SHARE SHALL BE DISTRIBUTED TO SUCH PRIMARY BENEFICIARY'S ESTATE. ALL STATED PERCENTAGES MUST ADD UP TO 100%; IF NOT, DISTRIBUTIONS SHALL BE MADE PROPORTIONALLY BASED UPON THE PERCENTAGES YOU STATE. THIS PARAGRAPH SHALL ALSO APPLY TO CONTINGENT BENEFICIARIES.

*SPOUSAL CONSENT TO BENEFICIARY DESIGNATION:

If you are married and you designate a Primary Beneficiary other than your spouse, this Beneficiary Designation may not be wholly effective under your state law without the consent of your spouse. Please consult your own legal adviser.

By his or her signature below, my spouse expressly consents to the above designation of a Primary Beneficiary.

____________________________  _________________________  ________
Print Spouse's Name           Spouse's Signature          Date

Account Options

5.  DEALER INFORMATION

    To be completed by the investment dealer.
Dealer name (as it appears on Selling Group Agreement)
Address home office               City           State     Zip
Authorized signature of dealer
Address of office serving account        City    State     Zip

Registered representative's name and number (exactly as it appears on firm's registration)

Registered representative's telephone number (       )
6.  CROSS-REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS

ALL DIVIDENDS WILL BE REINVESTED INTO THE FUND THAT PAYS THEM UNLESS OTHERWISE INDICATED HERE:

[] Cross-reinvest into (name of fund)

ALL CAPITAL GAIN DISTRIBUTIONS WILL BE REINVESTED INTO THE FUND THAT PAYS THEM UNLESS OTHERWISE INDICATED HERE:

[] Cross-reinvest into the same fund as shown for dividend cross-reinvestment.
   Cross-reinvestmcnt is available on investments qf $5,000 or more, or when the minimum investment requirement of the receiving fund has been met.

7.  RIGHT OF ACCUMULATION
    Attach separate sheet if necessary.

[]  I own shares of more than one fund in The American Funds
    Group, which may entitle me to a reduced sales charge. My account numbers are:

[]  The account registration of some of my shares differs.
    Their account numbers are:

8.  TELEPHONE EXCHANGE

    Automatically applies if neither box is checked.
I hereby authorize and direct Amerierm Funds Service Company (AFS) to accept and act upon telephone, fax, telex or telegraph instructions for exchanges involving this account or any other account with the same registration. I understand that AFS will act upon instructions from any person with account information.

9.  AUTOMATIC EXCHANGES
    IMPORTANT: The account registrations for the originating and receiving funds must be identical.

The mininmm investment requirement for the receiving fund must have already been met OR the originating fund's balance must be at least $5,000 and the receiving fund's minimum investment must be met within one year.

I hereby authorize automatic exchanges of $___________(exact dollars - $50 minimum) into (name of fund)____________ from (name of fund)_________________________________ account number (if
known)___________________________

Please make exchanges on the 15th (or preceding business day) of these months:

[] January             [] February               [] March
[] April               [] May                    [] June
[] July                [] August                 [] September
[] October             [] November               [] December

10.  YOUR  SIGNATURE

I hereby establish an American Funds 403(b) Retirement Plan account, appoint Capital Guardian Trust Company as custodian, direct that contributions be invested in accordance with section 3 above, and designate the individual(s) in section 4 as my beneficiary(ies). I have read the prospectus(es), the Plan and Custody Agreement and this application and agree to all their provisions. I consent to a $10 setup fee and an annual maintenance fee (currently $10), as specified in the Plan and Custody Agreement. I hold harmless and indenmify American Funds Service Company, any of its affiliates or mutual funds managed by such affiliates, and each of their respective directors, trustees, officers, employees and agents from any losses, expenses, costs or liability (including attorney's fees) which it may incur in connection with these instructions or the exercise of the telephone exchange privilege. In addition, I authorize the instructions in this application, and certify, under penalty of perjury, that the Social Security number shown in section 1 is correct.

Signature__________________________________ Date_________

THE AMERICAN FUNDS INDIVIDUAL RETIREMENT ACCOUNT ("IRA")
Trust Agreement
Internal Revenue Service Letter Serial No.: D180055a

Please retain this important information for your records.

SECTION 1 - DEFINITIONS

     As used in this trust agreement ("Agreement") and the related Application, the following terms shall have the meaning set forth below unless a different meaning is plainly required by the context:

     (a) "Account" means the individual account established in accordance with Code Sec. 408 and under this Agreement and which shall at all times be nonforfeitable.

     (b) "Application" means the accompanying instrument executed by the Owner under which the Owner establishes the Account.

     (c) "Code" means the Internal Revenue Code of 1986, as amended.

     (d) "Compensation" means wages, salaries, professional fees, and other amounts derived from or received for personal service actually rendered (including, but not limited to, commissions paid salespersons, compensation for services based on a percentage of profits, commissions on insurance premiums, tips and bonuses) and includes earned income, as defined in Code Sec. 401(c)(2) and any amount includable in gross income under Code Sec. 71 with respect to a divorce or separation instrument described in subparagraph {A) of Code Sec. 71(b)(2). Compensation does not include amounts derived from or received as earnings or profits from property (including, but not limited to, interest and dividends), any amounts not includable in gross income, or any amount received as a pension, annuity or as deferred compensation. Under the Rev. Proc. 91-18
"safe harbor," the   Internal Revenue Service defines Compensation to be
amounts properly shown as "Wages, tips and other compensation" less amounts properly shown as "Non-qualified plan" distributions on the Owner's Form W-2 Wage and Tax Statement.

    (e) "Disabled" means disabled as defined in Code Sec. 72(m)(7).

    (f) "Fund" means shares of one or more of the investment companies for which the Trustee or its affiliates serves as investment adviser.

    (g) "Owner" means the individual for whom the Account is established.

     (h) "Rollover Contribution" means an amount contributed to the Account which is derived from (i) all or any portion of an eligible rollover distribution as defined in Code Sub-sec. 402(c)(4) and 403(b)(8)(A)(i) and the regulations thereunder, or (it) all or any portion of a distribution from another individual retirement account established under Code Sec. 408(a) or an individual retirement annuity established under Code Sec. 408(b). Redemptions of retirement bonds (under former Sub-sec. 405(d)(3) or 409(b)(3)(c) of the Internal Revenue Code of 1954) qualify as Rollover Contributions but only to the extent the proceeds from the redemption, including total accumulated interest, exceed the basis of the bond. However, such contributions must be paid into the Account not later than the 60th day following the receipt of such distribution. Additionally, Rollover Contributions referred to in clause (i) may be rolled over directly to the Account. If property other than money is distributed from a plan qualified under Code Sec. 401(a), the Rollover Contribution may consist of the property distributed, subject to the consent of the Trustee. Alternatively, the property may be sold and its proceeds rolled over. At no time within the one-year period ending on the date that a distribution is received from another individual retirement plan may the Owner roll over a distribution from the same individual retirement account into this Account.

     (i) "Trustee" means Capital Guardian Trust Company, or any successor thereto.

SECTION 2 - ESTABLISHMENT OF ACCOUNT

By executing the Application, the Owner thereby establishes the Account, which shall hold all assets deposited with the Trustee, for the exclusive benefit of the Owner and the Owner's beneficiaries.

SECTION 3 - CONTRIBUTIONS AND TRANSFERS

The Trustee shall not accept contributions for any taxable year in excess of the lesser of $2,000 or 100% of Compensation (or in the case of an Account together with an account established by the Owner for a nonworking spouse, the lesser of $2,250 or 100% of Compensation), except for contributions made in accordance with the terms of a Simplified Employee Pension Plan (SEP), or for contributions which the Owner has certified to the Trustee in writing to be Rollover Contributions.

Rollover Contributions must be received by the Trustee in the form of cash, Fund shares or any combination thereof. The Trustee may require that each Rollover Contribution be accompanied by a properly completed transmittal form provided by the Trustee.

No contribution may be made to the Account (other than Rollover Contributions or employer contributions under a SEP) beginning with the calendar year in which the Owner reaches age 70 1/2.

The Owner may transfer assets in any amount from another Code Sec. 408 individual retirement account, Sec. 403(a) annuity or (former) Sec. 405 bond. If the Owner adopts another individual retirement account established under Code Sec. 408, at the request of the Owner the Trustee shall deliver to such successor the cash proceeds or designated Fund shares of the Account, The Trustee may require satisfactory evidence of the qualified status of any successor trustee or custodian.

SECTION 4 - INVESTMENT OF ACCOUNT ASSETS

Pursuant to the Owner's written instructions, or the written instructions of the employer on behalf of the Owner under a payroll deduction plan, each cash contribution to the Account shall be applied to the purchase of shares of the Fund or Funds currently designated by the Owner at the applicable offering price in accordance with the terms of such Fund's prospectus and/or to the purchase of the designated annuity contract acceptable to the Trustee. If no Fund is designated, the contribution wilt be invested in The Cash Management Trust of America until such time as the Owner shall designate a Fund, The Owner, or if the Owner is deceased, the beneficiary, may from time to time change the designation of the Fund for investment of Account assets hereunder and may instruct the Trustee to exercise the exchange privilege set forth in the Fund's prospectus. All dividends and capital gain distributions shall be reinvested in Fund shares unless directed otherwise by the Owner if the Owner has reached age 59 1/2. Dividends received from any annuity contract shall be applied to the purchase of paid-up additions to such policy's cash value. No part of an Account shaft be invested in life insurance contracts, No annuity contract acquired by the Trustee shall have a fixed premium. Any refund of premiums (other than those attributable to excess contributions) will be applied, before the close of the calendar year following the year of the refund, toward the payment of future premiums or the purchase of additional benefits. No annuity contract shall be transferable by the Owner.

Fund shares and annuity contracts acquired by the Trustee shall be owned by and registered in the name of the Trustee or of its registered nominee. The assets of the Account will not be commingled with other Trustee property and the purchase of Fund shares shall not be considered commingling.

SECTION 5 - WITHDRAWAL OF ACCOUNT ASSETS

A distribution of all or part of the Account may be made to the Owner upon the Owner's written request; however, tax penalties apply to all withdrawals other than (i) payments made in substantially equal installments described in Sec. 6(a)(ii)-(v); (ii) the return of nondeductible contributions; or (iii) payments made to an Owner who has reached age 59 1/2 or is Disabled.

If the Owner contributes, in any calendar year, an amount greater than that which may be claimed as an allowable deduction under the Code, the Owner may withdraw such excess together with any earnings thereon.

Such excess contributions may be withdrawn at any time prior to the day prescribed by law (including extensions) for filing the Owner's federal tax return for such year and shall not be subject to tax penalties. Any earnings on the excess contribution must also be withdrawn and are includable in income in the tax year in which the excess contribution was made. In addition, the withdrawn earnings may be subject to a 10% penalty tax as a premature distribution. Such amount shall, at the Owner's request, be distributed to the Owner or redesignated as the Owner's contribution for the succeeding taxable year. The Owner shall certify to the Trustee in writing the full amount of the required withdrawal, including earnings thereon, or the number of shares equivalent thereto to be withdrawn and the method of distribution. Failure to withdraw such amounts will result in an annual tax penalty to the Owner.

Withdrawals prior to commencement of distributions pursuant to Sec. 6 of this Agreement may be made only upon written notice by the Owner to the Trustee, which notice shall state the amount of the withdrawal, the reason for the withdrawal, and the method of distribution. The Trustee has no responsibility to make any inquiry concerning the request for any withdrawal.

If the Owner should become Disabled, the Account may be distributed to the Owner commencing as of the date of determination of such disability.

SECTION 6 - REQUIRED DISTRIBUTIONS

(a) The Owner's entire interest in the Account must be distributed, or begin to be distributed, by the Owner's required beginning date, which is the April 1 following the calendar year in which the Owner reaches age 70 1/2. For each succeeding year, a distribution must be made on or before December 31. By the required beginning date the Owner may elect to have the balance in the Account distributed in one of the following forms:

    (i) a single sum payment;

    (ii) equal or substantially equal payments over the life of the Owner;

    (iii) equal or substantially equal payments over the lives of the Owner and his or her designated beneficiary;

    (iv) equal or substantially equal payments over a specified period that may not be longer than the Owner's life expectancy; or

    (v) equal or substantially equal payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Owner and his or her designated beneficiary. Distributions under this section are considered to have begun if the distributions are made on account of the Owner reaching his or her required beginning date. If the Owner receives distributions prior to the required beginning date and the Owner dies, distributions will not be considered to have begun.
The minimum amount to be distributed each year (commencing with the required beginning date and each year thereafter) must be at least an amount equal to the quotient obtained by dividing the prior year-end value, expressed in either dollars or units, by the life expectancy of the Owner, or joint life and last survivor expectancy of the Owner and the Owner's designated beneficiary, whichever is applicable. For determining such life expectancy, the expected return multiples in Sec. 1.72-9 of the Federal Income Tax Regulations, as amended, shall be used.

    (b) If the Owner dies before his or her entire interest is distributed, the entire remaining interest will be distributed as follows:

        (i) If the Owner dies on or after distributions have begun under Sec. 6(a), the entire remaining interest must be distributed at least as rapidly as provided under Sec. 6(a).

        (ii) If the Owner dies before distributions have begun under Sec. 6(a), the entire remaining interest must be distributed as elected by the Owner or, if the Owner has not so elected, as elected by the beneficiary or beneficiaries, as follows:

    (A) by December 31st of the year containing the fifth anniversary of the Owner's death; or

    (B) in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December
31st of the year following the year of the    Owner's death. If, however, the
beneficiary is the Owner's surviving spouse, then this distribution is not required to begin before December 31st of the year in which the Owner would
have    reached age 70 1/2

   (c) Unless otherwise elected by the Owner prior to the commencement of distributions under Sec. 6(a) or, if applicable, by the surviving spouse where the Owner dies before distributions have commenced, life expectancies of an Owner or spouse beneficiary shall be recalculated annually for purposes of distributions under Sec. 6(a) and Sec. 6(b). An election not to recalculate shall be irrevocable and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary shall not be recalculated.

   (d) An individual may satisfy the minimum distribution requirements under Sub-sec. 408(a)(6) and 408(b)(3) of the Code by receiving a distribution from one IRA that is equal to the amount required to satisfy the minimum distribution requirements for two or more IRAs. For this purpose, the Owner of two or more IRAs may use the 'alternative method' described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above.

Notwithstanding any provision of this Agreement to the contrary, the distribution of an individual's interest shall be made in accordance with the minimum distribution requirements of Sec. 408(a)(6) or Sec. 408(b)(3) of the Code and the regulations thereunder, including the incidental death benefit provisions of Sec. 1.401 (a)(9)-2 of the proposed regulations, all of which are herein incorporated by reference.

The Trustee has no duty to determine an Owner's eligibility for distribution or to commence distribution until receipt of written instructions from the Owner satisfactory to the Trustee.

The Owner, or if the Owner is deceased, the beneficiary, beneficiaries or legal representative of the Owner, shall notify the Trustee, in writing, of any request for distribution and such notice shall set forth the amount and the date distributions shall commence and the requested method of distribution.

SECTION 7 - BENEFICIARY DESIGNATION

The Owner shall have the right to designate or change a beneficiary to receive any benefit from the Account to which such Owner may be entitled in the event of the Owner's death prior to complete distribution of the Account. If no such designation is in effect at the time of the Owner's death, the Owner's beneficiary shall be the Owner's estate. The Owner may designate or change a beneficiary only by written notice to the Trustee in a form acceptable to the Trustee, or other manner acceptable to the Trustee, but the Trustee shall have no responsibility to determine the validity of a beneficiary designation.

The designation or change will, upon recording by the Trustee, take effect as of the time the written notice was signed, whether or not the Owner is living at the time of recording but without liability as to any payment or other settlement made by the Trustee before recording the designation or change. Notwithstanding the foregoing, no such designation or change shall take effect with respect to any annuity contract held in the Account until accepted by the insurance company issuing such annuity contract. Payment by the Trustee made in good faith to any person who claims to be entitled to such payment pursuant to a designation by the Owner, the terms of the Account or applicable law shall relieve the Trustee of any further liability for such payment.

Upon the Owner's death, if the designated beneficiary is the Owner's surviving spouse, the spouse may treat the Account as his or her own Account. This election will be deemed to have been made if such surviving spouse makes a regular IRA contribution to the Account, makes a rollover to or from such Account, or fails to elect any of the above provisions.

SECTION 8 - CONCERNING THE TRUSTEE

The Trustee, or its designated agent ("Agent"), is authorized to establish share accumulation accounts and systematic withdrawal plans (as described in the prospectus of the Fund, and as customarily entered into with other shareholders of the Fund) for the purpose of receiving and investing the contributions made hereunder and reinvesting income dividends and capital gain distributions. Upon each contribution or redemption the Trustee shall furnish to the Owner a statement of the Account, showing amounts invested or redeemed and the number and price of such shares. The Trustee is authorized to deposit certificates for shares with itself or the Agent for the purpose of safekeeping or otherwise, or to permit shares to be credited to the Trustee. The Trustee shall not be obligated to secure certificates for such shares, and in its discretion may permit such shares to remain unissued. The Trustee is not liable for any act or failure to act of such Agent.

The Trustee is authorized to sell or redeem shares and to surrender annuity contracts at the direction of the Owner, the Owner's legal representative or
the designated beneficiary,     The Trustee shall furnish an annual
calendar-year statement to the Owner setting forth receipts, investments, disbursements, and other transactions. Upon expiration of 45 days after forwarding such statement, the Trustee shall be forever released and discharged from all liability and accountability to anyone with respect to its acts, transactions, duties, obligations, or responsibilities as shown in or reflected by such statement, except with respect to any such acts or transactions as to which the Owner, or the beneficiary of a deceased Owner, shall have filed written objections with the Trustee within such 45-day period.

The Trustee shall furnish to the Owner, either directly or indirectly, notices, prospectuses, financial statements, proxies, and proxy-soliciting materials relating to all assets credited to the Account. Any notification to the Owner provided for under this Agreement shall be effective if sent by first-class mail to the Owner's last address of record. The Trustee shall not vote any of the Fund shares held in the Account except in accordance with prior written instructions of the Owner.

The Trustee shall file such reports relating to the Account with the appropriate government agency as the Trustee is required to file by law. The Owner shall furnish such information to the Trustee which is necessary to complete such reports and shall be responsible for all other records and reports which the Trustee has not agreed, in writing, to prepare.

The Trustee shall not be liable to the Owner or beneficiaries for any depreciation or similar loss of assets or for the failure of the Account to produce any or larger net earnings. The Trustee shall not be liable for any act or failure to act of itself, its agents, employees, or attorneys, so long as it exercises good faith, is not guilty of negligence or willful misconduct, and has selected such agents, employees, and attorneys with reasonable diligence. The Trustee shall have no responsibility for the determination or verification of the premium rates for any annuity contract or the offering or redemption prices or net asset values of Fund shares, and shall be entitled to rely for such rates, prices and net asset values upon statements issued by or on behalf of the respective insurance company or Fund. The Trustee shall have no duty to inquire into the investment practices of the Fund; the Fund shall have the exclusive right to control the investment of its assets in accordance with its stated policies; and the investments shall not be restricted to securities of the character now or hereafter authorized for trustees by law or rules of court. The Trustee shall not be liable or responsible for any omissions, mistakes, acts or failures to act of the Fund, the insurance company issuing any annuity contract provided for herein, or their successors, assigns or agents.

The Trustee shall not be responsible in any way for the purpose or propriety of any distribution made pursuant to instructions satisfactory to the Trustee, the collection of contributions provided for hereunder, or any action or nonaction taken pursuant to the request of the Owner, beneficiary or legal representative of the Owner. The Trustee shall have no duty to determine whether contributions made to the Account satisfy the applicable limits set forth in Sec. 3 of this Agreement, The Trustee shall have no obligation to give advice to anyone on the deductibility of any contributions or the tax due, if any, on payments made hereunder or to determine the amount of any excess contribution and the net income attributable thereto, If the Owner has authorized telephone exchanges under the Application or other form provided by the Trustee, the Trustee may make investment exchanges for this Account or any other account with the same registration in accordance with the instructions received from any person by telephone, telecopier or other electronic means and shall have no obligation to question any instructions so received or liability for the transactions it performs pursuant to such instructions.

SECTION 9 - TRUSTEE FEE AND EXPENSES OF THE ACCOUNT

Any income taxes or other taxes of any kind whatsoever that may be levied or assessed upon or in respect of the Account shall be paid from the assets of the Account. The compensation of the Trustee, any transfer taxes incurred in connection with the investment and reinvestment of the assets of the Account, and all administrative expenses incurred by the Trustee in the performance of its duties, including fees for legal services rendered to the Trustee, shall either be deducted from contributions and charged to the Account, or shall be paid by redeeming or surrendering the necessary assets credited to the Account, unless otherwise paid by the Owner, but until paid shall constitute a lien upon the assets of the Account.

The compensation of the Trustee shall be such fees as the Trustee shall advise the Owner in writing, There may be additional charges for further services requested of the Trustee.

SECTION 10 - AMENDMENT AND TERMINATION

The Owner, by establishing this Account, delegates to the Trustee the power to amend, retroactively or prospectively, the Trust Agreement as necessary to conform the Trust Agreement to the Code or other laws, including the power to appoint a successor trustee, and by doing so shall be deemed to have consented to each such amendment or modification. No amendment shall be made which would have the effect of allowing any part of the Account to be used for any purpose other than for the exclusive benefit of the Owner or Owner's beneficiary.

This Agreement shall terminate upon the transfer or complete distribution of the Account, or at the discretion of the Trustee at any time upon 30 days' prior written notice to the Owner.

SECTION 11 - RESIGNATION OR REMOVAL OF THE TRUSTEE

The Trustee may resign at any time upon 30 days' prior written notice to the Owner, and may be removed by the Owner at any time upon 30 days' prior written notice to the Trustee. Upon such resignation or removal, the Owner shall appoint a qualified successor to the Trustee, and at the request of the Owner, the Trustee shall transfer and pay over to such successor the assets of the Account or the proceeds from the sale of such assets. The Trustee may, in its discretion, make an independent determination as to such successor's qualified status. The Trustee is authorized, however, to reserve such sum of money as it may deem advisable for payment of any liability constituting a charge against the assets of the Account or against the Trustee, with any balance remaining after the payment of all such items to be paid over to such successor.

If, within 30 days after the Trustee's resignation or removal a qualified successor has not been appointed, the Trustee shall distribute the assets in a lump sum to the Owner.

SECTION 12 - MISCELLANEOUS

This Agreement shall bind and inure to the benefit of the representatives, successors, and assigns of the Owner and the Trustee.

Neither the assets nor the benefits provided for hereunder shall be subject to alienation, anticipation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected shall not be recognized. The Owner shall have no right to assign, transfer or pledge any interest in the Account, and the Owner's interest in the Account shall not be subject to any claims of creditors.

In the event a distribution is payable to a minor, the Trustee may transfer the proceeds to a custodian selected by the Trustee under the applicable state's Uniform Gifts to Minors Act or Uniform Transfers to Minors Act.

The Account shall be construed in accordance with the laws of the state wherein the Trustee is domiciled. In the case of any conflict between the provisions of the Trust Agreement and the Application, the Trust Agreement shall control.

THE AMERICAN FUNDS INDIVIDUAL RETIREMENT ACCOUNT DISCLOSURE STATEMENT

You may revoke your Individual Retirement Account ("IRA") by notice of revocation within seven days after the establishment of your account. Your IRA is established and accepted on the date you execute the American Funds Individual Retirement Account Application form. An oral notice of revocation may be made by telephoning the Retirement Plan Services Department at this number: 800/421-0180, ext. 3. Alternatively, you may mail your revocation to Capital Guardian Trust Company, P.O. Box 4600, Brea, CA 92822-4600. The revocation will be considered given as of the postmark date. Upon revocation the entire amount of your contribution will be returned to you without adjustment for administrative expenses or fluctuations in market value. The following is a brief summary of some of the financial and tax consequences of establishing an IRA.

I. CONTRIBUTIONS TO THE TRUST ACCOUNT

     1. LIMITATION ON AMOUNT OF CONTRIBUTIONS. Contributions to the IRA may be either "rollover" contributions or regular cash contributions. Rollover contributions, which may be of any amount, are contributions of eligible distributions from a tax-qualified retirement plan or distributions from another IRA. To qualify for rollover treatment you must make an appropriate election to treat the contribution as a rollover contribution. Money or property distributed to you must be reinvested within 60 days of receipt, Eligible distributions from a tax-qualified retirement plan or 403(b) plan may be directly rolled over to the IRA. Contributions which are not rollovers must be made in cash and cannot exceed the maximum amount allowed under the internal Revenue Code. This amount varies depending on whether you have established an IRA for your non-employed spouse and whether the contribution to your IRA is under a Simplified Employee Pension Plan ("SEP").

     Contributions to all of your IRAs together cannot exceed $2,000 or 100% of compensation, whichever is less, per year. However, if you have also established an IRA for your non-employed spouse, this limit is increased to $2,250 for both IRAs together. Although the contributions need not be divided equally, you may not contribute more than $2,000 to either IRA for any year.

     You may contribute to an IRA even if the deduction for the contribution is reduced or eliminated as discussed in Sec. 2 of this Disclosure Statement if you designate the contribution as a non-deductible contribution on your income tax return. You may also contribute up to $2,000 to your non-employed spouse's IRA if your employer is contributing to your IRA account under a SEP. If contributions are being made to your IRA under your employer's SEP, the maximum annual contribution limit to your IRA is increased to the lesser of $30,000 or 15% of your compensation (currently up to $22,500) in addition to personal IRA contributions.

     Personal contributions are not allowed for the taxable year in which you reach age 70 1/2 or for any year thereafter.

     2. DEDUCTIBILITY OF CONTRIBUTIONS. Cash contributions are deductible from gross income whether or not you itemize your deductions and must be claimed on Form 1040 or Form 1040A. The maximum amount deductible under a regular IRA is the lesser of $2,000 or 100% of Compensation. This amount is increased to $2,250 or 100% of Compensation if you contribute to your IRA and the IRA of your non-working spouse, but you must file a joint return. If you are an active participant in a qualified retirement plan, an annuity plan or contract, a SEP or certain government plans, your contribution is not fully deductible if you are single with adjusted gross income ("AGI") exceeding $25,000 or married filing jointly with AGI exceeding $40,000. If you have income above these levels, the deductible amount is reduced at the rate of $200 ($225 for a spousal IRA) for each $1,000, so that no deduction is allowed if you are single with AGI exceeding $35,000 or married filing jointly with AGI exceeding $50,000. If this calculation results in a deductible amount of more than zero but less than $200, you will still be permitted to deduct $200.

     Rollover contributions, if properly made, are not included in your gross income and therefore are not deductible from it.

     3. EXCESS CONTRIBUTIONS. If your contributions for any taxable year are greater than the maximum deductible amount, no deduction will be allowed for the excess. The excess amount will also be subject to an annual 6% excise tax. However, this tax can be avoided if you withdraw your excess contribution plus any earnings on the excess on or before the due date, including extensions, for your federal tax return for the year in which the excess contribution is made. This does not apply to rollover amounts and designated nondeductible contributions.

     4. INVESTMENT OF CONTRIBUTIONS. Under the terms of the Trust Agreement, your contributions will be invested by the Trustee, Capital Guardian Trust Company, in accordance with your written instructions or the written instructions of your employer on your behalf if you are a participant in a payroll deduction plan. These investment instructions must direct the Trustee to invest your contributions to the IRA in shares of the mutual fund you designate. If you fail to make such designation, your contribution will be invested in The Cash Management Trust of America until the Trustee receives from you a proper designation. No part of your IRA will be invested in life insurance contracts.
Any dividends or refund of premiums received from any annuity contract held in your IRA will be applied in the next year toward the payment of future annuity premiums or to purchase additional benefits.
The Trust Agreement provides that your entire interest in the assets held in your IRA is nonforfeitable at all times and that such assets will not be commingled with other property.

II. DISTRIBUTIONS FROM THE IRA

     1. TAXATION OF DISTRIBUTIONS. Distributions from your IRA are taxed as ordinary income except for the percentage that equals all nondeductible contributions divided by the total withdrawals during the year plus the balance in all your IRAs at the end of the year plus any outstanding relievers (amounts distributed from an IRA within 60 days of the end of the year, which are rolled over in the following year during the 60-day rollover period). Provisions for 5- and 10-year income averaging and capital gain treatment are not available for "lump sum distributions."

     2. PENALTY TAX ON PREMATURE DISTRIBUTIONS. Except in the case of death, disability, relievers, the return of nondeductible contributions, or payments made in substantially equal installments, any distribution made before you reach age 59 1/2 will be subject to a penalty tax of 10% of the amount of the distribution.

     3. REQUIRED DISTRIBUTIONS. Your entire interest must be distributed beginning April 1 of the calendar year following the year in which you reach age 70 1/2, over the life expectancy of yourself, the life expectancies of yourself and your designated beneficiary, or the life expectancy of your designated beneficiary, whichever is applicable. Your entire account balance must be distributed by the end of the final year of your life expectancy.

     4. PENALTY TAX FOR INSUFFICIENT DISTRIBUTIONS. Distributions of amounts less than the minimum required to be distributed after the individual reaches age 70 1/2 will be subject to a 50% penalty tax on the difference between the amount required to be distributed and the amount actually distributed in that year. The Internal Revenue Service (IRS) can waive the 50% penalty tax if the insufficient distribution was due to reasonable error and steps are taken to correct the underdistribution.

     5. EXCISE TAX ON EXCESS DISTRIBUTIONS. A 15% excise tax is imposed on distributions received in a taxable year from all retirement plans to the extent the amounts exceed the greater of: (1) $112,500, indexed for inflation, or (2) $150,000. Upon death, the tax is imposed on the amount by which the value of all retirement plan interests on the date of death exceed the present value of $112,500, as indexed,(or $150,000) received over life expectancy.

     6. DISTRIBUTIONS UPON YOUR DEATH. If you die before your entire interest is distributed, the remaining portion of your account must be distributed at least as rapidly as under the distribution method in effect prior to death. If distributions have not begun before death, they must be paid out in a five-year period, with the following two exceptions: 1) benefits may be paid out over the life expectancy of a non-spouse beneficiary, provided such benefits begin no later than December 31 of the year following the year of death and 2) benefits may be distributed to your surviving spouse over the life expectancy of the spouse, provided that the distributions start no later than December 31 of the year in which you would have reached age 70 1/2. Your spouse, as beneficiary, may treat the IRA as his or her own by making a contribution or by completing a new Application.

     7. ESTATE AND GIFT TAXES. Upon your death, distributions from your IRA are subject to federal estate taxes under Sec. 2039(a) of the Internal Revenue Code unless the account is left to a surviving spouse in a form which qualifies the bequest for the unlimited marital deduction. Any estate taxes will be increased by 15% of a deceased account holder's excess accumulation upon the date of death.
For gift tax purposes, beneficiary designations will not be treated as gifts. In addition, contributions to an IRA for a spouse who has no earned income will qualify for the annual $10,000 exclusion as a present interest gift.

     8. RELIEVERS. The proceeds of your IRA may be used as a rollover contribution to another IRA or annuity. Relievers between the same two IRAs may occur no more than once in a one-year period. Amounts which had originally been rolled over into your IRA from an employer's qualified plan and which have not been commingled with other assets can again be rolled over into another employer's qualified plan which will accept such a rollover.

III. TAX STATUS OF TRUST ACCOUNT

     1. TAX-EXEMPT STATUS. Generally, any contributions and earnings thereon held in your IRA are exempt from federal income tax and will only be taxed when distributed to you, unless the tax-exempt status of the plan is revoked. The sponsor of your IRA has received a letter from the IRS approving the form of the IRA. Such approval is a determination as to the IRA terms only and is not a determination of the merits of the IRA as an investment.

     2. LOSS OF EXEMPTION. The tax-exempt status of the IRA will be revoked if you engage in any of the prohibited transactions listed in Sec. 4975(c) of the Internal Revenue Code, such as borrowing money from the IRA. The fair market value of the IRA will be includable in your taxable income in the year in which such prohibited transaction takes place and may also be subject to a 10% penalty tax.

     In addition, the IRA will lose its tax-exempt status if you use all or part of your interest in the IRA as security for a loan. Any portion of the IRA used as security for a loan will be treated as a distribution in the year in which such use occurs. If you are under age 59 1/2, the amount of the loan will also be subject to a 10% tax penalty as a premature distribution.

IV. ADDITIONAL TAX INFORMATION

     1. For years in which excess contributions have been made to your IRA, or you received from your account premature distributions, or underdistributions after reaching age 70 1/2, you are required to file with the IRS Form 5329 "Return for Additional Taxes Attributable to Qualified Retirement Plans (including IRAs), Annuities and Modified Endowment Contracts" along with your individual tax return for that year.

     2. For years in which nondeductible contributions were made to your IRA, Form 8606 "Nondeductible IRA Contributions, IRA Basis, and Nontaxable IRA Distributions" must be filed with your tax return.

     3. Further information about your IRA can be obtained from any district office of the IRS.

V. FINANCIAL INFORMATION

To calculate earnings on the account, reinvested dividends and capital gain distributions are purchased at net asset value ("NAV") on the reinvestment date. The number of shares in the account at the end of the period is multiplied by the NAV per share at the end of the period to determine the ending value. The difference between the ending value and the initial investment equals the earnings for the period.

If $1000 is invested in any fund other than The Cash Management Trust of America ("CMTA"), or The U.S. Treasury Money Fund of America ("CTRS") and a reduced sales charge is not available, the highest sales charge would be $57.50, or 5.75% of the contribution. See the prospectus of each fund for further details. If $1,000 is invested in CMTA or CTRS, no sales charge would be imposed. In addition, there is a $10 annual trustee fee. The future growth results of your investment in mutual fund shares cannot be guaranteed or projected.

Litho in USA  CGD/CG/3149
(c) 1996 American Funds Distributors, Inc.
Lit. No. IRA-001-1196




THE AMERICAN FUNDS GROUP (R)

IRA Application

Use the map at right to determine to which service center to mail this application - along with your check payable to Capital Guardian Trust Company.

(If you live outside of the U.S., please mail to the Western Region Service Center.)

WESTERN REGION
(map)
American Funds Service Company
P.O. Box 4600
Brea, California  92822-4600

WEST CENTRAL REGION
(map)
American Funds Service Company
P.O. Box 659521
San Antonio, Texas 78265-9521

EAST CENTRAL REGION
(map)
American Funds Service Company
P.O. Box 6164
Indianapolis, Indiana 46206-6164

EASTERN REGION
(map)
American Funds Service Company
P.O. Box 2560
Norfolk, Virginia 23501-2560

1.  ACCOUNT REGISTRATION

    Please type or print clearly.
_________________________________ Social Security____-____-_____
Name
_________________________________  Date of birth_____/_____/_____
Address                                           mo.  day  yr.
_________________________________ Daytime phone number(  )_______
City                State     Zip

You may qualify for a REDUCED SALES CHARGE if you already have accounts in The American Funds Group. Please list any existing account numbers here:

2.  TYPE OF IRA

    Please check one box only. (Fill out a separate application for each individual and/or type of account.)

                                               Amount    Tax Year
[] Regular Contributory)                       $_________19_____
[] Spousal*(requires a separate application)   $_________19_____
[] Rollover#@(From a retirement plan
   distribution or another IRA)                $_________
[] Transfer@(from another IRA)                 $_________
[] SEP-IRA (attach SEP agreement - See
   Section 9)                                  $_________19_____
Setup Fee (will be deducted from your
  account if not submitted separately)         $    10.00
Total amount enclosed                          $_________

3.  FUND SELECTION

    Minimum initial purchase requirement is $250 per fund or $1,000 for The Cash Management Trust of America.

(Codes following fund names are for administrative use.)

AMCAP Fund (02)                               $______
American Balanced Fund (11)                    ______
American High-Income Trust (21)                ______
American Mutual Fund (03)                      ______
The Bond Fund of America (08)                  ______
Capital Income Builder (12)                    ______
Capital World Bond Fund (31)                   ______
Capital World Growth and Income Fund (33)      ______
The Cash Management Trust of America (09)      ______
EuroPacific Growth Fund (16)                   ______
Fundamental Investors (10)                     ______
The Growth Fund of America (05)                ______
The Income Fund of America (06)                ______
Intermediate Bond Fund of America (23)         ______
The Investment Company of America (04)         ______
The New Economy Fund (14)                      ______
New Perspective Fund (07)                      ______
SMALLCAP World Fund (35)                       ______
U.S. Government Securities Fund (22)           ______
The U.S. Treasury Money Fund of America (49)   ______
Washington Mutual Investors Fund (01)          ______
___________________________________            ______

4.  STATEMENT OF INTENTION
    Optional

I plan to invest over a 13-month period in shares of one or more of the funds in The American Funds Group an aggregate amount of at least (please circle your choice):

$25,000** $50,000 $100,000 $250,000 $500,000 $1,000,000 or above

See the appropriate prospectus and Statement of Additional information for details.

**Applies only to bond funds.

5.  TELEPHONE EXCHANGE
    Terms of this privilege automatically apply unless you check the box at right.

Unless the box below is checked, I hereby authorize and direct American Funds Service Company to accept and act upon telephone, fax, telex or telegraph instructions from ANY PERSON for exchanges involving this account or any other account with the same registration. American Funds Service Company reserves the right to cancel this privilege on 30 days' written notice to the investor's address on the reverse of this form.

[] Check here if you DO NOT WISH TO AUTHORIZE the telephone exchange privilege.

6.  DEALER INFORMATION
    For dealer use only.

We authorize American Funds Service Company to act as our agent for this account.

___________________________________   _________________________
Address of office servicing account   Dealer name (as it appears
                                      on Selling Group Agreement)
_________________________________     ___________________________
City            State        Zip      Address of home office
_________________________________     ___________________________
Registered representative's name       City          State    Zip
and no. (exactly as it appears on
firm's registration)
_________________________________  ______________________________
Registered representative's         Authorized dealer's signature
phone no.

*Provided your spouse does not make a contribution to his or her own IRA, you may set up a spousal IRA consisting of an account for your spouse as well as an account for yourself. The maximum combined contribution to an IRA and a spousal IRA is the lesser of $2,250 or 100% of compensation. You may allocate the $2,250 in any way you wish to each account, as long as you do not credit more than $2,000 to any one account.

# By establishing this Rollover IRA, I irrevocably elect to treat the distribution from my previous plan as nontaxable and therefore I am not eligible for any special tax treatment that may otherwise be available.

@ If I am over age 701/2, I understand that I must -- under IRS regulations -- receive a distribution from my previous retirement plan (or another retirement plan I maintain) for this calendar year. This distribution will not be included in any assets which are transferred or rolled over. Under my previous plan, my designated beneficiary was _____________________ and his or her date of birth is____/____/____. I further understand that the age of the older of the previously designated beneficiary or the designated beneficiary under this plan will be used to calculate required distributions from my American Funds IRA. 11/96

7.  BENEFICIARY DESIGNATION
    IMPORTANT: This Beneficiary Designation may have important tax and/or legal consequences. You are encouraged to consult with your own adviser before completing this form. Neither the trustee nor any affiliate of the trustee shall be liable for any claim, loss, damage or expense arising out of or in any manner connected with a distribution pursuant to this completed Beneficiary Designation. You should periodically review and update your Beneficiary Designation.

If this is a beneficiary update to an existing IRA, please provide account number _______________________________

I revoke all prior IRA Beneficiary Designations. Reserving the right to revoke or change this Beneficiary Designation, I direct that all fund accounts be distributed upon my death as follows:

PRIMARY BENEFICIARY(IES):

If you are married, see below.*
_________________________  ________________ _____________  ______
Full legal name             Relationship    Date of Birth  %
_________________________  ________________ _____________  ______
Full legal name             Relationship    Date of Birth  %
(Attach additional sheet if necessary)

If no Primary Beneficiary listed above survives me, I direct that all fund accounts be distributed upon my death to the Contingent Beneficiary(ies) listed below.

CONTINGENT BENEFICIARY(IES):
_________________________  _______________  _____________  ______
Full legal name             Relationship    Date of Birth  %
(Attach additional sheet if necessary)

In the event no Primary Beneficiary or Contingent Beneficiary survives me, I direct that all fund accounts be distributed upon my death to my estate.

NOTE: EXCEPT AS OTHERWISE PROVIDED ABOVE, EACH PRIMARY BENEFICIARY SO DESIGNATED SHALL RECEIVE AN EQUAL SHARE. IN THE EVENT A PRIMARY BENEFICIARY DOES NOT SURVIVE YOU, SUCH PRIMARY BENEFICIARY'S SHARE SHALL BE DISTRIBUTED PRO RATA TO THE SURVIVING PRIMARY BENEFICIARY(IES). IF ANY PRIMARY BENEFICIARY SURVIVES YOU BUT FAILS TO SURVIVE DISTRIBUTION OF HIS OR HER ENTIRE SHARE, THEN THE REMAINING PORTION OF SUCH PRIMARY BENEFICIARY'S SHARE SHALL BE DISTRIBUTED TO SUCH PRIMARY BENEFICIARY'S ESTATE. ALL STATED PERCENTAGES MUST ADD UP TO 100%; IF NOT, DISTRIBUTIONS SHALL BE MADE PROPORTIONALLY BASED UPON THE PERCENTAGES YOU STATE. THIS PARAGRAPH SHALL ALSO APPLY TO CONTINGENT BENEFICIARIES.

TRUST BENEFICIARY: If you choose to name a trust as a Primary and/or Contingent Beneficiary, please describe the trust by the name of the present trustee, the name of the trust (if any) and the date of the trust. Example: "John Davis (or his successor), as Trustee of the Davis Family Trust dated December 1, 1994."

*SPOUSAL CONSENT TO BENEFICIARY DESIGNATION: If you are married and you designate a Primary Beneficiary other than your spouse, this Beneficiary Designation may not be wholly effective under your state law without the consent of your spouse. Please consult your own legal adviser. By his or her signature below, my spouse expressly consents to the above designation of a Primary Beneficiary.

_____________________________  _________________________  _______
Print Spouse's Name             Spouse's Signature         Date

8.  AUTOMATIC INVESTMENT PLAN
    IMPORTANT: Attach an unsigned voided check (for checking accounts) or a savings account deposit slip here.

I would like to establish an Automatic Investment Plan as described in the prospectus. I agree to reimburse American Funds Service Company and/or American Funds Distributors for any expenses or losses that they may incur in connection with my plan, including any caused by my bank's failure to act in accordance with my request. If my bank makes any erroneous payment or fails to make a payment after shares are purchased on my behalf, any such purchase may be canceled and I hereby authorize redemptions and/or deductions from my account for that purpose.

Beginning ______/_______, please debit my bank account $________ month / year

($50 minimum) on a [] monthly [] quarterly basis to be invested in (name of fund)________________ account number (if known) _______________________

[] This applies to my personal IRA

[] This applies to my SEP-IRA (available for single-participant plans only)

9.  SEP-IRA -- SIMPLIFIED EMPLOYEE PENSION PLAN
    Optional

Complete only if contributions are to be made by your employer under a Simplified Employee Pension Plan.

IMPORTANT: Please attach a copy of the SEP Adoption Agreement that your employer has signed.

__________________________________  (______)__________________
Name of employer                    Phone number
______________________________________________________________
Address of employer
__________________________________  ________________  _________
City                                 State             Zip

10.  YOUR SIGNATURE

I hereby establish an American Funds IRA, appoint Capital Guardian Trust Company as Trustee, and:

 (1) acknowledge that I have received and read The American Funds Individual Retirement Account Terms and Conditions, and the IRA Disclosure Statement;

 (2) acknowledge that I have received and read the current prospectus(es) of the fund(s) selected in Section 3;

 (3) consent to the $10 setup fee specified in Section 2 and the annual trustee fee (currently $10) specified in the Disclosure Statement;

 (4) acknowledge that I am responsible for determining the deductibility of any contributions to my account;

 (5) agree to the conditions of the telephone exchange authorization on the reverse of this form unless I check the box in Section 5, and agree to indemnify and hold harmless American Funds Service Company, any of its affiliates or mutual funds managed by such affiliates and each of their
respective directors, trustees, officers, employees and agents for any   loss,
expense or cost arising from such instructions once this telephone exchange privilege has been established;

 (6) certify, under penalty of perjury, that my Social Security number shown on this application is correct; and

 (7) designate the Beneficiary(ies) listed in Section 7.

X_________________________________________________   __________
  Signature of individual                            Date







PLAN AND CUSTODY AGREEMENT FOR THE AMERICAN FUNDS OPTIONAL RETIREMENT PROGRAM [403(B)] FOR TEXAS INSTITUTIONS OF HIGHER EDUCATION

Terms and Conditions

ARTICLE I - INTRODUCTION

This Agreement is intended to establish a Custodial Account in accordance with section 403(b)(7) of the Code and shall be construed accordingly. This Agreement shall take effect upon its execution by the Employer named on the Application.

ARTICLE II - DEFINITIONS
As used in this Agreement, the following terms shall have the meanings hereinafter set forth, unless a different meaning is plainly required by the context:

1. "Agreement" shall mean the American Funds 403(b) Retirement Plan and Custody Agreement.

2. "Application" shall mean the accompanying instrument executed by the Employee whereby the terms and conditions of the Agreement are adopted. The Application is hereby made a part of the Agreement as if set forth herein.

3.   "Code" shall mean the Internal Revenue Code of 1986, as amended.

4. "Compensation" shall mean the remuneration received by an Employee which is includible in gross income for the taxable year of the Employee. For Plan Years beginning on and after January 1, 1994, Compensation shall not exceed the Omnibus Budget Reconciliation Act of 1993 (OBRA '93) annual compensation limit of $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Sec. 401(a)(17)(B). The cost of living in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

5.   "Custodial Account" or "Account" shall mean the account established  under
Article III.

6. "Custodian" shall mean Capital Guardian Trust Company, or any successor thereto.

7. "Designated Investment Company(ies)" shall mean one or more of the regulated investment companies (as the term "Regulated Investment Company" is defined pursuant to Sec. 403(b)(7)(C) of the Code) for which Capital Research and Management Company or an affiliate serves as investment adviser.

8. "Elective Deferral" shall mean any employer contributions made at the election of the Employee to this Custodial Account or another plan. This includes any employer contributions made on behalf of an Employee under Code Sec. 403(b) pursuant to a salary reduction agreement and any contributions made on behalf of an Employee pursuant to an election to defer compensation under any 401 (k), 408(k), 457 or 403(b) plan.

9. "Employee" shall mean a person who performs services, directly or indirectly, for an Employer, and a) who has entered into a salary reduction agreement with the Employer pursuant to which the Employer will adjust the Employee's Compensation by the amount specified in such agreement and forward the amount to the Custodian for investment in accordance with this Agreement; and b) on whose behalf a discretionary contribution is made by the Employer.

10. "Employer" shall mean the Employer named in the Application. The Employer shall be an organization described in Sec. 403(b)(1)(A) of the Code.

11. "Excess Elective Deferral" shall mean those Elective Deferrals that are includible in an Employee's gross income under Code Sec. 402(g) to the extent the Employee's Elective Deferrals for a taxable year exceed the dollar limitation thereunder.

12.  "Plan Year" shall be the calendar year.

13. "Qualified Domestic Relations Order (QDRO)" shall mean a signed domestic relations order issued by a state court which creates, recognizes or assigns to an alternate payee(s) the right to receive all or part of an Employee's interest in his or her Custodial Account, and which meets the requirements of Code Sec. 414(p). An alternate payee is a spouse, former spouse, child, or other dependent who is treated as a beneficiary under the Account as a result of the QDRO.

14. "Sponsor" shall mean American Funds Distributors, Inc. or any successor thereto.

ARTICLE III - ESTABLISHMENT OF CUSTODIAL ACCOUNT

By executing the Application, the Employee shall open and maintain with the custodian a Custodial Account in accordance with the provisions of Sec. 403(b)(7) of the Code. Such Account shall be used exclusively to hold title to Designated Investment Company shares and/or cash for the benefit of the Employee. The Employee shall be the beneficial owner of all vested assets held in or credited to said Account.

ARTICLE IV - RECEIPT AND INVESTMENT OF CONTRIBUTIONS

The Custodian shall accept in the Custodial Account such contributions on behalf of the Employee as it may receive from time to time from the Employer. All such contributions shall be accompanied by written instructions specifying the Custodial Account number to which they are to be credited and the Designated Investment Company shares to be purchased. Pursuant to the Employee's written instructions, the Custodian shall invest and reinvest contributions credited to the Custodial Account in Designated Investment Company shares. The Account shall be credited with the profits or losses of the investment in such Account. The amount of each contribution credited to the Account to be applied to the purchase of Designated Investment Company shares shall be invested by the Custodian at the applicable offering price as described in the Designated Investment Company's prospectus. The Custodian shall have no discretionary investment responsibility and in no event be liable to any person for following investment instructions given in the manner provided herein. The Employee shall be the beneficial owner of such Employee's vested interest in the Account, and the Employee (or if the Employee is deceased, the beneficiary) shall have the right to direct the specific investment(s) for the Employee's vested interest in accordance with the terms of this Agreement.

All dividends and capital gain distributions received on the Designated Investment Company shares held in the Account shall be reinvested in such shares and shall be credited to the Account. If any distribution on Designated Investment Company shares may be received at the election of the shareholder in additional shares or in cash or other property, the Custodian shall elect to receive it in additional shares.

Except as provided in Article VI, upon receipt of proper instructions from the Employee, the Custodian shall sell, redeem, purchase or exchange shares held in the Custodial Account, provided that the shares held in such Account shall be limited to, and any subsequent investments arising within such Account shall be invested solely in, shares of the Designated Investment Companies.

Upon an Employee's termination of service with the Employer, no further contributions may be made. However, if the Employee should be subsequently employed by another ORP organization, contributions may continue to be made to the Employee's ORP Custodial Account in accordance with the terms of the salary reduction agreement entered into between the Employee and such organization.

ARTICLE V - LIMITS ON CONTRIBUTIONS

1. Code Sec. 415 Limitations. Notwithstanding anything to the contrary contained in this Agreement, the total contributions made on behalf of an Employee for any year will not exceed the limits imposed by Code Sec. 415, as they may be adjusted from time to time. The limits of Code Sec. 415 are herein incorporated by reference.

If the limitations are exceeded because the Employee is also participating in another plan required to be aggregated with this Custodial Account for the purposes of Code Sec. 415, then the extent to which annual contributions under this Custodial Account will be reduced, as compared with the extent to which annual benefits or contributions under any other plans will be reduced, shall be determined by the Employee.

2. Limitations on Elective Deferrals. The amount of Elective Deferrals for any taxable year made to this Custodial Account and all other plans, contracts or arrangements of the Employee shall not exceed the dollar limit in effect under Code Sec. 402(g) at the beginning of such taxable year. In the event that an Employee has Excess Elective Deferrals, he or she may designate Elective Deferrals made during a taxable year to this Custodial Account as Excess Elective Deferrals by notifying the Custodian on or before March 1 of the amount of Excess Elective Deferrals. Notwithstanding any other provision of this Agreement, Excess Elective Deferrals, adjusted to reflect any credited investment experience up to the date of distribution, will be distributed no later than April 15 to any Employee who designates Elective Deferrals as Excess Elective Deferrals for such taxable year.

3. Exclusion Allowance Limitation. The amount of contributions made to this Custodial Account is subject to the limitations of Code Sec. 403(b), which are herein incorporated by reference.

4. Corrections to Participant Accounts. If a Participant's Account is credited with an incorrect amount of contributions or earnings to which such Participant is entitled under the Plan, remedial action may be taken in accordance with this paragraph. In such event, the Custodian is authorized, at the written direction of the Employer, to adjust such Account balance to the extent necessary to reflect the Account balance which would have existed had no such error been made. Further, if necessary, the Employer may make additional contributions to the Account of any affected Participant to place the affected Participant's Account in the position that would have existed if the error had not been made. The custodian shall not be liable for actions taken in good faith compliance with Employer's instructions under this section. Any Account adjustments or additional contributions made under this paragraph shall be made on a uniform and nondiscriminatory basis.

ARTICLE VI - PAYMENT OF BENEFITS

1. Payment of Benefits. The amount credited on behalf of an Employee to the Custodial Account shall be distributed to the Employee or commence to be distributed to the Employee in accordance with the Employer's written instructions to the Custodian, provided that no amounts shall be distributed, paid or made available to an Employee before the Employee dies, attains age 70-1/2, separates from service with the Employer, or retires. The Custodian may require satisfactory evidence of eligibility for distribution. Distributions may also be made pursuant to a QDRO. For purposes of making distributions under the provisions of a QDRO, the qualified early retirement age with regard to the Employee against whom the QDRO is entered shall be the date the QDRO is determined to be qualified. This will only allow payout to the alternate payee(s).

2. Form of Distribution. The form of distribution shall be made in accordance with the Employee's election filed with the Custodian and may be paid in cash or kind, in any one or more of the following ways:

(a)  a single sum payment;

(b)  equal or substantially equal payments over the life of the Employee;

(c) equal or substantially equal payments over the lives of the Employee and his or her designated beneficiary;

(d) equal or substantially equal payments over a specified period that may not be longer than the Employee's life expectancy; or

(e) equal or substantially equal payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Employee and his or her designated beneficiary.

3. Minimum Distribution Requirements. Distributions shall commence from benefits accrued after December 31, 1986 (the "applicable amount") no later than April 1 of the calendar year following the year in which the Employee attains age 70-1/2 (the "required beginning date"). For each succeeding year, a distribution must be made on or before December 31. By the required beginning date the Employee may elect to have the applicable amount in the Account distributed in a form described in Section 2 above.

The minimum amount to be distributed each year (commencing with the required beginning date and each year thereafter) must be at least an amount equal to the quotient obtained by dividing the prior year-end value of the applicable amount of the Custodial Account, expressed in either dollars or units, by the life expectancy of the Employee or joint life and last survivor expectancy of the Employee and the Employee's designated beneficiary, whichever is applicable. For determining such life expectancy, the expected return multiples in Sec. 1.72-9 of the Federal Income Tax Regulations, as amended, shall be used.

If the Employee dies before his or her applicable amount is distributed or before such distribution has been completed, then the amount credited to the Custodial Account which accrued on or after January 1, 1987 shall be distributed as follows:

(a) if the Employee dies after the distribution of his or her interest has commenced, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Employee's death.

(b) if the Employee dies prior to the time benefit payments begin, any portion of his or her interest payable to (or for the benefit of) a designated beneficiary will be paid as follows:

(i) by December 31 of the year containing the fifth anniversary of the Employee's death; or

(ii) in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Employee's death. If, however, the beneficiary is the Employee's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Employee would have reached age 70-1/2.

(c) unless otherwise elected by the Employee prior to the commencement of distributions or, if applicable, by the surviving spouse where the Employee dies before distributions have commenced, life expectancies of the Employee or spouse beneficiary shall be recalculated annually for purposes of distributions under Sub-Sec. 3(a) and 3(b). An election not to recalculate shall be irrevocable and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary shall not be recalculated.

(d) for purposes of this section, any amount paid to a child of the Employee will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

An individual may satisfy the minimum distribution requirements under Sec. 401(a)(9) of the Code by receiving a distribution from one custodial account that is equal to the amount required to satisfy the minimum distribution requirements for two or more custodial accounts. For this purpose, the Employee of two or more custodial accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above.

Notwithstanding any provision of this Agreement to the contrary, the distribution of an individual's interest shall be made in accordance with the minimum distribution requirements of Sec. 403(b)(10) of the Code and the regulations thereunder, including the incidental death benefit provisions of 1.401(a)(9)-2 of the proposed regulations, all of which are herein incorporated by reference.

The Custodian has no duty to determine an Employee's eligibility for distribution or to commence distribution until receipt of written instructions from the Employee satisfactory to the Custodian.

The Employee, or if the Employee is deceased, the beneficiary, beneficiaries or legal representative of the Employee, shall notify the Custodian in writing of any request for distributions and such notice shall set forth the amount and the date distributions shall commence and the requested method of distribution.

4. Designation of Beneficiary. An Employee shall have the right to designate or change a beneficiary to receive any benefit from the Account to which such Employee may be entitled in the event of the Employee's death prior to complete distribution of the Account. If no such designation is in effect at the time of the Employee's death, the Employee's beneficiary shall be the Employee's estate. The Employee may designate or change a beneficiary only by written notice to the Custodian in a form acceptable to the Custodian, but the Custodian shall have no responsibility to determine the validity of a beneficiary designation.

The designation or change will, upon recording by the Custodian, take effect as of the time the written notice was signed, whether or not the Employee is living at the time of recording but without liability as to any payment or other settlement made by the Custodian before recording the designation or change. Payment by the Custodian made in good faith to any person who claims to be entitled to such payment pursuant to a designation by the Employee, the terms of the Account or applicable law shall relieve the Custodian of any further liability for such payment.

5.   Direct Rollover of Eligible Rollover Distributions.

(a) This provision applies to distributions made on or after January 1, 1993. Notwithstanding any provision of this Agreement to the contrary that would otherwise limit a distributee's election under this Agreement, a distributee may elect, at the time and in the manner prescribed by law, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

For purposes of this section, the following definitions apply:

(i) "Eligible rollover distribution" shall mean any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of 10 years or more; any distribution to the extent such distribution is required under Sec. 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income.

(ii) "Eligible retirement plan" shall mean an individual retirement account described in Sec. 408(a) of the Code, an individual retirement annuity described in Sec. 408(b) of the Code, an annuity plan described in Sec. 403(a) of the Code, or a custodial account described in Sec. 403(b) of the Code, that accepts the Employee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or an individual retirement annuity.

(iii) "Distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is an alternate payee under a QDRO, as defined in Sec. 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(iv) "Direct rollover" shall mean a payment by the Custodian to the eligible retirement plan specified by the distributee.

(b) For distributions on and after January 1, 1994, if such distribution is one to which Sub-Sec. 401 (a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under
1.411 (a)-11 (c) of the Regulations is given, provided that:

(i) the distributee is informed that the distributee has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(ii) the distributee, after receiving the notice, affirmatively elects a distribution.

ARTICLE VII - OWNERSHIP OF SECURITIES

All securities in a form necessitating registration may be registered in the name of the Custodian or its nominee, or in such other manner as may be acceptable to the Custodian, and the Employee agrees to hold the Custodian or any such nominee harmless from any liability as a holder of record. The Custodian shall have the power in its reasonable discretion to leave any securities or cash in its custody hereunder, for safekeeping or on deposit with such banks, transfer agents, or other custodians as the Custodian may select, provided that the entity with custody of the assets shall at all times identify such assets as belonging to the Account, and provided, further, that such entity must be qualified to act as a custodian under applicable law. Nothing herein shall be construed to restrict the Custodian's authority not to require the issuance of certificates when ownership of unissued shares of a Designated Investment Company is permitted. The Custodian shall hold all assets delivered to it, and all income attributable thereto, separate from its own assets, identify them in its books and records as assets of the Account, and shall invest, disburse, hold and otherwise dispose of such assets, and the proceeds thereof, in accordance with this Agreement.

ARTICLE VIII - VOTING SECURITIES

The Custodian shall deliver, or cause to be executed and delivered, to the Employee or the Employee's beneficiary, all notices, prospectuses, financial statements, proxies and proxy soliciting materials received by it relating to Designated Investment Company shares held in the Employee's Custodial Account. The Custodian shall vote the shares of any such Designated Investment Companies in accordance with the written instructions of the Employee or the beneficiary if the Employee is deceased.

ARTICLE IX - AMENDMENT AND TERMINATION

The Employer, by the establishment of this Account, delegates to the Custodian the power to make any retroactive or prospective modification of, or amendment to, this Agreement which is necessary to conform the Agreement to, or satisfy the conditions of, any law, governmental regulation or ruling, and any prospective amendment which is desirable for the administration of this Agreement, and by doing so shall be deemed to have con- sented to each such amendment or modification. Notwithstanding the preceding sentence, no amendment shall be made which would have the effect of allowing any part of the Account to be used for any purpose other than for the exclusive benefit of the Employee or beneficiary nor shall any amendment increase or decrease the duties or liabilities of the Custodian without its consent. The Custodian has no affirmative obligation to amend the Agreement for any purpose.

If the Employer adopts this Agreement as a continuation of a similar prior agreement maintained for the Employee under Sec. 403(b) of the Code, such prior agreement may be deemed to have been amended in its entirety if the Employer requests such action in writing to the Custodian. Following acceptance of such request, the Custodian shall accept from the prior custodian the cash proceeds or designated shares of Designated Investment Company of such prior account and all records pertaining thereto. If the Employer adopts another agreement qualified and maintained under Sec. 403(b) of the Code, as a continuation of this Agreement, such other agreement may be deemed to have entirely amended this Agreement if the Employer requests such action in writing to the Custodian. Following such request, the Custodian shall deliver to the successor custodian all assets in the Account. This Agreement shall terminate upon the complete distribution of the Account to the Employee, beneficiaries, a successor custodian under an agreement or program described in Sec. 403(b) of the Code, or to a trustee under an account described in Sec. 408(a) of the Code. The Custodian shall have the right to terminate this Agreement upon 60 days' prior written notice to the Employee. In such event, upon expiration of such period, the Custodian shall distribute the Account to such successor custodian as the Employee shall designate; provided, however, that if such successor does not provide the Custodian with formal notice of its willingness to accept such assets, or, if the Employee fails to designate a successor custodian prior to the expiration of such period, then the Custodian shall distribute the Account to the Employee.

ARTICLE X - CONCERNING THE CUSTODIAN

The Custodian shall be under no duty to take any action other than as herein specified with respect to the Custodial Account unless the Employee shall furnish the Custodian with instructions in proper form and such instructions shall have been specifically agreed to by the Custodian in writing. Unless otherwise expressly mandated by law, the Custodian shall not be required to defend or engage in any suit with respect to the Custodial Account unless the Custodian shall have first agreed in writing to do so and shall have been fully indemnified to the satisfaction of the Custodian. The Custodian may conclusively rely upon and shall be protected in acting upon any written order from the Employer or Employee permitted by this Agreement or any other notice, request, consent, certificate or other instrument or paper rea- sonably believed by it to be genuine and to have properly executed, and, so long as it acts reasonably in good faith, in taking or omitting to take any other action. The Custodian may retain assets in cash or cash balances pending receipt of proper investment instructions and shall not be liable for interest on any such cash or cash balances.

The Custodian shall have no responsibility for determining the amount of any contribution to be made to the Account nor for the collection of such contributions. Any reports or instructions prepared by or on behalf of the Custodian for the Employee shall be solely for the convenience of the Employer.

The Employer shall be solely responsible for determining and remitting to the Custodian the correct amount of contribution. The Employer shall have the sole authority to enforce this Agreement on behalf of any and all persons having or claiming any interest in the Custodial Account by virtue of this Agreement.

ARTICLE XI - REPORTS OF THE CUSTODIAN

The Custodian shall keep accurate and detailed records of all receipts, investments, disbursements and other transactions required to be performed hereunder. The Custodian shall file with the Employee statements reflecting the receipts, disbursements and other transactions effected by it. Upon the expiration of 45 days after furnishing such statement to the Employee, the Custodian shall be forever released and discharged from all liability (excluding negligence or intentional misconduct) and accountability to anyone with respect to its acts, actions, duties, obligations or responsibilities as shown in or reflected by such statement, except with respect to any such acts or transactions as to which the Employee shall have filed written objections with the Custodian within such 45-day period.

The Employee, the Employer, the Custodian, and the Sponsor shall furnish to one another such information relevant to this Agreement and Custodial Account as may be required under the Code and any regulations issued or forms adopted by the Treasury Department thereunder.

The Custodian shall file with the Internal Revenue Service such returns and other information concerning the Custodial Account as may be required of it under the Code, and any regulations issued by the Treasury Department, but shall not be required to prepare, file or provide any reports except as may be expressly required in this Agreement.

ARTICLE XLL - RESIGNATION OR REMOVAL OF CUSTODIAN

The Custodian may resign as the Custodian under the Agreement at any time upon 60 days' notice in writing to the Employee and the Employee may remove the Custodian at any time, upon written notice, provided however, to the extent necessary, the Custodian shall continue to be authorized to complete and settle any outstanding transactions in process prior to the Custodian receiving such notice. Upon such resignation or removal the Employee shall appoint a qualified successor and the Custodian shall file with the Employee a written report as required by Article XI. Should the Custodian resign as the custodian under the Plan, the Sponsor shall appoint a qualified successor, upon giving 60 days' prior notice in writing to each Employee.

Upon receipt by the Custodian of written acceptance of appointment by a qualified successor to the Custodian (in the case of all resignations or removals pursuant to this Article XII), the Custodian shall transfer and pay over to such successor the assets of the Account. Following the notice of removal of the Custodian, the Custodian shall act promptly to, and shall have a reasonable period of time in which to settle the accounts prior to transferring the Account assets after receipt by the Custodian of written acceptance of appointment by a qualified successor Custodian. The Custodian is authorized, however, to reserve such sum of money or property as it may deem advisable for payment of all its fees, compensations, costs and expenses, or for payment of any other liabilities constituting a charge on or against the Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor. The successor to the Custodian shall not be responsible for the acts, or the failures to act, of any predecessor custodian and shall hold the assets paid over to it under terms similar to those of this Agreement.

If within 30 days after the effective date of the Custodian's resignation or removal a qualified successor to the Custodian has not been appointed or has not accepted such appointment, the Custodian shall either appoint such successor itself or terminate the agreement. Upon such termination the Custodian shall distribute all assets in the Account to the Employee or, if the Employee is deceased, to the beneficiary. The Custodian shall not be required to see to the performance of any successor of its duties hereunder.

ARTICLE XLLL - MISCELLANEOUS

1. No Diversion. At no time shall it be possible for any part of the assets of the Custodial Account to be used for or diverted to purposes other than for the exclusive benefit of the Employee or the beneficiary except as specifically provided for in this Agreement.

2. Notices. Any notice from the Custodian to the Employee or any other party pursuant to this Agreement shall be effective if sent by first-class mail to the last address on the Custodian's records. Any notice to the Custodian pursuant to this Agreement shall be by first-class mail.

3. Transfers. The Custodian may accept the transfer of cash from the Employee's existing custodial account and/or existing annuity contract which are/is established under Sec. 403(b) of the Code to the Employee's Custodial Account established under this Agreement, unless expressly prohibited by the documents governing such custodial accounts and/or such annuity. The Employee may also transfer cash or assets from this Custodial Account to any other custodial account and/or annuity contract permitted under Sec. 403(b) of the Code.

4. Terminology. Any masculine terminology used in the Agreement shall include the feminine.

5. Inalienability of Benefits. The Employee shall not have the right to assign, transfer or pledge his or her interest in the Account, and the Employee's interest in the Account shall not be subject to any claims of creditors.

No benefit or interest available hereunder will be subject to assignment or alienation, either voluntarily or involuntarily. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payment with respect to an Employee pursuant to a domestic relations order, unless such order is a Qualified Domestic Relations Order.

6. Condition of Agreement. The Employee shall look solely to the assets of the Custodial Account for the payment of any benefit to which he is entitled under the agreement.

7. Necessity of Qualification. This Agreement is established with the intent that it shall qualify under Sec. 403(b) of the Code and any amendments to that Section. Notwithstanding any other provisions contained in this Agreement, if the internal Revenue Service determines that because of some inadequacy in the provisions of this original Agreement, it initially fails to so qualify, all of the assets of the Custodial Account shall be distributed to the Employee or transferred in accordance with Section 3 of this Article XIII and the Agreement shall be considered to be rescinded and of no force and effect unless such inadequacy is removed by a retroactive amendment. The Sponsor forthwith shall notify the Custodian in writing of any determination with respect to the qualified status of the Agreement. The Employee understands the necessity of seeking independent legal counsel with respect to the effect of establishing this Agreement and further understands that the Agreement has not been approved by the Internal Revenue Service and that, except as set forth in this Agreement, neither the Custodian nor the Sponsor, nor anyone acting on behalf of the Custodian or Sponsor, make any representations as to the tax qualifications or effect thereof.

8. Custodian's Acceptance and Fee Schedule. The Custodian accepts appointment as Custodian for the Custodial Account established pursuant to the Application and will charge a setup fee in the year that the Account is established, and an annual fee for maintenance of the Account for every year thereafter. The fee with respect to the Employee's Account shall be charged to such Account. The Custodian is empowered to redeem Designated Investment Company shares held in the Account and to transfer to itself the proceeds from such redemption and any cash held in the Account in payment of its fees. The compensation of the Custodian shall be such fees as the Custodian shall advise the Employee in writing. There may be additional charges for further services requested of the Custodian.

9.   Miscellaneous.

(a) Investments. Notwithstanding any provisions of this Agreement to the contrary, investments will be limited to those permitted under Sec. 403 of the Code.

(b) Compliance. The parties intend that this Agreement be consistent with all requirements of the Code. Notwithstanding anything to the contrary in this Agreement, if any provision of this Agreement is determined not to comply with any requirements of the Code, such provision shall be enforceable only to the extent it is in compliance with such requirements and shall otherwise be deemed to be inapplicable; provided, further, the Custodian shall perform all duties to be performed by the Custodian pursuant to the Code.

(c) The Custodian shall exercise and discharge its powers and duties in the following manner:

(i) by acting solely in the interest of the Employee and Employee's beneficiaries;

(ii) by acting for the exclusive purpose of providing benefits to the Employee and Employee's beneficiaries and defraying reasonable expenses of administering the Account;

(iii) except as provided in the Agreement, no part of the principal or income of an Account shall be used for, or diverted to, purposes other than the exclusive benefit of the Employee or Employee's beneficiaries or for the reasonable expenses of administering the Account until all liabilities for benefits due the Employee or Employee's beneficiaries have been satisfied.

10. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Texas.

ARTICLE XLV - OPTIONAL RETIREMENT PROGRAM

1. In General. Notwithstanding anything to the contrary herein, except sections 6 and 7 of Article Xlll, this Article shall apply to contributions and distributions under the Optional Retirement Program for Employees of Texas Institutions of Higher Education (the "ORP").

2. ORP Contributions. All contributions under the ORP on behalf of an Employee who has completed at least one year of participation (12 cumulative months) in one or more optional retirement programs operating in one or more Texas Institutions of Higher Education, and all salary reduction contributions under the ORP made on behalf of an Employee shall be made by the State of Texas directly to the Employee's Custodial Account.

Any other contributions under the ORP on behalf of an Employee shall be made by the State of Texas to a separate account in The Cash Management Trust of America. Upon receipt by Custodian of written instructions from the Employer certifying that Employee has completed one year of participation and has thereby become vested under the ORP, such contributions and any earnings thereon shall be transferred to the Employee's Custodial Account. In the event that the Employee does not become vested, upon receipt by Custodian of written instructions from the Employer, such contributions shall be returned to the Employer and any earnings thereon shall be disposed of as the Employer shall direct.

For purposes of computing sales charges on investments in shares of Designated Investment Companies, all such investments shall be treated as having been made by the Employee.

3. ORP Distributions. The Employee (or beneficiary or alternate payee, if applicable) shall be entitled to distributions of assets attributable to all contributions to the Custodial Account under the ORP (whether by salary reduction or otherwise) only upon one of the following events:

(a)  the Employee's death,
(b)  the Employee's retirement,
(c)  the Employee's attainment of age 70-1/2,
(d) the Employee's termination of employment in all Texas Institutions of Higher Education, or
(e) pursuant to a domestic relations order which meets the requirements of Title 8, Chapter 804, Texas Government Code as a Qualified Domestic Relations Order.

Distributions shall be made only upon receipt by Custodian of written instructions from the Employer specifying that the Employee is entitled to such distributions, and, in the case of assets attributable to State ORP contributions, stating that the Employee is fully vested in such assets.

[The American Funds Group(r)]

APPLICATION FOR OPTIONAL RETIREMENT PROGRAM [403(B)] FOR TEXAS INSTITUTIONS OF HIGHER EDUCATION

Please mail this form to:

AMERICAN FUNDS SERVICE COMPANY                                     P.O. Box
659522, San Antonio, TX 78265-9522

1.   EMPLOYEE INFORMATION

Name of employee
Date of birth [  ] [  ] [  ]
               Mo.  Day  Yr.
Street Address
City             State           Zip
Daytime phone (    )
Social Security

2.   TEXAS INSTITUTION INFORMATION

Institution name
Phone
Street address
City                        State                  Zip
Authorized signature

3.   INVESTMENT AND LIQUIDATION RESTRICTIONS

[]   CHECK HERE IF THE EMPLOYEE NAMED IN SECTION I HAS NOT COMPLETED ONE YEAR
(12 CUMULATIVE MONTHS) PLUS ONE LIQUIDATION      DAY OF PARTICIPATION IN ONE OR
MORE OPTIONAL RETIREMENT PROGRAMS MAINTAINED BY ONE OR MORE TEXAS INSTITUTIONS
RESTRICTIONS          OF HIGHER EDUCATION. IF CHECKED, ALL STATE CONTRIBUTIONS
MUST BE MADE TO AND REMAIN IN THE CASH MANAGEMENT TRUST OF AMERICA UNTIL RELEASED BY THE INSTITUTION NAMED IN SECTION 2 OR A SUCCESSOR INSTITUTION. FURTHER, ALL ACCOUNTS ESTABLISHED FOR A PARTICIPANT UNDER THE OPTIONAL RETIREMENT PROGRAM FOR TEXAS INSTITUTIONS OF HIGHER EDUCATION (ORP) WILL BE SUBJECT TO THE FOLLOWING:

-    First, if for any reason a second year of ORP participation is not begun,
the total amount of the state of Texas' first-       year contribution will be
returned to the appropriate institution of higher education upon its request.

-    Second, no benefits will be payable, through redemption of the account or
otherwise, unless the participant dies,          attains age 70-1/2, accepts
retirement or terminates employment in all Texas Institutions of Higher Education. The account may, however, be transferred to other carriers during the period of ORP participation. Redemption of the account or other payment of benefits is only permitted when the participant's request for withdrawal is accompanied by a written statement from the employer certifying vesting status, the termination date of employment, date of death or date of retirement. Any instructions received from any participant under the ORP which do not include the certification shall be promptly returned to the participant as an invalid request.

By signing Section 12 of this application, the participant acknowledges and agrees to these liquidation restrictions on accounts established under the ORP.

4.   FUND SELECTION

More than one fund may be selected if at least $25 is allocated   per month,
per fund.   IF THIS APPLICATION IS TO CHANGE EXISTING   INVESTMENT
INSTRUCTIONS, YOU MUST ALSO NOTIFY YOUR EMPLOYER   OF THE CHANGE(S).

Please allocate my monthly investments as shown:

AMCAP Fund        $
American Balanced Fund
American High-Income Trust
American Mutual Fund
Bond Fund of America
Capital Income Builder
Capital World Bond Fund
Capital World Growth and Income Fund
Cash Management Trust of America
EuroPacific Growth Fund
Fundamental Investors
Growth Fund of America
Income Fund of America
Intermediate Bond Fund of America
Investment Company of America
New Economy Fund
New Perspective Fund
SMALLCAP World Fund
U.S. Government Securities Fund
U.S. Treasury Money Fund of America
Washington Mutual Investors Fund

[] NEW ACCOUNT [] INVESTMENT CHANGE ONLY (To exchange existing assets, please call 800/421-0180.)

5.   BENEFICIARY DESIGNATION

Warning: This Beneficiary Designation may have important tax and/or legal consequences. You are encouraged to consult with your own adviser before completing this form. Neither the trustee nor any affiliate of the trustee shall be liable for any claim, loss, damage or expense arising out of or in any manner connected with a distribution pursuant to this completed Beneficiary Designation. You should periodically review and update your Beneficiary Designation.

I revoke all prior 403(b) Beneficiary Designations. Reserving the right to revoke or change this Beneficiary Designation, I direct that all fund accounts be distributed upon my death as follows:

PRIMARY BENEFICIARY(IES):

If you are married, see below. *
Full legal name        Relationship      Date of birth     %
Full legal name        Relationship      Date of birth     % (Attach additional
sheet if necessary)

If no Primary Beneficiary listed above survives me, I direct that all fund accounts be distributed upon my death to the Contingent Beneficiary(ies) listed below.

CONTINGENT BENEFICIARY(IES):

Full legal name        Relationship       Date of birth    % (Attach additional
sheet if necessary)

In the event no Primary Beneficiary or Contingent Beneficiary survives me, I direct that all fund accounts be distributed upon my death to my estate.

TRUST BENEFICIARY: If you choose to name a trust as a Primary and/or Contingent Beneficiary, please describe the trust by the name of the present trustee, the name of the trust (if any) and the date of the trust. Example: "John Davis (or his successor), as Trustee of the Davis Family Trust dated December 1, 1994."

 Note: Except as otherwise provided above, each Primary Beneficiary so designated shall receive an equal share. In the event a Primary Beneficiary does not survive you, such Primary Beneficiary's share shall be distributed pro rata to the surviving Primary Beneficiary(ies). If any Primary Beneficiary survives you but fails to survive distribution of his or her entire share, then the remaining portion of such Primary Beneficiary's share shall be distributed to such Primary Beneficiary's estate. All stated percentages must add up to 100%; if not, distributions shall be made proportionally based upon the percentages you state. This paragraph shall also apply to Contingent Beneficiaries.

*Spousal Consent to Beneficiary Designation:

If you are married and you designate a Primary Beneficiary other than your spouse, this Beneficiary Designation may not be wholly effective under your state law without the consent of your spouse. Please consult your own legal adviser.

By his or her signature below, my spouse expressly consents to the above designation of a Primary Beneficiary.

Print Spouse's Name      Spouse's Signature            Date